PIMCO Funds: Pacific Investment Management Series

Share Classes Ins Institutional Adm Administrative	SEMI-ANNUAL REPORT September 30, 2003

The Semi-Annual Report for the PIMCO Total Return Fund is printed separately.

Chairman’s Letter

Dear PIMCO Funds Shareholder:

We are pleased to present you with this semi-annual report for the PIMCO Funds: Pacific Investment Management Series. During the Trust’s fiscal half year, assets grew by more than $9 billion to finish the six-month period ended September 30, 2003 at over $144 billion.

Most investment grade bonds lost ground during the period because of a sharp rise in interest rates in July, the worst month for the U.S. government bond market in more than 23 years. Yields on benchmark 10-year Treasuries soared more than 1.3% in July, reversing a rally that had seen the 10-year yield plunge to a 45-year low, near 3%, in June. Though bonds bounced back in August and September, the damage in July was enough to hamper returns for the broad market, as the Lehman Brothers Aggregate Bond Index posted a gain of only 2.35% for the six-month period.

July’s advance in yields came amid expectations for stronger economic growth in the second half of 2003 and worries about higher interest rates. One trigger for the sell-off was a suggestion by the Federal Reserve that it was less inclined to pursue a so-called “unconventional” approach to reflating the economy than it had previously led investors to believe. Demand for Treasuries fell because this approach involves driving down longer-term interest rates by purchasing Treasuries farther out the yield curve.

The 10-year Treasury yield finished the six-month period at 3.94%, up 0.14% from the prior period and not far from where it started the year. Bonds bounced back later in the third quarter as lingering manufacturing overcapacity, continuing weak labor markets and faster productivity growth gave investors confidence that inflation would remain well-contained. U.S. corporate managers, still unsure about the country’s economic growth, remained cautious about investment and hiring. This approach contributed to rapid labor productivity growth, as companies squeezed more out of their existing capital stock and employees. In a soft labor market, companies captured the gains from this enhanced productivity in the form of higher profits.

On the following pages you will find specific details as to each Fund’s total return investment performance and a discussion of those factors that affected performance.

We appreciate the trust you have placed in us, and we will continue to focus our efforts to meet your investment needs. If you have any questions regarding your PIMCO Funds investment, please contact your account manager or call one of our shareholder associates at 1-800-927-4648. We also invite you to visit our Web site at www.pimcoadvisors.com or our investment manager’s Web site at www.pimco.com.

Sincerely,

Brent R. Harris

Chairman of the Board

October 31, 2003

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PIMCO All Asset Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	Since Inception*
All Asset Fund Institutional Class	6.84%	16.42%	19.35%
All Asset Fund Administrative Class	6.76%	—	9.67%
Lehman Brothers Global Real 1-10 Year U.S. TIPS Index	3.28%	7.25%	—
All Asset Benchmark Composite Index	7.49%	14.30%	—
Lipper Flexible Portfolio Fund Average	13.86%	17.28%	—
* Annualized for Fund in existence at least one year, otherwise cumulative

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•     The All Asset Fund seeks to achieve its investment objective by investing under normal circumstances substantially all of its assets in Institutional Class shares of Funds offered in the PIMCO Funds: Pacific Investment Management Series.

•    For the six months ended September 30, 2003, the Fund’s Institutional Class shares returned 6.84%, versus the 3.28% return of its primary benchmark, the Lehman Brothers Global Real 1-10 year U.S. TIPS Index.

•    PIMCO has identified 12 core funds on which the All Asset Fund will focus.

•    The equally weighted average of the benchmarks of the 12 core funds returned 7.49% for the six months ended September 30, 2003.

•    In comparison, the equally weighted average of the 12 core funds returned 8.21% for the same period. The average performance of the 12 funds outperformed the average performance of the 12 benchmarks by 0.72%. This outperformance is a measure of the value added by PIMCO portfolio managers.

•    An underweight to equity strategies and commodities were the main detractors from performance as the S&P 500 Index and the DJ-AIG Total Return Commodity Index outperformed the average performance of the 12 benchmarks.

•    An overweight to TIPS strategies was a negative, as TIPS underperformed the average performance of the 12 benchmarks.

•    An underweight to U.S. bonds was a positive for performance.

•    On September 30, 2003, the All Asset Fund had a targeted allocation of approximately 14% to PIMCO funds representing equity strategies; 61% to funds representing real return strategies; 4% to global bond strategies; and 13% to U.S. bond strategies; the balance was in other bond strategies, such as convertibles and short-term strategies.

2	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO California Intermediate Municipal Bond Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	Since Inception*
California Intermediate Municipal Bond Fund Institutional Class	0.94%	0.55%	5.95%
California Intermediate Municipal Bond Fund Administrative Class	0.82%	0.29%	5.65%
Lehman Brothers Intermediate California Municipal Bond Index	2.80%	2.94%	—
Lipper California Intermediate Municipal Debt Fund Average	1.87%	1.66%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•     The California Intermediate Municipal Bond Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in debt securities whose interest is, in the opinion of bond counsel for the issuer at the time of issuance, exempt from regular federal income tax and California income tax.

•    The Fund’s Institutional Class shares returned 0.94% for the six-month period ended September 30, 2003, versus the 2.80% return of its benchmark, the Lehman Brothers Intermediate California Municipal Bond Index. The average return for the Lipper CA Intermediate Municipal Debt Fund Average, consisting of CA municipal funds with average maturities between 5 and 10 years, was 1.87% for the same period.

•    The Fund’s effective duration was managed below that of the benchmark, hindering performance as yields declined across the municipal curve.

•    Interest-rate hedging strategies were positive as Treasury rates underperformed municipals for the six-month period.

•    Underweight in intermediate maturities was negative, as these maturities outperformed short and long maturities.

•    The Fund’s average credit quality was A+, versus the benchmark’s average quality of AA-.

•    The SEC yield of the Fund’s Institutional Class Shares, after fees on September 30, 2003, was 3.75%, which is equivalent to 6.32% on a fully tax-adjusted basis with a federal tax rate of 35% and state tax rate of 5.71%.

•    Exposure to tobacco securitization debt helped performance, as the sector rallied on news that the Illinois Supreme Court overturned the appellate court decision and allowed the local judge to decrease Philip Morris USA’s bond requirement.

•    An underweight in longer maturity California general obligation bonds was positive, as spreads were volatile in reaction to the state’s fiscal situation.

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PIMCO California Municipal Bond Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	Since Inception*
California Municipal Bond Fund Institutional Class	1.25%	1.07%	7.67%
California Municipal Bond Fund Adminstrative Class	1.13%	0.83%	3.72%
Lehman Brothers California Insured Municipal Bond Index	2.13%	2.83%	—
Lipper California Municipal Debt Fund Average	1.93%	1.60%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

$5,000,000 invested at the inception date of the Fund

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The California Municipal Bond Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in debt securities whose interest is, in the opinion of bond counsel for the issuer at the time of issuance, exempt from regular federal income tax and California income tax.

•    The Fund’s Institutional Class shares returned 1.25% for the six-month period ended September 30, 2003 versus the 2.13% return of its benchmark, the Lehman Brothers California Insured Municipal Bond Index. The average return for the Lipper CA Municipal Debt Fund Average, consisting of CA municipal funds with average maturities of 10 years or more, was 1.93% for the same period.

•    The Fund’s effective duration was managed below that of the benchmark, hindering performance as yields declined across the municipal curve.

•    Interest-rate hedging strategies were positive as Treasury rates underperformed municipals for the six-month period.

•    Underweight in intermediate maturities was negative, as these maturities outperformed short and long maturities.

•    The Fund’s average credit quality was AA versus the benchmark’s average quality of AAA.

•    The SEC yield of the Fund’s Institutional Class Shares, after fees on September 30, 2003, was 3.39%, equivalent to 5.72% on a fully tax-adjusted basis with a federal tax rate of 35% and state tax rate of 5.71%.

•    Exposure to tobacco securitization debt helped performance, as the sector rallied on news that the Illinois Supreme Court overturned the appellate court decision and allowed the local judge to decrease Philip Morris USA’s bond requirement.

•    An underweight in longer maturity California general obligation bonds was positive, as spreads were volatile in reaction to the state’s fiscal situation.

4	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO CommodityRealReturn Strategy Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	Since Inception*
CommodityRealReturn Strategy Fund Institutional Class	10.83%	21.61%	33.14%
CommodityRealReturn Strategy Fund Administrative Class	10.58%	—	3.28%
Dow Jones-AIG Commodity Index Total Return	7.37%	15.04%	—
Lipper Specialty/Miscellaneous Fund Average	20.10%	20.74%	—

* Annualized for Fund in existence at least one year, otherwise cumulative

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The CommodityRealReturn Strategy Fund seeks to achieve its investment objective by investing under normal circumstances in commodity-linked derivative instruments backed by a portfolio of inflation-indexed securities and other Fixed Income Instruments.

•    For the six months ended September 30, 2003 the Fund’s Institutional Class shares returned 10.83%, versus the 7.37% return of the Fund’s benchmark, the Dow Jones-AIG Commodity Index Total Return (“DJAIGCITR”).

•    The Fund invested the collateral backing its commodity derivatives positions primarily in Treasury Inflation-Protected Securities (“TIPS”), implementing a “double realTM” strategy.

•    The primary reason for the Fund’s out performance was that TIPS significantly outperformed the T-Bill rate embedded in the benchmark.

•    For the six-month period, real yields decreased by 0.14%, compared to a 0.01% rise for conventional U.S. Treasury issues of similar maturity.

•    Breakeven inflation, defined as the difference between a real yield on a TIPS and a nominal yield on a Treasury of the same maturity, was 2.01% at September 30, 2003 for the 10-year maturity. This compares to a breakeven yield of 1.86% on March 31, 2003. The 12-month CPI-U change for the period ended September 30, 2003 was 2.32%.

•    The effective duration of the Fund was 7.12 years on September 30, 2003, compared to a duration of 7.38 years for the Lehman Global Real: U.S. TIPS Index (Lehman TIPS Index).

•    The Fund’s duration was shorter than the Lehman TIPS Index for the period, which was negative for performance as real yields dropped.

•    The Fund was overweight shorter maturity TIPS during the period. This was positive for performance compared to the Lehman TIPS Index, as yields on short maturity TIPS fell further than yields on long maturity TIPS.

•    The Fund’s yield was improved by using a combination of TIPS buy-forward agreements and low duration, high quality conventional yield debt instruments. The steepness of the real yield curve made this an attractive option for the Fund.

•    Option writing added income to the portfolio, as rates stayed within our forecasted range.

•    A small allocation to corporate bonds was positive, as corporate securities generally outperformed TIPS.

•    Emerging market bonds helped returns, as improved credit quality and a broader investor base sustained their rally.

•    The Fund kept its commodity exposure at benchmark levels.

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PIMCO Convertible Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	Since Inception*
Convertible Fund Institutional Class	15.22%	19.42%	6.09%
Convertible Fund Administrative Class	15.02%	18.63%	-4.16
Merrill Lynch All Convertibles Index	13.71%	27.50%	—
Lipper Convertible Securities Fund Average	13.75%	23.24%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Convertible Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of convertible securities.

•    The Fund’s Institutional Class shares returned 15.22% for the six-month period ended September 30, 2003 outperforming the Merrill Lynch All Convertibles Index, which returned 13.71%.

•    The Fund’s delta strategy, or sensitivity to underlying stock prices, was negative for performance. Lower equity sensitivity proved negative as stocks rallied during the period. Underlying shares of convertible securities, represented by the Merrill Lynch All Convertibles Index, returned 40% for the six months ended September 30, 2003.

•    An overweight to high-quality securities and an underweight to speculative-grade securities detracted from returns. High yield spreads continued to contract during the period as high yield convertibles, represented by the Merrill Lynch All Speculative Grade Index, returned 19%.

•    Holdings of 10-year Treasury bonds hurt returns, as government bonds did not keep pace with convertible securities.

•    A lower relative duration, or sensitivity to interest rates, was positive for performance as rates rose across most maturities.

•    Sector strategies were negative; we were underweight technology by 15-20% during the period. Tech continued to rebound and was one of the best performing sectors during the period.

6	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO Diversified Income Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

Since Inception*
Diversified Income Fund Institutional Class	5.08%

* Cumulative

All Fund returns are net of fees and expenses

PORTFOLIO INSIGHTS

•    The investment objective of the Diversified Income Fund is to seek maximum total return, consistent with prudent investment management.

•    The Fund seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities.

•    From the Fund’s inception date on July 31, 2003 through September 30, 2003, the Institutional Class shares delivered a total return of 5.08%.

•    The Fund’s benchmark is a blend of the Lehman Brothers Global Aggregate Index—Credit Component (33%), the Merrill Lynch Global High Yield BB-B Rated Index (33%) and the J.P. Morgan Emerging Markets Bond Global Index (33%). During the period from July 31, 2003 through September 30, 2003, the benchmark returned 4.12%.

•    The average portfolio duration of the Fund will normally vary within a three-to eight-year range based on PIMCO’s forecast for interest rates.

•    The Fund may invest substantially all of its assets in high yield securities rated below investment grade, subject to a maximum of 10% of its assets in securities rated below B by Moody’s. In addition, the Fund may invest without limit in fixed income securities of issuers that are economically tied to emerging securities markets.

•    The Fund may invest up to 20% of its assets in securities denominated in non-U.S. currencies, and may invest beyond this limit in U.S. Dollar-denominated securities of non-U.S. issuers.

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PIMCO Emerging Markets Bond Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	Since Inception*
Emerging Markets Bond Fund Institutional Class	13.42%	46.63%	24.17%	14.09%
Emerging Markets Bond Fund Administrative Class	13.28%	46.28%	23.87%	23.85%
J.P. Morgan Emerging Markets Bond Index Global	12.57%	35.03%	16.86%	—
J.P. Morgan Emerging Markets Bond Index Plus	13.73%	40.20%	17.31%	—
Lipper Emerging Markets Debt Fund Average	13.73%	38.91%	19.18%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Emerging Markets Bond Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in Fixed Income Instruments of issuers that economically are tied to countries with emerging securities markets.

•    The Fund’s Institutional Class shares returned 13.42% for the six-month period ended September 30, 2003, outperforming the J.P. Morgan Emerging Markets Bond Index Global return of 12.57%.

•    Lipper ranked the PIMCO Emerging Market Bond Fund #1 for the three-year period and #6 for the one-year period ended September 30, 2003 for mutual funds in the Emerging Market Debt Category.

•    Duration and yield curve positioning within the higher quality segment of the market added to relative performance.

•    An overweight position in Brazil added significantly to relative performance.

•    An overweight in Ecuador boosted performance following continued cooperation with the IMF on fiscal policy and the high level of oil prices.

•    Avoidance of countries with weak fundamentals detracted from performance as strong inflows into these issues overwhelmed weakened credit quality.

•    However, our continued avoidance of Argentina was positive as expectations for the timing and ultimate recovery value for bondholders were materially reduced.

8	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO European Convertible Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	Since Inception*
European Convertible Fund Institutional Class	13.70%	25.72%	8.74%
UBS All European Convertible Index	12.61%	27.16%	—
Lipper Convertible Securities Fund Average	13.75%	23.24%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The European Convertible Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of European convertible securities.

•    The Fund’s Institutional Class shares returned 13.70% for the six-month period ended September 30, 2003, outperforming the UBS All European Convertible Index which returned 12.61% for the period.

•    The Fund’s higher than index delta, or sensitivity to price movements in the underlying stock prices, helped returns amid a rebound in global equity prices.

•    Holdings in Non-European convertibles hurt performance. European Convertibles outperformed most other regions, particularly the U.S.

•    Non-U.S. dollar currency exposure was neutral for performance as we maintained an index weighting to the Euro, Sterling and Swiss Franc.

•    Below-Index exposure to France, Germany and Italy was negative as convertibles in these three countries performed the best.

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PIMCO Foreign Bond Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	10 Years*	Since Inception*
Foreign Bond Fund Institutional Class	1.16%	6.21%	6.47%	8.55%	9.13%
Foreign Bond Fund Administrative Class	1.03%	5.95%	6.24%	—	7.11%
J.P. Morgan Non-U.S. Index (Hedged)	0.53%	3.50%	5.56%	7.84%	—
Lipper International Income Fund Average	6.77%	15.78%	5.50%	6.23%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Foreign Bond Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in Fixed Income Instruments of issuers located outside the United States, representing at least three foreign countries, which may be represented by futures contracts (including related options) with respect to such securities, and options on such securities.

•    The Fund’s Institutional Class shares returned 1.16% for the six-month period ended September 30, 2003, outperforming the 0.53% return of the J.P. Morgan Non-U.S. Index (Hedged).

•    An overweight in short and intermediate maturity Euroland bonds was positive. These yields rose less than their global counterparts and were aided by weak growth, a stronger Euro, and a rate cut by the European Central Bank.

•    An underweight to Japanese government bonds was a strong positive. Japan was the worst performing major global bond market during the six-month period ended September 30, 2003.

•    Tactical holdings of global mortgages detracted from returns as mortgages were adversely affected by historic levels of volatility.

•    Corporate bond holdings were a positive for returns as rising profits stimulated investor demand.

•    An allocation to real return bonds was positive, as longer maturity real yields rose less than Treasuries, which were more volatile during the period.

•    An underweight to the U.S. Dollar relative to the Euro, Yen and Canadian dollar was positive as the dollar weakened.

10	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO Global Bond Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	Since Inception*
Global Bond Fund Institutional Class	6.69%	17.20%	6.28%	7.51%
Global Bond Fund Administrative Class	6.58%	16.94%	6.02%	6.46%
J.P. Morgan Global Index (Unhedged)	5.84%	13.95%	5.25%	—
Lipper Global Income Fund Average	6.08%	14.53%	5.68%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Global Bond Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in Fixed Income Instruments of issuers located in at least three countries (one of which may be the United States), which may be represented by futures contracts (including related options) with respect to such securities, and options on such securities.

•    The Fund’s Institutional Class shares returned 6.69% for the six-month period ended September 30, 2003, outperforming the 5.84% return of the J.P. Morgan Global Index (Unhedged).

•    An overweight in short and intermediate maturity Euroland bonds was positive. These yields rose less than their global counterparts and were aided by weak growth, a stronger Euro, and a rate cut by the European Central Bank.

•    An underweight to Japanese government bonds was a strong positive. Japan was the worst performing major global bond market during the six-month period ended September 30, 2003.

•    Tactical holdings of global mortgages detracted from returns as mortgages were adversely affected by historic levels of volatility.

•    Corporate bond holdings were a positive for returns as rising profits stimulated investor demand.

•    An allocation to real return bonds was positive as longer maturity real yields rose less than more volatile Treasuries.

•    An underweight to the U.S. dollar relative to the Euro, Yen and Canadian dollar was positive as the dollar weakened.

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PIMCO Global Bond Fund II

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	Since Inception*
Global Bond Fund II Institutional Class	1.38%	6.34%	6.69%	7.00%
J.P. Morgan Global Index (Hedged)	0.87%	3.47%	5.78%	—
Lipper Global Income Fund Average	6.08%	14.53%	5.68%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Global Bond Fund II seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in Fixed Income Instruments of issuers located in at least three countries (one of which may be the United States), which may be represented by futures contracts (including related options) with respect to such securities, and options on such securities.

•    The Fund’s Institutional Class shares returned 1.38% for the six-month period ended September 30, 2003, outperforming the 0.87% return of the J.P. Morgan Global Index (Hedged).

•    An overweight in short and intermediate maturity Euroland bonds was positive. These yields rose less than their global counterparts and were aided by weak growth, a stronger Euro, and a rate cut by the European Central Bank.

•    An underweight to Japanese government bonds was a strong positive. Japan was the worst performing major global bond market during the six-month period ended September 30, 2003.

•    Tactical holdings of global mortgages detracted from returns as mortgages were adversely affected by historic levels of volatility.

•    Corporate bond holdings were a positive for returns as rising profits stimulated investor demand.

•    An allocation to real return bonds was positive as longer maturity real yields rose less than more volatile Treasuries.

•    An underweight to the U.S. dollar relative to the Euro, Yen and Canadian dollar was positive as the dollar weakened.

12	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO GNMA Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	Since Inception*
GNMA Fund Institutional Class	1.56%	3.75%	7.48%	7.81%
Lehman Brothers GNMA Index	0.97%	3.25%	6.48%	—
Lipper GNMA Fund Average	0.75%	2.62%	5.59%	—

* Annualized

Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The GNMA Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of securities of varying maturities issued by the Government National Mortgage Association (“GNMA”).

•    The Fund’s Institutional Class shares outperformed the Lehman Brothers GNMA Index by 0.59% for the six-month period ended September 30, 2003, returning 1.56% versus the 0.97% return of the benchmark.

•    Above benchmark duration was positive early in the period as yields declined, however, near-benchmark duration was neutral in the latter half as yields rose across the maturity spectrum.

•    An underweight to the 15-year Mortgage-Backed Securities sector was slightly negative as these issues moderately outpaced their 30-year counterparts.

•    An overweight to 30-year 6% coupons was positive as fuller coupons outperformed the coupon stack.

•    Investment in adjustable rate mortgages was positive as these issues provided stable returns later in the period as rates rose.

•    The strategy of buying GNMAs forward and investing the remaining cash in short duration instruments added to returns.

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PIMCO High Yield Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	10 Years*	Since Inception*
High Yield Fund Institutional Class	9.87%	27.48%	5.28%	8.05%	8.75%
High Yield Fund Administrative Class	9.74%	27.18%	5.03%	—	8.15%
Merrill Lynch U.S. High Yield BB-B Rated Index	10.33%	23.69%	4.20%	6.67%	—
Lipper High Current Yield Fund Average	11.34%	24.96%	2.83%	4.78%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The High Yield Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of high yield securities (“junk bonds”) rated below investment grade but rated at least B by Moody’s or S&P, or, if unrated, determined by PIMCO to be of comparable quality.

•    The Fund’s Institutional Class shares returned 9.87% for the semi-annual period ended September 30, 2003 compared to the 10.33% return of the Merrill Lynch U.S. High Yield BB-B Rated Index.

•    The Fund’s exposure to BBB-rated issues detracted from returns as these issues underperformed all lower quality tiers.

•    Exposure to HealthSouth over the period was a notable contributor to performance, as these bonds have improved significantly from their lows earlier in the year, when alleged accounting fraud weighed heavily on the company.

•    An underweight to metals and mining was a positive for relative performance as this sector, which prior to this time period was bolstered by the safe-harbor war premium associated with the war in Iraq, was one of the worst performing for the period.

•    With transportation outperforming all other high sectors, led by the reviving airline bonds, an underweight to this category weighed down heavily on relative performance.

•    Modest holdings of emerging market bonds were a significant contributor to performance, as attractive yield premiums and improving economic fundamentals more than offset the sector’s risk.

14	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO Investment Grade Corporate Bond Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	Since Inception*
Investment Grade Corporate Bond Fund Institutional Class	5.52%	14.19%	11.89%
Investment Grade Corporate Bond Fund Administrative Class	5.39%	13.91%	13.91%
Lehman Brothers Credit Investment Grade Index	4.65%	10.47%	—
Lipper Intermediate Investment Grade Debt Fund Average	2.58%	5.97%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Investment Grade Corporate Bond Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of investment grade corporate fixed income securities of varying maturities.

•    The Fund’s Institutional Class shares returned 5.52% for the semi-annual period ended September 30, 2003, compared to the 4.65% return of the Fund’s benchmark, the Lehman Brothers Credit Investment Grade Index.

•    An emphasis on BBB-rated issues added to returns, as the upper tiers of the market underperformed their lower quality counterparts amidst the return of investors’ risk appetites.

•    An overweight to the telecom sector was positive for performance as the sector performed strongly in the beginning of the period.

•    Exposure to lower-rated airline bonds was a boost for returns, as these issues continued recovering from prior setbacks, including the war in Iraq and the outbreak of SARS.

•    An overweight to the automotive sector was positive for relative performance, as this sector led investment-grade returns in the third quarter.

•    Emerging market bonds helped returns as improved credit quality and a broader investor base sustained their rally during the six-month period.

9.30.03 I PIMCO Funds Semi-Annual Report	15

PIMCO Long-Term U.S. Government Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	10 Years*	Since Inception*
Long-Term U.S. Government Fund Institutional Class	2.75%	4.89%	7.30%	8.60%	11.12%
Long-Term U.S. Government Fund Administrative Class	2.62%	4.64%	7.03%	—	9.37%
Lehman Brothers Long-Term Treasury Index	2.26%	3.66%	6.53%	7.86%	—
Lipper General U.S. Government Fund Average	0.79%	2.23%	5.13%	5.66%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Long-Term U.S. Government Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of fixed income securities that are issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises.

•    The Fund’s Institutional Class shares outperformed the benchmark Lehman Brothers Long-Term Treasury Index, returning 2.75% for the semi-annual period ended September 30, 2003, compared to the 2.26% return of the Index.

•    Tactical duration adjustments amid interest rate volatility favorably positioned the Fund and enhanced performance.

•    A focus on intermediate maturities was positive, as rates did not increase as much along this part of the yield curve.

•    Modest holdings of longer duration structured mortgages detracted from performance as mortgages were adversely affected by historically high levels of volatility.

•    An allocation to longer duration corporates enhanced portfolio performance; credit sensitive assets continued to perform strongly amid signs of strength in the economy.

•    An allocation to real return bonds and municipal bonds helped returns in the latter part of the six-month period; these less volatile assets outperformed amid rising rates.

16	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO Low Duration Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	10 Years*	Since Inception*
Low Duration Fund Institutional Class	1.34%	4.83%	6.01%	6.43%	7.61%
Low Duration Fund Administrative Class	1.22%	4.57%	5.75%	—	6.85%
Merrill Lynch 1-3 Year Treasury Index	1.15%	2.62%	5.50%	5.72%	—
Lipper Short Investment Grade Debt Fund Average	1.40%	3.39%	5.01%	5.19%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Low Duration Fund seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities.

•    The Fund’s Institutional Class shares returned 1.34% for the six-month period ended September 30, 2003, outperforming the Merrill Lynch 1-3 Year Treasury Index return of 1.15%.

•    The Fund’s duration was near the benchmark for most of the period, although it extended in the month of July during the mortgage sell-off, which had an overall negative effect on performance. We allowed mortgage durations to lengthen during this period in order to retain mortgages’ attractive yields and credit quality.

•    The Fund’s broader-than-Index maturity distribution had a negative impact on returns as yields on longer maturities rose during the period.

•    An emphasis on mortgage-backed securities detracted from performance. High levels of volatility adversely affected mortgages, particularly during July.

•    The Fund’s corporate holdings were positive for returns. This sector continued to perform strongly as rising profits stimulated investor demand. Positive security selection within the sector further enhanced performance.

•    Emerging market bonds helped returns. This asset class continued to gain amid strong demand from investors drawn to its relatively high yields and improving credit quality.

•    Exposure to developed non-U.S. markets, primarily short maturity Eurozone holdings, was neutral for performance.

9.30.03 I PIMCO Funds Semi-Annual Report	17

PIMCO Low Duration Fund II

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	10 Years*	Since Inception*
Low Duration Fund II Institutional Class	0.43%	2.98%	5.55%	5.91%	6.24%
Low Duration Fund II Administrative Class	0.31%	2.73%	5.29%	—	5.58%
Merrill Lynch 1-3 Year Treasury Index	1.15%	2.62%	5.50%	5.72%	—
Lipper Short Investment Grade Debt Fund Average	1.40%	3.39%	5.01%	5.19%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Low Duration Fund II seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities with quality and non-U.S. issuer restrictions.

•    The Fund’s Institutional Class shares returned 0.43% for the six-month period ended September 30, 2003, underperforming the Merrill Lynch 1-3 Year Treasury Index return of 1.15%.

•    The Fund’s duration was near the benchmark for most of the period, although it extended in the month of July during the mortgage sell-off, which had an overall negative effect on performance. We allowed mortgage durations to lengthen during this period in order to retain mortgages’ attractive yields and credit quality.

•    The Fund’s broader-than-Index maturity distribution had a negative impact on returns as yields on longer maturities rose during the period.

•    An emphasis on mortgage-backed securities detracted from performance. High levels of volatility adversely affected mortgages, particularly during July.

•    The Fund’s corporate holdings were positive for returns. This sector continued to perform strongly as rising profits stimulated investor demand. Positive security selection within the sector further enhanced performance.

18	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO Low Duration Fund III

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	Since Inception*
Low Duration Fund III Institutional Class	0.78%	4.56%	5.95%	6.28%
Low Duration Fund III Administrative Class	0.65%	4.30%	—	5.91%
Merrill Lynch 1-3 Year Treasury Index	1.15%	2.62%	5.50%	—
Lipper Short Investment Grade Debt Fund Average	1.40%	3.39%	5.01%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Low Duration Fund III seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities with prohibitions on firms engaged in socially sensitive practices.

•    The Fund’s Institutional Class shares returned 0.78% for the six-month period ended September 30, 2003, underperforming the Merrill Lynch 1-3 Year Treasury Index return of 1.15%.

•    The Fund’s duration was near the benchmark for most of the period, although it extended in the month of July during the mortgage sell-off, which had an overall negative effect on performance. We allowed mortgage durations to lengthen during this period in order to retain mortgages’ attractive yields and credit quality.

•    The Fund’s broader-than-Index maturity distribution had a negative impact on returns as yields on longer maturities rose during the period.

•    An emphasis on mortgage-backed securities detracted from performance. High levels of volatility adversely affected mortgages, particularly during July.

•    The Fund’s corporate holdings were positive for returns. This sector continued to perform strongly as rising profits stimulated investor demand. Positive security selection within the sector further enhanced performance.

•    Emerging market bonds helped returns. This asset class continued to gain amid strong demand from investors drawn to its relatively high yields and improving credit quality.

•    Exposure to developed non-U.S. markets, primarily short maturity Eurozone holdings, was neutral for performance.

9.30.03 I PIMCO Funds Semi-Annual Report	19

PIMCO Moderate Duration Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	Since Inception*
Moderate Duration Fund Institutional Class	2.76%	9.03%	7.14%	7.61%
Lehman Brothers Intermediate Government/Credit Bond Index	2.70%	6.01%	6.70%	—
Lipper Short Intermediate Investment Grade Debt Fund Average	1.90%	4.47%	5.75%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Moderate Duration Fund seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities.

•    The Fund’s Institutional Class shares outperformed the Lehman Brothers Intermediate Government/Credit Bond Index for the six-month period ended September 30, 2003, returning 2.76%, versus the 2.70% return for the Index.

•    The Fund’s below-benchmark duration hurt performance, especially in September, as a strong rally during the month dominated the benefits of being underweight duration over the rest of the period. The Fund’s yield curve positioning was neutral for performance for the six-month period.

•    An emphasis on mortgages was positive for performance, as the sector performed very strongly in August, more than compensating for losses earlier in the summer.

•    A corporate underweight was negative as rising profits stimulated investor demand; however, positive security selection of auto and telecom issues more than offset this impact.

•    Non-U.S. holdings, mainly Eurozone exposure, helped returns as yields on these assets rose less than Treasuries.

•    Emerging market bonds helped returns, as improved credit quality and a broader investor base sustained their rally.

20	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO Money Market Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	7 - Day Yield	30-Day Yield	6 Months	1 Year	5 Years*	10 Years*	Since Inception*
Money Market Fund Institutional Class	0.66%	0.69%	0.41%	0.98%	3.68%	4.37%	4.29%
Money Market Fund Administrative Class	0.41%	0.44%	0.29%	0.72%	3.43%	—	4.21%
Citigroup 3-Month Treasury Bill Index	—	—	0.53%	1.22%	3.68%	4.36%	—
Lipper Institutional Money Market Fund Average	—	—	0.39%	0.94%	3.68%	4.40%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Money Market Fund seeks to achieve its investment objective by investing at least 95% of its total assets in a diversified portfolio of money market securities that are in the highest rating category for short-term obligations.

•    The Fund’s Institutional Class shares returned 0.41% for the semi-annual period ended September 30, 2003, underperforming the Citigroup 3-Month Treasury Bill Index return of 0.53%.

•    The Fund, which has a Aaa money market fund rating by Moody’s Investors Service, emphasizes high quality commercial paper, shorter-term agency and high quality corporate debt issues due to high liquidity, attractive yields and limited credit risks.

•    High quality (A1/P1) commercial paper yields fell approximately 0.10% for three-month maturities, reflecting the Federal Reserves decision to keep fed funds rates at low levels.

•    Three-month commercial paper yields relative to Treasuries widened by about 0.10% to approximately 0.20% on September 30, 2003.

•    The SEC 7-day and 30-day yields for the Fund’s Institutional Class Shares were 0.66% and 0.69%, respectively, as of September 30, 2003.

9.30.03 I PIMCO Funds Semi-Annual Report	21

PIMCO Municipal Bond Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	Since Inception*
Municipal Bond Fund Institutional Class	2.24%	2.08%	4.98%	5.36%
Municipal Bond Fund Administrative Class	2.11%	1.82%	4.72%	4.72%
Lehman Brothers General Municipal Bond Index	2.66%	3.89%	5.67%	—
Lipper General Municipal Debt Fund Average	2.57%	2.90%	4.23%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Municipal Bond Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in debt securities whose interest is, in the opinion of bond counsel for the issuer at the time of issuance, exempt from federal income tax.

•    The Fund’s Institutional Class shares returned 2.24% for the six-month period ended September 30, 2003, versus the 2.66% return of the Fund’s benchmark, the Lehman Brothers General Municipal Bond Index. The return for the Lipper General Municipal Debt Fund Average, consisting of national municipal funds with average maturities of 10 years or greater, was 2.57% for the same period.

•    The Fund’s effective duration was managed below that of the benchmark, hindering performance as yields declined across the municipal curve.

•    Interest-rate hedging strategies were positive as Treasury rates underperformed municipals for the six-month period.

•    Underweight in intermediate and long maturities was negative as longer maturities outperformed short maturities.

•    The Fund’s average credit quality was AA versus the benchmark’s average quality of AA.

•    The SEC yield of the Fund’s Institutional Class Shares, after fees on September 30, 2003, was 3.83%, equivalent to 5.89% on a fully tax-adjusted basis with a federal tax rate of 35%.

•    Exposure to tobacco securitization debt helped performance as the sector rallied on news that the Illinois Supreme Court overturned the appellate court decision and allowed the local judge to decrease Philip Morris USA’s bond requirement.

•    An underweight in longer maturity California general obligation bonds was positive, as spreads were volatile in reaction to the state’s fiscal situation.

22	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO New York Municipal Bond Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	Since Inception*
New York Municipal Bond Fund Institutional Class	2.47%	3.28%	7.91%
Lehman Brothers New York Insured Municipal Bond Index	2.73%	4.31%	—
Lipper New York Municipal Debt Fund Average	2.54%	2.75%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The New York Municipal Bond Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in debt securities whose interest is, in the opinion of bond counsel for the issuer at the time of issuance, exempt from regular federal income tax and New York income tax.

•    The Fund’s Institutional Class shares returned 2.47% for the six-month period ended September 30, 2003 versus 2.73% for the Fund’s benchmark, the Lehman Brothers New York Insured Municipal Bond Index. The average return for the Lipper NY Municipal Debt Fund Average, consisting of NY municipal funds with average maturities of 10 years or more, was 2.54% for the same period.

•    The Fund’s effective duration was managed below that of the benchmark, hindering performance as yields declined across the municipal curve.

•    Interest-rate hedging strategies were positive as Treasury rates underperformed municipals for the six-month period.

•    An underweight in intermediate maturities was negative, as these maturities outperformed short and long maturities.

•    The Fund’s average credit quality averaged AA+ at the end of the fiscal year, versus the benchmark’s average quality of AAA.

•    The SEC yield of the Fund’s Institutional Class Shares, after fees on September 30, 2003, was 3.39%, equivalent to 5.79% on a fully tax-adjusted basis with a federal tax rate of 35% and state tax rate of 6.45%.

•    Exposure to tobacco securitization debt helped performance as the sector rallied on news that the Illinois Supreme Court overturned the appellate court decision and allowed the local judge to decrease Philip Morris USA’s bond requirement.

•    The Lehman Brothers New York Municipal Bond Index outperformed the Lehman Brothers Municipal Bond Index 2.70% to 2.66% for the six-month period ended September 30, 2003. The benchmarks represent the municipal bond markets in New York and the U.S., respectively.

9.30.03 I PIMCO Funds Semi-Annual Report	23

PIMCO Real Return Asset Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	Since Inception*
Real Return Asset Fund Institutional Class	6.24%	9.77%	13.16%
Lehman Brothers U.S. Treasury Inflation Notes: 10+ Year Index	4.93%	7.68%	—
Lipper Intermediate U.S. Treasury Fund Average	3.61%	6.05%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Real Return Asset Fund seeks its investment objective by investing under normal circumstances at least 80% of its net assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and corporations.

•    For the six months ended September 30, 2003, the Fund’s Institutional Class shares returned 6.24%, versus the 4.93% return of the Lehman Brothers U.S. Treasury Inflation Notes: 10+ Year Index.

•    For the six months ended September 30, 2003, real yields on long maturity TIPS decreased by 0.16%, compared to the 0.05% rise for conventional U.S. Treasury issues of similar maturities.

•    Breakeven inflation, defined as the difference between a real yield on a TIPS and a nominal yield on a Treasury of the same maturity, was 2.52% at September 30, 2003 for the 30-year maturity. This compares to a breakeven yield of 2.31% on March 31, 2003. The 12-month CPI-U change for the period ended September 30, 2003, was 2.32%.

•    The effective duration of the Fund was 12.67 years on September 30, 2003, compared to the benchmark’s duration of 13.91 years.

•    The Fund’s duration was shorter than the benchmark for the period, which was negative for performance as real yields dropped.

•    The Fund empasized shorter maturity TIPS. This was positive for performance compared to the benchmark as yields on short maturity TIPS fell further than yields on long maturity TIPS.

•    The Fund’s yield was improved by using a combination of TIPS buy-forward agreements and low duration, high quality conventional yield debt instruments. The steepness of the real yield curve made this an attractive option for the Fund.

•    Option writing added income to the portfolio as rates stayed within our forecasted range.

•    Emerging market bonds helped returns as improved credit quality and a broader investor based sustained their rally.

•    A small commodity position was a positive for performance as the Dow Jones AIG Commodity Index outperformed long maturity TIPS for the quarter.

24	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO Real Return Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	Since Inception*
Real Return Fund Institutional Class	4.58%	7.86%	10.28%	9.09%
Real Return Fund Administrative Class	4.45%	7.57%	—	11.37%
Lehman Brothers Global Real: U.S. TIPS Index	3.73%	7.23%	9.11%	—
Lipper Intermediate U.S. Treasury Fund Average	3.61%	6.05%	8.18%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Real Return Fund seeks its investment objective by investing under normal circumstances at least 80% of its net assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and corporations.

•    For the six months ended September 30, 2003, the Fund’s Institutional Class shares returned 4.58%, versus the 3.73% return of the Fund’s benchmark, the Lehman Brothers Global Real: U.S. TIPS Index.

•    For the six months ended September 30, 2003, real yields decreased by 0.14%, compared to the 0.01% rise for conventional U.S. Treasury issues of similar maturites.

•    Breakeven inflation, defined as the difference between a real yield on a TIPS and a nominal yield on a Treasury of the same maturity, was 2.01% at September 30, 2003 for the 10-year maturity. This compares to a breakeven yield of 1.86% on March 31, 2003. The 12-month CPI-U change for the period ended September 30, 2003, was 2.32%.

•    The effective duration of the Fund was 7.36 years on September 30, 2003, compared to the benchmark’s duration of 7.38 years.

•    The Fund’s duration was slightly longer than the benchmark for the period, which was positive for performance as real yields dropped.

•     The Fund was overweight shorter maturity TIPS. This was positive for performance compared to the benchmark as yields on short maturity TIPS fell further than yields on long maturity TIPS.

•     The Fund’s yield was improved by using a combination of TIPS buy-forward agreements and low duration, high quality conventional yield debt instruments. The steepness of the real yield curve made this an attractive option for the Fund.

•    Option writing added income to the portfolio as rates stayed within our forecasted range.

•    A small allocation to corporate bonds was positive as corporate securities generally outperformed TIPS.

•    An allocation to Non-U.S. bonds was negative to performance as yields on U.S. Treasuries fell further than yields on Non-U.S. Government securities.

9.30.03 I PIMCO Funds Semi-Annual Report	25

PIMCO Real Return Fund II

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	Since Inception*
Real Return Fund II Institutional Class	3.98%	7.04%	13.68%
Lehman Brothers Global Real: U.S. TIPS Index	3.73%	7.23%	—
Lipper Intermediate U.S. Treasury Fund Average	3.61%	6.05%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Real Return Fund II seeks its investment objective by investing under normal circumstances at least 80% of its net assets in inflation-indexed bonds of varying maturities issued by the U.S. government and non-U.S. governments, their agencies or instrumentalities, and corporations with quality and U.S. dollar-denominated security restrictions.

•    For the six months ended September 30, 2003, the Fund’s Institutional Class returned 3.98%, versus the 3.73% return of the Lehman Brothers Global Real: U.S. TIPS Index.

•    For the six months ended September 30, 2003, real yields decreased by 0.14%, compared to the 0.01% rise for conventional U.S. Treasury issues of similar maturities.

•    Breakeven inflation, defined as the difference between a real yield on a TIPS and a nominal yield on a Treasury of the same maturity, was 2.01% at September 30, 2003 for the 10-year maturity. This compares to a breakeven yield of 1.86% on March 31, 2003. The 12-month CPI-U change for the period ended September 30, 2003, was 2.32%.

•    The effective duration of the Fund was 7.40 years on September 30, 2003, compared to the benchmark’s duration of 7.38 years.

•    The Fund’s duration was shorter than the benchmark for most of the second quarter, which was negative for performance as real yields dropped during that period.

•    The Fund was overweight longer maturity TIPS. This was positive for performance during the second quarter compared to the benchmark as yields on longer maturity TIPS fell further than yields on shorter maturity TIPS during this period. The gains from this strategy during the second quarter more than offset losses from the same strategy during the third quarter as shorter maturity yield then fell the furthest.

•    Option writing added income to the portfolio as rates stayed within our forecasted range.

•    Emerging market bonds helped returns as improved credit quality and a broader investor based sustained their rally.

26	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO Short Duration Municipal Income Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	Since Inception*
Short Duration Municipal Income Fund Institutional Class	1.25%	2.00%	4.03%
Short Duration Municipal Income Fund Administrative Class	1.12%	—	2.61%
Lehman Brothers 1-Year Municipal Bond Index	1.13%	2.34%	—
Lipper Short Municipal Debt Fund Average	1.31%	2.28%	—

* Annualized for Fund in existence at least one year, otherwise cumulative

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Short Duration Municipal Income Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in debt securities whose interest is, in the opinion of bond counsel for the issuer at the time of issuance, exempt from federal income tax.

•    The Fund’s Institutional Class shares returned 1.25% for the six-month period ended September 30, 2003 versus the 1.13% return of the Fund’s benchmark, the Lehman Brothers 1-Year Municipal Bond Index. The average return for the Lipper Short Municipal Debt Fund Average, consisting of national municipal funds with average maturities between 1 to 5 years, was 1.31% for the same period.

•    The Fund’s effective duration was managed below that of the benchmark, hindering performance as yields declined across the municipal curve.

•    Interest-rate hedging strategies were positive as Treasury rates underperformed municipals for the six-month period.

•    Broader than benchmark yield curve positioning was positive as intermediate and long maturities outperformed short maturities.

•    The Fund’s average credit quality averaged AAA versus the benchmark’s average quality of AA.

•    The SEC yield of the Fund’s Institutional Class Shares, after fees on September 30, 2003, was 1.87%, equivalent to 2.88% on a fully tax-adjusted basis with a federal tax rate of 35%.

•    Exposure to tobacco securitization debt helped performance as the sector rallied on news that the Illinois Supreme Court overturned the appellate court decision and allowed the local judge to decrease Philip Morris USA’s bond requirement.

•    An underweight in longer maturity California general obligation bonds was positive, as spreads were volatile in reaction to the state’s fiscal situation.

9.30.03 I PIMCO Funds Semi-Annual Report	27

PIMCO Short-Term Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	10 Years*	Since Inception*
Short-Term Fund Institutional Class	1.15%	3.84%	4.90%	5.58%	6.04%
Short-Term Fund Administrative Class	1.03%	3.58%	4.64%	—	5.20%
Citigroup 3-Month Treasury Bill Index	0.53%	1.22%	3.68%	4.36%	—
Lipper Ultra-Short Obligations Fund Average	0.72%	1.94%	4.31%	4.77%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Short-Term Fund seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities.

•    The Fund’s Institutional Class shares returned 1.15% for the semi-annual period ended September 30, 2003, outperforming the Citigroup 3-Month Treasury Bill Index return of 0.53%.

•    A broader exposure to the yield curve enhanced returns; this strategy captured additional income and reaped gains by “rolling down” a steep short/intermediate maturity yield curve.

•    Mortgage-backed securities enhanced portfolio yield and credit quality, although the sector detracted substantially from overall performance due to high levels of market volatility.

•    Corporate holdings provided attractive yields and positive price performance as rising profits stimulated investor demand.

•    Short-maturity European exposure was practically neutral, as holdings performed in line with comparable U.S. assets.

•    Eurodollar futures and written options strategies boosted returns.

•    Other strategies, including real return holdings and a small position in emerging market bonds, modestly enhanced performance and provided diversification.

28	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO StocksPLUS Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	10 Years*	Since Inception*
StocksPLUS Fund Institutional Class	18.21%	26.48%	1.87%	10.92%	11.11%
StocksPLUS Fund Administrative Class	18.09%	26.27%	1.49%	—	5.94%
S&P 500 Index	18.45%	24.39%	1.00%	10.05%	—
Lipper Large-Cap Core Fund Average	16.92%	20.86%	-0.01%	7.84%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The StocksPLUS Fund seeks to exceed the total return of the S&P 500 by investing under normal circumstances substantially all of its assets in S&P 500 derivatives, backed by a portfolio of Fixed Income Instruments.

•    The S&P 500 Index posted a total return of 18.45% for the six months ended September 30, 2003. The Fund’s Institutional Class shares delivered a total return of 18.21%, underperforming the S&P 500 Index modestly.

•    Most stock market indexes experienced strong gains, as firming corporate profit margins bolstered investor confidence and appetite for equities.

•    A broader exposure to the yield curve enhanced returns; this strategy captured additional income and reaped gains by “rolling down” a steep short/intermediate maturity yield curve.

•    Mortgage-backed securities enhanced portfolio yield and credit quality, although the sector detracted substantially from overall performance due to high levels of market volatility.

•    Corporate holdings provided attractive yields and positive price performance as rising profits stimulated investor demand.

•    Short-maturity European exposure was fairly neutral as holdings performed in line with comparable U.S. assets.

•    Other strategies, including real return holdings and a small position in emerging market bonds, modestly enhanced performance and provided diversification.

9.30.03 I PIMCO Funds Semi-Annual Report	29

PIMCO StocksPLUS Short Strategy Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

Since Inception*
StocksPLUS Short Strategy Fund Institutional Class	1.47%

* Cumulative

All Fund returns are net of fees and expenses

PORTFOLIO INSIGHTS

•    The investment objective of the StocksPLUS Short Strategy Fund is to seek total return through the implementation of short investment positions on the S&P 500 Index (the “Index”).

•    The Fund seeks to achieve its investment objective by investing primarily in short positions with respect to the S&P 500 Index or specific Index securities, backed by a portfolio of Fixed Income Instruments, such that the Fund’s net asset value is generally expected to vary inversely to the value of the Index.

•    The Fund is designed for investors seeking to take advantage of declines in the value of the Index, or investors wishing to hedge existing long equity positions.

•    From the Fund’s inception date on July 23, 2003 through September 30, 2003, the Institutional Class shares delivered a total return of 1.47%.

•    The Fund’s benchmark is the inverse of the S&P 500 Index. During the period from July 31, 2003 through September 30, 2003, the benchmark returned -0.87%.

•    The average portfolio duration of the Fund will normally vary within a one-to six-year time frame based on PIMCO’s forecast for interest rates.

•    The Fund invests primarily in investment grade securities, but it may invest up to 10% of its assets in Fixed Income Securities rated lower than Baa by Moody’s.

•    The Fund may invest up to 20% of its assets in non-U.S. dollar-denominated Fixed Income Securities, and may invest beyond this limit in U.S. Dollar-denominated securities of non-U.S. issuers.

•    The Fund may invest up to 10% of its assets in securities of issuers based in countries with developing or “emerging market” economies.

30	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO StocksPLUS Total Return Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	Since Inception*
StocksPLUS Total Return Fund Institutional Class	20.02%	29.77%	8.35%
S&P 500 Index	18.45%	24.39%	—
Lipper Large-Cap Core Fund Average	16.92%	20.86%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The StocksPLUS Total Return Fund seeks to exceed the total return of the S&P 500 by investing under normal circumstances substantially all of its assets in S&P 500 derivatives, backed by a portfolio of Fixed Income Instruments.

•    The S&P 500 Index posted a total return of 18.45% for the six months ended September 30, 2003. The Fund’s Institutional Class shares delivered a total return of 20.02%, outperforming the S&P 500 Index.

•    Most stock market indexes experienced strong gains, as firming corporate profit margins bolstered investor confidence and appetite for equities.

•    A broader exposure to the yield curve enhanced returns; this strategy captured additional income and reaped gains by “rolling down” a steep short/intermediate maturity yield curve.

•    An allocation to TIPS was positive on a relative basis as inflation expectations rose given continued monetary and fiscal stimulus.

•    Mortgage-backed securities enhanced portfolio yield and credit quality, although the sector detracted from overall performance due to high levels of market volatility.

•    Corporate holdings provided attractive yield and positive price performance as rising profits stimulated investor demand.

•    Short-maturity European exposure was fairly neutral as holdings performed in line with comparable U.S. assets.

9.30.03 I PIMCO Funds Semi-Annual Report	31

PIMCO Strategic Balanced Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	Since Inception*
Strategic Balanced Fund Institutional Class	12.02%	18.87%	4.02%	8.27%
Strategic Balanced Fund Administrative Class	11.81%	18.37%	—	0.21%
60% S&P 500 Index and 40% Lehman Brothers Aggregate Bond Index	11.87%	16.84%	3.66%	—
S&P 500 Index	18.45%	24.39%	1.00%	—
Lipper Balanced Fund Average	12.59%	15.87%	3.02%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Strategic Balanced Fund seeks to achieve its investment objective by normally investing between 45% and 75% of its total assets in the StocksPLUS Fund and between 25% and 55% of its total assets in the Total Return Fund.

•    For the six-month period ended September 30, 2003, the Fund’s Institutional Class shares returned 12.02%, compared to the 11.87% return of the Fund’s benchmark, a blend of the S&P 500 Index (60%) and the Lehman Brothers Aggregate Bond Index (LBAG) (40%).

•    Asset allocation decisions had a marginally positive impact on the Fund’s returns due to the steady rise in the equity market and a small overweight in equities for the 6-month period.

•    The equity allocation, employing PIMCO’s StocksPLUS Fund, trailed the S&P 500 mainly due to the sharp rise in intermediate interest rates. The was mitigated by the yield premium of bonds backing the S&P 500 futures contracts, including BBB corporates, mortgages and emerging market bonds.

•    The fixed income allocation, utilizing the PIMCO Total Return Fund, slightly outperformed the LBAG. Interest rate decisions were negative, but they were mitigated by the outperformance of off-index positions in high yield, short maturity European bonds and emerging market debt.

32	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO Total Return Fund II

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	10 Years*	Since Inception*
Total Return Fund II Institutional Class	2.48%	6.22%	6.74%	7.26%	7.96%
Total Return Fund II Administrative Class	2.36%	5.96%	6.48%	—	8.40%
Lehman Brothers Aggregate Bond Index	2.35%	5.41%	6.63%	6.92%	—
Lipper Intermediate Investment Grade Debt Fund Average	2.58%	5.97%	5.73%	6.11%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Total Return Fund II seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities with quality and non-U.S. issuer restrictions.

•     The Fund’s Institutional Class shares outperformed the Lehman Brothers Aggregate Bond Index for the six-month period ended September 30, 2003, returning 2.48%, versus the return of 2.35% for the Index.

•    The Fund maintained longer-than-Index duration during the period, which had a negative impact on returns as yields increased. An emphasis on longer maturities for most of the period hurt performance, as these yields increased the most.

•    A near-benchmark weighting in mortgages was neutral for performance.

•    A corporate underweight was negative as rising profits stimulated investor demand; however, positive security selection of auto and telecom issues more than offset this impact.

•    Allocations to real return and municipal bonds helped returns; these less volatile asset classes outperformed in a rising rate environment.

9.30.03 I PIMCO Funds Semi-Annual Report	33

PIMCO Total Return Fund III

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	10 Years*	Since Inception*
Total Return Fund III Institutional Class	2.77%	9.33%	7.06%	7.55%	8.81%
Total Return Fund III Administrative Class	2.64%	9.06%	6.78%	—	8.31%
Lehman Brothers Aggregate Bond Index	2.35%	5.41%	6.63%	6.92%	—
Lipper Intermediate Investment Grade Debt Fund Average	2.58%	5.97%	5.73%	6.11%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Total Return Fund III seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities with prohibitions on firms engaged in socially sensitive practices.

•    The Fund’s Institutional Class shares outperformed the Lehman Brothers Aggregate Bond Index for the six-month period ended September 30, 2003, returning 2.77% versus the return of 2.35% for the Index.

•    The Fund maintained longer-than-Index duration during the period, which had a negative impact on returns as yields increased. An emphasis on longer maturities for most of the period hurt performance, as these yields increased the most.

•    A near-benchmark weighting in mortgages was neutral for performance.

•    A corporate underweight was negative as rising profits stimulated investor demand, but positive security selection of auto and telecom issues more than offset this impact.

•    Non-U.S. holdings, mainly Eurozone exposure, boosted returns as yields on these assets rose less than Treasuries.

•    Emerging market bonds helped returns, as improved credit quality and a broader investor base sustained their rally.

34	PIMCO Funds Semi-Annual Report I 9.30.03

PIMCO Total Return Mortgage Fund

TOTAL RETURN INVESTMENT PERFORMANCE For the period ended September 30, 2003

	6 Months	1 Year	5 Years*	Since Inception*
Total Return Mortgage Fund Institutional Class	1.88%	4.53%	7.42%	7.96%
Total Return Mortgage Fund Adminstrative Class	1.75%	4.29%	—	6.86%
Lehman Brothers Mortgage Index	1.18%	3.50%	6.52%	—
Lipper U.S. Mortgage Fund Average	1.05%	3.03%	5.68%	—

* Annualized

All Fund returns are net of fees and expenses

CUMULATIVE RETURNS THROUGH SEPTEMBER 30, 2003

Past performance is no guarantee of future results.

PORTFOLIO INSIGHTS

•    The Total Return Mortgage Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of mortgage-related Fixed Income Instruments of varying maturities (such as mortgage pass-through securities, collateralized mortgage obligations, commercial mortgage-backed securities and mortgage dollar rolls).

•    The Fund’s Institutional Class shares returned 1.88% for the six-month period ended September 30, 2003, outperforming the Lehman Brothers Mortgage Index return of 1.18%.

•    The Fund’s duration position added to performance, as it was above-benchmark when yields declined early in the period and below-benchmark when yields rose.

•    A focus in lower coupons was positive, despite a significant underperformance in July, as these issues provided protection against record prepayments early in the period.

•    A focus in conventional (FHLMC & FNMA) securities was positive as these issues outpaced their GNMA counterparts.

•    An overweight to lower coupon 15-Year FNMA was positive as investors preferred their relatively stable cash flows.

•    The strategy of buying mortgages forward and investing the remaining cash in short duration instruments added to returns.

9.30.03 I PIMCO Funds Semi-Annual Report	35

Disclosure:

Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that Fund shares, when redeemed, may be worth more or less than their original cost. The average annual total return measures performance assuming that all dividend and capital gain distributions were reinvested. Returns shown do not reflect the deduction of taxes that a shareholder would pay (i) on Fund distributions or (ii) the redemption of Fund shares. Each line graph assumes the investment of $5,000,000 at the beginning of the first full month following each Fund’s Institutional Class inception. The table below sets forth the inception dates for each Fund’s Institutional Class shares. The performance of the Administrative Class reflects the payment of a service fee in an amount not to exceed 0.25% of the Funds’ assets on an annualized basis. The table below also sets forth the inception dates for each Fund’s Administrative Class shares. A portion of the distributions made by the Foreign Bond Fund during fiscal year 2003 represented a tax return of capital. The return of capital distribution was the result of foreign currency losses realized during the year that reduced net investment income for federal income tax purposes.

Past rankings are no guarantee of future rankings. Lipper Analytical Services, Inc. ranked the Emerging Market Bond Fund’s Institutional Class shares #4 of 41, #1 of 43 and #6 out of 50 mutual funds, based on total return with dividends reinvested, for the 5-, 3- and 1-year periods (respectively) ending 9/30/03 in the Emerging Market Debt Category. Lipper calculations do not include sales loads charged by other funds; otherwise, results may have been different.

The Convertible Fund changed its benchmark index from the First Boston Convertible Bond Index to the Merrill Lynch All Convertibles Index because information is more readily available for the Merrill Lynch All Convertibles Index and the index is equally representative of the convertible market. The Emerging Markets Bond Fund changed its benchmark index from the J.P. Morgan Emerging Markets Bond Index Plus to the J.P. Morgan Emerging Markets Bond Global Index because the J.P. Morgan Emerging Markets Bond Global Index more closely reflects the universe of securities in which the Fund invests. The Merrill Lynch U.S. High Yield BB-B Rated Index’s performance numbers prior to 12/31/96 represent returns of the Merrill Lynch U.S. High Yield BB-B Rated Cash Pay Index. The Real Return Asset Fund changed its benchmark index from the Barclay’s 10+ Year U.S. TIPS Index to the Lehman Brothers U.S. Treasury Inflation Notes 10+ Years Index because the Lehman Brothers U.S. Treasury Inflation Notes 10+ Years Index more closely reflects the universe of securities in which the Fund invests. The Lehman Brother’s Global Real: U.S. TIPS Index’s performance numbers prior to 10/31/97 represent returns of the Lehman Inflation Notes Indexes. Prior to 4/7/03, the Citigroup indicies were known as the Salomon indicies.

The credit quality of the securities in the Funds’ portfolio do not apply to the stability or safety of the Fund. The Lipper Averages are calculated by Lipper, Inc. It is the total return performance average of funds that are tracked by Lipper that have the same Fund Classification. Lipper does not take into account sales charges. An investment in a Fund is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency. In addition, it is possible to lose money on investments in a Fund. PIMCO Advisors Distributors LLC, 840 Newport Center Drive, Newport Beach, CA 92660, www.pimcoadvisors.com, www.pimco.com, 1-800-927-4648.

Inception Dates:

Fund	Institutional Class	Administrative Class
All Asset Fund	7/31/02	12/31/02
California Intermediate Municipal Bond Fund	8/31/99	9/07/99
California Municipal Bond Fund	5/16/00	8/19/02
CommodityRealReturn Strategy Fund	6/28/02	2/14/03
Convertible Fund	3/31/99	8/01/00
Diversified Income Fund	7/31/03	N/A
Emerging Markets Bond Fund	7/31/97	9/30/98
European Convertible Fund	11/30/00	N/A
Foreign Bond Fund	12/02/92	1/28/97
Global Bond Fund	11/23/93	7/31/96
Global Bond Fund II	2/25/98	9/30/03
GNMA Fund	7/31/97	N/A
High Yield Fund	12/15/92	1/16/95
Investment Grade Corporate Bond Fund	4/28/00	9/30/02
Long-Term U.S. Government Fund	7/01/91	9/23/97
Low Duration Fund	5/11/87	1/03/95
Low Duration Fund II	10/31/91	2/02/98
Low Duration Fund III	12/31/96	3/19/99
Moderate Duration Fund	12/31/96	N/A
Money Market Fund	3/01/91	1/25/95
Municipal Bond Fund	12/31/97	9/30/98
New York Municipal Bond Fund	8/31/99	N/A
Real Return Asset Fund	11/12/01	N/A
Real Return Fund	1/29/97	4/28/00
Real Return Fund II	2/28/02	N/A
Short Duration Municipal Income Fund	8/31/99	10/22/02
Short-Term Fund	10/07/87	2/01/96
StocksPLUS Fund	5/13/93	1/07/97
StocksPLUS Short Strategy Fund	7/23/03	N/A
StocksPLUS Total Return Fund	6/28/02	N/A
Strategic Balanced Fund	6/28/96	6/30/99
Total Return Fund II	12/30/91	11/30/94
Total Return Fund III	5/01/91	4/11/97
Total Return Mortgage Fund	7/31/97	12/13/01

36	PIMCO Funds Semi-Annual Report I 9.30.03

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See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	37

Financial Highlights

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss)		Net Realized/ Unrealized Gain (Loss) on Investments		Total Income from Investment Operations

All Asset Fund
Institutional Class
09/30/2003 +	$11.23	$0.17	(a)	$0.60	(a)	$0.77

07/31/2002 - 03/31/2003	10.00	0.41	(a)	1.09	(a)	1.50

Administrative Class
09/30/2003 +	11.23	0.12	(a)	0.64	(a)	0.76

12/31/2002 - 03/31/2003	10.94	0.06	(a)	0.24	(a)	0.30

California Intermediate Municipal Bond Fund
Institutional Class
09/30/2003 +	$10.22	$0.22	(a)	$(0.13	)(a)	$0.09

03/31/2003	10.16	0.45	(a)	0.11	(a)	0.56

03/31/2002	10.60	0.49	(a)	(0.06	)(a)	0.43

03/31/2001	10.05	0.48	(a)	0.56	(a)	1.04

08/31/1999 - 03/31/2000	10.00	0.25	(a)	0.06	(a)	0.31

Administrative Class
09/30/2003 +	10.22	0.20	(a)	(0.12	)(a)	0.08

03/31/2003	10.16	0.41	(a)	0.12	(a)	0.53

03/31/2002	10.60	0.48	(a)	(0.08	)(a)	0.40

03/31/2001	10.05	0.45	(a)	0.57	(a)	1.02

09/07/1999 - 03/31/2000	10.02	0.22	(a)	0.05	(a)	0.27

California Municipal Bond Fund
Institutional Class
09/30/2003 +	$10.36	$0.22	(a)	$(0.09	)(a)	$0.13

03/31/2003	10.02	0.46	(a)	0.35	(a)	0.81

03/31/2002	10.35	0.39	(a)	0.05	(a)	0.44

05/16/2000 - 03/31/2001	10.00	0.43	(a)	0.78	(a)	1.21

Administrative Class
09/30/2003 +	10.36	0.21	(a)	(0.09	)(a)	0.12

08/19/2002 - 03/31/2003	10.32	0.24	(a)	0.07	(a)	0.31

CommodityRealReturn Strategy Fund
Institutional Class
09/30/2003 +	$12.03	$0.93	(a)	$0.37	(a)	$1.30

06/28/2002 - 03/31/2003	10.00	1.05	(a)	1.84	(a)	2.89

Administrative Class
09/30/2003 +	12.03	0.93	(a)	0.34	(a)	1.27

02/14/2003 - 03/31/2003	12.88	(0.80	)(a)	(0.05	)(a)	(0.85)

Convertible Fund
Institutional Class
09/30/2003 +	$9.40	$0.17	(a)	$1.26	(a)	$1.43

03/31/2003	10.42	0.28	(a)	(0.94	)(a)	(0.66)

03/31/2002	11.33	0.20	(a)	(0.46	)(a)	(0.26)

03/31/2001	15.77	0.01	(a)	(3.50	)(a)	(3.49)

03/31/2000	10.00	0.07	(a)	5.97	(a)	6.04

Administrative Class
09/30/2003 +	9.56	0.16	(a)	1.28	(a)	1.44

03/31/2003	10.64	0.27	(a)	(1.02	)(a)	(0.75)

03/31/2002	11.36	0.13	(a)	(0.41	)(a)	(0.28)

08/01/2000 - 03/31/2001	14.49	(0.03	)(a)	(2.19	)(a)	(2.22)

Diversified Income Fund
Institutional Class
07/31/2003 - 09/30/2003 +	$10.00	$0.08	(a)	$0.43	(a)	$0.51

+	Unaudited
*	Annualized
(a)	Per share amounts based on average number of shares outstanding during the period.
(b)	Ratio of expenses to average net assets excluding interest expense is 0.65%.
(c)	Ratio of expenses to average net assets excluding interest expense is 0.90%.
(d)	If the investment manager did not reimburse expenses, the ratio of expenses to average net assets would have been 0.69%.
(e)	Ratio of expenses to average net assets excluding interest expense is 0.74%.
(f)	Ratio of expenses to average net assets excluding interest expense is 0.49%.

38	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Selected Per Share Data for the Year or Period Ended:	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains	Total Distributions	Net Asset Value End of Period	Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover Rate

All Asset Fund
Institutional Class
09/30/2003 +	$(0.13)	$0.00	$(0.13)	$11.87	6.84%	$456,922	0.25	%*	2.93	%*	67%

07/31/2002 - 03/31/2003	(0.27)	0.00	(0.27)	11.23	15.07	152,635	0.19	*(i)	5.50	*	101

Administrative Class
09/30/2003 +	(0.12)	0.00	(0.12)	11.87	6.76	7,703	0.50	*	2.12	*	67

12/31/2002 - 03/31/2003	(0.01)	0.00	(0.01)	11.23	2.73	11	0.44	*(j)	2.28	*	101

California Intermediate Municipal Bond Fund
Institutional Class
09/30/2003 +	$(0.21)	$0.00	$(0.21)	$10.10	0.94%	$72,109	0.47	%*	4.26	%*	63%

03/31/2003	(0.45)	(0.05)	(0.50)	10.22	5.55	89,240	0.47		4.33		101

03/31/2002	(0.47)	(0.40)	(0.87)	10.16	4.15	83,656	0.50	(f)	4.68		94

03/31/2001	(0.46)	(0.03)	(0.49)	10.60	10.60	87,531	0.50		4.62		257

08/31/1999 - 03/31/2000	(0.24)	(0.02)	(0.26)	10.05	3.16	8,415	0.49	*(h)	4.22	*	357

Administrative Class
09/30/2003 +	(0.20)	0.00	(0.20)	10.10	0.82	2,123	0.72	*	4.03	*	63

03/31/2003	(0.42)	(0.05)	(0.47)	10.22	5.27	3,578	0.72		3.95		101

03/31/2002	(0.44)	(0.40)	(0.84)	10.16	3.90	1,612	0.75	(e)	4.51		94

03/31/2001	(0.44)	(0.03)	(0.47)	10.60	10.36	1,717	0.74		4.28		257

09/07/1999 - 03/31/2000	(0.22)	(0.02)	(0.24)	10.05	2.73	10	0.75	*(g)	3.95	*	357

California Municipal Bond Fund
Institutional Class
09/30/2003 +	$(0.22)	$0.00	$(0.22)	$10.27	1.25%	$10,339	0.47	%*	4.20	%*	85%

03/31/2003	(0.46)	(0.01)	(0.47)	10.36	8.15	9,290	0.49	(k)	4.44		221

03/31/2002	(0.38)	(0.39)	(0.77)	10.02	4.20	9,670	0.49		3.78		164

05/16/2000 - 03/31/2001	(0.43)	(0.43)	(0.86)	10.35	12.49	11,941	0.49	*	4.76	*	338

Administrative Class
09/30/2003 +	(0.21)	0.00	(0.21)	10.27	1.13	10	0.72	*	3.99	*	85

08/19/2002 - 03/31/2003	(0.26)	(0.01)	(0.27)	10.36	2.98	10	0.72	*	3.68	*	221

CommodityRealReturn Strategy Fund
Institutional Class
09/30/2003 +	$(0.08)	$0.00	$(0.08)	$13.25	10.83%	$322,103	0.74	%*	14.63	%*	152%

06/28/2002 - 03/31/2003	(0.86)	0.00	(0.86)	12.03	29.33	91,773	0.74	*(l)	11.13	*	492

Administrative Class
09/30/2003 +	(0.06)	0.00	(0.06)	13.24	10.58	10	0.99	*	14.74	*	152

02/14/2003 - 03/31/2003	0.00	0.00	0.00	12.03	(6.60)	9	0.99	*(m)	(49.55	)*	492

Convertible Fund
Institutional Class
09/30/2003 +	$(0.16)	$0.00	$(0.16)	$10.67	15.22%	$14,388	0.66	%*(b)	3.20	%*	119%

03/31/2003	(0.36)	0.00	(0.36)	9.40	(6.34)	11,469	0.67	(b)	2.92		187

03/31/2002	(0.65)	0.00	(0.65)	10.42	(2.26)	14,794	0.73	(b)	1.76		307

03/31/2001	(0.25)	(0.70)	(0.95)	11.33	(23.00)	65,980	0.67	(b)	0.08		225

03/31/2000	(0.18)	(0.09)	(0.27)	15.77	60.66	168,224	0.65	(d)	0.50		247

Administrative Class
09/30/2003 +	(0.15)	0.00	(0.15)	10.85	15.02	9	0.91	*(c)	2.94	*	119

03/31/2003	(0.33)	0.00	(0.33)	9.56	(7.00)	8	0.92	(c)	2.71		187

03/31/2002	(0.44)	0.00	(0.44)	10.64	(2.42)	8	1.01	(c)	1.27		307

08/01/2000 - 03/31/2001	(0.21)	(0.70)	(0.91)	11.36	(16.25)	322	0.90	*	(0.32	)*	225

Diversified Income Fund
Institutional Class
07/31/2003 - 09/30/2003 +	$(0.08)	$0.00	$(0.08)	$10.43	5.08%	$108,561	0.75	%*	5.04	%*	80%

(g)	If the investment manager did not reimburse expenses, the ratio of expenses to average net assets would have been 1.01%.
(h)	If the investment manager did not reimburse expenses, the ratio of expenses to average net assets would have been 1.02%.
(i)	If the investment manager did not reimburse expenses, the ratio of expenses to average net assets would have been 0.25%.
(j)	If the investment manager did not reimburse expenses, the ratio of expenses to average net assets would have been 0.50%.
(k)	Ratio of expenses to average net assets excluding interest expense is 0.47%.
(l)	If the investment manager did not reimburse expenses, the ratio of expenses to average net assets would have been 1.17%.
(m)	If the investment manager did not reimburse expenses, the ratio of expenses to average net assets would have been 2.10%.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	39

Financial Highlights (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss)		Net Realized/ Unrealized Gain (Loss) on Investments		Total Income from Investment Operations	Dividends from Net Investment Income

Emerging Markets Bond Fund
Institutional Class
09/30/2003 +	$10.05	$0.29	(a)	$1.05	(a)	$1.34	$(0.29)

03/31/2003	9.60	0.69	(a)	0.71	(a)	1.40	(0.70)

03/31/2002	8.40	0.76	(a)	1.72	(a)	2.48	(0.78)

03/31/2001	8.61	0.82	(a)	0.20	(a)	1.02	(0.83)

03/31/2000	7.51	0.86	(a)	1.11	(a)	1.97	(0.87)

03/31/1999	9.67	0.87	(a)	(2.11	)(a)	(1.24)	(0.87)

Administrative Class
09/30/2003 +	10.05	0.29	(a)	1.03	(a)	1.32	(0.27)

03/31/2003	9.60	0.66	(a)	0.71	(a)	1.37	(0.67)

03/31/2002	8.40	0.75	(a)	1.71	(a)	2.46	(0.76)

03/31/2001	8.61	0.80	(a)	0.20	(a)	1.00	(0.81)

03/31/2000	7.51	0.83	(a)	1.12	(a)	1.95	(0.85)

09/30/1998 - 03/31/1999	6.82	0.45	(a)	0.74	(a)	1.19	(0.45)

European Convertible Fund
Institutional Class
09/30/2003 +	$10.24	$0.08	(a)	$1.32	(a)	$1.40	$(0.09)

03/31/2003	9.51	0.10	(a)	0.84	(a)	0.94	(0.21)

03/31/2002	9.97	0.17	(a)	(0.05	)(a)	0.12	(0.23)

11/30/2000 - 03/31/2001	10.00	0.04	(a)	(0.03	)(a)	0.01	(0.04)

Foreign Bond Fund
Institutional Class
09/30/2003 +	$10.70	$0.16	(a)	$(0.04	)(a)	$0.12	$(0.17)

03/31/2003	10.39	0.40	(a)	0.57	(a)	0.97	(0.27)

03/31/2002	10.32	0.48	(a)	0.09	(a)	0.57	(0.48)

03/31/2001	10.03	0.58	(a)	0.51	(a)	1.09	(0.59)

03/31/2000	10.63	0.64	(a)	(0.45	)(a)	0.19	(0.64)

03/31/1999	10.74	0.58	(a)	0.24	(a)	0.82	(0.58)

Administrative Class
09/30/2003 +	10.70	0.15	(a)	(0.04	)(a)	0.11	(0.16)

03/31/2003	10.39	0.37	(a)	0.59	(a)	0.96	(0.27)

03/31/2002	10.32	0.45	(a)	0.09	(a)	0.54	(0.45)

03/31/2001	10.03	0.55	(a)	0.51	(a)	1.06	(0.56)

03/31/2000	10.63	0.61	(a)	(0.45	)(a)	0.16	(0.61)

03/31/1999	10.74	0.56	(a)	0.24	(a)	0.80	(0.56)

Global Bond Fund
Institutional Class
09/30/2003 +	$10.11	$0.15	(a)	$0.52	(a)	$0.67	$(0.15)

03/31/2003	8.33	0.41	(a)	1.79	(a)	2.20	(0.42)

03/31/2002	8.45	0.42	(a)	(0.12	)(a)	0.30	(0.41)

03/31/2001	9.01	0.48	(a)	(0.56	)(a)	(0.08)	(0.06)

03/31/2000	9.76	0.57	(a)	(0.75	)(a)	(0.18)	(0.52)

03/31/1999	9.70	0.52	(a)	0.14	(a)	0.66	(0.52)

Administrative Class
09/30/2003 +	10.11	0.13	(a)	0.53	(a)	0.66	(0.14)

03/31/2003	8.33	0.38	(a)	1.80	(a)	2.18	(0.40)

03/31/2002	8.45	0.39	(a)	(0.11	)(a)	0.28	(0.39)

03/31/2001	9.01	0.46	(a)	(0.56	)(a)	(0.10)	(0.06)

03/31/2000	9.76	0.55	(a)	(0.75	)(a)	(0.20)	(0.50)

03/31/1999	9.70	0.51	(a)	0.14	(a)	0.65	(0.51)

+	Unaudited
*	Annualized
(a)	Per share amounts based on average number of shares outstanding during the period.
(b)	Ratio of expenses to average net assets excluding interest expense is 0.75%.
(c)	Ratio of expenses to average net assets excluding interest expense is 0.50%.

40	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Selected Per Share Data for the Year or Period Ended:	Distributions from Net Realized Capital Gains	Tax Basis Return of Capital	Total Distributions	Net Asset Value End of Period	Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover Rate

Emerging Markets Bond Fund
Institutional Class
09/30/2003 +	$0.00	$0.00	$(0.29)	$11.10	13.42%	$544,983	0.85	%*	5.36	%*	280%

03/31/2003	(0.25)	0.00	(0.95)	10.05	16.11	445,720	0.87	(f)	7.50		388

03/31/2002	(0.50)	0.00	(1.28)	9.60	31.46	177,399	0.92	(f)	8.35		620

03/31/2001	(0.40)	0.00	(1.23)	8.40	12.94	46,239	0.93	(f)	9.73		902

03/31/2000	0.00	0.00	(0.87)	8.61	27.90	12,614	0.89	(f)	10.69		328

03/31/1999	(0.05)	0.00	(0.92)	7.51	(12.55)	3,641	0.85		11.08		315

Administrative Class
09/30/2003 +	0.00	0.00	(0.27)	11.10	13.28	19,151	1.10	*	5.40	*	280

03/31/2003	(0.25)	0.00	(0.92)	10.05	15.85	31,735	1.12	(g)	7.11		388

03/31/2002	(0.50)	0.00	(1.26)	9.60	31.11	11,685	1.19	(g)	8.36		620

03/31/2001	(0.40)	0.00	(1.21)	8.40	12.65	7,793	1.17	(g)	9.46		902

03/31/2000	0.00	0.00	(0.85)	8.61	27.60	13,490	1.14	(g)	10.30		328

09/30/1998 - 03/31/1999	(0.05)	0.00	(0.50)	7.51	17.88	118	1.10	*	6.24	*	315

European Convertible Fund
Institutional Class
09/30/2003 +	$0.00	$0.00	$(0.09)	$11.55	13.70%	$34,540	0.75	%*	1.37	%*	43%

03/31/2003	0.00	0.00	(0.21)	10.24	9.98	4,383	0.75		1.01		137

03/31/2002	(0.35)	0.00	(0.58)	9.51	1.28	5,057	0.80	(b)	1.76		222

11/30/2000 - 03/31/2001	0.00	0.00	(0.04)	9.97	0.10	4,997	0.75	*(g)	1.27	*	175

Foreign Bond Fund
Institutional Class
09/30/2003 +	$0.00	$0.00	$(0.17)	$10.65	1.16%	$915,829	0.50	%*	3.02	%*	392%

03/31/2003	(0.25)	(0.14)	(0.66)	10.70	9.58	800,237	0.50		3.77		589

03/31/2002	(0.02)	0.00	(0.50)	10.39	5.68	511,247	0.51	(c)	4.61		434

03/31/2001	(0.21)	0.00	(0.80)	10.32	11.34	482,480	0.54	(c)	5.78		417

03/31/2000	(0.15)	0.00	(0.79)	10.03	1.96	421,831	0.69	(c)	6.20		330

03/31/1999	(0.35)	0.00	(0.93)	10.63	7.92	530,325	0.50		5.39		376

Administrative Class
09/30/2003 +	0.00	0.00	(0.16)	10.65	1.03	50,389	0.75	*	2.74	*	392

03/31/2003	(0.25)	(0.13)	(0.65)	10.70	9.49	31,805	0.75		3.53		589

03/31/2002	(0.02)	0.00	(0.47)	10.39	5.42	21,565	0.76	(b)	4.32		434

03/31/2001	(0.21)	0.00	(0.77)	10.32	11.06	17,056	0.78	(b)	5.36		417

03/31/2000	(0.15)	0.00	(0.76)	10.03	1.70	4,824	0.97	(b)	6.01		330

03/31/1999	(0.35)	0.00	(0.91)	10.63	7.65	2,096	0.75		5.13		376

Global Bond Fund
Institutional Class
09/30/2003 +	$0.00	$0.00	$(0.15)	$10.63	6.69%	$540,152	0.55	%*	2.86	%*	389%

03/31/2003	0.00	0.00	(0.42)	10.11	26.89	497,829	0.56	(e)	4.38		483

03/31/2002	0.00	(0.01)	(0.42)	8.33	3.52	300,625	0.56	(e)	4.87		355

03/31/2001	0.00	(0.42)	(0.48)	8.45	(0.83)	307,686	0.57	(e)	5.58		416

03/31/2000	0.00	(0.05)	(0.57)	9.01	(1.81)	271,538	0.71	(e)	6.12		301

03/31/1999	(0.08)	0.00	(0.60)	9.76	6.90	266,984	0.55		5.35		143

Administrative Class
09/30/2003 +	0.00	0.00	(0.14)	10.63	6.58	40,002	0.80	*	2.60	*	389

03/31/2003	0.00	0.00	(0.40)	10.11	26.59	37,875	0.81	(d)	4.01		483

03/31/2002	0.00	(0.01)	(0.40)	8.33	3.26	5,946	0.80		4.58		355

03/31/2001	0.00	(0.40)	(0.46)	8.45	(1.07)	2,142	0.81	(d)	5.33		416

03/31/2000	0.00	(0.05)	(0.55)	9.01	(2.05)	2,238	0.92	(d)	5.91		301

03/31/1999	(0.08)	0.00	(0.59)	9.76	6.78	1,326	0.80		5.21		143

(d)	Ratio of expenses to average net assets excluding interest expense is 0.80%.
(e)	Ratio of expenses to average net assets excluding interest expense is 0.55%.
(f)	Ratio of expenses to average net assets excluding interest expense is 0.85%.
(g)	Ratio of expenses to average net assets excluding interest expense is 1.10%.
(h)	If the investment manager did not reimburse expenses, the ratio of expenses to average net assets would have been 1.78%

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	41

Financial Highlights (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss)		Net Realized/ Unrealized Gain (Loss) on Investments		Total Income from Investment Operations

Global Bond Fund II**
Institutional Class
09/30/2003 +	$10.10	$0.13	(a)	$0.01	(a)	$0.14

03/31/2003	9.42	0.40	(a)	0.68	(a)	1.08

03/31/2002	9.61	0.43	(a)	0.12	(a)	0.55

03/31/2001	9.41	0.55	(a)	0.51	(a)	1.06

03/31/2000	9.89	0.56	(a)	(0.46	)(a)	0.10

03/31/1999	9.92	0.52	(a)	0.06	(a)	0.58

GNMA Fund
Institutional Class
09/30/2003 +	$11.05	$0.06	(a)	$0.11	(a)	$0.17

03/31/2003	10.67	0.24	(a)	0.67	(a)	0.91

03/31/2002	10.44	0.39	(a)	0.46	(a)	0.85

03/31/2001	9.89	0.63	(a)	0.60	(a)	1.23

03/31/2000	10.01	0.62	(a)	(0.12	)(a)	0.50

03/31/1999	10.13	0.64	(a)	(0.08	)(a)	0.56

High Yield Fund
Institutional Class
09/30/2003 +	$8.90	$0.35	(a)	$0.52	(a)	$0.87

03/31/2003	9.19	0.74	(a)	(0.29	)(a)	0.45

03/31/2002	9.88	0.78	(a)	(0.68	)(a)	0.10

03/31/2001	10.22	0.90	(a)	(0.33	)(a)	0.57

03/31/2000	11.23	0.94	(a)	(1.01	)(a)	(0.07)

03/31/1999	11.66	0.95	(a)	(0.43	)(a)	0.52

Administrative Class
09/30/2003 +	8.90	0.34	(a)	0.52	(a)	0.86

03/31/2003	9.19	0.72	(a)	(0.29	)(a)	0.43

03/31/2002	9.88	0.76	(a)	(0.68	)(a)	0.08

03/31/2001	10.22	0.88	(a)	(0.33	)(a)	0.55

03/31/2000	11.23	0.91	(a)	(1.01	)(a)	(0.10)

03/31/1999	11.66	0.93	(a)	(0.43	)(a)	0.50

Investment Grade Corporate Bond Fund
Institutional Class
09/30/2003 +	$10.49	$0.25	(a)	$0.32	(a)	$0.57

03/31/2003	10.10	0.41	(a)	0.93	(a)	1.34

03/31/2002	10.68	0.74	(a)	(0.09	)(a)	0.65

04/28/2000 - 03/31/2001	10.00	0.72	(a)	0.72	(a)	1.44

Administrative Class
09/30/2003 +	10.49	0.24	(a)	0.32	(a)	0.56

09/30/2002 - 03/31/2003	10.33	0.29	(a)	0.52	(a)	0.81

Long-Term U.S. Government Fund
Institutional Class
09/30/2003 +	$11.12	$0.21	(a)	$0.09	(a)	$0.30

03/31/2003	9.96	0.47	(a)	1.64	(a)	2.11

03/31/2002	10.65	0.67	(a)	(0.39	)(a)	0.28

03/31/2001	9.79	0.62	(a)	0.85	(a)	1.47

03/31/2000	10.30	0.61	(a)	(0.50	)(a)	0.11

03/31/1999	10.57	0.63	(a)	0.20	(a)	0.83

Administrative Class
09/30/2003 +	11.12	0.20	(a)	0.09	(a)	0.29

03/31/2003	9.96	0.44	(a)	1.64	(a)	2.08

03/31/2002	10.65	0.64	(a)	(0.39	)(a)	0.25

03/31/2001	9.79	0.40	(a)	1.05	(a)	1.45

03/31/2000	10.30	0.57	(a)	(0.49	)(a)	0.08

03/31/1999	10.57	0.60	(a)	0.20	(a)	0.80

+	Unaudited
*	Annualized
**	The Administrative Class Shares of the Global Bond Fund II commenced operations on September 30, 2003 with an initial net asset value of $10.09. No activity occured with respect to the Administrative Class Shares on its inception date.
(a)	Per share amounts based on average number of shares outstanding during the period.

42	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Selected Per Share Data for the Year or Period Ended:	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains	Total Distributions	Net Asset Value End of Period	Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover Rate

Global Bond Fund II**
Institutional Class
09/30/2003 +	$(0.15)	$0.00	$(0.15)	$10.09	1.38%	$112,268	0.55	%*	2.65	%*	279%

03/31/2003	(0.40)	0.00	(0.40)	10.10	11.70	114,956	0.57	(f)	4.05		413

03/31/2002	(0.43)	(0.31)	(0.74)	9.42	5.84	66,036	0.56	(f)	4.49		373

03/31/2001	(0.56)	(0.30)	(0.86)	9.61	11.87	62,895	0.58	(f)	5.86		422

03/31/2000	(0.56)	(0.02)	(0.58)	9.41	1.11	84,926	0.61	(f)	5.92		290

03/31/1999	(0.52)	(0.09)	(0.61)	9.89	6.06	29,044	0.55		5.29		236

GNMA Fund
Institutional Class
09/30/2003 +	$(0.16)	$0.00	$(0.16)	$11.06	1.56%	$116,379	0.50	%*	1.05	%*	771%

03/31/2003	(0.28)	(0.25)	(0.53)	11.05	8.68	94,432	0.50		2.18		763

03/31/2002	(0.50)	(0.12)	(0.62)	10.67	8.36	35,144	0.54	(c)	3.61		1292

03/31/2001	(0.63)	(0.05)	(0.68)	10.44	12.96	9,963	0.50		6.29		808

03/31/2000	(0.62)	0.00	(0.62)	9.89	5.16	4,308	1.60	(e)	6.23		952

03/31/1999	(0.64)	(0.04)	(0.68)	10.01	5.71	4,119	2.37	(e)	6.35		198

High Yield Fund
Institutional Class
09/30/2003 +	$(0.35)	$0.00	$(0.35)	$9.42	9.87%	$3,342,117	0.50	%*	7.48	%*	61%

03/31/2003	(0.74)	0.00	(0.74)	8.90	5.58	2,730,996	0.50		8.60		129

03/31/2002	(0.79)	0.00	(0.79)	9.19	1.07	1,869,413	0.50		8.29		96

03/31/2001	(0.91)	0.00	(0.91)	9.88	5.85	1,182,954	0.50		8.91		53

03/31/2000	(0.94)	0.00	(0.94)	10.22	(0.74)	1,960,171	0.50		8.64		39

03/31/1999	(0.95)	0.00	(0.95)	11.23	4.73	2,162,868	0.50		8.41		39

Administrative Class
09/30/2003 +	(0.34)	0.00	(0.34)	9.42	9.74	692,313	0.75	*	7.21	*	61

03/31/2003	(0.72)	0.00	(0.72)	8.90	5.33	439,519	0.75		8.35		129

03/31/2002	(0.77)	0.00	(0.77)	9.19	0.83	640,550	0.75		8.05		96

03/31/2001	(0.89)	0.00	(0.89)	9.88	5.59	462,899	0.75		8.79		53

03/31/2000	(0.91)	0.00	(0.91)	10.22	(0.99)	354,296	0.75		8.40		39

03/31/1999	(0.93)	0.00	(0.93)	11.23	4.49	238,792	0.75		8.17		39

Investment Grade Corporate Bond Fund
Institutional Class
09/30/2003 +	$(0.25)	$0.00	$(0.25)	$10.81	5.52%	$30,877	0.52	%*(c)	4.68	%*	76%

03/31/2003	(0.59)	(0.36)	(0.95)	10.49	13.87	23,079	0.51	(c)	3.94		681

03/31/2002	(0.74)	(0.49)	(1.23)	10.10	6.34	6,092	0.50		7.01		512

04/28/2000 - 03/31/2001	(0.72)	(0.04)	(0.76)	10.68	15.00	5,751	0.50	*	7.54	*	253

Administrative Class
09/30/2003 +	(0.24)	0.00	(0.24)	10.81	5.39	11	0.77	*(b)	4.47	*	76

09/30/2002 - 03/31/2003	(0.29)	(0.36)	(0.65)	10.49	8.09	11	0.76	*(b)	5.62	*	681

Long-Term U.S. Government Fund
Institutional Class
09/30/2003 +	$(0.21)	$0.00	$(0.21)	$11.21	2.75%	$337,378	0.51	%*(c)	3.76	%*	370%

03/31/2003	(0.48)	(0.47)	(0.95)	11.12	21.74	380,638	0.50		4.33		427

03/31/2002	(0.67)	(0.30)	(0.97)	9.96	2.51	65,291	0.52	(c)	6.36		682

03/31/2001	(0.61)	0.00	(0.61)	10.65	15.52	234,088	0.56	(c)	6.13		1046

03/31/2000	(0.62)	0.00	(0.62)	9.79	1.26	217,410	0.57	(c)	6.29		320

03/31/1999	(0.64)	(0.46)	(1.10)	10.30	7.76	170,847	0.89	(c)	5.83		364

Administrative Class
09/30/2003 +	(0.20)	0.00	(0.20)	11.21	2.62	171,938	0.76	*(b)	3.51	*	370

03/31/2003	(0.45)	(0.47)	(0.92)	11.12	21.44	170,280	0.75		3.96		427

03/31/2002	(0.64)	(0.30)	(0.94)	9.96	2.25	246,304	0.77	(b)	6.02		682

03/31/2001	(0.59)	0.00	(0.59)	10.65	15.24	77,435	0.80	(b)	3.91		1046

03/31/2000	(0.59)	0.00	(0.59)	9.79	1.01	39,808	0.82	(b)	5.82		320

03/31/1999	(0.61)	(0.46)	(1.07)	10.30	7.46	11,383	1.15	(d)	5.58		364

(b)	Ratio of expenses to average net assets excluding interest expense is 0.75%.
(c)	Ratio of expenses to average net assets excluding interest expense is 0.50%.
(d)	Ratio of expenses to average net assets excluding interest expense is 0.76%.
(e)	Ratio of expenses to average net assets excluding interest expense is 0.51%.
(f)	Ratio of expenses to average net assets excluding interest expense is 0.55%.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	43

Financial Highlights (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss)		Net Realized/ Unrealized Gain (Loss) on Investments		Total Income from Investment Operations

Low Duration Fund
Institutional Class
09/30/2003 +	$10.33	$0.11	(a)	$0.03	(a)	$0.14

03/31/2003	10.06	0.35	(a)	0.45	(a)	0.80

03/31/2002	10.03	0.54	(a)	0.04	(a)	0.58

03/31/2001	9.81	0.68	(a)	0.21	(a)	0.89

03/31/2000	10.10	0.64	(a)	(0.29	)(a)	0.35

03/31/1999	10.18	0.65	(a)	(0.02	)(a)	0.63

Administrative Class
09/30/2003 +	10.33	0.09	(a)	0.03	(a)	0.12

03/31/2003	10.06	0.33	(a)	0.44	(a)	0.77

03/31/2002	10.03	0.50	(a)	0.05	(a)	0.55

03/31/2001	9.81	0.62	(a)	0.25	(a)	0.87

03/31/2000	10.10	0.61	(a)	(0.29	)(a)	0.32

03/31/1999	10.18	0.62	(a)	(0.02	)(a)	0.60

Low Duration Fund II
Institutional Class
09/30/2003 +	$10.02	$0.11	(a)	$(0.07	)(a)	$0.04

03/31/2003	9.77	0.33	(a)	0.40	(a)	0.73

03/31/2002	9.98	0.52	(a)	0.05	(a)	0.57

03/31/2001	9.69	0.62	(a)	0.29	(a)	0.91

03/31/2000	9.95	0.58	(a)	(0.27	)(a)	0.31

03/31/1999	10.00	0.58	(a)	0.00	(a)	0.58

Administrative Class
09/30/2003 +	10.02	0.11	(a)	(0.08	)(a)	0.03

03/31/2003	9.77	0.31	(a)	0.39	(a)	0.70

03/31/2002	9.98	0.42	(a)	0.12	(a)	0.54

03/31/2001	9.69	0.59	(a)	0.30	(a)	0.89

03/31/2000	9.95	0.52	(a)	(0.23	)(a)	0.29

03/31/1999	10.00	0.56	(a)	0.00	(a)	0.56

Low Duration Fund III
Institutional Class
09/30/2003 +	$10.24	$0.11	(a)	$(0.03	)(a)	$0.08

03/31/2003	9.99	0.39	(a)	0.47	(a)	0.86

03/31/2002	9.87	0.45	(a)	0.16	(a)	0.61

03/31/2001	9.66	0.64	(a)	0.21	(a)	0.85

03/31/2000	9.98	0.61	(a)	(0.32	)(a)	0.29

03/31/1999	10.05	0.60	(a)	0.00	(a)	0.60

Administrative Class
09/30/2003 +	10.24	0.10	(a)	(0.03	)(a)	0.07

03/31/2003	9.99	0.37	(a)	0.47	(a)	0.84

03/31/2002	9.87	0.43	(a)	0.16	(a)	0.59

03/31/2001	9.66	0.63	(a)	0.20	(a)	0.83

03/31/2000	9.98	0.57	(a)	(0.31	)(a)	0.26

03/19/1999 - 03/31/1999	9.97	0.02	(a)	0.01	(a)	0.03

Moderate Duration Fund
Institutional Class
09/30/2003 +	$10.46	$0.14	(a)	$0.15	(a)	$0.29

03/31/2003	10.03	0.43	(a)	0.72	(a)	1.15

03/31/2002	10.00	0.46	(a)	0.23	(a)	0.69

03/31/2001	9.52	0.64	(a)	0.47	(a)	1.11

03/31/2000	9.94	0.60	(a)	(0.42	)(a)	0.18

03/31/1999	10.14	0.60	(a)	0.07	(a)	0.67

+	Unaudited
*	Annualized
(a)	Per share amounts based on average number of shares outstanding during the period.
(b)	Ratio of expenses to average net assets excluding interest expense is 0.43%.

44	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Selected Per Share Data for the Year or Period Ended:	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains	Total Distributions	Net Asset Value End of Period	Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover Rate

Low Duration Fund
Institutional Class
09/30/2003 +	$(0.14)	$0.00	$(0.14)	$10.33	1.34%	$9,244,820	0.43	%*	2.08	%*	161%

03/31/2003	(0.39)	(0.14)	(0.53)	10.33	8.07	7,371,811	0.43		3.43		218

03/31/2002	(0.54)	(0.01)	(0.55)	10.06	5.91	4,230,041	0.43		5.30		569

03/31/2001	(0.67)	0.00	(0.67)	10.03	9.44	3,950,592	0.49	(b)	6.86		348

03/31/2000	(0.64)	0.00	(0.64)	9.81	3.56	3,440,455	0.51	(b)	6.40		82

03/31/1999	(0.65)	(0.06)	(0.71)	10.10	6.35	3,367,438	0.43		6.36		245

Administrative Class
09/30/2003 +	(0.12)	0.00	(0.12)	10.33	1.22	454,463	0.68	*	1.83	*	161

03/31/2003	(0.36)	(0.14)	(0.50)	10.33	7.81	396,817	0.68		3.20		218

03/31/2002	(0.51)	(0.01)	(0.52)	10.06	5.65	261,061	0.68		4.93		569

03/31/2001	(0.65)	0.00	(0.65)	10.03	9.17	151,774	0.74	(c)	6.31		348

03/31/2000	(0.61)	0.00	(0.61)	9.81	3.30	118,874	0.75	(c)	6.13		82

03/31/1999	(0.62)	(0.06)	(0.68)	10.10	6.09	128,212	0.68		6.09		245

Low Duration Fund II
Institutional Class
09/30/2003 +	$(0.14)	$0.00	$(0.14)	$9.92	0.43%	$526,390	0.50	%*	2.24	%*	158%

03/31/2003	(0.37)	(0.11)	(0.48)	10.02	7.53	476,083	0.50		3.34		293

03/31/2002	(0.51)	(0.27)	(0.78)	9.77	5.75	360,070	0.50		5.22		582

03/31/2001	(0.62)	0.00	(0.62)	9.98	9.74	636,542	0.50		6.37		382

03/31/2000	(0.57)	0.00	(0.57)	9.69	3.28	467,997	0.57	(e)	5.88		117

03/31/1999	(0.58)	(0.05)	(0.63)	9.95	5.89	414,463	0.57	(e)	5.79		322

Administrative Class
09/30/2003 +	(0.13)	0.00	(0.13)	9.92	0.31	1,501	0.75	*	2.21	*	158

03/31/2003	(0.34)	(0.11)	(0.45)	10.02	7.26	1,536	0.75		3.09		293

03/31/2002	(0.48)	(0.27)	(0.75)	9.77	5.48	626	0.75		4.19		582

03/31/2001	(0.60)	0.00	(0.60)	9.98	9.50	82	0.75		6.06		382

03/31/2000	(0.55)	0.00	(0.55)	9.69	3.01	71	1.17	(d)	5.30		117

03/31/1999	(0.56)	(0.05)	(0.61)	9.95	5.63	22,594	0.85	(d)	5.47		322

Low Duration Fund III
Institutional Class
09/30/2003 +	$(0.14)	$0.00	$(0.14)	$10.18	0.78%	$65,380	0.50	%*	2.24	%*	152%

03/31/2003	(0.42)	(0.19)	(0.61)	10.24	8.83	65,441	0.50		3.87		230

03/31/2002	(0.46)	(0.03)	(0.49)	9.99	6.33	57,195	0.51	(e)	4.54		598

03/31/2001	(0.64)	0.00	(0.64)	9.87	9.06	42,924	0.50		6.53		419

03/31/2000	(0.61)	0.00	(0.61)	9.66	2.98	32,349	0.55	(e)	6.20		87

03/31/1999	(0.60)	(0.07)	(0.67)	9.98	6.10	26,549	0.50		5.94		167

Administrative Class
09/30/2003 +	(0.13)	0.00	(0.13)	10.18	0.65	14	0.75	*	2.02	*	152

03/31/2003	(0.40)	(0.19)	(0.59)	10.24	8.57	17	0.75		3.68		230

03/31/2002	(0.44)	(0.03)	(0.47)	9.99	6.06	16	0.76	(d)	4.33		598

03/31/2001	(0.62)	0.00	(0.62)	9.87	8.82	11	0.75		6.49		419

03/31/2000	(0.58)	0.00	(0.58)	9.66	2.71	10	0.82	(d)	5.79		87

03/19/1999 - 03/31/1999	(0.02)	0.00	(0.02)	9.98	0.15	6	0.75	*	6.42	*	167

Moderate Duration Fund
Institutional Class
09/30/2003 +	$(0.18)	$0.00	$(0.18)	$10.57	2.76%	$1,404,798	0.45	%*	2.68	%*	122%

03/31/2003	(0.44)	(0.28)	(0.72)	10.46	11.75	1,085,141	0.45		4.15		458

03/31/2002	(0.47)	(0.19)	(0.66)	10.03	7.09	767,037	0.45		4.57		490

03/31/2001	(0.63)	0.00	(0.63)	10.00	12.09	576,911	0.45		6.54		377

03/31/2000	(0.60)	0.00	(0.60)	9.52	1.86	387,126	0.47	(f)	6.16		129

03/31/1999	(0.60)	(0.27)	(0.87)	9.94	6.70	317,400	0.45		5.94		169

(c)	Ratio of expenses to average net assets excluding interest expense is 0.68%.
(d)	Ratio of expenses to average net assets excluding interest expense is 0.75%.
(e)	Ratio of expenses to average net assets excluding interest expense is 0.50%.
(f)	Ratio of expenses to average net assets excluding interest expense is 0.45%.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	45

Financial Highlights (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss)		Net Realized/ Unrealized Gain (Loss) on Investments		Total Income from Investment Operations

Money Market Fund
Institutional Class
09/30/2003 +	$1.00	$0.00	(a)	$0.00	(a)	$0.00

03/31/2003	1.00	0.01	(a)	0.00	(a)	0.01

03/31/2002	1.00	0.03	(a)	0.00	(a)	0.03

03/31/2001	1.00	0.06	(a)	0.00	(a)	0.06

03/31/2000	1.00	0.05	(a)	0.00	(a)	0.05

03/31/1999	1.00	0.05	(a)	0.00	(a)	0.05

Administrative Class
09/30/2003 +	1.00	0.00	(a)	0.00	(a)	0.00

03/31/2003	1.00	0.01	(a)	0.00	(a)	0.01

03/31/2002	1.00	0.03	(a)	0.00	(a)	0.03

03/31/2001	1.00	0.06	(a)	0.00	(a)	0.06

03/31/2000	1.00	0.05	(a)	0.00	(a)	0.05

03/31/1999	1.00	0.05	(a)	0.00	(a)	0.05

Municipal Bond Fund
Institutional Class
09/30/2003 +	$10.18	$0.21	(a)	$0.02	(a)	$0.23

03/31/2003	10.03	0.46	(a)	0.18	(a)	0.64

03/31/2002	10.02	0.50	(a)	0.12	(a)	0.62

03/31/2001	9.47	0.48	(a)	0.54	(a)	1.02

03/31/2000	10.12	0.46	(a)	(0.65	)(a)	(0.19)

03/31/1999	9.97	0.45	(a)	0.14	(a)	0.59

Administrative Class
09/30/2003 +	10.18	0.19	(a)	0.02	(a)	0.21

03/31/2003	10.03	0.43	(a)	0.19	(a)	0.62

03/31/2002	10.02	0.45	(a)	0.15	(a)	0.60

03/31/2001	9.47	0.45	(a)	0.55	(a)	1.00

03/31/2000	10.12	0.44	(a)	(0.65	)(a)	(0.21)

09/30/1998 - 03/31/1999	10.25	0.21	(a)	(0.13	)(a)	0.08

New York Municipal Bond Fund
Institutional Class
09/30/2003 +	$10.68	$0.18	(a)	$0.08	(a)	$0.26

03/31/2003	10.35	0.44	(a)	0.45	(a)	0.89

03/31/2002	10.64	0.49	(a)	0.17	(a)	0.66

03/31/2001	9.94	0.45	(a)	0.79	(a)	1.24

08/31/1999 - 03/31/2000	10.00	0.23	(a)	(0.04	)(a)	0.19

Real Return Asset Fund
Institutional Class
09/30/2003 +	$11.14	$0.23	(a)	$0.46	(a)	$0.69

03/31/2003	9.50	0.51	(a)	1.74	(a)	2.25

11/12/2001 - 03/31/2002	10.00	0.05	(a)	(0.50	)(a)	(0.45)

Real Return Fund
Institutional Class
09/30/2003 +	$11.42	$0.23	(a)	$0.29	(a)	$0.52

03/31/2003	10.29	0.51	(a)	1.30	(a)	1.81

03/31/2002	10.40	0.42	(a)	0.06	(a)	0.48

03/31/2001	9.92	0.76	(a)	0.60	(a)	1.36

03/31/2000	9.83	0.68	(a)	0.11	(a)	0.79

03/31/1999	9.77	0.51	(a)	0.10	(a)	0.61

Administrative Class
09/30/2003 +	11.42	0.19	(a)	0.31	(a)	0.50

03/31/2003	10.29	0.50	(a)	1.28	(a)	1.78

03/31/2002	10.40	0.32	(a)	0.13	(a)	0.45

04/28/2000 - 03/31/2001	9.95	0.62	(a)	0.58	(a)	1.20

+ Unaudited
* Annualized
(a)	Per share amounts based on average number of shares outstanding during the period.
(b)	Ratio of expenses to average net assets excluding interest expense is 0.75%.
(c)	Ratio of expenses to average net assets excluding interest expense is 0.50%.
(d)	Ratio of expenses to average net assets excluding interest expense is 0.45%.
(e)	Ratio of expenses to average net assets excluding interest expense is 0.70%.

46	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Selected Per Share Data for the Year or Period Ended:	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains	Total Distributions	Net Asset Value End of Period	Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover Rate

Money Market Fund
Institutional Class
09/30/2003 +	$0.00	$0.00	$0.00	$1.00	0.41%	$169,961	0.35	%*	0.80	%*	N/A

03/31/2003	(0.01)	0.00	(0.01)	1.00	1.34	133,701	0.35		1.28		N/A

03/31/2002	(0.03)	0.00	(0.03)	1.00	2.91	104,369	0.35		2.87		N/A

03/31/2001	(0.06)	0.00	(0.06)	1.00	6.20	135,990	0.35		6.02		N/A

03/31/2000	(0.05)	0.00	(0.05)	1.00	5.21	305,016	0.35		5.04		N/A

03/31/1999	(0.05)	0.00	(0.05)	1.00	5.14	322,290	0.35		4.85		N/A

Administrative Class
09/30/2003 +	0.00	0.00	0.00	1.00	0.29	4,115	0.60	*	0.57	*	N/A

03/31/2003	(0.01)	0.00	(0.01)	1.00	1.08	17,522	0.60		1.14		N/A

03/31/2002	(0.03)	0.00	(0.03)	1.00	2.65	13,360	0.60		2.33		N/A

03/31/2001	(0.06)	0.00	(0.06)	1.00	5.94	7,165	0.60		5.75		N/A

03/31/2000	(0.05)	0.00	(0.05)	1.00	4.96	9,791	0.60		4.79		N/A

03/31/1999	(0.05)	0.00	(0.05)	1.00	4.93	9,273	0.60		4.44		N/A

Municipal Bond Fund
Institutional Class
09/30/2003 +	$(0.21)	$0.00	$(0.21)	$10.20	2.24%	$139,985	0.49	%*	4.03	%*	62%

03/31/2003	(0.46)	(0.03)	(0.49)	10.18	6.48	100,773	0.49		4.47		108

03/31/2002	(0.50)	(0.11)	(0.61)	10.03	6.32	51,622	0.50		4.95		231

03/31/2001	(0.47)	0.00	(0.47)	10.02	11.13	23,478	0.50		4.89		306

03/31/2000	(0.46)	0.00	(0.46)	9.47	(1.81)	5,684	0.50		4.80		145

03/31/1999	(0.44)	0.00	(0.44)	10.12	6.04	5,894	0.50		4.41		70

Administrative Class
09/30/2003 +	(0.19)	0.00	(0.19)	10.20	2.11	22,315	0.74	*	3.79	*	62

03/31/2003	(0.44)	(0.03)	(0.47)	10.18	6.22	69,661	0.74		4.22		108

03/31/2002	(0.48)	(0.11)	(0.59)	10.03	6.07	41,816	0.74		4.41		231

03/31/2001	(0.45)	0.00	(0.45)	10.02	10.86	4,811	0.75	(h)	4.66		306

03/31/2000	(0.44)	0.00	(0.44)	9.47	(2.07)	3,141	0.75	(h)	4.58		145

09/30/1998 - 03/31/1999	(0.21)	0.00	(0.21)	10.12	0.83	1,419	0.75	*	2.11	*	70

New York Municipal Bond Fund
Institutional Class
09/30/2003 +	$(0.18)	$0.00	$(0.18)	$10.76	2.47%	$2,540	0.47	%*	3.37	%*	88%

03/31/2003	(0.44)	(0.12)	(0.56)	10.68	8.79	3,108	0.48	(k)	4.10		227

03/31/2002	(0.49)	(0.46)	(0.95)	10.35	6.46	2,882	0.49		4.57		204

03/31/2001	(0.45)	(0.09)	(0.54)	10.64	12.77	3,753	0.50	(i)	4.41		973

08/31/1999 - 03/31/2000	(0.23)	(0.02)	(0.25)	9.94	1.93	3,058	0.49	*(j)	4.00	*	270

Real Return Asset Fund
Institutional Class
09/30/2003 +	$(0.30)	$0.00	$(0.30)	$11.53	6.24%	$212,547	0.66	%*(f)	4.05	%*	184%

03/31/2003	(0.56)	(0.05)	(0.61)	11.14	24.35	70,886	0.68		4.77		157

11/12/2001 - 03/31/2002	(0.05)	0.00	(0.05)	9.50	(4.47)	20,747	0.75	*	1.31	*	107

Real Return Fund
Institutional Class
09/30/2003 +	$(0.25)	$0.00	$(0.25)	$11.69	4.58%	$2,540,565	0.46	%*(d)	4.06	%*	150%

03/31/2003	(0.53)	(0.15)	(0.68)	11.42	17.99	2,046,641	0.47	(d)	4.61		191

03/31/2002	(0.49)	(0.10)	(0.59)	10.29	4.68	1,250,056	0.47	(g)	4.08		237

03/31/2001	(0.80)	(0.08)	(0.88)	10.40	14.44	557,849	0.54	(c)	7.57		202

03/31/2000	(0.68)	(0.02)	(0.70)	9.92	8.37	207,826	0.53	(c)	6.91		253

03/31/1999	(0.55)	0.00	(0.55)	9.83	6.41	15,588	0.52	(c)	5.18		438

Administrative Class
09/30/2003 +	(0.23)	0.00	(0.23)	11.69	4.45	596,102	0.70	*(e)	3.33	*	150

03/31/2003	(0.50)	(0.15)	(0.65)	11.42	17.67	319,993	0.72	(e)	4.49		191

03/31/2002	(0.46)	(0.10)	(0.56)	10.29	4.39	298,192	0.71	(g)	3.07		237

04/28/2000 - 03/31/2001	(0.67)	(0.08)	(0.75)	10.40	12.70	51,359	0.80	*(b)	6.61	*	202

(f)	Ratio of expenses to average net assets excluding interest expense is 0.65%.
(g)	Effective October 1, 2001, the administrative expense was reduced to 0.20%.
(h)	Ratio of expenses to average net assets excluding interest expense is 0.74%.
(i)	Ratio of expenses to average net assets excluding interest expense is 0.49%.
(j)	If the investment manager did not reimburse expenses, the ratio of expenses to average net assets would have been 1.30%.
(k)	Ratio of expenses to average net assets excluding interest expense is 0.47%.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	47

Financial Highlights (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss)		Net Realized/ Unrealized Gain (Loss) on Investments		Total Income from Investment Operations

Real Return Fund II
Institutional Class
09/30/2003 +	$10.91	$0.17	(a)	$0.26	(a)	$0.43

03/31/2003	9.93	0.48	(a)	1.27	(a)	1.75

02/28/2002 - 03/31/2002	10.00	0.05	(a)	(0.07	)(a)	(0.02)

Short Duration Municipal Income Fund
Institutional Class
09/30/2003 +	$10.16	$0.11	(a)	$0.02	(a)	$0.13

03/31/2003	10.17	0.27	(a)	(0.02	)(a)	0.25

03/31/2002	10.16	0.38	(a)	0.05	(a)	0.43

03/31/2001	9.99	0.45	(a)	0.16	(a)	0.61

08/31/1999 - 03/31/2000	10.00	0.23	(a)	(0.01	)(a)	0.22

Administrative Class
09/30/2003 +	10.16	0.09	(a)	0.02	(a)	0.11

10/22/2002 - 03/31/2003	10.12	0.11	(a)	0.04	(a)	0.15

Short-Term Fund
Institutional Class
09/30/2003 +	$10.04	$0.08	(a)	$0.04	(a)	$0.12

03/31/2003	10.00	0.28	(a)	0.07	(a)	0.35

03/31/2002	10.03	0.39	(a)	0.02	(a)	0.41

03/31/2001	9.95	0.64	(a)	0.10	(a)	0.74

03/31/2000	10.03	0.59	(a)	(0.08	)(a)	0.51

03/31/1999	10.06	0.57	(a)	(0.02	)(a)	0.55

Administrative Class
09/30/2003 +	10.04	0.07	(a)	0.03	(a)	0.10

03/31/2003	10.00	0.25	(a)	0.08	(a)	0.33

03/31/2002	10.03	0.29	(a)	0.09	(a)	0.38

03/31/2001	9.95	0.60	(a)	0.12	(a)	0.72

03/31/2000	10.03	0.57	(a)	(0.09	)(a)	0.48

03/31/1999	10.06	0.54	(a)	(0.02	)(a)	0.52

StocksPLUS Fund
Institutional Class
09/30/2003 +	$7.72	$0.97	(a)	$0.44	(a)	$1.41

03/31/2003	10.11	(0.77	)(a)	(1.49	)(a)	(2.26)

03/31/2002	10.20	0.37	(a)	(0.21	)(a)	0.16

03/31/2001	14.15	0.06	(a)	(2.84	)(a)	(2.78)

03/31/2000	14.32	1.08	(a)	1.33	(a)	2.41

03/31/1999	14.09	0.97	(a)	1.32	(a)	2.29

Administrative Class
09/30/2003 +	7.57	0.66	(a)	0.71	(a)	1.37

03/31/2003	9.94	(0.75	)(a)	(1.50	)(a)	(2.25)

03/31/2002	10.08	0.30	(a)	(0.20	)(a)	0.10

03/31/2001	14.03	(0.07	)(a)	(2.72	)(a)	(2.79)

03/31/2000	14.25	1.10	(a)	1.23	(a)	2.33

03/31/1999	14.06	1.10	(a)	1.13	(a)	2.23

StocksPLUS Short Strategy Fund
Institutional Class
07/23/2003 - 09/30/2003 +	$10.00	$0.01	(a)	$0.15	(a)	$0.16

StocksPLUS Total Return Fund
Institutional Class
09/30/2003 +	$9.10	$0.04	(a)	$1.78	(a)	$1.82

06/28/2002 - 03/31/2003	10.00	0.11	(a)	(0.89	)(a)	(0.78)

+	Unaudited
*	Annualized
(a)	Per share amounts based on average number of shares outstanding during the period.
(b)	Ratio of expenses to average net assets excluding interest expense is 0.45%.

48	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Selected Per Share Data for the Year or Period Ended:	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains	Total Distributions	Net Asset Value End of Period	Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover Rate

Real Return Fund II
Institutional Class
09/30/2003 +	$(0.19)	$0.00	$(0.19)	$11.15	3.98%	$44,984	0.45	%*	3.11	%*	154%

03/31/2003	(0.49)	(0.28)	(0.77)	10.91	18.14	19,410	0.46	(b)	4.50		170

02/28/2002 - 03/31/2002	(0.05)	0.00	(0.05)	9.93	(0.22)	15,969	0.45	*	5.48	*	0

Short Duration Municipal Income Fund
Institutional Class
09/30/2003 +	$(0.11)	$0.00	$(0.11)	$10.18	1.25%	$81,328	0.39	%*	2.09	%*	109%

03/31/2003	(0.26)	0.00	(0.26)	10.16	2.52	75,543	0.39		2.64		152

03/31/2002	(0.38)	(0.04)	(0.42)	10.17	4.30	30,906	0.39		3.75		107

03/31/2001	(0.44)	0.00	(0.44)	10.16	6.22	13,645	0.40	(e)	4.48		208

08/31/1999 - 03/31/2000	(0.23)	0.00	(0.23)	9.99	2.19	10,725	0.39	*(f)	3.92	*	171

Administrative Class
09/30/2003 +	(0.09)	0.00	(0.09)	10.18	1.12	5,679	0.64	*	1.74	*	109

10/22/2002 - 03/31/2003	(0.11)	0.00	(0.11)	10.16	1.48	715	0.64	*	2.42	*	152

Short-Term Fund
Institutional Class
09/30/2003 +	$(0.10)	$0.00	$(0.10)	$10.06	1.15%	$2,542,076	0.45	%*	1.59	%*	112%

03/31/2003	(0.29)	(0.02)	(0.31)	10.04	3.60	1,720,546	0.45		2.76		77

03/31/2002	(0.42)	(0.02)	(0.44)	10.00	4.11	1,053,121	0.57	(b)	3.88		131

03/31/2001	(0.64)	(0.02)	(0.66)	10.03	7.65	524,693	1.01	(b)	6.42		121

03/31/2000	(0.59)	0.00	(0.59)	9.95	5.19	589,203	0.64	(b)	5.88		38

03/31/1999	(0.57)	(0.01)	(0.58)	10.03	5.63	495,752	0.45		5.66		47

Administrative Class
09/30/2003 +	(0.08)	0.00	(0.08)	10.06	1.03	396,617	0.70	*	1.33	*	112

03/31/2003	(0.27)	(0.02)	(0.29)	10.04	3.34	258,495	0.70		2.53		77

03/31/2002	(0.39)	(0.02)	(0.41)	10.00	3.85	290,124	0.74	(c)	2.88		131

03/31/2001	(0.62)	(0.02)	(0.64)	10.03	7.40	4,610	1.25	(c)	6.01		121

03/31/2000	(0.56)	0.00	(0.56)	9.95	4.91	15,137	0.89	(c)	5.67		38

03/31/1999	(0.54)	(0.01)	(0.55)	10.03	5.39	3,769	0.70		5.37		47

StocksPLUS Fund
Institutional Class
09/30/2003 +	$(0.15)	$0.00	$(0.15)	$8.98	18.21%	$422,506	0.65	%*	22.04	%*	119%

03/31/2003	(0.13)	0.00	(0.13)	7.72	(22.42)	329,912	0.65		(9.28)		282

03/31/2002	(0.25)	0.00	(0.25)	10.11	1.53	410,288	0.66	(d)	3.65		455

03/31/2001	(0.26)	(0.91)	(1.17)	10.20	(20.93)	420,050	0.65		0.48		270

03/31/2000	(1.10)	(1.48)	(2.58)	14.15	17.82	620,144	0.65		7.42		92

03/31/1999	(0.82)	(1.24)	(2.06)	14.32	17.65	512,953	0.65		6.92		81

Administrative Class
09/30/2003 +	(0.14)	0.00	(0.14)	8.80	18.09	412,860	0.90	*	15.05	*	119

03/31/2003	(0.12)	0.00	(0.12)	7.57	(22.66)	124,597	0.90		(9.28)		282

03/31/2002	(0.24)	0.00	(0.24)	9.94	0.92	80,683	0.90		2.98		455

03/31/2001	(0.25)	(0.91)	(1.16)	10.08	(21.21)	35,474	0.90		(0.55)		270

03/31/2000	(1.07)	(1.48)	(2.55)	14.03	17.31	28,403	0.90		7.61		92

03/31/1999	(0.80)	(1.24)	(2.04)	14.25	17.21	11,302	0.90		7.83		81

StocksPLUS Short Strategy Fund
Institutional Class
07/23/2003 - 09/30/2003 +	$(0.01)	$0.00	$(0.01)	$10.15	1.47%	$2,671	0.74	%*(g)	0.67	%*	40%

StocksPLUS Total Return Fund
Institutional Class
09/30/2003 +	$(0.02)	$0.00	$(0.02)	$10.90	20.02%	$64,849	0.74	%*	0.68	%*	116%

06/28/2002 - 03/31/2003	(0.08)	(0.04)	(0.12)	9.10	(7.83)	4,185	0.74	*	1.62	*	398

(c)	Ratio of expenses to average net assets excluding interest expense is 0.70%.
(d)	Ratio of expenses to average net assets excluding interest expense is 0.65%.
(e)	Ratio of expenses to average net assets excluding interest expense is 0.39%.
(f)	If the investment manager did not reimburse expenses, the ratio of expenses to average net assets would have been 0.62%.
(g)	Ratio of expenses to average net assets excluding interest expense is 0.71%.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	49

Financial Highlights (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss)		Net Realized/ Unrealized Gain (Loss) on Investments		Total Income from Investment Operations

Strategic Balanced Fund
Institutional Class
09/30/2003 +	$9.16	$0.16	(a)	$0.95	(a)	$1.11

03/31/2003	10.52	0.53	(a)	(1.56	)(a)	(1.03)

03/31/2002	10.46	0.45	(a)	(0.03	)(a)	0.42

03/31/2001	12.80	0.90	(a)	(1.88	)(a)	(0.98)

03/31/2000	12.76	0.80	(a)	0.44	(a)	1.24

03/31/1999	12.60	0.89	(a)	0.60	(a)	1.49

Administrative Class
09/30/2003 +	9.15	0.15	(a)	0.94	(a)	1.09

03/31/2003	10.51	0.53	(a)	(1.58	)(a)	(1.05)

03/31/2002	10.47	0.52	(a)	(0.14	)(a)	0.38

03/31/2001	12.79	0.90	(a)	(1.88	)(a)	(0.98)

06/30/1999 - 03/31/2000	13.17	0.62	(a)	0.07	(a)	0.69

Total Return Fund II
Institutional Class
09/30/2003 +	$10.36	$0.13	(a)	$0.13	(a)	$0.26

03/31/2003	10.10	0.39	(a)	0.71	(a)	1.10

03/31/2002	10.27	0.48	(a)	0.21	(a)	0.69

03/31/2001	9.67	0.62	(a)	0.60	(a)	1.22

03/31/2001	10.11	0.58	(a)	(0.44	)(a)	0.14

03/31/1999	10.26	0.59	(a)	0.17	(a)	0.76

Administrative Class
09/30/2003 +	10.36	0.11	(a)	0.13	(a)	0.24

03/31/2003	10.10	0.36	(a)	0.72	(a)	1.08

03/31/2002	10.27	0.45	(a)	0.21	(a)	0.66

03/31/2001	9.67	0.59	(a)	0.60	(a)	1.19

03/31/2001	10.11	0.55	(a)	(0.44	)(a)	0.11

03/31/1999	10.26	0.56	(a)	0.17	(a)	0.73

Total Return Fund III
Institutional Class
09/30/2003 +	$9.57	$0.15	(a)	$0.11	(a)	$0.26

03/31/2003	9.24	0.43	(a)	0.66	(a)	1.09

03/31/2002	9.19	0.51	(a)	0.19	(a)	0.70

03/31/2001	8.74	0.57	(a)	0.45	(a)	1.02

03/31/2000	9.27	0.55	(a)	(0.53	)(a)	0.02

03/31/1999	9.55	0.57	(a)	0.20	(a)	0.77

Administrative Class
09/30/2003 +	9.57	0.14	(a)	0.11	(a)	0.25

03/31/2003	9.24	0.40	(a)	0.66	(a)	1.06

03/31/2002	9.19	0.50	(a)	0.17	(a)	0.67

03/31/2001	8.74	0.55	(a)	0.45	(a)	1.00

03/31/2000	9.27	0.54	(a)	(0.54	)(a)	0.00

03/31/1999	9.55	0.55	(a)	0.20	(a)	0.75

Total Return Mortgage Fund
Institutional Class
09/30/2003 +	$10.75	$0.06	(a)	$0.14	(a)	$0.20

03/31/2003	10.35	0.26	(a)	0.71	(a)	0.97

03/31/2002	10.42	0.47	(a)	0.33	(a)	0.80

03/31/2001	9.97	0.63	(a)	0.63	(a)	1.26

03/31/2000	10.19	0.59	(a)	(0.21	)(a)	0.38

03/31/1999	10.24	0.58	(a)	0.05	(a)	0.63

Administrative Class
09/30/2003 +	10.75	0.05	(a)	0.14	(a)	0.19

03/31/2003	10.35	0.24	(a)	0.70	(a)	0.94

03/31/2002	10.31	0.10	(a)	0.04	(a)	0.14

+	Unaudited
*	Annualized
(a)	Per share amounts based on average number of shares outstanding during the period.

50	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Selected Per Share Data for the Year or Period Ended:	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains	Total Distributions	Net Asset Value End of Period	Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover Rate

Strategic Balanced Fund
Institutional Class
09/30/2003 +	$(0.46)	$0.00	$(0.46)	$9.81	12.02%	$26,899	0.05	%*	3.18	%*	16%

03/31/2003	(0.33)	0.00	(0.33)	9.16	(9.80)	27,595	0.05		5.59		36

03/31/2002	(0.36)	0.00	(0.36)	10.52	4.16	30,727	0.05		4.23		35

03/31/2001	(0.67)	(0.69)	(1.36)	10.46	(8.31)	47,236	0.43	(d)	7.31		651

03/31/2000	(0.74)	(0.46)	(1.20)	12.80	10.05	124,934	0.65		6.19		176

03/31/1999	(0.66)	(0.67)	(1.33)	12.76	12.36	97,945	0.65		7.00		82

Administrative Class
09/30/2003 +	(0.45)	0.00	(0.45)	9.79	11.81	5,574	0.30	*	3.10	*	16

03/31/2003	(0.31)	0.00	(0.31)	9.15	(10.02)	4,091	0.30		5.59		36

03/31/2002	(0.34)	0.00	(0.34)	10.51	3.75	1,588	0.30		4.93		35

03/31/2001	(0.65)	(0.69)	(1.34)	10.47	(8.34)	488	0.63	(d)	7.30		651

06/30/1999 - 03/31/2000	(0.61)	(0.46)	(1.07)	12.79	5.47	709	0.90	*	6.48	*	176

Total Return Fund II
Institutional Class
09/30/2003 +	$(0.15)	$0.00	$(0.15)	$10.47	2.48%	$2,267,709	0.50	%*	2.41	%*	159%

03/31/2003	(0.40)	(0.44)	(0.84)	10.36	11.23	2,186,008	0.50		3.74		222

03/31/2002	(0.48)	(0.38)	(0.86)	10.10	6.89	1,775,255	0.50		4.61		473

03/31/2001	(0.62)	0.00	(0.62)	10.27	13.02	1,606,998	0.51	(c)	6.24		566

03/31/2001	(0.58)	0.00	(0.58)	9.67	1.46	1,263,556	0.50		5.89		142

03/31/1999	(0.59)	(0.32)	(0.91)	10.11	7.46	986,690	0.50		5.65		213

Administrative Class
09/30/2003 +	(0.13)	0.00	(0.13)	10.47	2.36	122,569	0.75	*	2.17	*	159

03/31/2003	(0.38)	(0.44)	(0.82)	10.36	10.96	133,732	0.75		3.49		222

03/31/2002	(0.45)	(0.38)	(0.83)	10.10	6.64	111,068	0.75		4.31		473

03/31/2001	(0.59)	0.00	(0.59)	10.27	12.74	77,183	0.76	(b)	6.00		566

03/31/2001	(0.55)	0.00	(0.55)	9.67	1.20	56,755	0.75		5.56		142

03/31/1999	(0.56)	(0.32)	(0.88)	10.11	7.19	54,736	0.75		5.33		213

Total Return Fund III
Institutional Class
09/30/2003 +	$(0.16)	$0.00	$(0.16)	$9.67	2.77%	$1,164,112	0.50	%*	3.13	%*	88%

03/31/2003	(0.43)	(0.33)	(0.76)	9.57	12.20	982,838	0.50		4.52		221

03/31/2002	(0.51)	(0.14)	(0.65)	9.24	7.76	844,807	0.50		5.44		449

03/31/2001	(0.57)	0.00	(0.57)	9.19	12.15	868,757	0.50		6.46		581

03/31/2000	(0.55)	0.00	(0.55)	8.74	0.33	635,592	0.50		6.21		186

03/31/1999	(0.56)	(0.49)	(1.05)	9.27	8.20	488,243	0.50		5.85		216

Administrative Class
09/30/2003 +	(0.15)	0.00	(0.15)	9.67	2.64	4,748	0.75	*	2.89	*	88

03/31/2003	(0.40)	(0.33)	(0.73)	9.57	11.93	4,630	0.75		4.24		221

03/31/2002	(0.48)	(0.14)	(0.62)	9.24	7.42	1,167	0.75		5.36		449

03/31/2001	(0.55)	0.00	(0.55)	9.19	11.83	11,223	0.75		6.12		581

03/31/2000	(0.53)	0.00	(0.53)	8.74	0.08	10,144	0.75		6.11		186

03/31/1999	(0.54)	(0.49)	(1.03)	9.27	7.93	1,867	0.75		5.59		216

Total Return Mortgage Fund
Institutional Class
09/30/2003 +	$(0.14)	$0.00	$(0.14)	$10.81	1.88%	$67,121	0.51	%*(c)	1.14	%*	576%

03/31/2003	(0.30)	(0.27)	(0.57)	10.75	9.48	69,700	0.50		2.46		844

03/31/2002	(0.47)	(0.40)	(0.87)	10.35	7.86	20,635	0.50		4.44		1193

03/31/2001	(0.63)	(0.18)	(0.81)	10.42	13.14	20,314	0.50		6.22		848

03/31/2000	(0.59)	(0.01)	(0.60)	9.97	3.91	3,971	0.50		5.94		1476

03/31/1999	(0.58)	(0.10)	(0.68)	10.19	6.27	4,128	0.50		5.66		158

Administrative Class
09/30/2003 +	(0.13)	0.00	(0.13)	10.81	1.75	14,795	0.76	*(b)	0.91	*	576

03/31/2003	(0.27)	(0.27)	(0.54)	10.75	9.22	14,920	0.75		2.22		844

03/31/2002	(0.10)	0.00	(0.10)	10.35	1.38	8,479	0.75	*	3.24	*	1193

(b)	Ratio of expenses to average net assets excluding interest expense is 0.75%.
(c)	Ratio of expenses to average net assets excluding interest expense is 0.50%.
(d)	Effective September 29, 2000, the Strategic Balanced Fund did not incur advisory fee expenses.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	51

Statements of Assets and Liabilities

September 30, 2003 (Unaudited)

Amounts in thousands, except per share amounts

	All Asset Fund	California Intermediate Municipal Bond Fund	California Municipal Bond Fund	Commodity- RealReturn Strategy Fund	Convertible Fund	Diversified Income Fund	Emerging Markets Bond Fund

Assets:
Investments, at value	$600,065	$129,603	$15,057	$672,899	$15,494	$113,428	$1,269,998
Cash	1,011	154	0	1	176	2,415	261
Foreign currency, at value	0	0	0	0	13	0	0
Receivable for investments sold	66,498	0	600	13,189	629	280	260,047
Unrealized appreciation on forward foreign currency contracts	0	0	0	0	1	20	223
Receivable for Fund shares sold	7,983	45	301	10,172	0	1,434	4,375
Interest and dividends receivable	932	1,565	187	5,307	74	2,016	14,827
Variation margin receivable	0	0	0	140	0	0	0
Swap premiums paid	0	2,128	0	0	0	0	138
Unrealized appreciation on swap agreements	0	1,022	0	0	0	11	1,677
Unrealized appreciation on forward volatility options	0	0	0	0	0	0	0
Other assets	0	0	0	0	0	0	0

	676,489	134,517	16,145	701,708	16,387	119,604	1,551,546

Liabilities:
Payable for investments purchased	$69,591	$0	$0	$152,282	$1,974	$5,316	$525,663
Unrealized depreciation on forward foreign currency contracts	0	0	0	0	0	19	291
Payable for short sale	0	0	0	13,518	0	0	0
Due to Custodian	0	0	0	0	0	0	0
Written options outstanding	0	299	62	0	0	0	0
Payable for Fund shares redeemed	317	248	0	309	5	103	1,771
Dividends payable	0	90	6	0	0	15	517
Accrued investment advisory fee	136	26	3	173	5	25	335
Accrued administration fee	59	31	3	123	3	17	349
Accrued distribution fee	32	0	0	31	0	1	93
Accrued servicing fee	23	11	1	35	0	0	86
Variation margin payable	0	232	4	0	0	0	0
Recoupment payable to Manager	9	0	0	6	3	0	0
Swap premiums received	0	749	0	0	0	0	1
Unrealized depreciation on swap agreements	0	1,192	0	0	0	5	0
Other liabilities	0	0	0	976	0	0	0
	70,167	2,878	79	167,453	1,990	5,501	529,106

Net Assets	$606,322	$131,639	$16,066	$534,255	$14,397	$114,103	$1,022,440

Net Assets Consist of:
Paid in capital	$592,185	$130,525	$15,849	$502,885	$39,218	$112,251	$885,539
Undistributed (overdistributed) net investment income	1,750	300	2	18,571	649	1	23,110
Accumulated undistributed net realized gain (loss)	1,327	(1,544)	(91)	0	(25,214)	196	78,628
Net unrealized appreciation (depreciation)	11,060	2,358	306	12,799	(256)	1,655	35,163

	$606,322	$131,639	$16,066	$534,255	$14,397	$114,103	$1,022,440

Net Assets:
Institutional Class	$456,922	$72,109	$10,339	$322,103	$14,388	$108,561	$544,983
Administrative Class	7,703	2,123	10	10	9	0	19,151
Other Classes	141,697	57,407	5,717	212,142	0	5,542	458,306

Shares Issued and Outstanding:
Institutional Class	38,503	7,140	1,007	24,312	1,349	10,410	49,106
Administrative Class	649	210	1	1	1	0	1,726

Net Asset Value and Redemption Price Per Share (Net Assets Per Share Outstanding)
Institutional Class	$11.87	$10.10	$10.27	$13.25	$10.67	$10.43	$11.10
Administrative Class	11.87	10.10	10.27	13.24	10.85	0.00	11.10

Cost of Investments Owned	$589,004	$125,946	$14,697	$660,261	$15,746	$111,778	$1,236,450

Cost of Foreign Currency Held	$0	$0	$0	$0	$13	$0	$0

52	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Amounts in thousands, except per share amounts

	European Convertible Fund	Foreign Bond Fund	Global Bond Fund	Global Bond Fund II	GNMA Fund	High Yield Fund	Investment Grade Corporate Bond Fund	Long-Term U.S. Government Fund	Low Duration Fund	Low Duration Fund II

Assets:
Investments, at value	$34,745	$1,800,419	$753,466	$202,787	$975,172	$7,422,894	$30,525	$1,005,714	$15,593,013	$564,208
Cash	1	17	0	2,255	12,649	5,368	569	1,500	25,394	1,678
Foreign currency, at value	1,515	26,111	11,892	3,044	0	29,060	18	0	14,612	0
Receivable for investments sold	2,823	701,043	305,358	48,455	522,377	120,677	222	235,151	265,822	15,642
Unrealized appreciation on forward foreign currency contracts	160	428	6,892	31	0	0	0	0	0	0
Receivable for Fund shares sold	0	4,100	1,527	223	930	76,555	10	4,571	56,983	18
Interest and dividends receivable	210	26,603	11,407	2,573	825	147,411	441	8,151	52,678	1,956
Variation margin receivable	0	4,899	2,812	657	194	2,449	1	12,514	9,366	334
Swap premiums paid	0	7,458	6,308	1,826	316	1,885	3	0	1,498	0
Unrealized appreciation on swap agreements	0	17,030	5,417	1,691	0	1,598	0	0	1,151	3
Unrealized appreciation on forward volatility options	0	212	76	18	0	0	0	0	0	0
Other assets	0	0	0	4	0	0	0	262	0	0

	39,454	2,588,320	1,105,155	263,564	1,512,463	7,807,897	31,789	1,267,863	16,020,517	583,839

Liabilities:
Payable for investments purchased	$849	$515,944	$269,420	$33,630	$764,654	$191,006	$761	$292,810	$1,451,691	$53,826
Unrealized depreciation on forward foreign currency contracts	45	18,702	751	1,616	0	3,766	0	0	594	0
Payable for short sale	0	442,289	222,103	47,585	378,486	0	0	148,650	0	0
Due to Custodian	0	0	2,039	0	0	0	0	0	0	0
Written options outstanding	0	13,082	4,834	1,391	142	16,059	13	4,331	716	33
Payable for Fund shares redeemed	3,997	2,880	6,646	705	28,107	16,710	75	1,763	89,499	1,776
Dividends payable	0	346	155	38	89	12,068	8	354	4,810	85
Accrued investment advisory fee	15	303	108	34	73	1,462	6	155	2,831	114
Accrued administration fee	8	396	130	48	100	1,874	6	190	2,797	114
Accrued distribution fee	0	112	7	21	0	1,230	0	139	988	0
Accrued servicing fee	0	116	0	12	126	686	0	58	938	0
Variation margin payable	0	427	867	7	0	0	9	7,486	0	0
Recoupment payable to Manager	0	0	0	0	0	0	0	0	0	0
Swap premiums received	0	10,508	3,859	1,278	0	19	0	0	15	0
Unrealized depreciation on swap agreements	0	18,866	12,604	1,667	92	1,823	20	0	2,437	0
Other liabilities	0	2,293	1,478	195	0	16	3	0	6	0
	4,914	1,026,264	525,001	88,227	1,171,869	246,719	901	455,936	1,557,322	55,948

Net Assets	$34,540	$1,562,056	$580,154	$175,337	$340,594	$7,561,178	$30,888	$811,927	$14,463,195	$527,891

Net Assets Consist of:
Paid in capital	$33,314	$1,488,599	$507,718	$171,739	$337,251	$7,963,621	$29,627	$779,351	$14,295,985	$524,136
Undistributed (overdistributed) net investment income	46	(100,970)	(6,291)	(8,667)	83	(24,366)	464	3,674	53,677	1,633
Accumulated undistributed net realized gain (loss)	(117)	19,765	30,401	(4)	752	(626,567)	313	(7,996)	20,734	(2,508)
Net unrealized appreciation (depreciation)	1,297	154,662	48,326	12,269	2,508	248,490	484	36,898	92,799	4,630

	$34,540	$1,562,056	$580,154	$175,337	$340,594	$7,561,178	$30,888	$811,927	$14,463,195	$527,891

Net Assets:
Institutional Class	$34,540	$915,829	$540,152	$112,268	$116,379	$3,342,117	$30,877	$337,378	$9,244,820	$526,390
Administrative Class	0	50,389	40,002	10	0	692,313	11	171,938	454,463	1,501
Other Classes	0	595,838	0	63,059	224,215	3,526,748	0	302,611	4,763,912	0

Shares Issued and Outstanding:
Institutional Class	2,990	85,992	50,814	11,128	10,520	354,691	2,856	30,104	895,130	53,073
Administrative Class	0	4,731	3,763	0	0	73,474	1	15,342	44,003	151

Net Asset Value and Redemption Price Per Share (Net Assets Per Share Outstanding)
Institutional Class	$11.55	$10.65	$10.63	$10.09	$11.06	$9.42	$10.81	$11.21	$10.33	$9.92
Administrative Class	0.00	10.65	10.63	10.09	0.00	9.42	10.81	11.21	10.33	9.92

Cost of Investments Owned	$33,572	$1,633,476	$706,556	$190,178	$970,219	$7,184,486	$29,996	$983,768	$15,520,977	$560,200

Cost of Foreign Currency Held	$1,513	$25,959	$11,772	$3,027	$0	$28,748	$17	$0	$14,025	$0

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	53

Statements of Assets and Liabilities

September 30, 2003 (Unaudited)

Amounts in thousands, except per share amounts

	Low Duration Fund III	Moderate Duration Fund	Money Market Fund	Municipal Bond Fund	New York Municipal Bond Fund	Real Return Asset Fund	Real Return Fund

Assets:
Investments, at value	$70,052	$1,480,729	$460,232	$389,276	$20,822	$277,934	$10,404,796
Cash	1,223	4,509	5	320	4	1	764
Foreign currency, at value	100	1,077	0	0	0	0	1,824
Receivable for investments sold	1,330	52	0	3,492	997	5,997	917,761
Unrealized appreciation on forward foreign currency contracts	0	0	0	0	0	0	30
Receivable for Fund shares sold	1	15,853	3,501	1,017	250	5,731	42,199
Interest and dividends receivable	222	6,994	651	5,301	280	2,647	94,857
Variation margin receivable	72	2,757	0	0	0	72	4,885
Swap premiums paid	10	13	0	0	0	0	517
Unrealized appreciation on swap agreements	6	99	0	0	0	0	1,040
Other assets	0	0	0	0	0	0	0

	73,016	1,512,083	464,389	399,406	22,353	292,382	11,468,673

Liabilities:
Payable for investments purchased	$7,424	$103,918	$0	$22,166	$2,223	$73,310	$2,277,624
Unrealized depreciation on forward foreign currency contracts	4	177	0	0	0	0	2,257
Payable for short sale	0	0	0	0	0	6,153	824,331
Due to Custodian	0	0	0	0	0	0	0
Written options outstanding	4	0	0	1,259	57	0	636
Payable for Fund shares redeemed	128	1,582	5,698	526	120	7	30,897
Dividends payable	2	696	14	304	14	1	2,128
Interest payable	0	0	0	0	0	0	0
Accrued investment advisory fee	13	274	58	74	4	62	1,598
Accrued administration fee	13	219	124	97	6	39	2,073
Accrued distribution fee	0	0	13	66	0	0	1,377
Accrued servicing fee	0	0	33	42	3	0	993
Variation margin payable	18	0	0	843	15	0	521
Recoupment payable to Manager	0	0	0	0	0	4	2
Swap premiums received	0	21	0	0	0	0	1,866
Unrealized depreciation on swap agreements	16	398	0	0	0	0	2,273
Other liabilities	0	0	0	0	0	259	8,177
	7,622	107,285	5,940	25,377	2,442	79,835	3,156,753

Net Assets	$65,394	$1,404,798	$458,449	$374,029	$19,911	$212,547	$8,311,920

Net Assets Consist of:
Paid in capital	$64,075	$1,354,868	$458,424	$369,678	$19,587	$204,915	$7,658,173
Undistributed (over distributed) net investment income	360	6,366	7	(39)	(7)	199	88,523
Accumulated undistributed net realized gain (loss)	345	7,779	18	(6,399)	73	92	130,844
Net unrealized appreciation (depreciation)	614	35,785	0	10,789	258	7,341	434,380

	$65,394	$1,404,798	$458,449	$374,029	$19,911	$212,547	$8,311,920

Net Assets:
Institutional Class	$65,380	$1,404,798	$169,961	$139,985	$2,540	$212,547	$2,540,565
Administrative Class	14	0	4,115	22,315	0	0	596,102
Other Classes	0	0	284,373	211,729	17,371	0	5,175,253

Shares Issued and Outstanding:
Institutional Class	6,422	132,962	169,961	13,722	236	18,429	217,383
Administrative Class	1	0	4,115	2,188	0	0	51,005

Net Asset Value and Redemption Price Per Share (Net Assets Per Share Outstanding)
Institutional Class	$10.18	$10.57	$1.00	$10.20	$10.76	$11.53	$11.69
Administrative Class	10.18	0.00	1.00	10.20	0.00	0.00	11.69

Cost of Investments Owned	$69,525	$1,454,283	$460,232	$374,802	$20,468	$270,568	$9,966,650

Cost of Foreign Currency Held	$96	$1,041	$0	$0	$0	$0	$1,806

54	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Amounts in thousands, except per share amounts

	Real Return Fund II	Short Duration Municipal Income Fund	Short- Term Fund	StocksPLUS Fund	StocksPLUS Short Strategy Fund	StocksPLUS Total Return Fund	Strategic Balanced Fund	Total Return Fund II	Total Return Fund III	Total Return Mortgage Fund

Assets:
Investments, at value	$48,444	$406,858	$4,600,921	$1,254,403	$2,627	$52,539	$32,406	$2,564,092	$1,192,476	$482,479
Cash	1	409	13,124	1,859	0	0	0	27,558	75	527
Foreign currency, at value	0	0	10,045	1,172	0	79	0	0	522	0
Receivable for investments sold	1,445	18,402	360,160	182	0	0	81	5,448	3,619	238,220
Unrealized appreciation on forward foreign currency contracts	0	0	70	7	0	0	0	0	31	0
Receivable for Fund shares sold	0	1,811	19,292	12,183	0	14,534	118	1,348	23,031	971
Interest and dividends receivable	401	4,435	13,412	2,149	6	45	38	11,287	6,480	844
Variation margin receivable	18	0	4,383	137	40	43	0	5,168	2,491	82
Swap premiums paid	0	476	0	0	0	0	0	1,879	727	1,019
Unrealized appreciation on swap agreements	0	687	860	22	0	0	0	5,357	1,823	0
Other assets	0	0	20	0	0	0	0	0	0	0

	50,309	433,078	5,022,287	1,272,114	2,673	67,240	32,643	2,622,137	1,231,275	724,142

Liabilities:
Payable for investments purchased	$3,808	$20,159	$24,635	$49,792	$0	$357	$38	$209,273	$57,176	$391,406
Unrealized depreciation on forward foreign currency contracts	0	0	32	360	0	3	0	0	205	0
Payable for short sale	1,484	0	368,636	0	0	0	0	0	0	56,293
Due to Custodian	0	0	0	0	0	0	81	0	0	0
Written options outstanding	0	2,264	6,992	72	0	4	0	5,851	2,624	158
Payable for Fund shares redeemed	0	1,908	17,637	3,630	0	13	48	14,142	479	998
Dividends payable	0	109	1,037	0	0	0	0	698	495	48
Interest payable	0	0	0	10,160	0	0	0	0	0	0
Accrued investment advisory fee	8	65	897	383	1	17	0	470	217	55
Accrued administration fee	7	116	959	284	1	9	1	470	217	78
Accrued distribution fee	0	17	202	211	0	0	2	23	1	2
Accrued servicing fee	0	65	331	74	0	0	0	0	0	69
Variation margin payable	0	0	0	5,850	0	534	0	774	145	0
Recoupment payable to Manager	1	0	0	0	0	1	0	0	0	0
Swap premiums received	0	0	491	0	0	0	0	158	450	0
Unrealized depreciation on swap agreements	0	0	3,637	0	0	0	0	0	406	34
Other liabilities	17	0	819	234	0	0	0	0	0	0
	5,325	24,703	426,305	71,050	2	938	170	231,859	62,415	449,141

Net Assets	$44,984	$408,375	$4,595,982	$1,201,064	$2,671	$66,302	$32,473	$2,390,278	$1,168,860	$275,001

Net Assets Consist of:
Paid in capital	$42,362	$409,098	$4,584,158	$1,536,168	$2,631	$65,474	$50,664	$2,314,766	$1,115,868	$270,126
Undistributed (over distributed) net investment income	663	(26)	(3,938)	86,239	2	29	171	617	8,327	447
Accumulated undistributed net realized gain (loss)	116	(4,617)	(10,405)	(418,723)	(106)	1,243	(19,597)	3,462	7,424	1,836
Net unrealized appreciation (depreciation)	1,843	3,920	26,167	(2,620)	144	(444)	1,235	71,433	37,241	2,592

	$44,984	$408,375	$4,595,982	$1,201,064	$2,671	$66,302	$32,473	$2,390,278	$1,168,860	$275,001

Net Assets:
Institutional Class	$44,984	$81,328	$2,542,076	$422,506	$2,671	$64,849	$26,899	$2,267,709	$1,164,112	$67,121
Administrative Class	0	5,679	396,617	412,860	0	0	5,574	122,569	4,748	14,795
Other Classes	0	321,368	1,657,289	365,698	0	1,453	0	0	0	193,085

Shares Issued and Outstanding:
Institutional Class	4,035	7,988	252,750	47,027	263	5,952	2,742	216,665	120,374	6,207
Administrative Class	0	558	39,434	46,897	0	0	569	11,711	491	1,368

Net Asset Value and Redemption Price Per Share (Net Assets Per Share Outstanding)
Institutional Class	$11.15	$10.18	$10.06	$8.98	$10.15	$10.90	$9.81	$10.47	$9.67	$10.81
Administrative Class	0.00	10.18	10.06	8.80	0.00	0.00	9.79	10.47	9.67	10.81

Cost of Investments Owned	$46,640	$402,337	$4,590,824	$1,252,052	$2,622	$52,476	$31,170	$2,520,919	$1,167,707	$479,310

Cost of Foreign Currency Held	$0	$0	$9,913	$1,125	$0	$76	$0	$0	$504	$0

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	55

Statements of Operations

Amounts in thousands

	All Asset Fund	California Intermediate Municipal Bond Fund	California Municipal Bond Fund	Commodity- RealReturn Strategy Fund	Convertible Fund	Diversified Income Fund	Emerging Markets Bond Fund

	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Period from July 31, 2003 to September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)
Investment Income:
Interest, net of foreign taxes	$0	$3,466	$358	$4,098	$113	$343	$26,789
Dividends	5,883	0	0	0	153	0	170
Miscellaneous income	10	(2)	0	14,283	1	5	1,611
Total Income	5,893	3,464	358	18,381	267	348	28,570
Expenses:
Investment advisory fees	379	183	19	603	28	27	2,071
Administration fees	189	217	22	437	17	18	2,164
Distribution and/or servicing fees—Administrative Class	3	3	0	0	0	0	35
Distribution and/or servicing fees—Other Classes	130	79	7	263	0	2	1,054
Trustees’ fees	0	0	0	0	0	0	1
Organization costs	0	0	0	0	0	0	0
Interest expense	0	2	0	6	1	0	20
Miscellaneous expense	26	0	0	6	0	0	0

Total Expenses	727	484	48	1,315	46	47	5,345
Reimbursement by Manager	0	0	0	0	0	0	0

Net Expenses	727	484	48	1,315	46	47	5,345

Net Investment Income	5,166	2,980	310	17,066	221	301	23,225

Net Realized and Unrealized Gain (Loss):
Net realized gain (loss) on investments	1,498	1,180	24	157	(385)	217	77,790
Net realized gain (loss) on futures contracts, options and swaps	0	544	70	88	0	(1)	346
Net realized gain (loss) on foreign currency transactions	0	0	0	0	15	(20)	588
Net change in unrealized appreciation (depreciation) on investments	10,955	(2,093)	(100)	11,672	1,989	1,650	679
Net change in unrealized appreciation (depreciation) on futures contracts, options and swaps	0	(1,635)	(98)	491	0	6	3,991
Net change in unrealized appreciation (depreciation) on translation of assets and liabilities denominated in foreign currencies	0	0	0	0	(1)	(1)	(300)
Net Gain (Loss)	12,453	(2,004)	(104)	12,408	1,618	1,851	83,094

Net Increase in Assets Resulting from Operations	$17,619	$976	$206	$29,474	$1,839	$2,152	$106,319

56	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Amounts in thousands

	European Convertible Fund	Foreign Bond Fund	Global Bond Fund	Global Bond Fund II	GNMA Fund	High Yield Fund	Investment Grade Corporate Bond Fund

	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)
Investment Income:
Interest, net of foreign taxes	$174	$28,580	$11,000	$3,019	$3,075	$271,672	$751
Dividends	29	170	35	19	0	2,774	0
Miscellaneous income	0	(2,786)	(1,736)	(254)	0	4,153	(4)
Total Income	203	25,964	9,299	2,784	3,075	278,599	747
Expenses:
Investment advisory fees	47	1,841	680	217	462	8,714	36
Administration fees	24	2,408	816	307	646	11,164	36
Distribution and/or servicing fees—Administrative Class	0	57	51	0	0	746	0
Distribution and/or servicing fees—Other Classes	0	1,338	0	208	878	10,636	0
Trustees’ fees	0	2	1	0	1	10	0
Organization costs	0	0	0	0	0	0	0
Interest expense	0	3	0	0	6	5	3
Miscellaneous expense	0	0	0	0	0	0	0

Total Expenses	71	5,649	1,548	732	1,993	31,275	75
Reimbursement by Manager	0	0	0	0	0	0	0

Net Expenses	71	5,649	1,548	732	1,993	31,275	75

Net Investment Income	132	20,315	7,751	2,052	1,082	247,324	672

Net Realized and Unrealized Gain (Loss):
Net realized gain (loss) on investments	53	17,379	6,363	1,135	1,279	99,069	483
Net realized gain (loss) on futures contracts, options and swaps	0	(39,157)	(11,543)	(3,512)	(351)	(24,971)	(79)
Net realized gain (loss) on foreign currency transactions	52	17,436	25,554	2,475	0	(4,739)	1
Net change in unrealized appreciation (depreciation) on investments	960	(17,159)	(11,217)	(2,567)	2,300	290,378	333
Net change in unrealized appreciation (depreciation) on futures contracts, options and swaps	0	47,538	16,755	5,353	153	14,542	(17)
Net change in unrealized appreciation (depreciation) on translation of assets and liabilities denominated in foreign currencies	129	(32,122)	1,220	(2,932)	0	(7,698)	1
Net Gain (Loss)	1,194	(6,085)	27,132	(48)	3,381	366,581	722

Net Increase in Assets Resulting from Operations	$1,326	$14,230	$34,883	$2,004	$4,463	$613,905	$1,394

	Long- Term U.S. Government Fund	Low Duration Fund	Low Duration Fund II

	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)
Investment Income:
Interest, net of foreign taxes	$18,789	$167,424	$7,472
Dividends	0	213	89
Miscellaneous income	9	699	12
Total Income	18,798	168,336	7,573
Expenses:
Investment advisory fees	1,099	16,752	689
Administration fees	1,345	16,741	689
Distribution and/or servicing fees—Administrative Class	220	544	3
Distribution and/or servicing fees—Other Classes	1,053	11,290	0
Trustees’ fees	1	19	1
Organization costs	0	0	0
Interest expense	28	0	0
Miscellaneous expense	4	0	0

Total Expenses	3,750	45,346	1,382
Reimbursement by Manager	0	0	0

Net Expenses	3,750	45,346	1,382

Net Investment Income	15,048	122,990	6,191

Net Realized and Unrealized Gain (Loss):
Net realized gain (loss) on investments	(1,201)	34,770	(250)
Net realized gain (loss) on futures contracts, options and swaps	(15,038)	(13,035)	(2,217)
Net realized gain (loss) on foreign currency transactions	0	(1,101)	0
Net change in unrealized appreciation (depreciation) on investments	(5,574)	(11,984)	(3,239)
Net change in unrealized appreciation (depreciation) on futures contracts, options and swaps	24,267	18,782	622
Net change in unrealized appreciation (depreciation) on translation of assets and liabilities denominated in foreign currencies	0	1,299	0
Net Gain (Loss)	2,454	28,731	(5,084)

Net Increase in Assets Resulting from Operations	$17,502	$151,721	$1,107

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	57

Statements of Operations (Cont.)

Amounts in thousands

	Low Duration Fund III	Moderate Duration Fund	Money Market Fund	Municipal Bond Fund	New York Municipal Bond Fund	Real Return Asset Fund	Real Return Fund

	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)
Investment Income:
Interest	$822	$19,649	$2,688	$8,928	$362	$3,104	$177,604
Dividends	0	37	0	0	0	0	8
Miscellaneous income	1	105	0	0	0	479	(124)
Total Income	823	19,791	2,688	8,928	362	3,583	177,488
Expenses:
Investment advisory fees	75	1,577	348	492	24	301	9,661
Administration fees	75	1,261	754	645	34	188	12,733
Distribution and/or servicing fees—Administrative Class	0	0	12	61	0	0	597
Distribution and/or servicing fees—Other Classes	0	0	488	677	19	0	14,210
Trustees’ fees	0	2	1	1	0	0	11
Organization costs	0	0	0	0	0	0	1
Interest expense	0	0	1	2	0	7	321
Miscellaneous expense	0	0	0	0	0	4	0

Total Expenses	150	2,840	1,604	1,878	77	500	37,534
Reimbursement by Manager	0	0	(168)	0	0	0	0

Net Expenses	150	2,840	1,436	1,878	77	500	37,534

Net Investment Income	673	16,951	1,252	7,050	285	3,083	139,954

Net Realized and Unrealized Gain (Loss):
Net realized gain (loss) on investments	392	11,413	15	1,712	57	215	99,912
Net realized gain (loss) on futures contracts, options and swaps	(54)	(4,503)	0	2,081	173	112	13,757
Net realized gain (loss) on foreign currency transactions	(4)	(485)	0	0	0	0	(3,373)
Net change in unrealized appreciation (depreciation) on investments	(523)	(1,473)	0	1,557	28	4,123	53,591
Net change in unrealized appreciation (depreciation) on futures contracts, options and swaps	87	10,250	0	(4,539)	(141)	108	13,412
Net change in unrealized appreciation (depreciation) on translation of assets and liabilities denominated in foreign currencies	2	(98)	0	0	0	0	(2,175)
Net Gain (Loss)	(100)	15,104	15	811	117	4,558	175,124

Net Increase in Assets Resulting from Operations	$573	$32,055	$1,267	$7,861	$402	$7,641	$315,078

58	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Real Return Fund II	Short Duration Municipal Income Fund	Short-Term Fund	StocksPLUS Fund	StocksPLUS Short Strategy Fund

	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Period from July 23, 2003 to September 30, 2003 (Unaudited)
Investment Income:
Interest	$469	$4,765	$41,889	$9,724	$7
Dividends	0	0	0	29	0
Miscellaneous income	0	0	179	102,439	0
Total Income	469	4,765	42,068	112,192	7
Expenses:
Investment advisory fees	33	387	5,126	2,139	2
Administration fees	26	689	5,586	1,602	1
Distribution and/or servicing fees—Administrative Class	0	4	414	410	0
Distribution and/or servicing fees—Other Classes	0	473	2,777	1,258	0
Trustees’ fees	0	1	6	2	0
Organization costs	0	0	0	0	0
Interest expense	0	2	13	0	0
Miscellaneous expense	1	0	0	0	0

Total Expenses	60	1,556	13,922	5,411	3
Reimbursement by Manager	0	0	0	0	0

Net Expenses	60	1,556	13,922	5,411	3

Net Investment Income	409	3,209	28,146	106,781	4

Net Realized and Unrealized Gain (Loss):
Net realized gain (loss) on investments	111	1,265	(4,372)	(8)	(1)
Net realized gain (loss) on futures contracts, options and swaps	5	(313)	(23)	43,560	(105)
Net realized gain (loss) on foreign currency transactions	0	0	23	(302)	0
Net change in unrealized appreciation (depreciation) on investments	871	570	(4,372)	(525)	5
Net change in unrealized appreciation (depreciation) on futures contracts, options and swaps	77	(793)	21,861	1,491	139
Net change in unrealized appreciation (depreciation) on translation of assets and liabilities denominated in foreign currencies	0	0	194	(263)	0
Net Gain (Loss)	1,064	729	13,311	43,953	38

Net Increase in Assets Resulting from Operations	$1,473	$3,938	$41,457	$150,734	$42

	StocksPLUS Total Return Fund	Strategic Balanced Fund	Total Return Fund II	Total Return Fund III	Total Return Mortgage Fund

	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)	Six Months Ended September 30, 2003 (Unaudited)
Investment Income:
Interest	$219	$0	$34,587	$19,106	$2,393
Dividends	0	564	0	0	0
Miscellaneous income	0	0	69	89	124
Total Income	219	564	34,656	19,195	2,517
Expenses:
Investment advisory fees	75	0	2,972	1,318	374
Administration fees	38	9	2,972	1,318	536
Distribution and/or servicing fees—Administrative Class	0	6	169	6	18
Distribution and/or servicing fees—Other Classes	0	0	0	0	473
Trustees’ fees	0	0	3	1	0
Organization costs	0	0	0	0	0
Interest expense	0	0	0	0	20
Miscellaneous expense	1	0	0	0	0

Total Expenses	114	15	6,116	2,643	1,421
Reimbursement by Manager	0	0	0	0	0

Net Expenses	114	15	6,116	2,643	1,421

Net Investment Income	105	549	28,540	16,552	1,096

Net Realized and Unrealized Gain (Loss):
Net realized gain (loss) on investments	(84)	(876)	2,252	9,626	1,965
Net realized gain (loss) on futures contracts, options and swaps	1,732	0	(8,047)	(5,504)	(45)
Net realized gain (loss) on foreign currency transactions	0	0	0	(313)	0
Net change in unrealized appreciation (depreciation) on investments	27	4,073	4,048	(1,295)	1,190
Net change in unrealized appreciation (depreciation) on futures contracts, options and swaps	(577)	0	29,514	12,250	208
Net change in unrealized appreciation (depreciation) on translation of assets and liabilities denominated in foreign currencies	0	0	0	(621)	0
Net Gain (Loss)	1,098	3,197	27,767	14,143	3,318

Net Increase in Assets Resulting from Operations	$1,203	$3,746	$56,307	$30,695	$4,414

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	59

Statement of Changes in Net Assets

Amounts in thousands

	All Asset Fund		California Intermediate Municipal Bond Fund		California Municipal Bond Fund		Commodity- RealReturn Strategy Fund
	Six Months Ended September 30, 2003	Period from July 31, 2002 to March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Period from June 28, 2002 to March 31, 2003
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Increase (Decrease) in Net Assets from:
Operations:
Net investment income	$5,166	$1,547	$2,980	$6,255	$310	$691	$17,066	$837
Net realized gain (loss)	1,498	574	1,724	(2,972)	94	55	245	4,132
Net capital gain distributions received from underlying Funds	0	60	0	0	0	0	0	0
Net change in unrealized appreciation (depreciation)	10,955	105	(3,728)	3,841	(198)	311	12,163	636

Net increase (decrease) resulting from operations	17,619	2,286	976	7,124	206	1,057	29,474	5,605

Distributions to Shareholders:
From net investment income
Institutional Class	(4,171)	(1,097)	(1,711)	(4,228)	(202)	(472)	(1,201)	(1,981)
Administrative Class	(24)	0	(53)	(106)	0	(33)	0	0
Other Classes	(476)	0	(1,216)	(1,922)	(108)	(186)	(494)	(33)
From net realized capital gains
Institutional Class	0	0	0	(473)	0	(6)	0	0
Administrative Class	0	0	0	(10)	0	(1)	0	0
Other Classes	0	0	0	(279)	0	(3)	0	0
Tax basis return of capital
Institutional Class	0	0	0	0	0	0	0	0
Administrative Class	0	0	0	0	0	0	0	0
Other Classes	0	0	0	0	0	0	0	0

Total Distributions	(4,671)	(1,097)	(2,980)	(7,018)	(310)	(701)	(1,695)	(2,014)

Fund Share Transactions:
Receipts for shares sold
Institutional Class	395,061	174,182	7,906	38,932	1,296	4,612	254,581	208,023
Administrative Class	7,394	10	165	7,381	0	3,028	0	10
Other Classes	146,793	0	13,437	62,909	1,709	6,198	182,330	52,982

Issued as reinvestment of distributions
Institutional Class	3,966	1,056	1,507	4,250	202	467	1,047	1,923
Administrative Class	24	0	43	111	0	39	0	0
Other Classes	279	0	740	1,442	69	146	350	33

Cost of shares redeemed
Institutional Class	(105,964)	(23,791)	(25,520)	(38,028)	(384)	(5,738)	(42,702)	(124,933)
Administrative Class	0	0	(1,630)	(5,529)	0	(3,066)	0	0
Other Classes	(6,825)	0	(20,194)	(23,925)	(1,944)	(2,538)	(21,477)	(9,282)

Net increase (decrease) resulting from Fund share transactions	440,728	151,457	(23,546)	47,543	948	3,148	374,129	128,756

Total Increase (Decrease) in Net Assets	453,676	152,646	(25,550)	47,649	844	3,504	401,908	132,347

Net Assets:
Beginning of period	152,646	0	157,189	109,540	15,222	11,718	132,347	0
End of period*	$606,322	$152,646	$131,639	$157,189	$16,066	$15,222	$534,255	$132,347

*Including undistributed (overdistributed) net investment income of:	$1,750	$1,255	$300	$300	$2	$2	$18,571	$3,200

60	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Convertible Fund		Diversified Income Fund	Emerging Markets Bond Fund
	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Period from July 31, 2003 to September 30, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003
	(Unaudited)		(Unaudited)	(Unaudited)
Increase (Decrease) in Net Assets from:
Operations:
Net investment income	$221	$608	$301	$23,225	$25,152
Net realized gain (loss)	(370)	(615)	196	78,724	26,871
Net capital gain distributions received from underlying Funds	0	0	0	0	0
Net change in unrealized appreciation (depreciation)	1,988	(1,888)	1,655	4,370	20,864

Net increase (decrease) resulting from operations	1,839	(1,895)	2,152	106,319	72,887

Distributions to Shareholders:
From net investment income
Institutional Class	(231)	(515)	(290)	(12,399)	(16,778)
Administrative Class	0	0	0	(763)	(881)
Other Classes	0	(473)	(10)	(10,029)	(7,504)
From net realized capital gains
Institutional Class	0	0	0	0	(6,170)
Administrative Class	0	0	0	0	(438)
Other Classes	0	0	0	0	(3,065)
Tax basis return of capital
Institutional Class	0	0	0	0	0
Administrative Class	0	0	0	0	0
Other Classes	0	0	0	0	0

Total Distributions	(231)	(988)	(300)	(23,191)	(34,836)

Fund Share Transactions:
Receipts for shares sold
Institutional Class	5,677	2,167	106,705	445,123	426,153
Administrative Class	0	0	0	46,876	50,418
Other Classes	0	9,887	5,471	453,357	327,863

Issued as reinvestment of distributions
Institutional Class	227	463	279	10,884	21,324
Administrative Class	0	0	0	732	1,319
Other Classes	0	317	6	7,494	7,680

Cost of shares redeemed
Institutional Class	(4,592)	(4,574)	(185)	(402,164)	(203,056)
Administrative Class	0	0	0	(64,106)	(32,834)
Other Classes	0	(29,181)	(25)	(309,218)	(141,685)

Net increase (decrease) resulting from Fund share transactions	1,312	(20,921)	112,251	188,978	457,182

Total Increase (Decrease) in Net Assets	2,920	(23,804)	114,103	272,106	495,233

Net Assets:
Beginning of period	11,477	35,281	0	750,334	255,101
End of period*	$14,397	$11,477	$114,103	$1,022,440	$750,334

*Including undistributed (overdistribu ted) net investment income of:	$649	$659	$1	$23,110	$23,076

	European Convertible Fund		Foreign Bond Fund
	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003
	(Unaudited)		(Unaudited)
Increase (Decrease) in Net Assets from:
Operations:
Net investment income	$132	$47	$20,315	$37,161
Net realized gain (loss)	105	(50)	(4,342)	(131,236)
Net capital gain distributions received from underlying Funds	0	0	0	0
Net change in unrealized appreciation (depreciation)	1,089	397	(1,743)	186,695

Net increase (decrease) resulting from operations	1,326	394	14,230	92,620

Distributions to Shareholders:
From net investment income
Institutional Class	(143)	(93)	(13,874)	(16,919)
Administrative Class	0	0	(668)	(681)
Other Classes	0	0	(7,201)	(7,590)
From net realized capital gains
Institutional Class	0	0	0	(16,741)
Administrative Class	0	0	0	(713)
Other Classes	0	0	0	(9,045)
Tax basis return of capital
Institutional Class	0	0	0	(8,679)
Administrative Class	0	0	0	(349)
Other Classes	0	0	0	(3,893)

Total Distributions	(143)	(93)	(21,743)	(64,610)

Fund Share Transactions:
Receipts for shares sold
Institutional Class	38,865	482	246,530	442,284
Administrative Class	0	0	54,950	31,919
Other Classes	0	0	283,074	373,286

Issued as reinvestment of distributions
Institutional Class	143	93	12,979	39,568
Administrative Class	0	0	530	1,716
Other Classes	0	0	5,883	17,064

Cost of shares redeemed
Institutional Class	(10,034)	(1,550)	(139,815)	(210,786)
Administrative Class	0	0	(36,555)	(24,091)
Other Classes	0	(10)	(190,029)	(147,311)

Net increase (decrease) resulting from Fund share transactions	28,974	(985)	237,547	523,649

Total Increase (Decrease) in Net Assets	30,157	(684)	230,034	551,659

Net Assets:
Beginning of period	4,383	5,067	1,332,022	780,363
End of period*	$34,540	$4,383	$1,562,056	$1,332,022

*Including undistributed (overdistribu ted) net investment income of:	$46	$57	$(100,970)	$(99,542)

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	61

Statement of Changes in Net Assets (Cont.)

Amounts in thousands

	Global Bond Fund		Global Bond Fund II		GNMA Fund
	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003
	(Unaudited)		(Unaudited)		(Unaudited)
Increase (Decrease) in Net Assets from:
Operations:
Net investment income	$7,751	$17,593	$2,052	$3,757	$1,082	$3,131
Net realized gain (loss)	20,374	14,654	98	(8,685)	928	10,127
Net change in unrealized appreciation (depreciation)	6,758	56,859	(146)	14,759	2,453	183

Net increase resulting from operations	34,883	89,106	2,004	9,831	4,463	13,441

Distributions to Shareholders:
From net investment income
Institutional Class	(7,384)	(16,759)	(1,663)	(2,788)	(1,815)	(1,260)
Administrative Class	(552)	(929)	0	0	0	0
Other Classes	0	0	(642)	(969)	(2,507)	(2,897)
From net realized capital gains
Institutional Class	0	0	0	0	0	(1,218)
Administrative Class	0	0	0	0	0	0
Other Classes	0	0	0	0	0	(4,915)

Total Distributions	(7,936)	(17,688)	(2,305)	(3,757)	(4,322)	(10,290)

Fund Share Transactions:
Receipts for shares sold
Institutional Class	225,217	332,780	6,173	55,470	86,383	86,115
Administrative Class	22,764	53,200	10	0	0	0
Other Classes	0	0	26,240	45,846	52,650	281,721

Issued as reinvestment of distributions
Institutional Class	6,369	13,603	1,607	2,643	1,626	2,157
Administrative Class	528	924	0	0	0	0
Other Classes	0	0	459	684	1,866	5,965

Cost of shares redeemed
Institutional Class	(214,379)	(217,582)	(10,398)	(13,242)	(66,181)	(30,305)
Administrative Class	(22,996)	(25,210)	0	0	0	0
Other Classes	0	0	(16,932)	(13,770)	(87,365)	(95,879)

Net increase (decrease) resulting from Fund share transactions	17,503	157,715	7,159	77,631	(11,021)	249,774

Total Increase (Decrease) in Net Assets	44,450	229,133	6,858	83,705	(10,880)	252,925

Net Assets:
Beginning of period	535,704	306,571	168,479	84,774	351,474	98,549
End of period*	$580,154	$535,704	$175,337	$168,479	$340,594	$351,474

*Including undistributed (overdistributed) net investment income of:	$(6,291)	$(6,106)	$(8,667)	$(8,414)	$83	$3,323

62	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	High Yield Fund		Investment Grade Corporate Bond Fund		Long-Term U.S. Government Fund
	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003
	(Unaudited)		(Unaudited)		(Unaudited)
Increase (Decrease) in Net Assets from:
Operations:
Net investment income	$247,324	$348,570	$672	$1,442	$15,048	$29,744
Net realized gain (loss)	69,359	(256,235)	405	2,669	(16,239)	69,172
Net change in unrealized appreciation (depreciation)	297,222	184,090	317	189	18,693	29,032

Net increase resulting from operations	613,905	276,425	1,394	4,300	17,502	127,948

Distributions to Shareholders:
From net investment income
Institutional Class	(116,954)	(170,548)	(673)	(1,441)	(7,149)	(14,380)
Administrative Class	(21,698)	(38,364)	0	0	(3,126)	(4,867)
Other Classes	(109,365)	(140,367)	0	0	(4,935)	(10,309)
From net realized capital gains
Institutional Class	0	0	0	(900)	0	(15,929)
Administrative Class	0	0	0	(1)	0	(6,420)
Other Classes	0	0	0	0	0	(13,660)

Total Distributions	(248,017)	(349,279)	(673)	(2,342)	(15,210)	(65,565)

Fund Share Transactions:
Receipts for shares sold
Institutional Class	1,926,390	1,962,612	21,985	74,068	97,535	303,901
Administrative Class	467,459	300,325	0	10	68,774	182,204
Other Classes	1,786,124	1,783,827	0	0	80,916	330,291

Issued as reinvestment of distributions
Institutional Class	87,072	130,836	603	2,323	6,609	28,644
Administrative Class	21,295	37,913	0	1	3,121	11,268
Other Classes	67,073	81,904	0	0	3,538	17,200

Cost of shares redeemed
Institutional Class	(1,570,323)	(1,204,928)	(15,511)	(61,362)	(149,955)	(226,405)
Administrative Class	(265,092)	(512,623)	0	0	(69,326)	(96,136)
Other Classes	(1,136,085)	(852,118)	0	0	(117,800)	(258,634)

Net increase (decrease) resulting from Fund share transactions	1,383,913	1,727,748	7,077	15,040	(76,588)	292,333

Total Increase (Decrease) in Net Assets	1,749,801	1,654,894	7,798	16,998	(74,296)	354,716

Net Assets:
Beginning of period	5,811,377	4,156,483	23,090	6,092	886,223	531,507
End of period*	$7,561,178	$5,811,377	$30,888	$23,090	$811,927	$886,223

*Including undistributed (overdistributed) net investment income of:	$(24,366)	$(23,673)	$464	$465	$3,674	$3,836

	Low Duration Fund		Low Duration Fund II
	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003
	(Unaudited)		(Unaudited)
Increase (Decrease) in Net Assets from:
Operations:
Net investment income	$122,990	$268,061	$6,191	$14,613
Net realized gain (loss)	20,634	220,687	(2,467)	9,706
Net change in unrealized appreciation (depreciation)	8,097	134,508	(2,617)	6,572

Net increase resulting from operations	151,721	623,256	1,107	30,891

Distributions to Shareholders:
From net investment income
Institutional Class	(111,736)	(198,704)	(7,788)	(16,029)
Administrative Class	(5,258)	(10,989)	(29)	(32)
Other Classes	(45,201)	(82,293)	0	0
From net realized capital gains
Institutional Class	0	(76,428)	0	(5,237)
Administrative Class	0	(4,601)	0	(12)
Other Classes	0	(45,008)	0	0

Total Distributions	(162,195)	(418,023)	(7,817)	(21,310)

Fund Share Transactions:
Receipts for shares sold
Institutional Class	3,822,343	5,277,110	189,376	343,069
Administrative Class	136,600	227,757	2,563	1,128
Other Classes	1,930,050	3,669,526	0	0

Issued as reinvestment of distributions
Institutional Class	101,301	251,974	7,342	19,590
Administrative Class	4,037	11,189	24	36
Other Classes	31,606	84,620	0	0

Cost of shares redeemed
Institutional Class	(2,045,116)	(2,522,004)	(139,718)	(256,211)
Administrative Class	(82,542)	(111,086)	(2,605)	(270)
Other Classes	(1,381,765)	(1,197,197)	0	0

Net increase (decrease) resulting from Fund share transactions	2,516,514	5,691,889	56,982	107,342

Total Increase (Decrease) in Net Assets	2,506,040	5,897,122	50,272	116,923

Net Assets:
Beginning of period	11,957,155	6,060,033	477,619	360,696
End of period*	$14,463,195	$11,957,155	$527,891	$477,619

*Including undistributed (overdistributed) net investment income of:	$53,677	$92,882	$1,633	$3,259

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	63

Statement of Changes in Net Assets (Cont.)

Amounts in thousands

	Low Duration Fund III		Moderate Duration Fund		Money Market Fund
	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003
	(Unaudited)		(Unaudited)		(Unaudited)
Increase (Decrease) in Net Assets from:
Operations:
Net investment income	$673	$2,016	$16,951	$36,372	$1,252	$3,755
Net realized gain (loss)	334	1,414	6,425	35,005	15	77
Net change in unrealized appreciation (depreciation)	(434)	963	8,679	26,148	0	0

Net increase resulting from operations	573	4,393	32,055	97,525	1,267	3,832

Distributions to Shareholders:
From net investment income
Institutional Class	(819)	(2,134)	(21,159)	(37,361)	(666)	(1,461)
Administrative Class	0	(1)	0	0	(30)	(159)
Other Classes	0	0	0	0	(568)	(2,211)
From net realized capital gains
Institutional Class	0	(970)	0	(24,541)	0	0
Administrative Class	0	0	0	0	0	0
Other Classes	0	0	0	0	0	0

Total Distributions	(819)	(3,105)	(21,159)	(61,902)	(1,264)	(3,831)

Fund Share Transactions:
Receipts for shares sold
Institutional Class	19,540	30,206	625,096	668,413	352,080	388,622
Administrative Class	0	4	0	0	64,889	70,616
Other Classes	0	0	0	0	516,434	1,050,017

Issued as reinvestment of distributions
Institutional Class	799	3,018	18,580	56,970	1,070	1,633
Administrative Class	0	1	0	0	138	333
Other Classes	0	0	0	0	471	1,854

Cost of shares redeemed
Institutional Class	(20,154)	(26,265)	(334,915)	(442,902)	(316,894)	(360,923)
Administrative Class	(3)	(5)	0	0	(78,434)	(66,787)
Other Classes	0	0	0	0	(527,321)	(922,970)

Net increase (decrease) resulting from Fund share transactions	182	6,959	308,761	282,481	12,433	162,395

Total Increase (Decrease) in Net Assets	(64)	8,247	319,657	318,104	12,436	162,396

Net Assets:
Beginning of period	65,458	57,211	1,085,141	767,037	446,013	283,617
End of period*	$65,394	$65,458	$1,404,798	$1,085,141	$458,449	$446,013

*Including undistributed (overdistributed) net investment income of:	$360	$506	$6,366	$10,574	$7	$19

64	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Municipal Bond Fund		New York Municipal Bond Fund		Real Return Asset Fund
	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003
	(Unaudited)		(Unaudited)		(Unaudited)
Increase (Decrease) in Net Assets from:
Operations:
Net investment income	$7,050	$12,901	$285	$370	$3,083	$1,683
Net realized gain (loss)	3,793	(9,753)	230	90	327	110
Net change in unrealized appreciation (depreciation)	(2,982)	12,322	(113)	157	4,231	3,541

Net increase resulting from operations	7,861	15,470	402	617	7,641	5,334

Distributions to Shareholders:
From net investment income
Institutional Class	(2,472)	(3,733)	(52)	(115)	(3,083)	(1,683)
Administrative Class	(915)	(2,502)	0	0	0	0
Other Classes	(3,664)	(6,635)	(233)	(254)	0	0
From net realized capital gains
Institutional Class	0	(321)	0	(36)	0	(180)
Administrative Class	0	(190)	0	0	0	0
Other Classes	0	(638)	0	(115)	0	0

Total Distributions	(7,051)	(14,019)	(285)	(520)	(3,083)	(1,863)

Fund Share Transactions:
Receipts for shares sold
Institutional Class	80,182	115,297	338	2,313	147,630	63,435
Administrative Class	18,044	60,022	0	0	0	0
Other Classes	69,036	200,488	6,862	12,101	0	0

Issued as reinvestment of distributions
Institutional Class	1,874	2,833	22	73	3,053	1,855
Administrative Class	914	2,683	0	0	0	0
Other Classes	2,171	4,354	176	295	0	0

Cost of shares redeemed
Institutional Class	(43,409)	(69,635)	(945)	(2,240)	(13,580)	(18,622)
Administrative Class	(66,547)	(35,464)	0	0	0	0
Other Classes	(81,897)	(77,449)	(2,997)	(1,459)	0	0

Net increase (decrease) resulting from Fund share transactions	(19,632)	203,129	3,456	11,083	137,103	46,668

Total Increase (Decrease) in Net Assets	(18,822)	204,580	3,573	11,180	141,661	50,139

Net Assets:
Beginning of period	392,851	188,271	16,338	5,158	70,886	20,747
End of period*	$374,029	$392,851	$19,911	$16,338	$212,547	$70,886

*Including undistributed (overdistributed) net investment income of:	$(39)	$(38)	$(7)	$(7)	$199	$199

	Real Return Fund		Real Return Fund II
	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003
	(Unaudited)		(Unaudited)
Increase (Decrease) in Net Assets from:
Operations:
Net investment income	$139,954	$226,947	$409	$809
Net realized gain (loss)	110,296	188,639	116	1,138
Net change in unrealized appreciation (depreciation)	64,828	383,207	948	1,002

Net increase resulting from operations	315,078	798,793	1,473	2,949

Distributions to Shareholders:
From net investment income
Institutional Class	(46,257)	(83,070)	(409)	(809)
Administrative Class	(8,089)	(16,467)	0	0
Other Classes	(86,952)	(127,391)	0	0
From net realized capital gains
Institutional Class	0	(24,650)	0	(475)
Administrative Class	0	(5,521)	0	0
Other Classes	0	(53,018)	0	0

Total Distributions	(141,298)	(310,117)	(409)	(1,284)

Fund Share Transactions:
Receipts for shares sold
Institutional Class	1,046,648	1,578,139	24,272	1,588
Administrative Class	342,659	309,605	0	0
Other Classes	1,479,879	4,159,702	0	0

Issued as reinvestment of distributions
Institutional Class	42,993	99,596	410	1,283
Administrative Class	7,993	21,858	0	0
Other Classes	62,484	130,492	0	0

Cost of shares redeemed
Institutional Class	(654,699)	(1,046,132)	(172)	(1,095)
Administrative Class	(82,756)	(345,496)	0	0
Other Classes	(1,277,534)	(1,564,469)	0	0

Net increase (decrease) resulting from Fund share transactions	967,667	3,343,295	24,510	1,776

Total Increase (Decrease) in Net Assets	1,141,447	3,831,971	25,574	3,441

Net Assets:
Beginning of period	7,170,473	3,338,502	19,410	15,969
End of period*	$8,311,920	$7,170,473	$44,984	$19,410

*Including undistributed (overdistributed) net investment income of:	$88,523	$89,867	$663	$663

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	65

Statement of Changes in Net Assets (Cont.)

Amounts in thousands

	Short Duration Municipal Income Fund		Short-Term Fund		StocksPLUS Fund		StocksPLUS Short Strategy Fund
	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Period from July 23, 2003 to September 30, 2003
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Increase (Decrease) in Net Assets from:
Operations:
Net investment income (loss)	$3,209	$4,222	$28,146	$75,807	$106,781	$(78,683)	$4
Net realized gain (loss)	952	(5,568)	(4,372)	8,424	43,250	(115,876)	(106)
Net capital gain distributions received from underlying Funds	0	0	0	0	0	0	0
Net change in unrealized appreciation (depreciation)	(223)	3,931	17,683	15,946	703	(27,863)	144

Net increase (decrease) resulting from operations	3,938	2,585	41,457	100,177	150,734	(222,422)	42

Distributions to Shareholders:
From net investment income
Institutional Class	(789)	(1,442)	(20,399)	(41,096)	(6,766)	(4,838)	(2)
Administrative Class	(25)	(4)	(2,700)	(7,787)	(6,542)	(1,851)	0
Other Classes	(2,394)	(2,763)	(10,919)	(31,080)	(4,825)	(4,781)	0
From net realized capital gains
Institutional Class	0	0	0	(3,220)	0	0	0
Administrative Class	0	0	0	(591)	0	0	0
Other Classes	0	0	0	(2,991)	0	0	0

Total Distributions	(3,208)	(4,209)	(34,018)	(86,765)	(18,133)	(11,470)	(2)

Fund Share Transactions:
Receipts for shares sold
Institutional Class	26,191	66,983	1,960,057	1,925,237	126,330	117,741	2,629
Administrative Class	11,050	711	195,046	212,385	320,133	118,398	0
Other Classes	185,528	357,904	797,474	1,408,571	51,313	102,870	0

Issued as reinvestment of distributions
Institutional Class	714	1,448	16,942	38,058	6,597	4,772	2
Administrative Class	7	4	2,672	8,281	6,524	1,848	0
Other Classes	1,764	2,226	7,674	24,399	3,810	3,658	0

Cost of shares redeemed
Institutional Class	(21,277)	(23,503)	(1,159,470)	(1,302,537)	(93,205)	(106,319)	0
Administrative Class	(6,104)	0	(60,014)	(252,969)	(67,907)	(51,956)	0
Other Classes	(129,160)	(96,593)	(648,977)	(1,045,137)	(53,254)	(176,162)	0

Net increase (decrease) resulting from Fund share transactions	68,713	309,180	1,111,404	1,016,288	300,341	14,850	2,631

Total Increase (Decrease) in Net Assets	69,443	307,556	1,118,843	1,029,700	432,942	(219,042)	2,671

Net Assets:
Beginning of period	338,932	31,376	3,477,139	2,447,439	768,122	987,164	0
End of period*	$408,375	$338,932	$4,595,982	$3,477,139	$1,201,064	$768,122	$2,671

*Including undistributed (overdistributed) net investment income of:	$(26)	$(27)	$(3,938)	$1,934	$86,239	$(2,409)	$2

66	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	StocksPLUS Total Return Fund		Strategic Balanced Fund		Total Return Fund II
	Six Months Ended September 30, 2003	Period from June 28, 2002 to March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003
	(Unaudited)		(Unaudited)		(Unaudited)
Increase (Decrease) in Net Assets from:
Operations:
Net investment income (loss)	$105	$34	$549	$1,677	$28,540	$76,853
Net realized gain (loss)	1,648	(388)	(876)	(12,520)	(5,795)	99,070
Net capital gain distributions received from underlying Funds	0	0	0	219	0	0
Net change in unrealized appreciation (depreciation)	(550)	106	4,073	4,278	33,562	41,060

Net increase (decrease) resulting from operations	1,203	(248)	3,746	(6,346)	56,307	216,983

Distributions to Shareholders:
From net investment income
Institutional Class	(91)	(19)	(1,296)	(962)	(31,202)	(75,401)
Administrative Class	0	0	(236)	(54)	(1,726)	(4,161)
Other Classes	0	0	0	(700)	0	0
From net realized capital gains
Institutional Class	0	(17)	0	0	0	(83,888)
Administrative Class	0	0	0	0	0	(5,192)
Other Classes	0	0	0	0	0	0

Total Distributions	(91)	(36)	(1,532)	(1,716)	(32,928)	(168,642)

Fund Share Transactions:
Receipts for shares sold
Institutional Class	85,227	12,519	2,137	2,790	400,725	1,016,256
Administrative Class	0	0	2,087	3,440	23,845	72,989
Other Classes	1,510	0	0	8,942	0	0

Issued as reinvestment of distributions
Institutional Class	91	37	1,283	959	26,200	141,564
Administrative Class	0	0	236	54	1,720	9,282
Other Classes	0	0	0	514	0	0

Cost of shares redeemed
Institutional Class	(25,785)	(8,087)	(5,962)	(2,920)	(367,388)	(792,792)
Administrative Class	0	0	(1,208)	(771)	(37,943)	(62,223)
Other Classes	(38)	0	0	(34,623)	0	0

Net increase (decrease) resulting from Fund share transactions	61,005	4,469	(1,427)	(21,615)	47,159	385,076

Total Increase (Decrease) in Net Assets	62,117	4,185	787	(29,677)	70,538	433,417

Net Assets:
Beginning of period	4,185	0	31,686	61,363	2,319,740	1,886,323
End of period*	$66,302	$4,185	$32,473	$31,686	$2,390,278	$2,319,740

*Including undistributed (overdistributed) net investment income of:	$29	$15	$171	$1,154	$617	$5,005

	Total Return Fund III		Total Return Mortgage Fund
	Six Months Ended September 30, 2003	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Year Ended March 31, 2003
	(Unaudited)		(Unaudited)
Increase (Decrease) in Net Assets from:
Operations:
Net investment income (loss)	$16,552	$42,007	$1,096	$3,539
Net realized gain (loss)	3,809	38,876	1,920	8,598
Net capital gain distributions received from underlying Funds	0	0	0	0
Net change in unrealized appreciation (depreciation)	10,334	26,838	1,398	1,065

Net increase (decrease) resulting from operations	30,695	107,721	4,414	13,202

Distributions to Shareholders:
From net investment income
Institutional Class	(17,758)	(41,879)	(914)	(1,081)
Administrative Class	(78)	(86)	(174)	(237)
Other Classes	0	0	(2,166)	(2,991)
From net realized capital gains
Institutional Class	0	(32,460)	0	(1,150)
Administrative Class	0	(70)	0	(228)
Other Classes	0	0	0	(4,086)

Total Distributions	(17,836)	(74,495)	(3,254)	(9,773)

Fund Share Transactions:
Receipts for shares sold
Institutional Class	267,679	265,683	17,718	83,163
Administrative Class	2,186	3,950	68	5,890
Other Classes	0	0	66,466	236,892

Issued as reinvestment of distributions
Institutional Class	15,014	66,560	888	2,139
Administrative Class	68	113	174	465
Other Classes	0	0	1,852	5,892

Cost of shares redeemed
Institutional Class	(114,240)	(227,376)	(21,505)	(37,081)
Administrative Class	(2,174)	(662)	(456)	(246)
Other Classes	0	0	(90,248)	(82,084)

Net increase (decrease) resulting from Fund share transactions	168,533	108,268	(25,043)	215,030

Total Increase (Decrease) in Net Assets	181,392	141,494	(23,883)	218,459

Net Assets:
Beginning of period	987,468	845,974	298,884	80,425
End of period*	$1,168,860	$987,468	$275,001	$298,884

*Including undistributed (overdistributed) net investment income of:	$8,327	$9,611	$447	$2,605

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	67

Schedule of Investments

All Asset Fund

September 30, 2003 (Unaudited)

	Shares	Value (000s)

PIMCO FUNDS (a) 99.0%
CommodityRealReturn Strategy	3,822,808	$50,652
Emerging Markets Bond	2,239,829	24,862
European Convertible Bond	2,948,579	34,056
Global Bond	5,291	56
GNMA	3,299,988	36,498
High Yield	4,201,163	39,575
Low Duration	1,342,051	13,864
Real Return	12,530,505	146,482
Real Return Asset	14,906,520	171,872
StocksPLUS	2,144,552	19,258
StocksPLUS Total Return	5,769,707	62,890

Total Investments 99.0% (Cost $589,004)		$600,065
Other Assets and Liabilities (Net) 1.0%		6,257

Net Assets 100.0%		$606,322

Notes to Schedule of Investments:

(a)	Institutional Class shares of each PIMCO Fund.

68	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

California Intermediate Municipal Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

MUNICIPAL BONDS & NOTES 97.1%
California 77.0%
A B C California Unified School District General Obligation Bonds, (FGIC Insured), Series 2001
0.000% due 08/01/2030	$1,850	$435
0.000% due 08/01/2031	1,285	285
0.000% due 08/01/2032	1,965	412
0.000% due 08/01/2033	1,670	331
0.000% due 08/01/2034	1,755	330
Alameda, California Harbor Bay Business Park Assessment Revenue Bonds, Series 1998
5.500% due 09/02/2012	3,500	3,574
Anaheim, California Public Financing Authority Revenue Bonds, (AMBAC Insured), Series 1999
4.625% due 10/01/2027 (a)	150	160
Antioch, California Public Financing Authority Reassessment Revenue Bonds, Series 1998-B
5.500% due 09/02/2008	475	502
Association of Bay Area Governments Financing Authority for Non-Profit Corporations Revenue Bonds, (California Mtg. Insured), Series 2001
5.250% due 04/01/2026	2,000	2,017
Association of Bay Area Governments Financing Authority for Non-Profit Corporations Revenue Bonds, Series 2003
5.200% due 11/15/2022	2,000	2,004
Banning, California Unified School District General Obligation Bonds, (FSA Insured), Series 2003
4.000% due 08/01/2011	175	185
4.000% due 08/01/2012	225	234
California Educational Facilities Authority Revenue Bonds, Series 1997-A
5.700% due 10/01/2015	135	154
California Health Facilities Financing Authority Revenue Bonds, (AMBAC Insured), Series 1996-B
1.150% due 07/01/2012 (a)	1,400	1,400
California Health Facilities Financing Authority Revenue Bonds, (California Mtg. Insured), Series 2000
5.000% due 09/01/2010	350	378
California Housing Financial Agency Revenue Bonds, (AMBAC FHA Insured), Series 1996
5.950% due 02/01/2011	100	107
California Infrastructure & Economic Development Bank Insured Revenue Bonds, (AMBAC Insured), Series 2002
1.150% due 04/01/2042 (a)	1,400	1,400
California State Department of Water Resources Central Valley Project Revenue Bonds, Series 1997
5.000% due 12/01/2022	125	127
California State General Obligation Bonds, Series 1997-BL
5.300% due 12/01/2012	400	414
California State General Obligation Bonds, Series 2000
5.700% due 12/01/2032	160	164
California State Public Works Board Lease Revenue Bonds, Series 1994-A
6.375% due 11/01/2014	500	539
California Statewide Communities Development Authority Apartment Development Revenue Bonds, Series 1998-A-3
5.100% due 05/15/2025	$2,000	$2,128
California Statewide Communities Development Authority Certificates of Participation Bonds, (AMBAC Insured), Series 1995
1.200% due 07/01/2015 (a)	1,900	1,900
California Statewide Communities Development Authority Certificates of Participation Bonds, Series 1994
6.500% due 07/01/2015	1,000	1,061
California Statewide Communities Development Authority Revenue Bonds, (California Mtg. Insured), Series 2002
6.750% due 07/01/2032 (b)	2,705	2,778
California Statewide Communities Development Authority Revenue Bonds, Series 1998
5.250% due 05/15/2025	1,000	1,064
California Statewide Communities Development Authority Revenue Bonds, Series 2001
5.000% due 10/01/2018	2,000	2,033
California Statewide Communities Development Authority Revenue Bonds, Series 2002
5.500% due 08/15/2034	1,000	1,023
California Statewide Financing Authority Tobacco Settlement Revenue Bonds, Series 2002
4.600% due 05/01/2012	1,030	907
California Tobacco Securitization Agency Revenue Bonds, Series 2002
6.125% due 06/01/2043	1,000	811
Capistrano, California Unified School District Community Facilities Special Tax Bonds, Series 1997
7.100% due 09/01/2021	1,895	2,249
Capistrano, California Unified School District Community Facilities Special Tax Bonds, Series 1999
5.700% due 09/01/2020	1,500	1,493
Chico, California Public Financing Authority Revenue Bonds, (FSA Insured), Series 1996
5.200% due 04/01/2011	485	514
Chula Vista, California Special Tax Bonds, Series 2000-1
6.350% due 09/01/2017	230	239
6.400% due 09/01/2018	120	125
Contra Costa County Public Financing Authority Revenue Bonds, Series 2003
5.625% due 08/01/2033	2,000	2,001
Corona, California Community Facilities District Special Tax Bonds, Series 1998
5.875% due 09/01/2023	1,000	1,015
Corona, California CTFS Partner Clearwater Cogeneration Project, (MBIA Insured), Series 2003
5.000% due 09/01/2015	1,000	1,095
Evergreen, California School District General Obligation Bonds, (FGIC Insured), Series 2000-C
10.000% due 09/01/2005	465	542
10.000% due 09/01/2006	380	472
Foothill Eastern Transportation Corridor Agency California Toll Road Revenue Bonds, (MBIA-IBC Insured), Series 1999
0.000% due 01/15/2027	$2,500	$1,924
Foothill Eastern Transportation Corridor Agency California Toll Road Revenue Bonds, Series 1995
0.000% due 01/01/2026	1,000	313
Fresno, California Special Tax Bonds, Series 1998
4.750% due 09/01/2005	665	674
Golden State Tobacco Securitization Corp. Revenue Bonds, Series 2003
5.000% due 06/01/2021	7,700	7,568
Healdsburg, California Community Redevelopment Agency Tax Allocation Bonds, (MBIA Insured), Series 2002
5.000% due 08/01/2022	2,530	2,608
Irvine Ranch, California Water District General Obligation Bonds, (Helaba Insured), Series 1985
1.230% due 10/01/2009 (a)	500	500
Irvine Ranch, California Water District General Obligation Bonds, Series 1989
0.870% due 06/01/2015 (a)	1,300	1,300
Irvine Ranch, California Water District Revenue Bonds, (MBIA Insured), Series 1983
1.200% due 10/01/2005 (a)	835	835
Long Beach, California Harbor Revenue Bonds, (MBIA Insured), Series 1995
6.500% due 05/15/2005	220	238
Long Beach, California Harbor Revenue Bonds, Series 1993
4.700% due 05/15/2004	150	153
Los Altos, California School District General Obligation Bonds, Series 2001
5.000% due 08/01/2016	200	213
Los Angeles, California Department of Water & Power Revenue Bonds, (MBIA Insured), Series 2001
5.250% due 07/01/2013	1,500	1,677
Los Angeles, California State Building Authority Lease Revenue Bonds, Series 1999-A
4.600% due 10/01/2007	150	163
Los Angeles, California Unified School District General Obligation Bonds, (MBIA Insured), Series 1999-C
4.750% due 07/01/2010	30	33
Los Angeles, California Water & Power Revenue Bonds, Series 2001
1.180% due 07/01/2034 (a)	800	800
Lucia Mar Unified School District, California General Obligation Bonds, (FSA Insured), Series 2002
5.000% due 08/01/2022	1,215	1,256
Manhattan Beach, California Unified School District General Obligation Bonds, (FGIC Insured), Series 2002
0.000% due 09/01/2025	1,400	436
Metropolitan Water District Southern California General Obligation Bonds, Series 1993-A1
7.250% due 03/01/2007	150	178

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	69

Schedule of Investments (Cont.)

California Intermediate Municipal Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

Metropolitan Water District Southern California Revenue Inverse Floater Bonds, Series 1993
9.599% due 10/30/2020 (a)(h)	$600	$628
Metropolitan Water District Southern California Waterworks Revenue Bonds, (Lloyds TSB Bank PLC Insured), Series 2001
1.190% due 07/01/2036 (a)	800	800
Murrieta Valley, California Unified School District Special Tax Bonds, (Keybank N.A. Insured), Series 2001
6.350% due 09/01/2025	580	592
6.400% due 09/01/2031	700	715
Orange County, California Community Facilities District Special Tax Bonds, Series 2000
5.600% due 08/15/2011	455	471
5.700% due 08/15/2012	485	499
5.800% due 08/15/2013	600	616
6.200% due 08/15/2018	1,025	1,046
Orange County, California Local Transportation Authority Sales Tax Revenue Bonds, (AMBAC-TCRS Insured), Series 1992
6.200% due 02/14/2011 (h)	3,250	3,865
Orange County, California Revenue Bonds, (MBIA Insured), Series 1995-A
6.000% due 06/01/2010	1,000	1,188
Orange County, California Sanitation Districts Certificates of Participation Bonds, (AMBAC Insured), Series 1993
1.200% due 08/01/2016 (a)	1,200	1,200
Oxnard, California Improvement Bond Act 1915 Special Assessment Bonds, Series 1997
5.500% due 09/02/2004	1,130	1,156
Pacific Housing & Finance Agency, California Revenue Bonds, (MBIA Insured), Series 1999
4.625% due 12/01/2004	250	256
Pleasant Valley, California School District Ventura County General Obligation Bonds, (MBIA Insured), Series 2002
5.850% due 08/01/2031	2,500	2,918
Port of Oakland, California Revenue Bonds, (FGIC Insured), Series 2000
5.500% due 11/01/2009	500	573
Redding, California Electric System Revenue Certificates of Participation Bonds, (FGIC Insured), Series 1993
5.684% due 06/28/2019 (h)	500	510
Riverside County, California Asset Leasing Corp. Revenue Bonds, (MBIA Insured), Series 2000
5.200% due 11/01/2010	250	287
Sacramento, California Municipal Utility District Revenue Bonds, (FSA Insured), Series 2003
5.000% due 11/15/2008	500	570
Sacramento, California Municipal Utility District Revenue Bonds, Series 1983-M
9.000% due 04/01/2013	960	1,268
San Bernardino County, California Certificates of Participation Bonds, (MBIA Insured), Series 2002
5.000% due 07/01/2015	2,365	2,622
San Diego, California Unified School District General Obligation Bonds, (FSA Insured), Series 2001
5.000% due 07/01/2026	1,000	1,015
San Diego, California Unified School District General Obligation Bonds, (FSA Insured), Series 2003
5.000% due 07/01/2028	$950	$963
San Francisco, California City & County Airport Commission International Airport Revenue Bonds, (FGIC Insured), Series 1996-12-A
5.625% due 05/01/2005	400	426
San Francisco, California City & County Airport Commission International Airport Revenue Bonds, (FSA Insured), Series 1998-16A
5.500% due 05/01/2015	300	327
San Francisco, California City & County Airport Commission International Airport Revenue Bonds, (MBIA Insured), Series 1996-14A
8.000% due 05/01/2005	500	549
San Jose, California Multifamily Housing Revenue Bonds, (Bay View Bank & Federal Home Loan Bank Insured), Series 1999
4.950% due 06/01/2039	980	1,062
San Jose, California Redevelopment Agency Tax Allocation Bonds, (MBIA Insured), Series 1993
6.000% due 08/01/2010	600	711
San Jose, California Redevelopment Agency Tax Allocation Bonds, (MBIA Insured), Series 2002
5.000% due 08/01/2022	2,000	2,056
San Pablo, California Redevelopment Agency Revenue Bonds, Series 1979
8.000% due 10/01/2011	120	146
Santa Margarita/Dana Point Authority, California Revenue Bonds, (MBIA Insured), Series 1994-A
7.250% due 08/01/2006	150	174
South Tahoe, California Joint Powers Financing Authority Revenue Bonds, Series 1999-A
7.300% due 10/01/2007	150	159
South Tahoe, California Joint Powers Financing Authority Revenue Bonds, Series 2003
5.125% due 10/01/2009	500	500
Stockton, California Certificates of Participation Bonds, Series 1999
4.750% due 08/01/2006	120	130
Tulare County, California Certificates of Participation Bonds, (MBIA Insured), Series 1998
5.000% due 08/15/2013	3,225	3,597
University of California Revenue Bonds, (AMBAC Insured), Series 2003
5.000% due 05/15/2011	3,410	3,834
Vernon, California Electric Systems Revenue Bonds, Series 2003
5.000% due 04/01/2010	1,135	1,209
West Sacramento, California Financing Authority Revenue Bonds, (FGIC Insured), Series 2002
5.000% due 08/01/2032	2,675	2,704
Western Municipal Water Districts Authority Revenue Bonds, (FSA Insured), Series 2002
1.050% due 10/01/2032 (a)	$600	$600

		101,413

Illinois 1.2%
Illinois Educational Facilities Authority Revenue Bonds, Series 1993
9.770% due 07/01/2012 (a)	1,400	1,524

Louisiana 1.2%
Louisiana Tobacco Settlement Financing Corp. Revenue Bonds, Series 2001
5.875% due 05/15/2039	2,000	1,578

New Hampshire 2.3%
New Hampshire Health & Educational Facilities Authority Revenue Bonds, (AMBAC Insured), Series 2002
5.250% due 07/01/2014	2,690	3,034

New Jersey 0.3%
New Jersey Economic Development Authority Revenue Bonds, Series 1998
6.800% due 04/01/2018	250	272
Tobacco Settlement Financing Corp. Revenue Bonds, Series 2003
6.125% due 06/01/2024	150	138

		410

Puerto Rico 7.1%
Children Trust Fund Tobacco Settlement Revenue Bonds, Series 2002
5.000% due 05/15/2009	1,000	1,002
Puerto Rico Commonwealth Aqueduct & Sewer Authority Revenue Bonds, (FSA Surety Bond Insured), Series 1985-A
9.000% due 07/01/2009	3,360	3,749
Puerto Rico Commonwealth General Obligation Bonds, (MBIA Insured), Series 1995
5.200% due 07/01/2006	410	446
Puerto Rico Commonwealth IMPT General Obligation Bonds, (FGIC Insured), Series 2003
5.500% due 07/01/2012	1,000	1,163
Puerto Rico Commonwealth Infrastructure Financing Authority Revenue Bonds, (AMBAC Insured), Series 1998-A
5.250% due 07/01/2010	150	170
Puerto Rico Electric Power Authority Revenue Bonds, Series 1995-X
6.125% due 07/01/2021	500	555
Puerto Rico Highway & Transportation Authority Revenue Bonds, (FSA Insured), Series 2003
5.000% due 07/01/2026 (a)	1,175	1,317
Puerto Rico Industrial Tourist Educational, Medical & Environmental Control Facilities Revenue Bonds, Series 2000
5.300% due 11/15/2005	250	271
Puerto Rico Industrial Tourist Environmental Central Facilities Revenue Bonds, Series 2000
5.300% due 11/15/2004	150	157
Puerto Rico Public Finance Corp. Revenue Bonds, (AMBAC Insured), Series 1998-A
5.000% due 06/01/2007	500	558

		9,388

70	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

Texas 0.2%
Arlington, Texas Independent School District General Obligation Bonds, (PSF-GTD Insured), Series 2000
8.560% due 02/15/2024 (a)	$250	$258

Virgin Islands 4.6%
Virgin Islands Government Refinery Facility Revenue Bonds, Series 2002
6.500% due 07/01/2021	1,000	1,024
Virgin Islands Public Finance Authority Revenue Bonds, Series 1998-C
5.500% due 10/01/2007	1,500	1,656
5.500% due 10/01/2008	3,000	3,322

		6,002

Washington 3.2%
Tobacco Settlement Authority of Washington Revenue Bonds, Series 2002
6.625% due 06/01/2032	4,750	4,187

Total Municipal Bonds & Notes (Cost $124,136)		127,794

SHORT-TERM INSTRUMENTS 1.4%
Repurchase Agreement 0.1%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Federal Home Loan Bank 3.000% due 01/30/2004 valued at $167. Repurchase proceeds are $163.)	163	163

U.S. Treasury Bills 1.3%
1.002% due 12/11/2003-12/18/2003 (c)(d)(e)	1,650	1,646

Total Short-Term Instruments (Cost $1,810)		1,809

Total Investments 98.5% (Cost $125,946)		$129,603
Written Options (f) (0.2%) (Premiums $151)		(299)
Other Assets and Liabilities (Net) 1.7%		2,335

Net Assets 100.0%		$131,639

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Restricted security as of September 30, 2003:

(c)	Security, or a portion thereof, has been pledged as collateral for swap and swaption contracts. The aggregate market value for all securities pledged as collateral was $499 as of September 30, 2003.

(d)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(e)	Securities with an aggregate market value of $1,148 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized (Depreciation)

U.S. Treasury 30-Year Bond (12/2003)—Short	128	$(980)

(f)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Call—CBOT U.S. Treasury Note December Futures
Strike @ 112.000 Exp. 11/22/2003	121	$151	$299

(g)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation/ (Depreciation)

Receive a fixed rate equal to 4.000% and pay floating rate based on 3-month LIBOR.
Counterparty: Goldman Sachs & Co.
Exp. 12/17/2008	$34,000	$(1,192)
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 5.000%.	12,300	1,022
Counterparty: Bank of America, N.A.
Exp. 12/17/2023

		$(170)

(h)	Residual interest bond.

Issuer Description	Acquisition Date	Cost as of September 30, 2003	Market Value as of September 30, 2003	Market Value as Percentage of Net Assets

California Statewide Communities Development Authority Revenue Bonds, (California Mtg. Insured), Series 2002	02/07/2002-08/29/2002	$2,711	$2,778	2.10%

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	71

Schedule of Investments

California Municipal Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

MUNICIPAL BONDS & NOTES 90.8%
California 77.7%
Association of Bay Area Governments Financing Authority for Non-Profit Corporations Revenue Bonds, Series 2003
5.200% due 11/15/2022	$1,000	$1,002
California Infrastructure & Economic Development Bank Insured Revenue Bonds, (AMBAC Insured), Series 2002
1.150% due 04/01/2042 (a)	300	300
California State Department Water Center Revenue Bonds, Series 1993
8.375% due 12/01/2003	150	152
California Statewide Communities Development Authority Certificates of Participation Bonds, (AMBAC Insured), Series 1995
1.200% due 07/01/2015 (a)	350	350
California Statewide Communities Development Authority Revenue Bonds, (California Mtg. Insured), Series 2002
6.750% due 07/01/2032 (b)	400	411
California Statewide Communities Development Authority Revenue Bonds, Series 2001
5.125% due 10/01/2030	400	374
California Statewide Tobacco Settlement Financing Authority Revenue Bonds, Series 2002
4.875% due 05/01/2014	295	257
Capistrano, California Unified School District Community Facilities Special Tax Bonds, Series 1999
5.700% due 09/01/2020	400	398
Chula Vista, California Special Tax Bonds, Series 2000-1
6.400% due 09/01/2018	125	130
Corona, California Community Facilities District Special Tax Bonds, Series 1998
5.875% due 09/01/2023	150	152
East Bay, California Municipal Utility District Water System Revenue Bonds, Series 2002-A
1.050% due 06/01/2025 (a)	500	500
Foothill Eastern Transportation Corridor Agency California Toll Road Revenue Bonds, (MBIA-IBC Insured), Series 1999
0.000% due 01/15/2027	500	385
Fresno, California Unified School District General Obligation Bonds, (MBIA Insured), Series 2002
6.000% due 08/01/2026	500	590
Irvine Ranch, California Water District Revenue Bonds, (MBIA Insured), Series 1983
1.200% due 10/01/2005 (a)	200	200
Los Angeles, California Department of Water & Power Waterworks Revenue Bonds, (MBIA Insured), Series 1994
6.375% due 07/01/2034	350	370
Los Angeles, California Water & Power Revenue Bonds, (MBIA Insured), Series 2003
5.000% due 07/01/2011	500	563
Metropolitan Water District Southern California Revenue Inverse Floater Bonds, Series 1993
9.599% due 10/30/2020 (a)(f)	200	209
Murrieta Valley, California Unified School District Special Tax Bonds, (Keybank N.A. Insured), Series 2001
6.350% due 09/01/2025	$55	$56
Napa Valley, California Unified School District General Obligation Bonds, (MBIA Insured), Series 2003
5.000% due 08/01/2027	1,000	1,014
Orange County, California Local Transportation Authority Sale Tax Revenue Bonds, (AMBAC-TCRS Insured), Series 1992
6.200% due 02/14/2011	750	892
Orange County, California Revenue Bonds, (MBIA Insured), Series 1995-A
6.000% due 06/01/2010	400	475
Pioneers Memorial Healthcare District, California General Obligation Bonds, (AMBAC Insured), Series 1998
5.125% due 10/01/2024	400	407
Placer, California Unified High School District General Obligation Bonds, (FGIC Insured), Series 2000
0.000% due 08/01/2018	1,450	726
Pleasant Valley, California School District Ventura County General Obligation Bonds, (MBIA Insured), Series 2002
5.850% due 08/01/2031	500	584
San Bernardino County, California Certificates of Participation Bonds, (MBIA Insured), Series 2001
4.000% due 11/01/2012	50	52
San Diego, California Unified School District General Obligation Bonds, (FSA Insured), Series 2001
5.000% due 07/01/2026	250	254
San Diego, California Unified School District General Obligation Bonds, (FSA Insured), Series 2003
5.000% due 07/01/2028	650	659
San Joaquin Hills, California Transportation Corridor Agency Toll Road Revenue Bonds, (MBIA Insured), Series 1997
0.000% due 01/15/2032	500	108
San Jose, California Redevelopment Agency Tax Allocation Bonds, (MBIA Insured), Series 1993
6.000% due 08/01/2010	300	356
University of California Revenue Bonds, (AMBAC Insured), Series 2003
5.000% due 05/15/2011	500	562

		12,488

Louisiana 3.7%
Louisiana Tobacco Settlement Financing Corp. Revenue Bonds, Series 2001
5.875% due 05/15/2039	750	592

Massachusetts 0.7%
Massachusetts State College Building Authority Revenue Bonds, Series 2003
5.500% due 05/01/2033	100	110

New Jersey 3.4%
New Jersey Economic Development Authority Revenue Bonds, Series 1998
6.800% due 04/01/2018	500	543

Puerto Rico 1.2%
Puerto Rico Commonwealth Aqueduct & Sewer Authority Revenue Bonds, (FSA Surety Bond Insured), Series 1985-A
9.000% due 07/01/2009	$180	$201

Virgin Islands 4.1%
Virgin Islands Government Refinery Facility Revenue Bonds, Series 2002
6.500% due 07/01/2021	200	205
Virgin Islands Public Finance Authority Revenue Bonds, Series 1998-C
5.500% due 10/01/2008	405	448

		653

Total Municipal Bonds & Notes (Cost $14,697)		14,587

SHORT-TERM INSTRUMENTS 2.9%
Repurchase Agreement 0.6%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Federal Farm Credit Bank 2.500% due 03/15/2006 valued at $111. Repurchase proceeds are $106.)	106	106

U.S. Treasury Bills 2.3%
0.927% due 12/04/2003-12/18/2003 (c)(d)	365	364

Total Short-Term Instruments (Cost $470)		470

Total Investments 93.7% (Cost $14,697)		$15,057
Written Options (e) (0.4%) (Premiums $24)		(62)
Other Assets and Liabilities (Net) 6.7%		1,071

Net Assets 100.0%		$16,066

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Restricted security as of September 30, 2003:

Issuer Description	Acquisition Date	Cost as of September 30, 2003	Market Value as of September 30, 2003	Market Value as Percentage of Net Assets

California Statewide Communities Development Authority Revenue Bonds, (California Mtg. Insured), Series 2002	02/07/2002	$400	$411	2.6%

(c)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

72	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

(d)	Securities with an aggregate market value of $364 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized (Depreciation)

U.S. Treasury 30-Year Bond (12/2003)—Short	2	$(15)

(e)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Call—CBOT U.S. Treasury Note December Futures
Strike @ 112.000 Exp. 11/22/2003	25	$24	$62

(f)	Residual interest bond.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	73

Schedule of Investments

CommodityRealReturn Strategy Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)
CORPORATE BONDS & NOTES 2.6%
Banking & Finance 2.3%
CIT Group, Inc.
2.360% due 01/09/2004 (a)	$3,600	$3,611
Ford Motor Credit Co.
1.946% due 03/08/2004 (a)	2,800	2,802
3.227% due 10/25/2004 (a)	200	202
General Motors Acceptance Corp.
1.830% due 01/20/2004 (a)	2,200	2,202
Pemex Project Funding Master Trust
7.375% due 12/15/2014	250	270
8.625% due 02/01/2022	200	224
Phoenix Quake Wind Ltd.
3.515% due 07/03/2008 (a)	2,000	2,000
Residential Reinsurance Ltd.
6.090% due 06/08/2006 (a)	500	501
Studio RE Ltd.
6.210% due 07/07/2006 (a)	250	251
Travelers Property Casualty Corp.
3.750% due 03/15/2008	100	102

		12,165

Industrials 0.0%
DaimlerChrysler North America Holding Corp.
7.750% due 06/15/2005	100	109

Utilities 0.3%
Cleveland Electric Illuminating Co.
6.860% due 10/01/2008	100	111
Entergy Gulf States, Inc.
2.040% due 06/18/2007 (a)	1,500	1,504

		1,615

Total Corporate Bonds & Notes (Cost $13,850)		13,889

U.S. TREASURY OBLIGATIONS 115.6%
Treasury Inflation Protected Securities (c)
3.375% due 01/15/2007 (b)	85,189	93,735
3.625% due 01/15/2008	102,416	114,946
3.875% due 01/15/2009	69,521	79,438
4.250% due 01/15/2010	6,176	7,250
3.500% due 01/15/2011	4,755	5,382
3.375% due 01/15/2012 (b)	21,031	23,673
3.000% due 07/15/2012 (b)	130,490	142,968
1.875% due 07/15/2013	50,064	49,814
3.625% due 04/15/2028 (b)	36,569	44,077
3.875% due 04/15/2029	44,465	56,019

Total U.S. Treasury Obligations (Cost $604,797)		617,302

SOVEREIGN ISSUES 0.4%
Republic of Brazil
3.062% due 04/15/2006 (a)	240	235
2.187% due 04/15/2009 (a)	71	63
8.000% due 04/15/2014	616	566
11.000% due 08/17/2040	200	189
United Mexican States
6.375% due 01/16/2013	1,200	1,269

Total Sovereign Issues (Cost $2,226)		2,322

SHORT-TERM INSTRUMENTS 7.4%
Commercial Paper 6.8%
Fannie Mae
1.050% due 10/01/2003	$8,500	$8,500
1.130% due 02/18/2004	2,600	2,589
1.080% due 02/23/2004	9,500	9,457
1.115% due 02/25/2004	3,300	3,285
General Electric Capital Corp.
1.060% due 12/18/2003	5,000	4,988
1.120% due 01/21/2004	1,400	1,395
Royal Bank of Scotland PLC
1.055% due 12/16/2003	2,800	2,794
Shell Finance
1.100% due 03/16/2004	700	696
Westpac Trust Securities Ltd.
1.020% due 01/28/2004	2,300	2,292

		35,996

Repurchase Agreement 0.5%
State Street Bank
0.800% due 10/01/2003	2,767	2,767

(Dated 09/30/2003. Collateralized by Federal Home Loan Bank 2.250% due 08/13/2004 valued at $2,823. Repurchase proceeds are $2,767.)
U.S. Treasury Bill 0.1% (d)
1.010% due 12/18/2003	625	623

Total Short-Term Instruments (Cost $39,388)		39,386

Total Investments 126.0% (Cost $660,261)		$672,899
Other Assets and Liabilities (Net) (26.0%)		(138,644)

Net Assets 100.0%		$534,255

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security, or a portion thereof, has been purchased on a delayed delivery basis. The aggregate payable and market value for all securities purchased on a delayed delivery basis was $102,317 and $103,334, respectively, as of September 30, 2003.

(c)	Principal amount of security is adjusted for inflation.

(d)	Securities with an aggregate market value of $623 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation

U.S. Treasury 10-Year Note (12/2003)—Long	124	$730

(e)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation

Receive total return on Dow Jones - AIG Commodity Index and pay a floating rate based on 1-month Treasury Bill rate plus 0.640%.
Counterparty: AIG International Inc. Exp. 10/31/2003	$415,000	$0
Receive total return on Dow Jones - AIG Commodity Index and pay a floating rate based on 1-month Treasury Bill rate plus 0.670%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 10/31/2003	110,000	0

		$0

(f)	Short sales open at September 30, 2003 were as follows:

Type	Coupon(%)	Maturity	Par	Value	Proceeds

U.S. Treasury Note	3.000	11/15/2007	1,000	$1,021	$1,011
U.S. Treasury Note	4.000	11/15/2012	1,000	1,012	984
U.S. Treasury Note	4.250	08/15/2013	11,200	11,485	11,193

				$13,518	$13,188

74	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

Convertible Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)			Value (000s)

CORPORATE BONDS & NOTES 4.3%
Banking & Finance 0.8%
PTC International Finance II S.A.
11.250% due 12/01/2009		$100		$109

Industrials 3.5%
EchoStar DBS Corp.
5.000% due 10/01/2008 (a)		500		512

Total Corporate Bonds & Notes (Cost $611)				621

U.S. TREASURY OBLIGATIONS 3.2%
Treasury Inflation Protected Security (e)
3.875% due 04/15/2029 (b)		365		459

Total U.S. Treasury Obligations (Cost $458)				459

FOREIGN CURRENCY-DENOMINATED ISSUES (f)(g) 3.2%
Aspropulsion Capital BV
9.625% due 10/01/2013	EC	400		466

Total Foreign Currency-Denominated Issues (Cost $462)				466

COMMON STOCKS 0.0%
		Shares
Healthcare 0.0%
Elan Corp. PLC (c)		1		0

Total Common Stocks (Cost $0)				0

CONVERTIBLE PREFERRED STOCK 30.1%
Banking & Finance 19.3%
Equity Office Properties Trust
5.250% due 02/15/2008		8,000		394
Equity Residentials Properties Trust
7.250% due 12/31/2049		15,200		396
Ford Motor Co. Capital Trust II
6.500% due 01/15/2032		11,900		515
Household International, Inc.
8.875% due 02/15/2006		5,000		187
State Street Corp.
6.750% due 02/15/2006		2,000		448
Travelers Property Casualty Corp.
4.500% due 04/15/2032		20,000		459
Washington Mutual, Inc.
5.375% due 05/03/2041		7,000		378

				2,777

Consumer Discretionary 4.3%
General Motors Corp.
5.250% due 03/16/2032		27,000		620

Industrials 4.1%
Allied Waste Industries, Inc.
6.250% due 04/01/2006		5,000		311
Electronic Data Systems Corp.
7.625% due 08/17/2004		6,000		123
Xerox Corp.
6.250% due 07/01/2006		1,500		154

				588

Technology 2.4%
Northrop Grumman Corp.
7.000% due 04/04/2021		3,000		$354

Total Convertible Preferred Stock (Cost $4,407)				4,339

CONVERTIBLE BONDS & NOTES 66.8%
		Principal Amount (000s	)
Banking & Finance 12.3%
American International Group, Inc.
0.000% due 11/09/2031		$500		330
Countrywide Credit Industries, Inc.
0.000% due 02/08/2031		500		491
Fiat Finance Luxembourg S.A.
3.250% due 01/09/2007		200		198
PMI Group, Inc.
2.500% due 07/15/2021		150		159
SLM Corp.
1.060% due 07/25/2035 (a)		300		294
Wells Fargo & Co.
0.866% due 05/01/2033 (a)		300		293

				1,765

Capital Goods 2.7%
Amgen, Inc.
0.000% due 03/01/2032		500		383

Healthcare 13.6%
Allergan, Inc.
0.000% due 11/06/2022		500		491
Bausch & Lomb, Inc.
1.640% due 08/01/2023 (a)		150		158
Bristol-Myers Squibb Co.
2.000% due 09/15/2023 (a)		300		301
Duane Reade, Inc.
2.147% due 04/16/2022		350		182
Lifepoint Hospitals, Inc.
4.500% due 06/01/2009		200		189
Medtronic, Inc.
1.250% due 09/15/2021		400		411
Roche Holdings, Inc.
0.000% due 07/25/2021		400		231

				1,963

Industrials 28.8%
AirTran Holdings, Inc.
7.000% due 07/01/2023		130		241
Alza Corp.
0.000% due 07/28/2020		500		347
Brinker International, Inc.
0.000% due 10/10/2021		350		239
Costco Wholesale Corp.
0.000% due 08/19/2017		250		182
DDI Corp.
6.250% due 04/01/2007 (d)		500		103
EchoStar Communications Corp.
4.875% due 01/01/2007		250		256
Electronic Data Systems Corp.
3.875% due 07/15/2023		200		198
ExpressJet Holdings, Inc.
4.250% due 08/01/2023		$200		$210
L-3 Communications Holdings, Inc.
4.000% due 09/15/2011		400		410
Lowe’s Cos., Inc.
0.000% due 02/16/2021		500		433
Tech Data Corp.
2.000% due 12/15/2021		500		468
Tyco International Group S.A.
2.750% due 01/15/2018		500		551
Young & Rubicam, Inc.
3.000% due 01/15/2005		500		500

				4,138

Technology 2.6%
Advanced Micro Devices, Inc.
4.750% due 02/01/2022 (a)		200		179
Lockheed Martin Corp.
0.880% due 08/15/2033 (a)		200		199

				378

Utilities 6.8%
Adelphia Communications Corp.
6.000% due 02/15/2006 (d)		500		175
Centerpoint Energy, Inc.
3.750% due 05/15/2023		100		103
Liberty Media Corp.
4.000% due 11/15/2029		300		200
Nextel Communications, Inc.
5.250% due 01/15/2010		250		234
Rogers Communication, Inc.
2.000% due 11/26/2005		300		270

				982

Total Convertible Bonds & Notes (Cost $9,808)				9,609

Total Investments 107.6% (Cost $15,746)				$15,494
Other Assets and Liabilities (Net) (7.6%)				(1,097)

Net Assets 100.0%				$14,397

Notes to Schedule of Investments (amounts in thousands):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security, or a portion thereof, has been purchased on a delayed delivery basis. The aggregate payable and market value for all securities purchased on a delayed delivery basis was $458 and $459, respectively, as of September 30, 2003.

(c)	Non-income producing security.

(d)	Security is in default.

(e)	Principal amount of security is adjusted for inflation.

(f)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation

Buy	EC	49	11/2003	$1	$0	$1

(g)	Principal amount denoted in indicated currency:

EC—Euro

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	75

Schedule of Investments

Diversified Income Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 52.2%
Banking & Finance 15.4%
AIG SunAmerica Global Funding
6.900% due 03/15/2032	$220	$255
Bank of America Corp.
3.875% due 01/15/2008	120	124
5.875% due 02/15/2009	100	111
Bluewater Finance Ltd.
10.250% due 02/15/2012	250	255
Citigroup, Inc.
6.000% due 02/21/2012	250	277
7.750% due 12/01/2036	100	113
Deutsche Telekom International Finance BV
8.500% due 06/15/2010	480	588
8.750% due 06/15/2030	200	255
Ford Motor Credit Co.
7.250% due 10/25/2011	755	789
7.000% due 10/01/2013	600	605
Forest City Enterprises, Inc.
7.625% due 06/01/2015	225	235
General Motors Acceptance Corp.
7.000% due 02/01/2012	450	469
6.875% due 08/28/2012	330	342
Goldman Sachs Group, Inc.
5.700% due 09/01/2012	165	177
6.125% due 02/15/2033	45	46
Household Finance Corp.
7.000% due 05/15/2012	340	393
J.P. Morgan - HYDI
8.000% due 06/20/2008	2,475	2,524
J.P. Morgan Chase & Co.
6.625% due 03/15/2012	220	248
JSG Funding PLC
9.625% due 10/01/2012	260	286
Korea Development Bank
5.750% due 09/10/2013	485	514
MetLife, Inc.
5.375% due 12/15/2012	45	47
National Rural Utilities Cooperative Finance Corp.
7.250% due 03/01/2012	340	399
Pemex Project Funding Master Trust
8.000% due 11/15/2011	200	227
8.625% due 02/01/2022	783	877
Qwest Capital Funding, Inc.
7.900% due 08/15/2010	845	773
Rotech Healthcare, Inc.
9.500% due 04/01/2012	300	318
Targeted Return Index Securities Trust
1.511% due 05/15/2013	4,833	5,187
TD Funding Corp.
8.375% due 07/15/2011	225	243
UFJ Finance Aruba AEC
9.980% due 12/29/2049 (a)	450	489
Universal City Development Partners
11.750% due 04/01/2010	150	169
Ventas Capital Corp.
8.750% due 05/01/2009	150	164
Verizon Global Funding Corp.
6.875% due 06/15/2012	100	114

		17,613

Industrials 27.6%
Abitibi-Consolidated, Inc.
7.500% due 04/01/2028	25	23
8.850% due 08/01/2030	245	256
AEC Ironwood LLC
8.857% due 11/30/2025	221	228
Allbritton Communications Co.
7.750% due 12/15/2012	225	231
Allied Waste North America, Inc.
8.500% due 12/01/2008	345	374
10.000% due 08/01/2009	225	245
Amerada Hess Corp.
6.650% due 08/15/2011	$410	$450
7.300% due 08/15/2031	100	107
American Color Graphics
10.000% due 06/15/2010	225	239
American Media Operations, Inc.
10.250% due 05/01/2009	200	215
AmeriGas Partners LP
10.000% due 04/15/2006	225	242
AOL Time Warner, Inc.
6.875% due 05/01/2012	400	450
7.700% due 05/01/2032	200	230
Armor Holdings, Inc.
8.250% due 08/15/2013	225	239
Aviall, Inc.
7.625% due 07/01/2011	225	232
Beverly Enterprises, Inc.
9.625% due 04/15/2009	150	160
Boyd Gaming Corp.
7.750% due 12/15/2012	225	233
BRL Universal Equipment
8.875% due 02/15/2008	250	271
Building Materials Corp.
7.750% due 07/15/2005	175	178
Cadmus Communications Corp.
9.750% due 06/01/2009	225	238
Canwest Media, Inc.
10.625% due 05/15/2011	225	256
Charter Communications Holdings LLC
10.000% due 04/01/2009	150	119
Chesapeake Energy Corp.
8.500% due 03/15/2012	300	319
Circus & Eldorado Joint Venture Silver Legacy Capital Corp.
10.125% due 03/01/2012	100	100
Clear Channel Communications, Inc.
7.650% due 09/15/2010	340	404
Comcast Cable Communications, Inc.
6.200% due 11/15/2008	100	111
6.875% due 06/15/2009	295	337
Comcast Corp.
6.500% due 01/15/2015	100	110
7.050% due 03/15/2033	200	220
Commonwealth Brands, Inc.
9.750% due 04/15/2008	350	378
Continental Airlines, Inc.
7.373% due 12/15/2015	225	171
Cox Communications, Inc.
7.750% due 08/15/2006	270	309
Crown European Holdings S.A.
9.500% due 03/01/2011	165	178
10.875% due 03/01/2013	100	111
CSC Holdings, Inc.
8.125% due 08/15/2009	335	347
7.625% due 04/01/2011	200	200
DaimlerChrysler North America Holding Corp.
7.300% due 01/15/2012	90	101
8.500% due 01/18/2031	340	399
Dex Media East LLC
9.875% due 11/15/2009	325	370
Dex Media West LLC
8.500% due 08/15/2010	225	246
9.875% due 08/15/2013	155	176
Dimon, Inc.
7.750% due 06/01/2013	100	103
Dobson Communications Corp.
8.875% due 10/01/2013	300	305
Domino’s, Inc.
8.250% due 07/01/2011	225	239
Dow Chemical Co.
5.750% due 12/15/2008	105	114
6.000% due 10/01/2012	250	263
Dresser, Inc.
9.375% due 04/15/2011	$300	$316
Duke Energy Field Services LLC
7.500% due 08/16/2005	245	269
5.625% due 11/30/2012	225	235
Dura Operating Corp.
8.625% due 04/15/2012	255	266
Dynegy Danskammer & Roseton LLC
7.270% due 11/08/2010	100	95
Dynegy Holdings, Inc.
9.875% due 07/15/2010	550	550
El Paso Corp.
7.875% due 06/15/2012	220	186
Equistar Chemicals LP
10.125% due 09/01/2008	255	254
Extended Stay America, Inc.
9.875% due 06/15/2011	245	272
Extendicare Health Services
9.500% due 07/01/2010	150	164
Ferrellgas Partners LP
8.750% due 06/15/2012	245	263
Fimep S.A.
10.500% due 02/15/2013	155	176
Fresenius Medical Care
7.875% due 06/15/2011	200	210
Garden State Newspapers, Inc.
8.750% due 10/01/2009	305	315
General Motors Corp.
7.125% due 07/15/2013	125	131
8.375% due 07/15/2033	250	262
Georgia-Pacific Corp.
9.125% due 07/01/2022	425	423
Graphic Packaging International Corp.
8.500% due 08/15/2011	150	163
Grief Brothers Corp.
8.875% due 08/01/2012	245	266
Hanover Equipment Trust
8.500% due 09/01/2008	150	155
HCA, Inc.
6.950% due 05/01/2012	170	181
6.300% due 10/01/2012	140	143
Hilton Hotels Corp.
7.625% due 12/01/2012	225	247
Hollinger International Publishing
9.000% due 12/15/2010	225	238
Hollinger Participation Trust
12.125% due 11/15/2010 (b)	220	245
Host Marriott LP
9.500% due 01/15/2007	240	264
Houghton Mifflin Co.
8.250% due 02/01/2011	225	237
Ingles Markets, Inc.
8.875% due 12/01/2011	150	152
Insight Midwest LP
10.500% due 11/01/2010	225	236
International Paper Co.
6.750% due 09/01/2011	220	249
ISP Chemco, Inc.
10.250% due 07/01/2011	225	252
ISP Holdings, Inc.
10.625% due 12/15/2009	165	181
Johnsondiversey, Inc.
9.625% due 05/15/2012	225	245
K&F Industries, Inc.
9.625% due 12/15/2010	225	249
Kappa Beheer NV
10.625% due 07/15/2009	225	241
Kerr-McGee Corp.
6.875% due 09/15/2011	250	284
7.875% due 09/15/2031	145	171
Kroger Co.
5.500% due 02/01/2013	340	356

76	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

L-3 Communications Corp.
6.125% due 07/15/2013	$225	$224
La Quinta Corp.
8.875% due 03/15/2011	225	245
Lyondell Chemical Co.
9.500% due 12/15/2008	265	246
Mail Well I Corp.
9.625% due 03/15/2012	245	267
Mandalay Resort Group
9.375% due 02/15/2010	235	271
Mediacom Broadband LLC
11.000% due 07/15/2013	160	169
Merisant Co.
9.500% due 07/15/2013	100	108
MGM Mirage
9.750% due 06/01/2007	230	261
Midwest Generation LLC
8.560% due 01/02/2016	100	93
Millennium America, Inc.
9.250% due 06/15/2008	165	172
Newpark Resources, Inc.
8.625% due 12/15/2007	225	233
Nextel Communications, Inc.
9.950% due 02/15/2008	250	264
Norfolk Southern Corp.
7.800% due 05/15/2027	170	207
OM Group, Inc.
9.250% due 12/15/2011	225	224
Owens-Brockway Glass Container, Inc.
8.750% due 11/15/2012	200	216
PacifiCare Health Systems, Inc.
10.750% due 06/01/2009	150	173
PanAmSat Corp.
8.500% due 02/01/2012	250	263
Park Place Entertainment Corp.
8.875% due 09/15/2008	235	261
Peabody Energy Corp.
6.875% due 03/15/2013	150	157
Petroleos Mexicanos
9.375% due 12/02/2008	203	244
Primedia, Inc.
8.000% due 05/15/2013	255	259
Quebecor Media, Inc.
11.125% due 07/15/2011	235	269
Qwest Corp.
8.875% due 03/15/2012	340	379
Riggs Capital Trust
8.625% due 12/31/2026	170	172
Roundy’s, Inc.
8.875% due 06/15/2012	300	315
Royal Caribbean Cruises Ltd.
8.000% due 05/15/2010	225	239
Safeway, Inc.
7.250% due 02/01/2031	270	306
Salem Communications Holding Corp.
7.750% due 12/15/2010	225	232
Shaw Communications, Inc.
8.250% due 04/11/2010	245	271
Six Flags, Inc.
9.750% due 04/15/2013	250	236
Stone Container Corp.
9.750% due 02/01/2011	225	246
Tenet Healthcare Corp.
6.375% due 12/01/2011	100	96
7.375% due 02/01/2013	100	101
Tesoro Petroleum Corp.
9.625% due 04/01/2012	170	170
Time Warner Telecom, Inc.
10.125% due 02/01/2011	225	226
Transmontaigne, Inc.
9.125% due 06/01/2010	100	107
TRW Automotive, Inc.
9.375% due 02/15/2013	$155	$175
Tyco International Group S.A.
6.375% due 10/15/2011	445	461
Vintage Petroleum, Inc.
7.875% due 05/15/2011	300	313
Vivendi Universal S.A.
9.250% due 04/15/2010	155	180
Walt Disney Co.
6.375% due 03/01/2012	340	378
Waste Management, Inc.
7.375% due 08/01/2010	100	117
7.650% due 03/15/2011	270	315
Westlake Chemical Corp.
8.750% due 07/15/2011	170	177
Williams Cos., Inc.
8.625% due 06/01/2010	400	427
8.125% due 03/15/2012	245	256
7.750% due 06/15/2031	115	105
8.750% due 03/15/2032	500	496
Young Broadcasting, Inc.
10.000% due 03/01/2011	200	213

		31,503

Utilities 9.2%
ACC Escrow Corp.
10.000% due 08/01/2011	300	324
AES Corp.
8.875% due 02/15/2011	250	250
8.750% due 05/15/2013	200	211
AT&T Broadband Corp.
8.375% due 03/15/2013	315	391
AT&T Corp.
6.000% due 03/15/2009	260	280
7.800% due 11/15/2011	125	145
8.500% due 11/15/2031	370	440
AT&T Wireless Services, Inc.
8.125% due 05/01/2012	340	404
British Telecom PLC
8.125% due 12/15/2010	340	419
CMS Energy Corp.
7.625% due 11/15/2004	255	260
Constellation Energy Group, Inc.
7.000% due 04/01/2012	155	177
Delphi Corp.
6.500% due 08/15/2013	340	352
Dominion Resources, Inc.
5.700% due 09/17/2012	260	277
El Paso CGP Co.
7.625% due 09/01/2008	175	146
El Paso Energy Partners
8.500% due 06/01/2011	225	244
El Paso Natural Gas Co.
7.625% due 08/01/2010	200	195
FirstEnergy Corp.
6.450% due 11/15/2011	320	335
France Telecom S.A.
9.250% due 03/01/2011	420	514
IPALCO Enterprises, Inc.
7.375% due 11/14/2008	200	218
MSW Energy Holdings LLC
8.500% due 09/01/2010	200	210
Niagara Mohawk Power Corp.
6.625% due 07/01/2005	170	184
Progress Energy, Inc.
7.100% due 03/01/2011	465	526
7.000% due 10/30/2031	170	180
PSEG Energy Holdings, Inc.
10.000% due 10/01/2009	150	159
PSEG Power LLC
6.950% due 06/01/2012	270	305
Rural Cellular Corp.
9.875% due 02/01/2010	300	298
SESI LLC
8.875% due 05/15/2011	$225	$240
South Point Energy Corp.
8.400% due 05/30/2012	238	224
Sprint Capital Corp.
8.375% due 03/15/2012	280	331
8.750% due 03/15/2032	200	238
TECO Energy, Inc.
7.500% due 06/15/2010	300	306
Triton PCS, Inc.
8.750% due 11/15/2011	275	276
8.500% due 06/01/2013	250	269
TXU Corp.
7.000% due 03/15/2013	600	654
Verizon New England, Inc.
6.500% due 09/15/2011	225	254
Verizon New York, Inc.
6.875% due 04/01/2012	25	29
Virginia Electric & Power Co.
4.750% due 03/01/2013	245	246

		10,511

Total Corporate Bonds & Notes (Cost $58,598)		59,627

ASSET-BACKED SECURITIES 0.1%
Kingdom of Morocco
2.187% due 01/05/2009	91	88

Total Asset-Backed Securities (Cost $88)		88

SOVEREIGN ISSUES 35.0%
Banque Centrale De Tunisie
7.375% due 04/25/2012	880	997
Republic of Brazil
3.062% due 04/15/2006 (a)	952	930
2.187% due 04/15/2009 (a)	431	388
10.000% due 08/07/2011	2,600	2,561
11.000% due 01/11/2012	415	427
2.187% due 04/15/2012 (a)	935	748
8.000% due 04/15/2014 (a)	6,033	5,543
8.875% due 04/15/2024	907	733
12.250% due 03/06/2030	735	764
11.000% due 08/17/2040	2,391	2,259
Republic of Bulgaria
1.937% due 07/28/2012 (a)	129	124
1.937% due 07/28/2024 (a)	50	48
Republic of Chile
7.125% due 01/11/2012	20	23
5.500% due 01/15/2013	635	662
Republic of Croatia
1.951% due 07/31/2010 (a)	146	146
Republic of Ecuador
12.000% due 11/15/2012	90	74
6.000% due 08/15/2030	1,862	1,167
Republic of Guatemala
9.250% due 08/01/2013	739	789
Republic of Korea
8.875% due 04/15/2008	218	268
Republic of Malaysia
8.750% due 06/01/2009	195	244
7.500% due 07/15/2011	371	445
Republic of Panama
8.250% due 04/22/2008	742	824
9.625% due 02/08/2011	197	226
9.375% due 07/23/2012	182	206
9.375% due 01/16/2023	396	428
9.375% due 04/01/2029	75	86

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	77

Schedule of Investments (Cont.)

Diversified Income Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)		Value (000s)

Republic of Peru
9.125% due 01/15/2008		$281	$329
9.125% due 02/21/2012		370	413
9.875% due 02/06/2015		47	55
4.500% due 03/07/2017		485	423
5.000% due 03/07/2017		885	813
Republic of Poland
3.750% due 10/27/2024		55	49
Republic of South Africa
9.125% due 05/19/2009		80	98
7.375% due 04/25/2012		1,069	1,219
Republic of Ukraine
11.000% due 03/15/2007 (a)		158	175
7.650% due 06/11/2013		800	800
Russian Federation
8.250% due 03/31/2010 (a)		230	260
5.000% due 03/31/2030 (a)		7,302	6,911
United Mexican States
10.375% due 02/17/2009		155	199
9.875% due 02/01/2010		215	274
8.375% due 01/14/2011		963	1,148
7.500% due 01/14/2012		290	329
6.375% due 01/16/2013		1,489	1,575
8.300% due 08/15/2031		1,658	1,887
7.500% due 04/08/2033		1,780	1,865

Total Sovereign Issues (Cost $39,346)			39,932

FOREIGN CURRENCY-DENOMINATED ISSUES (d)(e) 1.1%
Aspropulsion Capital BV
9.625% due 10/01/2013	EC	325	378
El Paso Corp.
7.125% due 05/06/2009		600	594
Valentia Telecommunications Ltd.
7.250% due 08/15/2013		225	273

Total Foreign Currency-Denominated Issues (Cost $1,207)			1,245

PREFERRED STOCK 0.3%
	Shares
Fresenius Medical Care
7.875% due 02/01/2008		335	349

Total Preferred Stock (Cost $353)			349

SHORT-TERM INSTRUMENTS 10.7%
	Principal Amount (000s)
Certificates of Deposit 0.5%
Wells Fargo Financial, Inc.
1.060% due 10/06/2003		$500	500

Commercial Paper 10.2%
Danske Corp.
1.060% due 12/05/2003		1,000	998
Fannie Mae
1.050% due 12/17/2003		1,500	1,497
1.080% due 02/02/2004		1,000	996
1.080% due 02/19/2004		3,200	3,186
1.137% due 03/03/2004		1,000	995
Federal Home Loan Bank
1.075% due 03/10/2004		2,000	1,990
HBOS Treasury Services PLC
1.070% due 12/09/2003		500	499
1.070% due 12/10/2003		500	499
Westpac Trust Securities Ltd.
1.020% due 01/28/2004		$1,000	$997

			11,657

U.S. Treasury Bill 0.0%
1.010% due 12/18/2003		30	30

Total Short-Term Instruments (Cost $12,186)			12,187

Total Investments 99.4% (Cost $111,778)			$113,428
Other Assets and Liabilities (Net) 0.6%			675

Net Assets 100.0%			$114,103

Notes to Schedule of Investments (amounts in thousands):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Payment in-kind bond security.

(c)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation/ (Depreciation)

Receive a fixed rate equal to 2.050% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Goldman Sachs & Co. Exp. 09/02/2013	$210	$2

Receive a fixed rate equal to 2.070% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 09/02/2013	$530	$5
Receive a fixed rate equal to 2.170% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 09/02/2013	120	2
Receive a fixed rate equal to 2.750% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: Goldman Sachs & Co. Exp. 09/01/2013	200	(4)
Receive a fixed rate equal to 2.950% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: Goldman Sachs & Co. Exp. 09/05/2013	350	(1)
Receive a fixed rate equal to 3.000% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: Goldman Sachs & Co. Exp. 09/04/2013	810	0
Receive a fixed rate equal to 3.150% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: J.P. Morgan Chase & Co. Exp. 08/01/2013	200	2

		$6

(d)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)

Buy	BR	794	03/2004	$1	$0	$1
Sell	EC	759	11/2003	0	(12)	(12)
Buy	HF	58,353	03/2004	5	0	5
Buy	KW	307,735	03/2004	1	0	1
Buy	MP	2,913	03/2004	0	(4)	(4)
Buy	CY	2,108	09/2004	3	0	3
Buy	PZ	1,055	03/2004	0	(1)	(1)
Buy	RR	8,225	03/2004	0	(2)	(2)
Buy	SR	1,891	03/2004	9	0	9
Sell		1,891	03/2004	1	0	1

				$20	$(19)	$1

(e)	Principal amount denoted in indicated currency:

BR—Brazilian Real

EC—Euro

HF—Hungarian Forint

KW—South Korean Won

MP—Mexican Peso

CY—Chinese Yuan Renminbi

PZ—Polish Zloty

RR—Russian Ruble

SR—South Africa Rand

78	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

Emerging Markets Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)		Value (000s)

BERMUDA 0.0%
IMEXA Export Trust
10.625% due 12/31/2005		$30	$23

Total Bermuda (Cost $30)			23

BRAZIL 27.1%
Republic of Brazil
2.125% due 04/15/2006 (a)(b)		$41,955	41,011
11.500% due 03/12/2008		10,250	11,301
2.187% due 04/15/2009 (a)(b)		27,741	24,933
2.187% due 04/15/2009 (a)		3,296	2,963
14.500% due 10/15/2009		4,000	4,824
10.000% due 08/07/2011		6,450	6,353
11.000% due 01/11/2012		20,635	21,254
2.187% due 04/15/2012 (a)		12,320	9,856
8.000% due 04/15/2014		42,412	38,968
12.750% due 01/15/2020		2,250	2,411
2.125% due 04/15/2024 (a)		1,130	864
6.000% due 04/15/2024		11,697	9,270
8.875% due 04/15/2024 (b)		7,550	6,100
8.875% due 04/15/2024		9,800	7,865
10.125% due 05/15/2027 (b)		11,000	9,845
10.125% due 05/15/2027		4,150	3,714
12.250% due 03/06/2030 (b)		14,420	14,997
11.000% due 08/17/2040 (b)		64,063	60,540

Total Brazil (Cost $263,119)			277,069

BULGARIA 0.6%
Republic of Bulgaria
2.187% due 07/28/2011 (a)		$314	299
2.187% due 07/28/2012 (a)		3,492	3,369
2.687% due 07/28/2024 (a)		2,625	2,546

Total Bulgaria (Cost $5,991)			6,214

CAYMAN ISLANDS 0.0%
Pemex Finance Ltd.
9.030% due 02/15/2011		$60	73

Total Cayman Islands (Cost $71)			73

CHILE 2.3%
Republic of Chile
5.625% due 07/23/2007		$2,505	2,727
6.875% due 04/28/2009		2,240	2,576
7.125% due 01/11/2012 (b)		6,420	7,400
5.500% due 01/15/2013		10,390	10,832

Total Chile (Cost $22,953)			23,535

COLOMBIA 0.0%
Republic of Colombia
7.625% due 02/15/2007		$50	53
10.750% due 01/15/2013		40	45

Total Colombia (Cost $99)			98

CROATIA 0.2%
Republic of Croatia
2.187% due 07/31/2010 (a)		$2,167	2,161

Total Croatia (Cost $2,157)			2,161

DOMINICAN REPUBLIC 0.1%
Dominican Republic
9.500% due 09/27/2006		$1,070	$1,097

Total Dominican Republic (Cost $1,127)			1,097

ECUADOR 2.6%
Republic of Ecuador
12.000% due 11/15/2012		$2,355	1,949
6.000% due 08/15/2030 (a)		3,450	2,186
6.000% due 08/15/2030 (b)		36,313	22,750

Total Ecuador (Cost $23,997)			26,885

EL SALVADOR 0.3%
Republic of El Salvador
8.500% due 07/25/2011		$3,290	3,575

Total El Salvador (Cost $3,575)			3,575

GUATEMALA 1.5%
Republic of Guatemala
9.250% due 08/01/2013		$14,621	15,609

Total Guatemala (Cost $14,756)			15,609

MALAYSIA 1.5%
Petroliam Nasional
7.750% due 08/15/2015		$1,690	2,011
Petronas Capital Ltd.
7.000% due 05/22/2012 (a)		100	115
7.000% due 05/22/2012		5,000	5,669
7.875% due 05/22/2022		3,000	3,435
Republic of Malaysia
8.750% due 06/01/2009		3,400	4,247
7.500% due 07/15/2011		53	64

Total Malaysia (Cost $14,929)			15,541

MEXICO 18.1%
Banco Nacional de Comercio Exterior
7.250% due 02/02/2004		$200	208
Banco Nacional Obra Servicios
9.625% due 11/15/2003		500	510
Pemex Project Funding Master Trust
2.778% due 01/07/2005 (a)		3,600	3,638
8.500% due 02/15/2008		1,000	1,165
9.125% due 10/13/2010		565	679
8.000% due 11/15/2011		2,330	2,645
7.375% due 12/15/2014		485	524
8.625% due 02/01/2022		24,716	27,682
Petroleos Mexicanos
6.500% due 02/01/2005		1,900	2,001
9.375% due 12/02/2008		500	600
9.250% due 03/30/2018		500	589
Telefonos de Mexico S.A.
8.250% due 01/26/2006		1,000	1,118
United Mexican States
4.625% due 10/08/2008		60	61
10.375% due 02/17/2009		1,185	1,522
9.875% due 02/01/2010		10,300	13,107
8.375% due 01/14/2011		1,400	1,666
8.375% due 01/14/2011 (b)		9,617	11,468
7.500% due 01/14/2012		11,138	12,625
6.375% due 01/16/2013		16,711	17,672
11.375% due 09/15/2016		450	647
11.375% due 09/15/2016 (b)		7,500	10,823
8.125% due 12/30/2019 (b)		$10,670	$12,084
8.000% due 09/24/2022 (b)		17,525	19,365
8.300% due 08/15/2031 (b)		30,921	35,188
7.500% due 04/08/2033		6,000	6,285
United Mexican States Value Recovery Right
0.000% due 06/30/2004 (a)		19,094	263
0.000% due 06/30/2005 (a)		19,094	72
0.000% due 06/30/2006 (a)		19,094	24
0.000% due 06/30/2007 (a)		17,325	13

Total Mexico (Cost $177,926)			184,244

MOROCCO 0.3%
Kingdom of Morocco
2.187% due 01/01/2009 (a)		$1,480	1,450
2.187% due 01/05/2009		661	641
2.187% due 01/05/2009 (a)		750	735

Total Morocco (Cost $2,647)			2,826

PANAMA 5.1%
Republic of Panama
8.250% due 04/22/2008		$1,271	1,411
9.625% due 02/08/2011		15,626	17,929
9.375% due 07/23/2012 (b)		8,273	9,386
2.250% due 07/17/2016 (a)		69	58
9.375% due 01/16/2023		8,471	9,149
8.875% due 09/30/2027		11,250	11,644
9.375% due 04/01/2029		2,675	3,050

Total Panama (Cost $51,204)			52,627

PERU 6.3%
Republic of Peru
9.125% due 01/15/2008		$3,290	3,849
9.125% due 02/21/2012		14,614	16,331
9.875% due 02/06/2015		3,750	4,359
4.500% due 03/07/2017		19,764	17,244
5.000% due 03/07/2017		24,229	22,261

Total Peru (Cost $60,554)			64,044

POLAND 0.0%
Republic of Poland
3.750% due 10/27/2024		$100	88

Total Poland (Cost $94)			88

RUSSIA 15.3%
Russian Federation
8.250% due 03/31/2010 (a)		$6,970	7,869
11.000% due 07/24/2018		1,950	2,662
12.750% due 06/24/2028 (b)		2,100	3,379
5.000% due 03/31/2030 (b)		146,727	138,877
5.000% due 03/31/2030 (a)		4,322	4,111

Total Russia (Cost $155,254)			156,898

SOUTH AFRICA (d)(e) 2.1%
Republic of South Africa
9.125% due 05/19/2009		$1,820	2,236
7.375% due 04/25/2012		1,426	1,626
5.250% due 05/16/2013	EC	15,400	17,551
8.500% due 06/23/2017		$250	301

Total South Africa (Cost $21,701)			21,714

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	79

Schedule of Investments (Cont.)

Emerging Markets Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

SOUTH KOREA 1.9%
Export-Import Bank Korea
7.100% due 03/15/2007	$2,000	$2,244
Hanvit Bank
12.750% due 03/01/2010 (a)	5,000	5,659
Korea Development Bank
5.500% due 11/13/2012	1,000	1,050
5.750% due 09/10/2013	6,630	7,021
Republic of Korea
8.875% due 04/15/2008	2,380	2,926

Total South Korea (Cost $18,403)		18,900

TUNISIA 2.9%
Banque Centrale De Tunisie
7.375% due 04/25/2012 (b)	$23,962	27,137
8.250% due 09/19/2027	1,860	2,083

Total Tunisia (Cost $28,609)		29,220

UKRAINE 1.1%
Republic of Ukraine
11.000% due 03/15/2007 (a)	$5,023	5,585
7.650% due 06/11/2013 (a)	1,600	1,601
7.650% due 06/11/2013	4,150	4,150

Total Ukraine (Cost $11,066)		11,336

UNITED STATES 0.1%
Pemex Project Funding Master Trust
8.625% due 02/01/2022	$750	840

Total United States (Cost $805)		840

VENEZUELA 0.0%
Republic of Venezuela Oil Linked Payment Obligation
0.000% due 04/15/2020 (a)	$4	0

Total Venezuela (Cost $0)		0

SHORT-TERM INSTRUMENTS 34.8%
Commercial Paper 33.0%
Danske Corp.
1.070% due 12/05/2003	11,400	11,378
1.060% due 12/19/2003	10,800	10,774
Fannie Mae
1.010% due 10/08/2003	30,200	30,194
1.010% due 10/15/2003	40,000	39,984
1.140% due 10/15/2003	14,600	14,593
1.025% due 10/22/2003	6,000	5,996
1.070% due 11/12/2003	10,500	10,487
1.010% due 11/18/2003	35,000	34,954
1.075% due 11/26/2003	19,850	19,817
1.070% due 12/15/2003	39,600	39,510
1.080% due 12/15/2003	22,000	21,950
Federal Home Loan Bank
1.020% due 10/22/2003	7,500	7,496
Freddie Mac
1.135% due 10/29/2003	29,900	29,874
General Electric Capital Corp.
1.120% due 01/21/2004	13,500	13,454
HBOS Treasury Services PLC
1.070% due 11/24/2003	20,000	19,968
Royal Bank of Scotland PLC
1.055% due 11/03/2003	5,100	5,095
1.085% due 01/20/2004	7,600	7,574
UBS Finance, Inc.
1.020% due 10/07/2003	$12,000	$11,998
Westpac Trust Securities NZ Ltd.
1.020% due 10/07/2003	1,000	1,000
1.085% due 01/28/2004	1,200	1,196

		337,292

Repurchase Agreement 1.8%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Federal Farm Credit Bank 2.000% due 11/19/2004 valued at $18,451. Repurchase proceeds are $18,089.)	18,089	18,089

Total Short-Term Instruments (Cost $355,383)		355,381

Total Investments 124.2% (Cost $1,236,450)		$1,269,998
Other Assets and Liabilities (Net) (24.2%)		(247,558)

Net Assets 100.0%		$1,022,440

Notes to Schedule of Investments (amounts in thousands):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security, or a portion thereof, has been purchased on a delayed delivery basis. The aggregate payable and market value for all securities purchased on a delayed delivery basis was $384,933 and $385,542, respectively, as of September 30, 2003.

(c)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation

Receive a fixed rate equal to 0.700% and the Fund will pay to the counterparty at par in the event of default of Republic of Croatia 2.188% due 07/31/2010.
Counterparty: J.P. Morgan Chase & Co. Exp. 01/03/2004	$2,000	$2
Receive a fixed rate equal to 0.730% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Bear, Stearns & Co., Inc. Exp. 06/02/2005	4,000	16
Receive a fixed rate equal to 0.750% and the Fund will pay to the counterparty at par in the event of default of Republic of South Africa 9.125% due 05/19/2009.
Counterparty: J.P. Morgan Chase & Co. Exp. 01/03/2004	2,000	2
Receive a fixed rate equal to 0.750% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.375% due 09/15/2016.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/16/2003	850	1
Receive a fixed rate equal to 0.800% and the Fund will pay to the counterparty at par in the event of default of Banque Centrale de Tunisie 7.375% due 04/25/2012.
Counterparty: Citibank N.A., London Exp. 05/03/2004	$1,500	$0
Receive a fixed rate equal to 0.950% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 9.375% due 07/23/2012.
Counterparty: J.P. Morgan Chase & Co. Exp. 01/03/2004	2,000	0
Receive a fixed rate equal to 1.050% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: Lehman Brothers, Inc. Exp. 06/02/2004	5,000	5
Receive a fixed rate equal to 1.050% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: Barclays Bank PLC Exp. 07/02/2004	10,000	10
Receive a fixed rate equal to 1.150% and the Fund will pay to the counterparty at par in the event of default of Banque Centrale de Tunisie 8.250% due 09/19/2027.
Counterparty: Goldman Sachs & Co. Exp. 12/13/2003	750	0
Receive a fixed rate equal to 1.200% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Goldman Sachs & Co. Exp. 06/02/2004	1,000	0
Receive a fixed rate equal to 1.250% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.375% due 09/15/2016.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/22/2005	1,500	16
Receive a fixed rate equal to 1.310% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Goldman Sachs & Co. Exp. 01/02/2005	500	0
Receive a fixed rate equal to 1.400% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Goldman Sachs & Co. Exp. 12/13/2003	750	0
Receive a fixed rate equal to 1.650% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 8.875% due 09/30/2027.
Counterparty: Citibank N.A., London Exp. 05/03/2005	1,500	7

80	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Receive a fixed rate equal to 1.700% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 8.250% due 04/22/2008.
Counterparty: Lehman Brothers, Inc. Exp. 06/02/2005	$2,500	$14
Receive a fixed rate equal to 1.750% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/02/2004	3,000	11
Receive a fixed rate equal to 1.800% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 9.375% due 04/01/2029.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/02/2005	3,000	22
Receive a fixed rate equal to 1.820% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 9.625% due 02/08/2011.
Counterparty: Goldman Sachs & Co. Exp. 11/30/2003	3,000	4
Receive a fixed rate equal to 2.250% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: J.P. Morgan Chase & Co. Exp. 01/03/2004	2,000	8
Receive a fixed rate equal to 2.450% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Goldman Sachs & Co. Exp. 04/08/2013	3,500	136
Receive a fixed rate equal to 2.800% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Credit Suisse First Boston Exp. 01/01/2013	4,000	258
Receive a fixed rate equal to 2.840% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: J.P. Morgan Chase & Co. Exp. 01/06/2013	5,400	365
Receive a fixed rate equal to 3.050% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/01/2013	20,000	94
Receive a fixed rate equal to 3.110% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: Citibank N.A., London Exp. 06/01/2013	20,000	179
Receive a fixed rate equal to 4.070% and the Fund will pay to the counterparty at par in the event of default of J.P. Morgan TRAC-X EM Index (i.e. Tradable Credit Index Emerging Markets).
Counterparty: J.P. Morgan Chase & Co. Exp. 12/20/2008	$4,000	$5
Receive a fixed rate equal to 7.850% and the Fund will pay to the counterparty at par in the event of default of Federative Republic of Brazil 2.563% due 04/15/2006.
Counterparty: Goldman Sachs & Co. Exp. 05/09/2004	3,000	116
Receive a fixed rate equal to 8.250% and the Fund will pay to the counterparty at par in the event of default of Federative Republic of Brazil 10.125% due 05/15/2027.
Counterparty: Credit Suisse First Boston Exp. 12/31/2009	14,000	406

		$1,677

(d)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)

Sell	BR	7,185	03/2004	$15	$0	$15
Buy	CY	19,128	09/2004	26	0	26
Buy	EC	14,698	11/2003	0	(232)	(232)
Buy	HF	530,072	03/2004	46	0	46
Buy	KW	2,791,707	03/2004	15	0	15
Buy	MP	39,095	02/2004	0	(23)	(23)
Buy		40,018	03/2004	0	(18)	(18)
Buy	PZ	9,564	03/2004	6	(5)	1
Buy	RR	74,645	03/2004	6	(13)	(7)
Buy	SR	17,221	03/2004	98	0	98
Sell		17,221	03/2004	11	0	11

				$223	$(291)	$(68)

(e)	Principal amount denoted in indicated currency:

BR—Brazilian Real

CY—Yuan Renminbi

EC—Euro

HF—Hungarian Forint

KW—South Korean Won

MP—Mexican Peso

PZ—Polish Zloty

RR—Russian Ruble

SR—South African Rand

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	81

Schedule of Investments

European Convertible Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)		Value (000s)

CORPORATE BONDS & NOTES (c)(d) 2.5%
Banking & Finance 2.1%
Aspropulsion Capital BV
9.625% due 10/01/2013	EC	300	$349
PTC International Finance II S.A.
11.250% due 12/01/2009		$350	382

			731

Industrials 0.4%
Vivendi Universal S.A.
9.250% due 04/15/2010	EC	100	116

Total Corporate Bonds & Notes (Cost $834)			847

U.S. TREASURY OBLIGATIONS 0.8%
Treasury Inflation Protected Securities (b)
3.875% due 04/15/2029		$224	282

Total U.S. Treasury Obligations (Cost $270)			282

CONVERTIBLE PREFERRED STOCK 5.5%
	Shares
Banking & Finance 4.4%
Ford Motor Co. Capital Trust II
6.500% due 01/15/2032		4,000	173
Household International, Inc.
8.875% due 02/15/2006		18,000	674
News Corp. Finance Trust II
0.750% due 03/15/2023		660	655

			1,502

Consumer Discretionary 0.7%
General Motors Corp.
5.250% due 03/16/2032		10,000	230

Industrials 0.4%
Xerox Corp.
6.250% due 07/01/2006		1,500	153

Total Convertible Preferred Stock (Cost $1,841)			1,885

CONVERTIBLE BONDS & NOTES (c)(d) 83.4%
	Principal Amount (000s)
Banking & Finance 38.5%
ABB International Finance Ltd.
4.625% due 05/16/2007		$400	393
Axa S.A.
3.750% due 01/01/2017	EC	828	1,117
BCP Finance Bank Ltd.
4.750% due 06/20/2011		200	231
Belgelectric Finance S.A.
1.500% due 08/04/2004		2,012	2,349
Fiat Finance Luxembourg S.A.
3.250% due 01/09/2007		$200	198
Fortis Amev NV
1.500% due 07/29/2004	EC	200	253
Fosters Finance Corp.
4.750% due 10/05/2003		$100	105
Hellenic Exchangeable Finance
2.000% due 08/02/2005	EC	150	190
Holcim Capital Corp.
0.000% due 06/10/2017		$800	502
KFW Kreditanstalt fuer Wiederaufbau
0.750% due 08/08/2008	EC	2,000	2,301
Parmalat Finanziaria SpA
0.875% due 06/30/2021		$600	$763
Portugal Telecom International Finance BV
2.000% due 12/06/2006		500	568
SAB Finance
4.250% due 08/10/2006		$800	888
Scottish Power Finance Ltd.
4.000% due 07/29/2049 (a)		500	473
Siemens Finance BV
1.375% due 06/04/2010	EC	1,500	1,916
Swiss America Holdings, Inc.
2.250% due 06/10/2004		$650	657
Wells Fargo & Co.
0.866% due 05/01/2033 (a)		400	391

			13,295

Consumer Discretionary 5.1%
Nestle Holdings, Inc.
3.000% due 05/09/2005		750	833
0.000% due 06/11/2008		1,000	940

			1,773

Healthcare 6.6%
Bristol-Myers Squibb Co.
1.010% due 09/15/2023 (a)		500	502
Roche Holdings, Inc.
0.000% due 07/25/2021		1,200	693
0.000% due 07/25/2021		1,900	1,094

			2,289

Industrials 21.8%
Alitalia SpA
2.900% due 07/22/2007	EC	500	548
ASML Holding NV
5.250% due 05/15/2010		200	278
BAA PLC
2.940% due 04/04/2008	BP	350	550
British Aerospace
3.750% due 07/21/2006		100	175
Continental AG
2.000% due 10/25/2004	EC	300	393
Deutsche Lufthansa AG
1.250% due 01/04/2012		650	747
ExpressJet Holdings, Inc.
4.250% due 08/01/2023		$300	315
Korea Tobacco & Ginseng Corp.
2.000% due 10/31/2006		100	117
Olivetti SpA
1.500% due 01/01/2010	EC	650	876
Pinault-Printemps-Redoute S.A.
2.500% due 01/01/2008		432	552
Suez S.A.
4.500% due 05/22/2006		425	453
Thomson
1.000% due 01/01/2006		291	355
Tyco International Group S.A.
3.125% due 01/15/2023		$200	225
Vinci S.A.
2.000% due 01/01/2018	EC	540	690
Wolters Kluwer NV
1.000% due 11/30/2006		600	700
WPP Group PLC
2.000% due 04/11/2007	BP	350	567

			7,541

Technology 4.2%
STMicroelectronics NV
0.000% due 09/22/2009		$700	626
Thales S.A.
2.500% due 01/01/2007	EC	714	820

			1,446

Utilities 7.2%
Alcatel S.A.
4.750% due 01/01/2011		485	627
Hutchison Whampoa International Ltd.
2.000% due 01/12/2004		$600	$600
Koninklijke KPN NV
3.500% due 11/24/2005	EC	300	350
Sogerim S.A.
1.000% due 03/15/2006		500	644
Telefonos de Mexico S.A.
4.250% due 06/15/2004		$225	247

			2,468

Total Convertible Bonds & Notes (Cost $27,707)			28,812

SHORT-TERM INSTRUMENTS 8.4%
Commercial Paper 7.8%
General Electric Capital Corp.
1.090% due 12/09/2003		1,000	998
HBOS Treasury Services PLC
1.065% due 12/23/2003		700	698
KFW International Finance, Inc.
1.060% due 12/23/2003		600	598
Westpac Capital Corp.
1.090% due 12/19/2003		400	399

			2,693

Repurchase Agreement 0.6%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Fannie Mae 2.125% due 11/26/2004 valued at $232. Repurchase proceeds are $226.)		226	226

Total Short-Term Instruments (Cost $2,920)			2,919

Total Investments 100.6% (Cost $33,572)			$34,745
Other Assets and Liabilities (Net) (0.6%)			(205)

Net Assets 100.0%			$34,540

Notes to Schedule of Investments (amounts in thousands):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Principal amount of security is adjusted for inflation.

82	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

(c)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)

Buy	BP	60	10/2003	$0	$0	$0
Sell		586	10/2003	0	(45)	(45)
Buy	EC	8,099	11/2003	128	0	128
Buy	JY	17,206	10/2003	6	0	6
Buy	SF	730	12/2003	26	0	26

				$160	$(45)	$115

(d)	Principal amount denoted in indicated currency:

BP—British Pound

EC—Euro

JY—Japanese Yen

SF—Swiss Franc

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	83

Schedule of Investments

Foreign Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)		Value (000s)

AUSTRALIA (k)(l) 0.6%
Commonwealth of Australia
10.000% due 10/15/2007	A$	750	$597
Crusade Global Trust
1.460% due 05/15/2021 (a)		$3,705	3,711
Homeside Mortgage Securities Trust
1.300% due 01/20/2027 (a)(m)		984	975
Medallion Trust
1.340% due 07/12/2031 (a)		2,135	2,129
Torrens Trust
1.380% due 07/15/2031 (a)		972	973

Total Australia (Cost $8,246)			8,385

AUSTRIA (k)(l) 1.0%
Republic of Austria
5.000% due 07/15/2012	EC	12,700	15,953

Total Austria (Cost $14,055)			15,953

BELGIUM (k)(l) 1.4%
Kingdom of Belgium
7.000% due 11/21/2004	BF	183,200	5,569
6.250% due 03/28/2007	EC	1,400	1,812
7.500% due 07/29/2008		10,500	14,557

Total Belgium (Cost $18,079)			21,938

BRAZIL 0.4%
Republic of Brazil
11.000% due 01/11/2012		$2,750	2,833
8.000% due 04/15/2014		3,386	3,111

Total Brazil (Cost $5,836)			5,944

CANADA (k)(l) 3.9%
Commonwealth of Canada
6.000% due 06/01/2008	C$	6,900	5,607
5.500% due 06/01/2009		17,400	13,891
5.500% due 06/01/2010		17,300	13,784
6.000% due 06/01/2011		30,800	25,225
Newcourt Credit Group, Inc.
7.125% due 12/17/2003		$2,000	2,024

Total Canada (Cost $52,840)			60,531

CAYMAN ISLANDS (k)(l) 0.8%
MBNA Master Credit Card Trust
2.278% due 05/19/2004 (a)	EC	8,100	9,428
Redwood Capital II Ltd.
4.113% due 01/01/2004 (a)		$2,500	2,500
SHL Corp. Ltd.
0.754% due 12/25/2024 (a)	JY	53,345	478

Total Cayman Islands (Cost $11,540)			12,406

CHILE 0.1%
Republic of Chile
6.875% due 04/28/2009		$750	864
5.500% due 01/15/2013		1,200	1,251

Total Chile (Cost $2,010)			2,115

DENMARK (k)(l) 0.4%
Nykredit Konvertible
6.000% due 10/01/2029	DK	20,400	$3,290
Unikredit Realkredit
6.000% due 07/01/2029		18,759	3,032

Total Denmark (Cost $4,347)			6,322

FRANCE (k)(l) 6.6%
Axa S.A.
3.750% due 01/01/2017	EC	828	1,117
France Telecom S.A.
7.750% due 03/01/2011		$1,800	2,202
Republic of France
5.250% due 04/25/2008	EC	47,000	59,633
4.000% due 04/25/2009		4,050	4,874
4.000% due 10/25/2009		30,070	36,086

Total France (Cost $77,279)			103,912

GERMANY (k)(l) 27.7%
Deutsche Telekom AG
1.671% due 03/10/2004 (a)	JY	200,000	1,803
DSL Bank AG
7.250% due 08/07/2007	BP	3,000	5,433
Hypothekenbank in Essen AG
5.500% due 02/20/2007	EC	1,690	2,128
Landesbank Baden-Wuerttemberg AG
5.500% due 04/02/2007		440	554
Landesbank Rheinland-Pfalz
4.750% due 04/04/2008		1,430	1,772
Republic of Germany
4.250% due 03/12/2004		7,308	8,589
3.250% due 09/24/2004		4,770	5,619
6.000% due 01/05/2006 (b)		18,100	22,701
5.000% due 02/17/2006		4,000	4,926
6.250% due 04/26/2006 (b)		35,400	44,956
4.500% due 08/18/2006 (b)		28,800	35,250
3.000% due 04/11/2008 (b)		44,400	51,473
4.125% due 07/04/2008		1,950	2,366
4.500% due 07/04/2009 (b)		5,785	7,128
5.250% due 07/04/2010 (b)		1,900	2,428
5.250% due 01/04/2011		9,600	12,286
5.000% due 07/04/2011		100	126
5.000% due 01/04/2012 (b)		59,300	74,651
4.500% due 01/04/2013		5,285	6,413
6.250% due 01/04/2024 (b)		6,780	9,475
6.500% due 07/04/2027		69,660	100,673
5.625% due 01/04/2028 (b)		3,900	5,064
6.250% due 01/04/2030 (b)		14,298	20,139
5.500% due 01/04/2031 (b)		5,700	7,312

Total Germany (Cost $385,502)			433,265

GREECE (k)(l) 0.1%
Hellenic Republic
4.660% due 10/23/2003 (a)	EC	1,103	1,287

Total Greece (Cost $1,431)			1,287

IRELAND (k)(l) 0.3%
Emerald Mortgages PLC
2.387% due 04/30/2028 (a)	EC	3,248	3,756
2.387% due 10/22/2035 (a)		773	900

Total Ireland (Cost $3,722)			4,656

ITALY (k)(l) 6.9%
First Italian Auto Transaction
2.428% due 07/01/2008 (a)	EC	4,737	$5,520
Republic of Italy
7.750% due 11/01/2006 (b)		5,700	7,612
4.500% due 05/01/2009 (b)		69,210	85,152
5.500% due 11/01/2010		1,700	2,201
5.250% due 08/01/2011		3,400	4,340
Siena Mortgage SpA
2.409% due 02/07/2037 (a)		1,500	1,750
Upgrade SpA
2.402% due 12/31/2035 (a)		1,000	1,159

Total Italy (Cost $92,352)			107,734

JAPAN (k)(l) 11.6%
Government of Japan
0.300% due 12/20/2007	JY	18,450,000	163,448
2.600% due 03/20/2019		1,190,000	11,987
1.900% due 09/20/2022		560,000	5,084

Total Japan (Cost $173,554)			180,519

LUXEMBOURG (k)(l) 0.2%
Tyco International Group S.A.
4.375% due 11/19/2004	EC	2,170	2,533
6.750% due 02/15/2011		$8	8

Total Luxembourg (Cost $2,303)			2,541

MEXICO (k)(l) 0.8%
Petroleos Mexicanos
8.850% due 09/15/2007		1,040	1,220
9.375% due 12/02/2008		1,290	1,548
United Mexican States
6.375% due 01/16/2013		7,250	7,667
11.375% due 09/15/2016		500	722
8.000% due 09/24/2022		610	674
United Mexican States—8BR
4.000% due 03/11/2004 (a)	JY	85,000	772
United Mexican States—8RE
4.000% due 03/11/2004 (a)		45,000	409

Total Mexico (Cost $11,930)			13,012

NETHERLANDS (k)(l) 1.2%
Deutsche Telekom International Finance BV
7.750% due 06/15/2005		$1,700	1,873
8.500% due 06/15/2010		1,300	1,593
Kingdom of Netherlands
6.000% due 01/15/2006	EC	12,000	15,065

Total Netherlands (Cost $14,879)			18,531

NEW ZEALAND (k)(l) 0.2%
Commonwealth of New Zealand
4.500% due 02/15/2016 (c)	N$	5,130	3,807

Total New Zealand (Cost $3,132)			3,807

PANAMA 0.2%
Republic of Panama
9.625% due 02/08/2011		$1,600	1,824
9.375% due 07/23/2012		450	510

84	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)		Value (000s)

9.375% due 01/16/2023		$830	$896

Total Panama (Cost $2,899)			3,230

PERU 0.6%
Republic of Peru
9.125% due 02/21/2012		5,900	6,593
5.000% due 03/07/2017		2,679	2,461

Total Peru (Cost $7,908)			9,054

SPAIN (k)(l) 4.4%
Hipotebansa Mortgage Securitization Fund
2.271% due 01/18/2018 (a)	EC	2,445	2,843
2.281% due 07/18/2022 (a)		2,716	3,148
Kingdom of Spain
5.150% due 07/30/2009		37,730	48,025
5.350% due 10/31/2011		11,100	14,303

Total Spain (Cost $53,563)			68,319

SUPRANATIONAL (k)(l) 0.5%
Eurofima
4.750% due 07/07/2004	SK	60,900	7,957

Total Supranational (Cost $7,001)			7,957

SWEDEN (k)(l) 0.2%
Kingdom of Sweden
5.000% due 01/28/2009	SK	27,000	3,667

Total Sweden (Cost $2,673)			3,667

UNITED KINGDOM (k)(l) 9.5%
Abbey National Treasury Service PLC
5.250% due 01/21/2004	BP	2,670	4,449
Bauhaus Securities Ltd.
2.439% due 10/30/2052 (a)	EC	5,030	5,857
British Telecom PLC
2.553% due 12/15/2003 (a)		$12,380	12,407
Core
1.340% due 03/17/2009 (a)		767	766
Dolerite Funding PLC
1.410% due 08/20/2032 (a)		3,976	3,966
Haus Ltd.
2.436% due 12/14/2037 (a)	EC	7,708	8,995
Lloyds TSB Capital I
7.375% due 02/07/2049 (a)		500	684
Ocwen Mortgage Loan Trust
2.677% due 12/15/2031		340	397
Residential Mortgage Securities
1.500% due 05/12/2032 (a)		$779	779
United Kingdom Gilt
7.250% due 12/07/2007	BP	59,500	109,974

Total United Kingdom (Cost $137,571)			148,274

UNITED STATES (k)(l) 27.8%
Asset - Backed Securities 2.1%
ACE Securities Corp.
1.430% due 11/25/2028 (a)		$90	90
AFC Home Equity Loan Trust
1.340% due 03/25/2027 (a)		255	255
Ameriquest Mortgage Securities, Inc.
1.530% due 02/25/2033 (a)		1,596	1,599
1.530% due 03/25/2033 (a)		1,484	1,487
AMRESCO Residential Securities Corp. Mortgage Loan Trust
1.590% due 06/25/2029 (a)		$2,204	$2,207
Bear Stearns Asset - Backed Securities, Inc.
1.450% due 10/25/2032 (a)		586	587
1.520% due 10/25/2032 (a)		902	903
CDC Mortgage Capital Trust
1.460% due 01/10/2032 (a)		3,358	3,350
1.410% due 08/25/2032 (a)		705	705
Conseco Finance Securitizations Corp.
1.490% due 10/15/2031 (a)		189	189
CS First Boston Mortgage Securities Corp.
1.380% due 12/15/2030 (a)		960	961
1.430% due 01/25/2032 (a)		712	711
1.570% due 10/25/2032 (a)		1,914	1,916
EQCC Home Equity Loan Trust
1.360% due 03/20/2030 (a)		154	154
First Alliance Mortgage Loan Trust
1.340% due 12/20/2027 (a)		74	74
Home Equity Asset Trust
1.530% due 03/25/2033 (a)		2,235	2,239
Irwin Home Equity Loan Trust
1.630% due 06/25/2028 (a)		2,699	2,663
Mesa Trust Asset - Backed Certificates
1.520% due 11/25/2031 (a)		2,849	2,820
MLCC Mortgage Investors, Inc.
1.490% due 03/15/2025 (a)		2,077	2,079
North Carolina State Education Authority
1.440% due 06/01/2009 (a)		319	319
Novastar Home Equity Loan
1.632% due 01/25/2031 (a)		589	591
Option One Mortgage Loan Trust
1.450% due 04/25/2030 (a)		16	15
Providian Home Equity Loan Trust
1.410% due 06/25/2025 (a)		942	944
Residential Asset Securities Corp.
1.370% due 07/25/2032 (a)		5,342	5,334
Salomon Brothers Mortgage Securities VII, Inc.
1.450% due 02/25/2030 (a)		263	260

			32,452

Corporate Bonds & Notes 4.6%
AOL Time Warner, Inc.
5.625% due 05/01/2005		5,100	5,383
AT&T Corp.
4.389% due 11/21/2003 (a)	EC	10,600	12,412
CIT Group, Inc.
7.500% due 11/14/2003		$1,400	1,410
2.430% due 07/30/2004 (a)		500	505
2.840% due 01/31/2005 (a)		1,500	1,525
Conoco Funding Co.
7.250% due 10/15/2031		400	479
Entergy Gulf States, Inc.
2.040% due 06/18/2007 (a)		3,030	3,039
Ford Motor Credit Co.
1.000% due 12/22/2003	JY	107,000	958
5.750% due 02/23/2004		$1,000	1,016
1.460% due 07/19/2004 (a)		2,800	2,790
3.227% due 10/25/2004 (a)		2,800	2,826
GE Finance Assurance Holdings
1.600% due 06/20/2011	JY	520,000	4,487
General Motors Acceptance Corp.
1.460% due 07/21/2004 (a)		$5,100	5,087
General Motors Corp.
1.250% due 12/20/2004	JY	208,000	1,858
Household Finance Corp.
2.564% due 03/11/2004 (a)		$400	402
J.P. Morgan Chase & Co., Inc.
5.385% due 02/15/2012 (a)		4,670	4,898
Kroger Co.
5.500% due 02/01/2013		3,120	3,269
Merrill Lynch & Co., Inc.
1.430% due 05/21/2004 (a)		6,710	6,724
MetLife, Inc.
3.911% due 05/15/2005		$900	$933
MGM Mirage, Inc.
6.950% due 02/01/2005		180	189
Mizuho Preferred Capital Co.
9.870% due 06/30/2049 (a)		500	539
8.790% due 12/29/2049 (a)		2,100	2,168
Pfizer, Inc.
0.800% due 03/18/2008	JY	637,000	5,716
Sprint Capital Corp.
5.875% due 05/01/2004		$690	704
UFJ Finance Aruba AEC
6.750% due 07/15/2013		720	756
9.980% due 12/29/2049 (a)		1,800	1,957
Verizon Wireless Capital LLC
1.658% due 12/17/2003 (a)		500	500

			72,530

Mortgage - Backed Securities 5.4%
Amortizing Residential Collateral Trust
1.380% due 09/25/2030 (a)		187	187
Bear Stearns Adjustable Rate Mortgage Trust
6.859% due 02/25/2031 (a)		422	428
6.143% due 12/25/2031 (a)(m)		423	423
6.147% due 01/25/2032 (a)		1,164	1,162
Citicorp Mortgage Securities, Inc.
6.500% due 03/25/2029		124	126
Commercial Mortgage Asset Trust
6.975% due 01/17/2032		2,800	3,285
CS First Boston Mortgage Securities Corp.
5.724% due 05/25/2032 (a)		577	593
1.460% due 07/25/2032 (a)		757	758
6.000% due 01/25/2033		1,012	1,020
1.683% due 08/25/2033 (a)		4,608	4,540
Fannie Mae
5.500% due 05/01/2017 - 10/01/2017 (d)		5,738	5,942
3.450% due 07/01/2021 (a)		24	25
4.290% due 11/01/2022 (a)		61	62
4.200% due 01/01/2023 (a)		70	71
3.635% due 08/01/2023 (a)		445	459
6.464% due 12/01/2030 (a)		317	323
6.500% due 02/01/2026 - 07/01/2032 (d)		7,581	7,906
5.000% due 08/01/2033		300	300
Freddie Mac
5.500% due 05/15/2012		522	528
9.050% due 06/15/2019		19	19
3.329% due 06/01/2022 (a)		734	759
4.500% due 08/01/2022 (a)		63	65
6.000% due 06/15/2028		577	578
6.500% due 08/01/2032		6,786	7,088
Government National Mortgage Association
6.375% due 05/20/2022 (a)		19	20
5.380% due 05/20/2023 (a)		172	176
5.625% due 11/20/2021 - 12/20/2025 (a)(d)		921	959
5.750% due 07/20/2022 - 08/20/2027 (a)(d)		2,592	2,650
5.375% due 04/20/2024 - 04/20/2028 (a)(d)		1,378	1,415
4.375% due 05/20/2028 (a)		190	195
3.250% due 04/20/2030 (a)		2,689	2,697
4.000% due 04/20/2030 - 05/20/2030 (a)(d)		1,553	1,576
4.250% due 05/20/2030 (a)		1,575	1,580
4.500% due 11/20/2030 (a)		171	174
6.500% due 09/15/2032		5,084	5,342
GS Mortgage Securities Corp.
6.526% due 08/15/2011 (a)		2,000	2,220
Impac CMB Trust
1.520% due 07/25/2033 (a)		1,065	1,066

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	85

Schedule of Investments (Cont.)

Foreign Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

J.P. Morgan Commercial Mortgage Finance Corp.
6.465% due 11/15/2035	$10,100	$11,426
Residential Funding Mortgage Securities I, Inc.
6.500% due 05/25/2029 - 03/25/2032 (d)	3,022	3,059
5.620% due 09/25/2032 (a)	1,254	1,273
Residential Mortgage Securities
1.486% due 02/09/2028 (a)	359	359
Structured Asset Mortgage Investments, Inc.
6.494% due 06/25/2029 (a)	516	519
Structured Asset Securities Corp.
1.420% due 10/25/2027 (a)	1,424	1,423
5.800% due 09/25/2031	424	428
Washington Mutual Mortgage Securities Corp.
6.010% due 04/25/2031 (a)	187	187
5.188% due 10/25/2032 (a)	3,094	3,143
3.363% due 02/27/2034 (a)	3,725	3,771
3.247% due 12/25/2040 (a)	928	925
Wells Fargo Mortgage-Backed Securities Trust
4.821% due 09/25/2032 (a)	633	645

		83,875

Municipal Bonds & Notes 1.8%
California Infrastructure & Economic Development Bank
Revenue Bonds, (AMBAC Insured), Series 2003
5.000% due 07/01/2036	800	807
California State Tobacco Securitization Corp. Revenue Bonds, Series 2003-A1
6.250% due 06/01/2033	2,400	2,083
Chicago, Illinois Board of Education General Obligation Bonds, (FSA Insured), Series 2001
5.000% due 12/01/2031	300	304
Chicago, Illinois Water Revenue Bonds, (AMBAC Insured), Series 2001
5.000% due 11/01/2026	200	203
Detroit, Michigan Water Supply System Revenue Bonds, (MBIA Insured), Series 1997
5.750% due 07/01/2012	200	234
Harris County, Texas General Obligation Bonds, Series 2003
5.000% due 08/01/2033	820	823
Illinois Educational Facilities Authority Revenue Bonds, Series 2003
5.000% due 07/01/2033	1,500	1,507
Illinois Regional Transportation Authority General Obligation Bonds, Series 1999
5.750% due 06/01/2014	300	354
Indiana Transportation Finance Authority Revenue Bonds, (FSA Insured), Series 2003
5.000% due 06/01/2028	2,000	2,040
Long Beach, California Community College District General Obligation Bonds, (MBIA Insured), Series 2003
5.000% due 05/01/2028	700	709
Los Angeles, California County Sanitation Districts Financing Authority Revenue Bonds, (FSA Insured), Series 2003
5.000% due 10/01/2011	800	904
Los Angeles, California Wastewater System Revenue Bonds, Series 2003
5.000% due 06/01/2027	1,300	1,318
5.000% due 06/01/2032	2,000	2,020
Louisville & Jefferson County, Kentucky Metro Sewer & Drain District Revenue Bonds, (MBIA Insured), Series 2001
5.000% due 05/15/2036	$200	$204
Maryland State Health & Education Facilities Authority Revenue Bonds, Series 2001
5.000% due 07/01/2041	300	303
Michigan State Building Authority Revenue Bonds, (FSA Insured), Series 2003
5.250% due 10/15/2013	400	456
New Jersey State Transportation Trust Fund Authority Revenue Bonds, Series 2003
5.000% due 06/15/2010	410	459
New York City, New York Municipal Water Finance Authority Revenue Bonds, (FGIC Insured), Series 2003-E
5.000% due 06/15/2034	625	630
New York City, New York Transitional Finance Authority Revenue Bonds, Series 2002
5.250% due 08/01/2011	2,000	2,277
New York State Tobacco Settlement Financing Authority Revenue Bonds, Series 2003-A1
5.500% due 06/01/2014	300	323
5.500% due 06/01/2017	600	642
New York, Tobacco Settlement Financing Authority Revenue Bonds, Series 2003
5.250% due 06/01/2013	3,500	3,726
Oklahoma State General Obligation Bonds, (FGIC Insured), Series 2003
5.000% due 07/15/2016	995	1,107
Seattle, Washington Water System Revenue Bonds, (MBIA Insured), Series 2003
5.000% due 09/01/2033	200	201
State of Louisiana General Obligation Bonds, (FGIC Insured), Series 2003
5.000% due 05/01/2014	3,300	3,657

		27,291

	Shares
Preferred Security 0.4%
DG Funding Trust
3.410% due 12/29/2049 (a)	640	6,720

	Principal Amount (000s)
U.S. Government Agencies 6.5%
Fannie Mae
5.000% due 01/20/2007	$9,575	9,684
5.250% due 03/22/2007	5,000	5,099
4.640% due 01/30/2008	13,700	14,111
5.640% due 12/10/2008	1,000	1,008
6.250% due 02/17/2011	12,300	12,506
Federal Home Loan Bank
5.665% due 03/22/2006	3,200	3,492
5.660% due 04/26/2006	1,200	1,312
5.880% due 11/25/2008	100	101
Freddie Mac
4.650% due 11/06/2006	500	502
6.000% due 05/25/2012	6,800	6,965
Small Business Administration
6.640% due 02/10/2011	$3,673	$3,987
6.344% due 08/10/2011	5,190	5,567
5.980% due 11/01/2022	7,989	8,620
Tennessee Valley Authority
4.875% due 12/15/2016	16,050	17,475
5.880% due 04/01/2036	8,145	9,153
5.980% due 04/01/2036	1,855	2,073

		101,655

U.S. Treasury Obligations 7.0%
Treasury Inflation Protected Securities (c)
1.875% due 07/15/2013	3,404	3,387
3.625% due 04/15/2028	3,184	3,837
3.875% due 04/15/2029	5,705	7,187
U.S. Treasury Bond
8.125% due 08/15/2019	46,700	64,736
U.S. Treasury Strips
0.000% due 11/15/2003	400	400
0.000% due 08/15/2019	37,100	16,604
0.000% due 08/15/2020	32,000	13,414

		109,565

Total United States (Cost $415, 802)		434,088

PURCHASED CALL OPTIONS 0.0%
U.S. Treasury Bond 5-Year Note (CBOT)
5.500% due 05/15/2009
Strike @ 123.906
Exp. 11/15/2003	70,000	0

Total Purchased Call Options (Cost $11)		0

PURCHASED PUT OPTIONS (k)(l) 0.0%
	# of Contracts
Euro-Bund 10-Year Note December Futures (OTC)
Strike @ 100.000
Exp. 12/02/2003	1,747	0
Euro-Bund 10-Year Note December Futures (OTC)
Strike @ 98.000
Exp. 12/02/2003	417	0
Eurodollar December Futures (CME)
Strike @ 98.250
Exp. 12/15/2003	860	6
Eurodollar December Futures (CME)
Strike @ 98.125
Exp. 12/15/2003	100	1

Total Purchased Put Options (Cost $33)		7

SHORT-TERM INSTRUMENTS 7.9%
	Principal Amount (000s)
Commercial Paper 3.9%
Fannie Mae
1.080% due 02/23/2004	$30,500	30,365
1.085% due 03/10/2004	12,460	12,399
1.075% due 03/17/2004	14,000	13,928
1.080% due 03/17/2004	4,500	4,477

		61,169

86	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

Repurchase Agreement 1.1%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Freddie Mac 2.350% due 10/08/2004 valued at $16,836. Repurchase proceeds are $16,502.)	$16,502	$16,502

U.S. Treasury Bills 2.9%
0.102% due 12/04/2003 - 12/18/2003 (d)(e)(f)	45,390	45,294

Total Short-Term Instruments (Cost $122,978)		122,965

Total Investments 115.3% (Cost $1,633,476)		$1,800,419

Written Options (g) (0.8%) (Premiums $8,954)		(13,082)

Other Assets and Liabilities (Net) (14.5%)		(225,281)

Net Assets 100.0%		$1,562,056

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security, or a portion thereof, has been purchased on a delayed delivery basis. The aggregate payable and market value for all securities purchased on a delayed delivery basis was $244,123 and $255,403, respectively, as of September 30, 2003.

(c)	Principal amount of security is adjusted for inflation.

(d)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(e)	Security, or a portion thereof, has been pledged as collateral for swap and swaption contracts. The aggregate market value for all securities pledged as collateral was $12,727 as of September 30, 2003.

(f)	Securities with an aggregate market value of $30,486 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Euribor Purchased Put Options
Strike @ 93.000 (12/2004)—Long	91	$(1)
Euribor March Futures
(03/2005)—Long	79	115
Euribor December Futures
(12/2004)—Long	91	145
Euro-Bobl Note (12/2003)—Long	515	1,233
Euro-Bund 10-Year Note
(12/2003)—Long	1,501	5,592
Eurodollar June Futures
(06/2004)—Long	354	188
Government of Japan 10-Year Note
(12/2003)—Long	223	2,772
U.S. Treasury 10-Year Note
(12/2003)—Long	3,238	16,491
U.S. Treasury 30-Year Note
(12/2003)—Long	207	1,572

		$28,107

(g)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Call—CBOT U.S. Treasury Note December Futures
Strike @ 115.000
Exp. 11/22/2003	333	$235	$447
Call—CBOT U.S. Treasury Note December Futures
Strike @ 112.000
Exp. 11/22/2003	213	193	699
Put—CBOT U.S. Treasury Note December Futures
Strike @ 106.000
Exp. 11/22/2003	172	176	16
Call—CBOT U.S. Treasury Note December Futures
Strike @ 105.000
Exp. 11/22/2003	29	92	220
Call—CBOT U.S. Treasury Note December Futures
Strike @ 110.000
Exp. 11/22/2003	97	129	355
Put—CBOT U.S. Treasury Note December Futures
Strike @ 105.000
Exp. 11/22/2003	29	87	13

		$912	$1,750

Type	Notional Amount	Premium	Value

Call—OTC 7-Year Interest Rate Swap Counterparty: Goldman Sachs & Co.
Strike @ 5.970%**
Exp. 10/04/2004	$700	$23	$68
Put—OTC 7-Year Interest Rate Swap Counterparty: Goldman Sachs & Co.
Strike @ 5.970%*
Exp. 10/04/2004	700	31	7
Call—OTC 7-Year Interest Rate Swap Counterparty: Goldman Sachs & Co.
Strike @ 5.175%**
Exp. 10/04/2004	84,000	2,493	5,004
Call—OTC 10-Year Interest Rate Swap Counterparty: Goldman Sachs & Co.
Strike @ 5.130%**
Exp. 11/10/2003	2,100	32	125
Put—OTC 10-Year Interest Rate Swap Counterparty: Bank of America, N.A.
Strike @ 6.000%*
Exp. 10/20/2003	18,800	874	0
Put—OTC 10-Year Interest Rate Swap Counterparty: Goldman Sachs & Co.
Strike @ 6.130%*
Exp. 11/10/2003	2,100	89	0
Call—OTC 7-Year Interest Rate Swap Counterparty: Goldman Sachs & Co.
Strike @ 5.500%**
Exp. 01/07/2005	8,700	195	604
Call—OTC 30-Year Interest Rate Swap Counterparty: Lehman Brothers, Inc.
Strike @ 5.480%**
Exp. 04/03/2006	10,000	297	619
Call—OTC 10-Year Interest Rate Swap Counterparty: Goldman Sachs & Co.
Strike @ 4.375%**
Exp. 12/15/2006	$2,900	$38	$54
Call—OTC 7-Year Interest Rate Swap Counterparty: Merrill Lynch & Co., Inc.
Strike @ 5.500%**
Exp. 01/07/2005	42,500	1,945	2,949
Put—OTC 7-Year LIBOR Interest Rate Swap Counterparty: Merrill Lynch & Co., Inc.
Strike @ 7.000%*
Exp. 01/07/2005	2,500	48	16
Call—OTC 10-Year Interest Rate Swap Counterparty: Goldman Sachs & Co.
Strike @ 4.000%**
Exp. 12/17/2003	11,200	63	67
Call—OTC 10-Year Interest Rate Swap Counterparty: J.P. Morgan Chase & Co.
Strike @ 4.000%**
Exp. 03/03/2004	8,900	197	87
Call—OTC 10-Year Interest Rate Swap Counterparty: Goldman Sachs & Co.
Strike @ 3.250%**
Exp. 10/20/2003	18,800	192	0
Call—OTC 7-Year Interest Rate Swap Counterparty: Lehman Brothers, Inc.
Strike @ 5.750%**
Exp. 08/04/2005	13,600	584	963
Put—OTC 7-Year Interest Rate Swap Counterparty: Lehman Brothers, Inc.
Strike @ 5.750%*
Exp. 08/04/2005	13,600	584	368
Call—OTC 7-Year Interest Rate Swap Counterparty: Bank of America, N.A.
Strike @ 5.750%**
Exp. 08/04/2005	4,100	145	290
Put—OTC 7-Year Interest Rate Swap Counterparty: Bank of America, N.A.
Strike @ 5.750%*
Exp. 08/04/2005	4,100	212	111

		$8,042	$11,332

*	The Fund will pay a floating rate based on 3-month LIBOR.
**	The Fund will receive a floating rate based on 3-month LIBOR.

(h)	Written options with premiums to be determined on a future date:

Type	# of Contracts	Unrealized Appreciation

Call & Put—OTC% U.S. Dollar Forward Delta/Neutral Straddle vs. Japanese Yen.

Strike and premium determined on 12/18/2007, based upon implied volatility parameter of 18.500%. Counterparty: AIG International Inc.

Exp. 12/18/2012	6,220	$212

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	87

Schedule of Investments (Cont.)

Foreign Bond Fund

September 30, 2003 (Unaudited)

(i)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount		Unrealized Appreciation/ (Depreciation)

Receive floating rate based on 6-month Australian Bank Bill and pay a fixed rate equal to 6.000%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 12/17/2013	A$	56,600	$(603)
Receive floating rate based on 6-month Australian Bank Bill and pay a fixed rate equal to 6.000%.
Counterparty: UBS Warburg LLC Exp. 12/17/2013		132,500	(1,494)
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/01/2008	BP	1,300	(52)
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: UBS Warburg LLC Exp. 09/01/2007		22,200	(956)
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Merrill Lynch & Co., Inc. Exp. 09/01/2007		17,700	(573)
Receive a fixed rate equal to 5.250% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/01/2004		3,900	77
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/01/2017		13,400	(127)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: UBS Warburg LLC Exp. 06/01/2013		2,600	14
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Merrill Lynch & Co., Inc. Exp. 06/01/2013		2,700	21
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/02/2018		21,100	47
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Goldman Sachs & Co. Exp. 03/02/2018		17,100	42
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/02/2018		60,000	71
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Merrill Lynch & Co., Inc. Exp. 03/02/2018		11,600	(41)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.500%.
Counterparty: Lehman Brothers, Inc. Exp. 03/01/2016	BP	30,200	$(593)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.500%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/01/2016		10,120	(250)
Receive a fixed rate equal to 5.000% and pay floating rate based on 3-month Canadian Bank Bill.
Counterparty: Merrill Lynch & Co., Inc. Exp. 06/01/2008	C	$ 18,000	(154)
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: UBS Warburg LLC Exp. 03/01/2007	EC	36,400	408
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Merrill Lynch & Co., Inc. Exp. 03/01/2007		17,600	192
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/01/2007		1,700	(12)
Receive a fixed rate equal to 5.500% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/01/2016		24,100	95
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Goldman Sachs & Co. Exp. 03/02/2018		32,100	(113)
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: UBS Warburg LLC Exp. 03/02/2018		20,500	(41)
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/02/2018		57,050	(143)
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/02/2018		78,100	(112)
Receive floating rate based on 6-month EC-LIBOR and pay a fixed rate equal to 3.750%.
Counterparty: Goldman Sachs & Co. Exp. 06/01/2012		9,900	(154)
Receive floating rate based on 6-month EC-LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 12/17/2013		72,300	3,257
Receive floating rate based on 6-month EC-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Citibank N.A., London Exp. 06/01/2012		89,700	(9,175)
Receive floating rate based on 6-month EC-LIBOR and pay a fixed rate equal to 6.000%.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/01/2031	EC	4,000	$(793)
Receive floating rate based on 3-month H$-HIBOR and pay a fixed rate equal to 4.256%.
Counterparty: J.P. Morgan Chase & Co. Exp. 12/17/2008	H$	330,200	(1,107)
Receive floating rate based on 3-month H$-HIBOR and pay a fixed rate equal to 5.550%.
Counterparty: Goldman Sachs & Co. Exp. 03/01/2006		86,600	(819)
Receive floating rate based on 3-month H$-HIBOR and pay a fixed rate equal to 5.906%.
Counterparty: Goldman Sachs & Co. Exp. 07/01/2006		117,000	(1,383)
Receive floating rate based on 6-month JY-LIBOR and pay a fixed rate equal to 0.390%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/01/2007	JY	525,000	63
Receive floating rate based on 6-month JY-LIBOR and pay a fixed rate equal to 1.300%.
Counterparty: Goldman Sachs & Co. Exp. 09/02/2011		2,008,000	(16)
Receive a fixed rate equal to 4.500% and pay floating rate based on 3-month SK-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 06/01/2008	SK	48,000	(19)
Receive a fixed rate equal to 1.500% and pay floating rate based on 3-month SF-LIBOR.
Counterparty: Merrill Lynch & Co., Inc. Exp. 03/02/2005	SF	120,200	348
Receive a fixed rate equal to 1.500% and pay floating rate based on 6-month SF-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/02/2005		77,800	268
Receive a fixed rate equal to 1.500% and pay floating rate based on 6-month SF-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/02/2005		49,500	(49)
Receive a fixed rate equal to 0.610% and the Fund will pay to the counterparty at par in the event of default of General Electric Capital Corp. 6.000% due 06/15/2012.
Counterparty: Merrill Lynch & Co., Inc. Exp. 05/01/2004		$4,400	12
Receive a fixed rate equal to 1.150% and the Fund will pay to the counterparty at par in the event of default of Banque Centrale de Tunisie 8.250% due 09/19/2027.
Counterparty: Goldman Sachs & Co. Exp. 12/13/2003		2,000	0
Receive a fixed rate equal to 1.250% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.375% due 09/15/2016.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/22/2005		4,800	51

88	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Receive a fixed rate equal to 1.300% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Goldman Sachs & Co. Exp. 01/02/2005	$6,000	$68
Receive a fixed rate equal to 1.400% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Goldman Sachs & Co. Exp. 12/13/2003	2,000	1
Receive a fixed rate equal to 6.000% and pay floating rate based on 3-month LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 12/17/2013	32,500	597
Receive a fixed rate equal to 6.000% and pay floating rate based on 3-month LIBOR.
Counterparty: UBS Warburg LLC Exp. 12/17/2013	81,200	1,779
Receive a fixed rate equal to 7.100% and the Fund will pay to the counterparty at par in the event of default of Federative Republic of Brazil 11.125% due 09/30/2004.
Counterparty: J.P. Morgan Chase & Co. Exp. 02/01/2004	5,400	79
Receive a fixed rate equal to 7.100% and the Fund will pay to the counterparty at par in the event of default of Federative Republic of Brazil 8.000% due 04/15/2014.
Counterparty: J.P. Morgan Chase & Co. Exp. 02/01/2004	400	85
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: J.P. Morgan Chase & Co. Exp. 12/17/2008	25,400	(87)
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: Bank of America, N.A. Exp. 12/17/2013	46,800	732
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/17/2023	104,900	8,616

		$(1,943)

Type	Fixed Spread (%)	Notional Amount	Unrealized Appreciation

Receive a fixed spread and pay the 10-Year Swap Spread. The 10-year Swap Spread is the difference between the 10-year Swap Rate and the 10-Year Treasury Rate.
Counterparty: Bank of America, N.A. Exp. 10/15/2003	0.527	$58,100	$107

(j)	Short sales open at September 30, 2003 were as follows:

Type	Coupon (%)	Maturity	Par	Value	Proceeds

Fannie Mae	5.500	10/20/2018	$5,500	$5,691	$5,656
U.S. Treasury Note	4.375	05/15/2007	101,200	108,672	107,793
U.S. Treasury Note	2.625	05/15/2008	18,000	17,959	17,756
U.S. Treasury Note	5.500	05/15/2009	68,000	76,941	75,801
U.S. Treasury Note	5.750	08/15/2010	13,762	15,760	15,389
U.S. Treasury Note	5.000	08/15/2011	6,150	6,729	6,566
U.S. Treasury Note	4.375	08/15/2012	9,650	10,065	9,784
U.S. Treasury Note	3.875	02/15/2013	16,500	16,497	16,034
U.S. Treasury Note	3.625	05/15/2013	150,825	148,085	144,130
U.S. Treasury Note	4.250	08/15/2013	35,000	35,890	35,107

				$442,289	$434,016

(k)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)

Sell	A$	906	10/2003	$0	$(15)	$(15)
Sell		906	11/2003	0	0	0
Buy		906	10/2003	0	0	0
Buy	BP	2,631	10/2003	27	0	27
Sell		74,698	10/2003	0	(5,744)	(5,744)
Sell	C$	52,657	10/2003	0	(653)	(653)
Buy		565	10/2003	1	0	1
Sell	DK	43,574	12/2003	0	(275)	(275)
Buy	EC	12,131	11/2003	81	(4)	77
Buy		19,245	10/2003	248	(1)	247
Sell		462,410	11/2003	1	(7,092)	(7,091)
Sell		11,694	10/2003	0	(75)	(75)
Buy	H$	46,860	10/2003	44	0	44
Buy	JY	485,447	10/2003	23	(26)	(3)
Sell		23,280,126	10/2003	0	(4,089)	(4,089)
Sell	N$	5,601	10/2003	0	(156)	(156)
Sell		5,601	11/2003	0	(2)	(2)
Buy		5,601	11/2003	3	0	3
Sell	SK	85,213	12/2003	0	(570)	(570)

				$428	$(18,702)	$(18,274)

(l)	Principal amount denoted in indicated currency:

A$—Australian Dollar

BF—Belgian Franc

BP—British Pound

C$—Canadian Dollar

DK—Danish Krone

EC—Euro

H$—Hong Kong Dollar

JY—Japanese Yen

N$—New Zealand Dollar

SF—Swiss Franc

SK—Swedish Krona

(m)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate value of fair valued securities is $1,398, which is 0.09% of net assets.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	89

Schedule of Investments

Global Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)		Value (000s)

AUSTRALIA 0.8%
Crusade Global Trust
1.670% due 05/15/2021 (a)		$1,801	$1,804
Homeside Mortgage Securities Trust
1.300% due 01/20/2027 (a)(m)		509	504
Medallion Trust
1.340% due 07/12/2031 (a)		1,194	1,191
Superannuation Members Home Loans Global Fund
1.395% due 06/15/2026 (a)		530	530
Torrens Trust
1.366% due 07/15/2031 (a)		486	487

Total Australia (Cost $4,521)			4,516

AUSTRIA (j)(k) 0.8%
Republic of Austria
5.000% due 01/15/2008	EC	3,000	3,759
5.500% due 01/15/2010		600	776

Total Austria (Cost $3,500)			4,535

BELGIUM (j)(k) 1.0%
Kingdom of Belgium
7.000% due 11/21/2004	BF	95,900	2,915
6.250% due 03/28/2007	EC	1,200	1,553
7.500% due 07/29/2008		900	1,248

Total Belgium (Cost $4,739)			5,7 16

BRAZIL 0.2%
Republic of Brazil
11.000% due 01/11/2012		$550	567
8.000% due 04/15/2014		677	622

Total Brazil (Cost $1,167)			1,189

CANADA (j)(k) 3.0%
Commonwealth of Canada
6.000% due 06/01/2008	C$	1,700	1,381
5.500% due 06/01/2009		3,500	2,794
5.500% due 06/01/2010		4,300	3,426
6.000% due 06/01/2011		11,300	9,255
Newcourt Credit Group, Inc.
7.125% due 12/17/2003		$800	810

Total Canada (Cost $15,578)			17,666

CAYMAN ISLANDS (j)(k) 0.5%
International Credit Recovery-Japan
0.806% due 05/10/2006 (a)	JY	142,689	1,279
Redwood Capital II Ltd.
4.380% due 01/01/2004 (a)		$1,000	1,000
SHL Corp. Ltd.
0.757% due 12/25/2024 (a)	JY	72,297	647

Total Cayman Islands (Cost $2,767)			2,926

CHILE 0.1%
Republic of Chile
6.875% due 04/28/2009		$250	288
5.500% due 01/15/2013		500	521

Total Chile (Cost $769)			809

DENMARK (j)(k) 0.4%
Nykredit Konvertible
6.000% due 10/01/2029	DK	10,182	$1,642
Unikredit Realkredit
6.000% due 07/01/2029		2,420	391

Total Denmark (Cost $1,381)			2,033

FINLAND (j)(k) 0.2%
Republic of Finland
5.000% due 07/04/2007	EC	1,000	1,249

Total Finland (Cost $995)			1,249

FRANCE (j)(k) 4.5%
Auto Asset-Backed Securities Compartment
2.346% due 10/28/2011 (a)	EC	3,000	3,497
Axa S.A.
3.750% due 01/01/2017		397	536
Republic of France
4.000% due 04/25/2009		2,260	2,720
4.000% due 10/25/2009		16,080	19,297

Total France (Cost $24,999)			26,050

GERMANY (j)(k) 20.3%
Hypothekenbank in Essen AG
5.500% due 02/20/2007	EC	1,350	1,700
KFW International Finance, Inc.
3.500% due 11/15/2005		5,300	6,302
Landesbank Baden-Wuerttemberg AG
5.500% due 04/02/2007		520	655
Landesbank Rheinland-Pfalz
4.750% due 04/04/2008		530	657
Republic of Germany
4.250% due 03/12/2004		2,932	3,447
3.250% due 09/24/2004		2,040	2,403
6.250% due 04/26/2006 (b)		7,800	9,906
3.000% due 04/11/2008		2,000	2,319
5.375% due 01/04/2010		100	129
5.250% due 07/04/2010		5,000	6,390
5.250% due 01/04/2011		3,600	4,607
5.000% due 01/04/2012 (b)		20,300	25,555
5.000% due 07/04/2012 (b)		15,000	18,883
4.500% due 01/04/2013		2,240	2,718
6.250% due 01/04/2024 (b)		4,000	5,590
6.500% due 07/04/2027 (b)		7,060	10,203
5.625% due 01/04/2028 (b)		3,500	4,545
4.750% due 07/04/2028		1,300	1,500
6.250% due 01/04/2030 (b)		1,600	2,254
5.500% due 01/04/2031		6,200	7,953

Total Germany (Cost $110,036)			117,716

GREECE (j)(k) 0.3%
Hellenic Republic
4.660% due 10/23/2003 (a)	EC	1,595	1,859

Total Greece (Cost $1,856)			1,859

ITALY (j)(k) 7.0%
First Italian Auto Transaction
2.428% due 07/01/2008 (a)	EC	1,713	1,997
Republic of Italy
4.750% due 07/01/2005 (b)		6,690	8,123
7.750% due 11/01/2006 (b)		3,100	4,140
6.000% due 11/01/2007 (b)		14,000	18,148
4.500% due 05/01/2009 (b)	EC	4,150	$5,106
4.250% due 11/01/2009 (b)		2,470	2,997
Siena Mortgages SPA
2.329% due 11/07/2011 (a)		169	197

Total Italy (Cost $37,451)			40,708

JAPAN (j)(k) 5.4%
Government of Japan
0.300% due 12/20/2007 (b)	JY	3,425,000	30,343
1.900% due 09/20/2022 (b)		130,000	1,180
Total Japan (Cost $29,969)			31,523
LUXEMBOURG (j)(k) 0.2%
Tyco International Group S.A.
4.375% due 11/19/2004	EC	870	1,016

Total Luxembourg (Cost $918)			1,016

MEXICO (j)(k) 0.8%
Pemex Project Funding Master Trust
8.625% due 02/01/2022		$400	448
Petroleos Mexicanos
8.850% due 09/15/2007		480	563
9.375% due 12/02/2008		650	780
United Mexican States
7.500% due 01/14/2012		650	737
6.375% due 01/16/2013		400	423
11.375% due 09/15/2016		880	1,270
United Mexican States Series 8BR
4.000% due 03/11/2004	JY	48,000	436
United Mexican States Series 8RG
4.000% due 03/11/2004		25,000	227

Total Mexico (Cost $4,496)			4,884

NETHERLANDS (j)(k) 3.8%
Delphinus BV
2.835% due 11/28/2031 (a)	EC	3,000	3,484
Deutsche Telekom International Finance BV
7.750% due 06/15/2005		$700	771
Dutch Mortgage-Backed Securities BV
2.368% due 07/02/2077 (a)	EC	1,757	2,048
2.427% due 10/02/2079 (a)		1,000	1,165
Holland Euro-Denominated Mortgage-Backed Series Trust
2.403% due 04/18/2012 (a)		1,052	1,226
Kingdom of Netherlands
6.000% due 01/15/2006		10,700	13,433

Total Netherlands (Cost $17,627)			22,127

NEW ZEALAND (j)(k) 0.3%
Commonwealth of New Zealand
4.500% due 02/15/2016 (c)	N$	2,307	1,712

Total New Zealand (Cost $1,097)			1,712

PANAMA 0.5%
Republic of Panama
9.375% due 07/23/2012		$1,400	1,588
9.375% due 01/16/2023		1,160	1,253

Total Panama (Cost $2,498)			2,841

90	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)		Value (000s)

PERU 0.7%
Republic of Peru
9.125% due 02/21/2012		$2,450	$2,738
4.500% due 03/07/2017		1,598	1,468

Total Peru (Cost $3,673)			4,206

SPAIN (j)(k) 2.2%
Hipotebansa Mortgage Securitization Fund
2.271% due 01/18/2018 (a)	EC	2,115	2,459
Kingdom of Spain
4.950% due 07/30/2005		880	1,074
5.150% due 07/30/2009		6,140	7,815
4.000% due 01/31/2010		980	1,174

Total Spain (Cost $9,075)			12,522

SUPRANATIONAL (j)(k) 0.1%
Eurofima
4.750% due 07/07/2004	SK	4,700	614

Total Supranational (Cost $536)			614

SWEDEN (j)(k) 0.5%
Kingdom of Sweden
5.000% due 01/28/2009	SK	20,200	2,743

Total Sweden (Cost $2,000)			2,743

UNITED KINGDOM (j)(k) 9.3%
Abbey National Treasury Service PLC
5.250% due 01/21/2004	BP	150	250
Bauhaus Securities Ltd.
2.439% due 10/30/2052 (a)	EC	5,449	6,345
British Telecom PLC
2.553% due 12/15/2003 (a)		$2,600	2,606
Core
1.453% due 03/17/2009 (a)		75	75
Dolerite Funding PLC
1.410% due 08/20/2032 (a)		1,633	1,629
Haus Ltd.
2.441% due 12/14/2037 (a)	EC	3,483	4,064
Holmes Financing PLC
2.389% due 07/25/2010 (a)		3,200	3,732
Lloyds TSB Bank PLC
5.625% due 07/15/2049		2,410	3,000
Ocwen Mortgage Loan Trust
2.679% due 12/15/2031 (a)		369	430
United Kingdom Gilt
7.250% due 12/07/2007	BP	16,900	31,236

Total United Kingdom (Cost $47,783)			53,367

UNITED STATES (j)(k) 58.7%
Asset-Backed Securities 3.0%
AFC Home Equity Loan Trust
1.430% due 12/22/2027 (a)		$195	195
Ameriquest Mortgage Securities, Inc.
1.530% due 02/25/2033 (a)		588	589
1.530% due 03/25/2033 (a)		524	525
Amortizing Residential Collateral Trust
1.470% due 10/25/2031 (a)		556	556
AMRESCO Residential Securities Corp. Mortgage Loan Trust
1.590% due 06/25/2029 (a)		536	537
Bear Stearns Asset-Backed Securities, Inc.
1.450% due 10/25/2032 (a)		271	271
1.520% due 10/25/2032 (a)		451	452
1.570% due 07/25/2033 (a)		$691	$693
CDC Mortgage Capital Trust
1.460% due 01/10/2032 (a)		1,205	1,202
1.410% due 08/25/2032 (a)		294	294
Citibank Credit Card Master Trust
5.750% due 07/16/2007	DM	1,000	642
Conseco Finance Securitizations Corp.
1.650% due 10/15/2031 (a)		$145	145
CS First Boston Mortgage Securities Corp.
1.366% due 12/15/2030 (a)		258	259
1.430% due 01/25/2032 (a)		234	234
1.570% due 10/25/2032 (a)		826	827
First Franklin Mortgage Loan Trust Asset-Backed Certificates
1.470% due 09/25/2032 (a)		770	771
GMAC Mortgage Corp. Loan Trust
1.707% due 11/18/2025 (a)		686	687
Irwin Home Equity Loan Trust
1.640% due 06/25/2028 (a)		891	880
Morgan Stanley Dean Witter Capital I, Inc.
1.490% due 07/25/2030 (a)		517	517
1.450% due 07/25/2032 (a)		409	409
Novastar Home Equity Loan
1.611% due 04/25/2028 (a)		723	722
1.300% due 08/25/2028 (a)		393	394
Option One Mortgage Loan Trust
1.370% due 10/12/2032 (a)		1,580	1,578
Provident Bank Home Equity Loan Trust
1.340% due 04/25/2029 (a)		182	180
Providian Home Equity Loan Trust
1.410% due 06/25/2025 (a)		82	82
Residential Asset Securities Corp.
1.370% due 07/25/2032 (a)		2,249	2,246
Sand Trust
1.315% due 08/25/2032 (a)		273	273
Specialty Underwriting & Residential Finance
1.450% due 06/25/2034 (a)		972	971

			17,131

Corporate Bonds & Notes 5.4%
AOL Time Warner, Inc.
5.625% due 05/01/2005		2,200	2,322
AT&T Corp.
4.687% due 11/21/2003 (a)	EC	5,900	6,909
CIT Group, Inc.
7.500% due 11/14/2003		$500	504
2.840% due 01/31/2005 (a)		100	102
EchoStar DBS Corp.
5.000% due 10/01/2008 (a)		200	205
Entergy Gulf States, Inc.
2.040% due 06/18/2007 (a)		1,100	1,103
Ford Motor Credit Co.
1.000% due 12/22/2003	JY	55,000	492
5.750% due 02/23/2004		$500	508
1.460% due 07/19/2004 (a)		300	299
3.227% due 10/25/2004 (a)		1,400	1,413
1.550% due 07/18/2005 (a)		2,400	2,358
General Motors Acceptance Corp.
1.360% due 04/05/2004 (a)		1,200	1,199
6.875% due 09/09/2004	BP	730	1,230
5.000% due 01/18/2005	EC	800	959
5.500% due 02/02/2005		2,500	2,986
7.430% due 12/01/2021		$187	186
General Motors Acceptance Corp. - MTN
1.360% due 04/05/2004 (a)		1,210	1,208
Household Finance Corp.
2.564% due 03/11/2004 (a)		900	905
J.P. Morgan Chase & Co., Inc.
5.385% due 02/15/2012 (a)		760	797
Merrill Lynch & Co., Inc.
1.640% due 05/21/2004 (a)		700	701
MetLife, Inc.
3.911% due 05/15/2005		700	726
MGM Mirage, Inc.
6.950% due 02/01/2005		$80	$84
Mizuho Preferred Capital Co.
9.870% due 06/30/2049 (a)		100	108
8.790% due 12/29/2049 (a)		800	826
Pfizer, Inc.
0.800% due 03/18/2008	JY	171,000	1,535
Sprint Capital Corp.
5.875% due 05/01/2004		$280	286
UFJ Finance Aruba AEC
6.750% due 07/15/2013		200	210
9.980% due 12/29/2049 (a)		750	815
Verizon Wireless Capital LLC
1.658% due 12/17/2003 (a)		500	500

			31,476

Mortgage-Backed Securities 9.7%
Bear Stearns Adjustable Rate Mortgage Trust
6.143% due 12/25/2031 (a)(m)		181	181
6.147% due 01/25/2032 (a)		460	460
Citicorp Mortgage Securities, Inc.
7.430% due 01/01/2024		166	166
6.500% due 03/25/2029		53	54
Countrywide Home Loans, Inc
4.828% due 09/19/2032 (a)		814	822
Credit-Based Asset Servicing & Securitization LLC
1.460% due 01/25/2032 (a)		298	299
CS First Boston Mortgage Securities Corp.
5.724% due 05/25/2032 (a)		222	228
Fannie Mae
7.000% due 01/01/2005		28	28
15.750% due 12/01/2011		3	4
9.000% due 04/01/2016		96	105
5.500% due 10/01/2017-10/20/2018 (d)		16,681	17,262
5.000% due 07/01/2018		1,679	1,723
4.517% due 11/01/2023 (a)		38	39
4.402% due 03/01/2024 (a)		49	51
6.000% due 10/15/2033		3,000	3,087
Federal Housing Administration
7.400% due 02/01/2021		804	810
Freddie Mac
5.000% due 09/15/2016		1,237	1,291
3.380% due 05/01/2023 (a)		186	192
6.000% due 06/15/2028		225	225
5.625% due 07/15/2028		60	61
5.418% due 02/01/2029 (a)		1,209	1,247
6.500% due 08/01/2032		2,416	2,523
Government National Mortgage Association
13.500% due 02/15/2011		9	10
6.375% due 05/20/2022 (a)		10	10
5.750% due 07/20/2022-09/20/2026 (a)(d)		635	651
5.380% due 05/20/2023-05/20/2028 (a)(d)		401	410
5.625% due 12/20/2023-12/20/2026 (a)(d)		317	329
4.380% due 02/20/2024 (a)		547	559
8.500% due 12/15/2029-03/15/2031 (d)		1,402	1,521
4.250% due 01/20/2030 (a)		523	532
1.703% due 02/16/2030 (a)		1,220	1,231
5.000% due 04/20/2030-05/20/2030 (a)(d)		580	588
4.250% due 05/20/2030 (a)		337	338
6.500% due 09/15/2032		2,158	2,267
GS Mortgage Securities Corp.
6.526% due 08/15/2011 (a)		400	444
Independent National Mortgage Corp.
2.936% due 07/25/2025 (a)		14	14
J.P. Morgan Commercial Mortgage Finance Corp.
1.560% due 04/15/2010 (a)		47	47
6.465% due 11/15/2035		2,300	2,603

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	91

Schedule of Investments (Cont.)

Global Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

Residential Funding Mortgage Securities I, Inc.
6.500% due 03/25/2032	$628	$638
5.690% due 09/25/2032 (a)	358	364
Sequoia Mortgage Trust
1.450% due 07/20/2033 (a)	3,512	3,492
Small Business Administration
7.640% due 03/10/2010	724	812
6.640% due 02/01/2011	1,920	2,084
Structured Asset Mortgage Investments, Inc.
6.494% due 06/25/2029 (a)	271	272
Structured Asset Securities Corp.
1.420% due 10/25/2027 (a)	1,942	1,940
5.800% due 09/25/2031	28	29
Wachovia Bank Commercial Mortgage Trust
1.296% due 06/15/2013 (a)	3,300	3,289
Washington Mutual Mortgage Securities Corp.
6.010% due 04/25/2031 (a)	101	101
5.188% due 10/25/2032 (a)	888	902
Wells Fargo Mortgage-Backed Securities Trust
5.065% due 09/25/2032 (a)	96	97

		56,432

Municipal Bonds & Notes 2.0%
California Infrastructure & Economic Development Bank Revenue Bonds, (AMBAC Insured), Series 2003
5.000% due 07/01/2036	200	202
California State Tobacco Securitization Corp. Revenue Bonds, Series 2003-A1
6.250% due 06/01/2033	900	781
Chicago, Illinois Board of Education General Obligation Bonds, (FSA Insured), Series 2001
5.000% due 12/01/2031	200	203
Chicago, Illinois General Obligation Bonds, (MBIA Insured), Series 2003
5.000% due 01/01/2034	300	304
Chicago, Illinois Water Revenue Bonds, (AMBAC Insured), Series 2001
5.000% due 11/01/2026	100	102
Detroit, Michigan Sewer Disposable Revenue Bonds, (FSA Insured), Series 2003
5.000% due 07/01/2032	100	101
Harris County, Texas General Obligation Bonds, Series 2003
5.000% due 08/01/2033	400	401
Illinois Educational Facilities Authority Revenue Bonds, Series 2003
5.000% due 07/01/2033	300	301
Indiana Transportation Finance Authority Revenue Bonds, (FSA Insured), Series 2003
5.000% due 06/01/2028	100	102
Irving, Texas Waterworks & Sewer System Revenue Bonds, (FSA Insured), Series 2003
5.000% due 08/15/2011	100	112
Long Beach, California Community College District General Obligation Bonds, (MBIA Insured), Series 2003
5.000% due 05/01/2028	400	405
Los Angeles, California County Sanitation Districts Financing Authority Revenue Bonds, (FSA Insured), Series 2003
5.000% due 10/01/2011	200	226
Los Angeles, California Wastewater System Revenue Bonds, Series 2003
5.000% due 06/01/2027	$900	$912
5.000% due 06/01/2032	1,400	1,414
Louisville & Jefferson County, Kentucky Metro Sewer & Drain District Revenue Bonds, (MBIA Insured), Series 2001
5.000% due 05/15/2036	100	102
Maryland State Health & Education Facilities Authority Revenue Bonds, Series 2001
5.000% due 07/01/2041	200	202
Michigan State Building Authority Revenue Bonds, (FSA Insured), Series 2003
5.250% due 10/15/2013	200	228
New Jersey State Transportation Trust Fund Authority Revenue Bonds, Series 2003
5.000% due 06/15/2010	200	224
New York City Municipal Water & Sewer Finance Authority Revenue Bonds, Series 2003-A
5.000% due 06/15/2035	1,200	1,210
New York City, New York Transitional Finance Authority Revenue Bonds, Series 2002
5.250% due 08/01/2011	800	911
New York State Tobacco Settlement Financing Authority Revenue Bonds, Series 2003-A1
5.500% due 06/01/2017	200	214
New York, New York General Obligation Bonds, Series 2003
5.250% due 06/01/2028	200	203
New York, Tobacco Settlement Financing Authority Revenue Bonds, Series 2003
5.250% due 06/01/2013	1,400	1,490
Oklahoma State General Obligation Bonds, (FGIC Insured), Series 2003
5.000% due 07/15/2016	400	445
State of Louisiana General Obligation Bonds, (FGIC Insured), Series 2003
5.000% due 05/01/2014	800	887

		11,682

	Shares

Preferred Security 0.2%
DG Funding Trust
3.410% due 12/29/2049 (a)	130	1,365

	Principal Amount (000s)
U.S. Government Agencies 7.6%
Fannie Mae
5.250% due 03/22/2007	$1,800	1,836
4.640% due 01/30/2008	5,300	5,459
6.250% due 02/17/2011	4,200	4,270
6.250% due 07/19/2011	200	207
6.470% due 09/25/2012	1,000	1,162
0.000% due 06/01/2017	30,300	14,437
Federal Home Loan Bank
4.750% due 11/28/2006	1,100	1,106
5.750% due 08/15/2011	500	550
Freddie Mac
6.000% due 05/25/2012	2,200	2,253
Tennessee Valley Authority
7.140% due 05/23/2012	$1,000	$1,204
4.875% due 12/15/2016	6,700	7,295
5.880% due 04/01/2036	3,900	4,383

		44,162

U.S. Treasury Obligations 30.8%
Treasury Inflation Protected Securities (c)
1.875% due 07/15/2013	2,503	2,491
3.625% due 04/15/2028	341	411
3.875% due 04/15/2029	3,803	4,792
U.S. Treasury Bonds
11.250% due 02/15/2015	500	822
7.500% due 11/15/2016	25,500	33,295
8.875% due 08/15/2017	23,400	33,992
6.625% due 02/15/2027	1,000	1,228
U.S. Treasury Notes
4.375% due 05/15/2007 (b)	58,400	62,287
4.250% due 08/15/2013	15,800	16,202
U.S. Treasury Strips
0.000% due 02/15/2019	20,800	9,620
0.000% due 08/15/2020	26,800	11,234
0.000% due 02/15/2027	8,200	2,350

		178,724

Total United States (Cost $329,127)		340,972

	#of Contracts
PURCHASED PUT OPTIONS (j)(k) 0.0%

Euro-Bund 10-Year Note December Futures (OTC)
Strike @ 100.000 Exp. 12/02/2003	331	0
Euro-Bund 10-Year Note December Futures (OTC)
Strike @ 98.000 Exp. 12/02/2003	659	0
Eurodollar December Futures (CME)
Strike @ 97.875 Exp. 12/15/2003	211	3
Eurodollar December Futures (CME) 5.065% due 01/00/1900
Strike @ 98.250
Exp. 12/15/2003	340	2
U.S. Treasury 10-Year Notes December Futures (CBOT)
Strike @ 90.000
Exp. 11/22/2003	400	6
	Principal Amount (000s)
Fannie Mae (OTC) 5.065% due 01/00/1900
Strike @ 91.313 Exp. 10/08/2003	$94,000	0

Total Purchased Put Options (Cost $36)		11

SHORT-TERM INSTRUMENTS 8.3%
Commercial Paper 2.9%
Fannie Mae
1.080% due 02/23/2004	$10,400	10,354
1.080% due 03/17/2004	5,200	5,173
Royal Bank of Scotland PLC
1.085% due 01/20/2004	1,200	1,196

		16,723

92	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

Repurchase Agreement 2.5%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Federal Home Loan Bank 2.250% due 08/13/2004 valued at $14,913. Repurchase proceeds are $14,620.)	$14,620	$14,620

U.S. Treasury Bills 2.9%
0.939% due 12/04/2003-12/18/2003 (d)(e)(f)	16,650	16,613

Total Short-Term Instruments (Cost $47,962)		47,956

Total Investments 129.9% (Cost $706,556)		$753,466
Written Options (g) (0.8%) (Premiums $2,954)		(4,834)
Other Assets and Liabilities (Net) (29.1%)		(168,478)

Net Assets 100.0%		$580,154

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security, or a portion thereof, has been purchased on a delayed delivery basis. The aggregate payable and market value for all securities purchased on a delayed delivery basis was $162,316 and $163,643, respectively, as of September 30, 2003.

(c)	Principal amount of security is adjusted for inflation.

(d)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(e)	Security, or a portion thereof, has been pledged as collateral for swap and swaption contracts. The aggregate market value for all securities pledged as collateral was $7,736 as of September 30, 2003.

(f)	Securities with an aggregate market value of $7,387 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Euro-Bobl 10-Year Note
(12/2003)—Long	398	$958
Euro-Bund 10-Year Note
(12/2003)—Long	591	2,143
Eurodollar June Futures
(06/2004)—Short	74	(44)
Eurodollar June Futures
(06/2004)—Long	74	123
Government of Japan 10-Year Note
(12/2003)—Long	71	937
U.S. Treasury 10-Year Note
(12/2003)—Long	1,533	6,977
U.S. Treasury 30-Year Note
(12/2003)—Short	10	(71)

		$11,023

(g)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Call—CBOT U.S. Treasury Note December Futures
Strike @ 115.000 Exp. 11/22/2003	121	$85	$163
Call—CBOT U.S. Treasury Note December Futures
Strike @ 112.000 Exp. 11/22/2003	62	56	179
Put—CBOT U.S. Treasury Note December Futures
Strike @ 106.000 Exp. 11/22/2003	64	65	6
Call—CBOT U.S. Treasury Note December Futures
Strike @ 105.000 Exp. 11/22/2003	14	45	106
Call—CBOT U.S. Treasury Note December Futures
Strike @ 110.000 Exp. 11/22/2003	36	48	48
Put—CBOT U.S. Treasury Note December Futures
Strike @ 105.000 Exp. 11/22/2003	14	42	6

		$341	$508

Type	Notional Amount	Premium	Value

Call—OTC 7-Year Interest Rate Swap Counterparty: Goldman Sachs & Co.
Strike @ 5.175%** Exp. 10/04/2004	$40,000	$1,242	$2,383
Put—OTC 10-Year Interest Rate Swap Counterparty: Bank of America, N.A.
Strike @ 6.000%* Exp. 10/20/2003	5,100	237	0
Call—OTC 7-Year Interest Rate Swap Counterparty: Goldman Sachs & Co.
Strike @ 5.500%** Exp. 01/07/2005	19,200	422	1,332
Call—OTC 30-Year Interest Rate Swap Counterparty: Lehman Brothers, Inc.
Strike @ 5.480%** Exp. 04/03/2006	3,900	116	242
Call—OTC 10-Year Interest Rate Swap Counterparty: J.P. Morgan Chase & Co.
Strike @ 4.000%** Exp. 03/03/2004	3,100	69	30
Call—OTC 10-Year Interest Rate Swap Counterparty: Lehman Brothers, Inc.
Strike @ 3.500%** Exp. 03/05/2004	18,675	217	46
Call—OTC 10-Year Interest Rate Swap Counterparty: Goldman Sachs & Co.
Strike @ 3.250%** Exp. 10/20/2003	5,100	52	0
Call—OTC 7-Year Interest Rate Swap Counterparty: Lehman Brothers, Inc.
Strike @ 5.750%** Exp. 08/04/2005	3,000	129	212
Put—OTC 7-Year Interest Rate Swap Counterparty: Lehman Brothers, Inc.
Strike @ 5.750%* Exp. 08/04/2005	$3,000	$129	$81

		$2,613	$4,326

*	The Fund will pay a floating rate based on 3-month LIBOR.
**	The Fund will receive a floating rate based on 3-month LIBOR.

(h)	Written options with premiums to be determined on a future date:

Type	# of Contracts	Unrealized Appreciation

Call & Put—OTC% U.S. Dollar Forward Delta/Neutral Straddle vs. Japanese Yen. Strike and premium determined on 12/18/2007, based upon implied volatility parameter of 18.500%. Counterparty: AIG International Inc. Exp. 12/18/2012	2,220	$76

(i)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount		Unrealized Appreciation/ (Depreciation)

Receive floating rate based on 6-month Australian Bank Bill and pay a fixed rate equal to 6.000%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 12/17/2013	A$	18,200	$(194)
Receive floating rate based on 6-month Australian Bank Bill and pay a fixed rate equal to 6.000%.
Counterparty: UBS Warburg LLC Exp. 12/17/2013		49,700	(552)
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: UBS Warburg LLC Exp. 09/01/2007	BP	2,200	(95)
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Merrill Lynch & Co., Inc. Exp. 09/01/2007		2,900	(121)
Receive a fixed rate equal to 5.250% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Goldman Sachs & Co. Exp. 03/01/2006		2,300	106
Receive a fixed rate equal to 5.500% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Merrill Lynch & Co., Inc. Exp. 03/01/2004		7,300	203
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: UBS Warburg LLC Exp. 03/01/2017		2,600	(22)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/01/2017		2,600	(25)

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	93

Schedule of Investments (Cont.)

Global Bond Fund

September 30, 2003 (Unaudited)

Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/02/2018	BP	9,400	$21
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Goldman Sachs & Co. Exp. 03/02/2018		1,300	3
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/02/2018		13,800	20
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.500%.
Counterparty: Lehman Brothers, Inc. Exp. 03/01/2016		15,000	(295)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.500%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/01/2016		10,940	(248)
Receive a fixed rate equal to 3.500% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Goldman Sachs & Co. Exp. 09/01/2005	EC	13,000	53
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: UBS Warburg LLC Exp. 03/01/2007		4,400	45
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Merrill Lynch & Co., Inc. Exp. 03/01/2007		10,500	115
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/01/2007		12,300	(88)
Receive a fixed rate equal to 5.500% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/01/2016		15,500	61
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/01/2017		5,300	20
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: UBS Warburg LLC Exp. 03/01/2017		3,900	48
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Goldman Sachs & Co. Exp. 03/02/2018		8,200	(22)
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/02/2018		22,400	(58)
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/02/2018	EC	23,100	$(35)
Receive floating rate based on 6-month EC-LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 12/17/2013		37,700	1,699
Receive floating rate based on 6-month EC-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Citibank N.A., London Exp. 06/01/2012		40,500	(4,142)
Receive floating rate based on 6-month EC-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Goldman Sachs & Co. Exp. 06/01/2012		800	(70)
Receive floating rate based on 6-month EC-LIBOR and pay a fixed rate equal to 6.000%.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/01/2031		5,400	(1,071)
Receive floating rate based on 3-month H$-HIBOR and pay a fixed rate equal to 4.256%.
Counterparty: J.P. Morgan Chase & Co. Exp. 12/17/2008	H$	118,200	(371)
Receive floating rate based on 3-month H$-HIBOR and pay a fixed rate equal to 5.550%.
Counterparty: Goldman Sachs & Co. Exp. 03/01/2006		6,000	(63)
Receive floating rate based on 3-month H$-HIBOR and pay a fixed rate equal to 5.906%.
Counterparty: Goldman Sachs & Co. Exp. 07/01/2006		70,000	(869)
Receive floating rate based on 6-month JY-LIBOR and pay a fixed rate equal to 1.300%.
Counterparty: Goldman Sachs & Co. Exp. 09/02/2011	JY	1,040,000	(8)
Receive floating rate based on 6-month JY-LIBOR and pay a fixed rate equal to 1.310%.
Counterparty: Goldman Sachs & Co. Exp. 07/01/2005		693,000	(119)
Receive floating rate based on 6-month JY-LIBOR and pay a fixed rate equal to 2.035%.
Counterparty: Goldman Sachs & Co. Exp. 05/01/2010		360,000	(198)
Receive a fixed rate equal to 1.500% and pay floating rate based on 3-month SF-LIBOR.
Counterparty: Merrill Lynch & Co., Inc. Exp. 03/02/2005	SF	54,000	155
Receive a fixed rate equal to 1.500% and pay floating rate based on 6-month SF-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/02/2005		30,900	106
Receive a fixed rate equal to 1.500% and pay floating rate based on 6-month SF-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/02/2005		13,400	(13)
Receive a fixed rate equal to 0.610% and the Fund will pay to the counterparty at par in the event of default of General Electric Capital Corp. 6.000% due 06/15/2012.
Counterparty: Merrill Lynch & Co., Inc. Exp. 05/01/2004		$3,900	$11
Receive a fixed rate equal to 0.750% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.375% due 09/15/2016.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/16/2003		1,400	2
Receive a fixed rate equal to 1.250% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.375% due 09/15/2016.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/22/2005		800	9
Receive a fixed rate equal to 4.800% and the Fund will pay to the counterparty at par in the event of default of Time Warner, Inc. 0.000% due 12/06/2019.
Counterparty: Merrill Lynch & Co., Inc. Exp. 01/02/2004		600	26
Receive a fixed rate equal to 6.000% and pay floating rate based on 3-month LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 12/17/2013		10,600	195
Receive a fixed rate equal to 6.000% and pay floating rate based on 3-month LIBOR.
Counterparty: UBS Warburg LLC Exp. 12/17/2013		29,400	643
Receive a fixed rate equal to 7.100% and the Fund will pay to the counterparty at par in the event of default of Federative Republic of Brazil 11.125% due 09/30/2004.
Counterparty: J.P. Morgan Chase & Co. Exp. 02/01/2004		1,700	38
Receive a fixed rate equal to 7.100% and the Fund will pay to the counterparty at par in the event of default of Federative Republic of Brazil 8.000% due 04/15/2014.
Counterparty: J.P. Morgan Chase & Co. Exp. 02/01/2004		200	42
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: Goldman Sachs & Co. Exp. 12/17/2013		41,800	(777)
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: J.P. Morgan Chase & Co. Exp. 12/17/2008		8,800	(242)
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/17/2023		21,000	1,725
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 6.000%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 12/17/2031		5,500	(996)

94	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 6.000%.
Counterparty: Goldman Sachs & Co. Exp. 12/17/2031	$13,400	$(1,910)

$(7,258)

Type	Fixed Spread (%)	Notional Amount	Unrealized Appreciation

Receive a fixed spread and pay the 10-Year Swap Spread. The 10-year Swap Spread is the difference between the 10-year Swap Rate and the 10-Year Treasury Rate.
Counterparty: Bank of America, N.A. Exp. 10/15/2003	0.527	$38,700	$71

(j)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)

Buy	A$	1,442	10/2003	$26	$0	$26
Buy		1,442	11/2003	0	0	0
Sell		1,442	10/2003	0	0	0
Buy	BP	1,011	10/2003	4	0	4
Sell		3,931	10/2003	0	(302)	(302)
Buy	C$	2,069	10/2003	26	0	26
Buy	DK	33,329	12/2003	210	0	210
Buy	EC	3,650	10/2003	52	0	52
Buy		60,228	11/2003	922	0	922
Sell		2,000	10/2003	0	(13)	(13)
Sell		5,911	11/2003	0	(92)	(92)
Buy	H$	21,884	10/2003	21	0	21
Sell		13,166	10/2003	0	(13)	(13)
Buy	JY	18,382,695	10/2003	5,582	(40)	5,542
Sell		3,717,603	10/2003	0	(220)	(220)
Sell	N$	2,526	10/2003	0	(70)	(70)
Sell		2,526	11/2003	0	(1)	(1)
Buy		2,526	10/2003	2	0	2
Buy	SK	6,987	12/2003	47	0	47

				$6,892	$(751)	$6,141

(k)	Principal amount denoted in indicated currency:

A$—Australian Dollar

BF—Belgian Franc

BP—British Pound

C$—Canadian Dollar

DK—Danish Krone

DM—German Mark

EC—Euro

H$—Hong Kong Dollar

JY—Japanese Yen

N$—New Zealand Dollar

SF—Swiss Franc

SK—Swedish Krona

(l)	Short sales open at September 30, 2003 were as follows:

Type	Coupon (%)	Maturity	Par	Value	Proceeds

Fannie Mae	5.500	10/20/2008	$15,600	$16,141	$16,044
Fannie Mae	5.500	11/18/2018	3,400	3,512	3,512
Fannie Mae	6.000	10/15/2033	3,000	3,087	3,077
U.S. Treasury Note	4.375	05/15/2007	58,400	62,288	62,204
U.S. Treasury Note	2.625	05/15/2008	600	599	592
U.S. Treasury Note	5.500	05/15/2009	39,900	45,146	44,477
U.S. Treasury Note	6.500	02/15/2010	14,070	16,701	16,287
U.S. Treasury Note	5.750	08/15/2010	4,100	4,695	4,581
U.S. Treasury Note	5.000	08/15/2011	7,800	8,534	8,321
U.S. Treasury Note	3.875	02/15/2013	7,400	7,399	7,191
U.S. Treasury Note	3.625	05/15/2013	55,000	54,001	52,727

				$222,103	$219,013

(m)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate value of fair valued securities is $685, which is 0.12% of net assets.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	95

Schedule of Investments

Global Bond Fund II

September 30, 2003 (Unaudited)

	Principal Amount (000s)		Value (000s)

AUSTRALIA 0.7%
Crusade Global Trust
1.670% due 05/15/2021 (a)		$396	$397
Homeside Mortgage Securities Trust
1.300% due 01/20/2027 (a)(n)		102	101
Medallion Trust
1.340% due 07/12/2031 (a)		362	361
Puma Finance Ltd.
1.345% due 04/15/2031 (a)(b)		18	18
Superannuation Members Home Loans Global Fund
1.373% due 06/15/2026 (a)		132	133
Torrens Trust
1.366% due 07/15/2031 (a)		143	143

Total Australia (Cost $1,154)			1,153

BELGIUM (l)(m) 1.2%
Kingdom of Belgium
7.000% due 11/21/2004	BF	5,800	176
6.250% due 03/28/2007	EC	500	647
7.500% due 07/29/2008		900	1,248

Total Belgium (Cost $1,579)			2,071

BRAZIL 0.2%
Republic of Brazil
11.000% due 01/11/2012		$200	206
8.000% due 04/15/2014		246	226

Total Brazil (Cost $424)			432

CANADA (l)(m) 3.2%
Commonwealth of Canada
5.500% due 06/01/2009	C	$ 900	718
5.500% due 06/01/2010		1,600	1,275
6.000% due 06/01/2011		3,900	3,194
Newcourt Credit Group, Inc.
6.875% due 02/16/2005		$420	449

Total Canada (Cost $4,954)			5,636

CAYMAN ISLANDS (l)(m) 0.4%
MBNA Master Credit Card Trust
2.278% due 05/19/2004 (a)	EC	280	326
Redwood Capital II Ltd.
4.290% due 01/01/2004 (a)		$300	300
SHL Corp., Ltd.
0.757% due 12/25/2024 (a)	JY	3,510	31

Total Cayman Islands (Cost $624)			657

CHILE 0.1%
Republic of Chile
5.500% due 01/15/2013		$100	104

Total Chile (Cost $99)			104

DENMARK (l)(m) 0.3%
Nykredit Realkredit AS
6.000% due 10/01/2029	DK	2,720	439
Unikredit Realkredit
6.000% due 07/01/2029		692	112

Total Denmark (Cost $374)			551

FRANCE (l)(m) 1.7%
Axa S.A.
3.750% due 01/01/2017	EC	50	$67
Credit Industriel et Commercial
2.751% due 10/29/2049 (a)		300	300
Republic of France
4.000% due 10/25/2009		2,260	2,712

Total France (Cost $2,273)			3,079

GERMANY (l)(m) 25.6%
KFW International Finance, Inc.
3.500% due 11/15/2005	EC	1,300	1,546
Landesbank Baden-Wuerttemberg AG
5.500% due 04/02/2007		90	113
Landesbank Rheinland-Pfalz
4.750% due 04/04/2008		210	260
Republic of Germany
4.250% due 03/12/2004		842	990
3.250% due 09/24/2004		920	1,084
6.000% due 01/05/2006 (c)		2,600	3,261
6.250% due 04/26/2006 (c)		5,000	6,350
4.500% due 08/18/2006 (c)		3,600	4,406
5.000% due 07/04/2007 (c)		2,000	2,579
3.000% due 04/11/2008		200	232
5.250% due 01/04/2011		5,800	7,423
5.000% due 01/04/2012		800	1,007
5.000% due 07/04/2012		3,100	3,903
4.500% due 01/04/2013		720	874
6.500% due 07/04/2027 (c)		5,000	7,226
5.625% due 01/04/2028 (c)		1,000	1,298
6.250% due 01/04/2030 (c)		300	423
5.500% due 01/04/2031		1,500	1,924

Total Germany (Cost $41,589)			44,899

GREECE (l)(m) 0.1%
Hellenic Republic
4.660% due 10/23/2003 (a)	EC	99	115

Total Greece (Cost $128)			115

IRELAND (l)(m) 0.2%
Emerald Mortgages PLC
2.387% due 10/22/2035 (a)	EC	97	112
Lusitano Mortgages PLC
2.404% due 12/15/2035 (a)		189	220

Total Ireland (Cost $320)			332

ITALY (l)(m) 4.4%
Findomestic Securitization Vehicle SRL
2.450% due 12/20/2008 (a)	EC	900	1,049
First Italian Auto Transaction
2.428% due 07/01/2008 (a)		420	489
Republic of Italy
4.750% due 07/01/2005 (c)		1,680	2,040
7.750% due 11/01/2006 (c)		700	935
6.000% due 11/01/2007 (c)		1,200	1,556
4.500% due 05/01/2009 (c)		1,280	1,575

Total Italy (Cost $6,611)			7,644

JAPAN (l)(m) 7.5%
Government of Japan
0.300% due 12/20/2007	JY	1,215,000	10,764
1.500% due 12/20/2011 (c)		92,000	840
2.600% due 03/20/2019	JY	150,000	$1,511

Total Japan (Cost $12,670)			13,115

LUXEMBOURG (l)(m) 0.1%
Tyco International Group S.A.
4.375% due 11/19/2004	EC	180	210

Total Luxembourg (Cost $190)			210

MEXICO (l)(m) 0.7%
Petroleos Mexicanos
8.850% due 09/15/2007		$140	164
9.375% due 12/02/2008		190	228
United Mexican States
7.500% due 01/14/2012		50	57
6.375% due 01/16/2013		600	634
United Mexican States Series 8BR
4.000% due 03/11/2004 (a)	JY	13,000	118
United Mexican States Series 8RE
4.000% due 03/11/2004 (a)		7,000	64

Total Mexico (Cost $1,155)			1,265

NETHERLANDS (l)(m) 0.9%
Deutsche Telekom International Finance BV
7.750% due 06/15/2005		$200	220
8.750% due 06/15/2030		200	251
Kingdom of Netherlands
6.000% due 01/15/2006	EC	800	1,004

Total Netherlands (Cost $1,176)			1,475

NEW ZEALAND (l)(m) 0.2%
Commonwealth of New Zealand
4.500% due 02/15/2016 (d)	N$	430	319

Total New Zealand (Cost $239)			319

PANAMA 0.4%
Republic of Panama
9.375% due 07/23/2012		$300	340
9.375% due 01/16/2023		290	313

Total Panama (Cost $576)			653

PERU 0.6%
Republic of Peru
9.125% due 02/21/2012		$600	670
4.000% due 03/07/2017		250	218
5.000% due 03/07/2017		282	259

Total Peru (Cost $961)			1,147

SPAIN (l)(m) 2.1%
Hipotebansa Mortgage Securitization Fund
2.271% due 01/18/2018 (a)	EC	198	231
2.281% due 07/18/2022 (a)		503	583
Kingdom of Spain
4.950% due 07/30/2005		220	268
5.150% due 07/30/2009		1,990	2,533

Total Spain (Cost $2,650)			3,615

96	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)		Value (000s)

SUPRANATIONAL (l)(m) 0.7%
Asian Development Bank
5.250% due 09/15/2004	A$	600	$408
Eurofima
4.750% due 07/07/2004	SK	7,200	941

Total Supranational (Cost $1,206)			1,349

SWEDEN (l)(m) 0.2%
Kingdom of Sweden
5.000% due 01/28/2009	SK	2,300	312

Total Sweden (Cost $228)			312

UNITED KINGDOM (l)(m) 10.9%
Bauhaus Securities Ltd.
2.439% due 10/30/2052 (a)	EC	629	732
British Telecom PLC
2.413% due 12/15/2003 (a)		$1,200	1,203
Core
1.453% due 03/17/2009 (a)		105	105
Dolerite Funding PLC
1.410% due 08/20/2032 (a)		284	283
Haus Ltd.
2.441% due 12/14/2037 (a)	EC	1,244	1,452
Lloyds TSB Bank PLC
5.625% due 07/15/2049		590	734
Ocwen Mortgage Loan Trust
2.679% due 12/15/2031		28	33
Residential Mortgage Securities
1.486% due 02/09/2028 (a)		$45	45
1.500% due 05/12/2032 (a)		137	137
United Kingdom Gilt
7.500% due 12/07/2006	BP	250	456
7.250% due 12/07/2007		7,500	13,862

Total United Kingdom (Cost $17,724)			19,042

UNITED STATES (l)(m) 40.3%
Asset-Backed Securities 3.1%
AFC Home Equity Loan Trust
1.430% due 12/22/2027 (a)		$95	95
Ameriquest Mortgage Securities, Inc.
1.530% due 02/25/2033 (a)		168	168
1.530% due 03/25/2033 (a)		175	175
Amortizing Residential Collateral Trust
1.470% due 10/25/2031 (a)		185	185
AMRESCO Residential Securities Corp. Mortgage Loan Trust
1.590% due 06/25/2029 (a)		87	87
Bear Stearns Asset-Backed Securities, Inc.
1.450% due 10/25/2032 (a)		45	45
1.570% due 03/25/2043 (a)		259	260
CDC Mortgage Capital Trust
1.460% due 01/10/2032 (a)		292	291
1.410% due 08/25/2032 (a)		59	59
Citibank Credit Card Master Trust
4.875% due 04/07/2005 (a)	DM	800	492
Conseco Finance Securitizations Corp.
1.650% due 10/15/2031 (a)		$102	102
Countrywide Asset-Backed Certificates
1.380% due 08/25/2032 (a)		627	626
CS First Boston Mortgage Securities Corp.
1.366% due 12/15/2030 (a)		56	57
1.430% due 01/25/2032 (a)		75	75
1.570% due 10/25/2032 (a)		174	174
First Alliance Mortgage Loan Trust
1.333% due 12/20/2027 (a)		200	200
First Franklin Mortgage Loan Trust Asset-Backed Certificates
1.470% due 09/25/2032 (a)		$178	$178
Home Equity Asset Trust
1.530% due 03/25/2033 (a)		223	224
Irwin Home Equity Loan Trust
1.640% due 06/25/2028 (a)		297	293
MLCC Mortgage Investors, Inc.
1.560% due 03/15/2025 (a)		216	217
Morgan Stanley Dean Witter Capital I, Inc.
1.490% due 07/25/2030 (a)		159	159
1.365% due 07/25/2032 (a)		117	117
Providian Home Equity Loan Trust
1.410% due 06/25/2025 (a)		123	123
Renaissance Home Equity Loan Trust
1.620% due 12/25/2033 (a)		200	200
Residential Asset Securities Corp.
1.370% due 07/25/2032 (a)		597	597
Specialty Underwriting & Residential Finance
1.450% due 06/25/2034 (a)		291	291

			5,490

Corporate Bonds & Notes 3.8%
AOL Time Warner, Inc.
5.625% due 05/01/2005		600	633
AT&T Corp.
4.381% due 11/21/2003 (a)	EC	1,100	1,288
Entergy Gulf States, Inc.
2.040% due 06/18/2007 (a)		$400	401
Ford Motor Credit Co.
1.000% due 12/22/2003 (a)	JY	14,000	125
5.750% due 02/23/2004		$150	152
3.195% due 10/25/2004 (a)		400	404
GE Finance Assurance Holdings
1.600% due 06/20/2011	JY	90,000	777
General Motors Acceptance Corp.
1.360% due 04/05/2004 (a)		$600	599
J.P. Morgan Chase & Co., Inc.
5.385% due 02/15/2012 (a)		100	105
Kroger Co.
5.500% due 02/01/2013		100	105
MetLife, Inc.
3.911% due 05/15/2005		100	104
MGM Mirage, Inc.
6.950% due 02/01/2005		10	10
Mizuho Preferred Capital Co. LLC
8.790% due 12/29/2049 (a)		200	206
Norfolk Southern Corp.
1.810% due 02/28/2005 (a)		300	301
Pemex Project Funding Master Trust
8.625% due 02/01/2022		400	448
Pfizer, Inc.
0.800% due 03/18/2008	JY	69,000	619
Sprint Capital Corp.
5.875% due 05/01/2004		$50	51
UFJ Finance Aruba AEC
6.750% due 07/15/2013		70	73
9.980% due 12/29/2049 (a)		250	272

			6,673

Mortgage-Backed Securities 9.2%
Citicorp Mortgage Securities, Inc.
6.500% due 03/25/2029		9	9
Commercial Mortgage Asset Trust
6.975% due 04/17/2013		300	352
Fannie Mae
5.500% due 10/01/2016-03/01/2018 (e)		5,032	5,213
5.355% due 04/01/2033 (a)		273	280
Freddie Mac
5.000% due 09/15/2016		371	387
6.000% due 06/15/2028		73	73
5.625% due 07/15/2028		60	61
6.500% due 08/01/2032		$533	$557
GMAC Commercial Mortgage Securities, Inc.
1.480% due 09/09/2015 (a)		250	245
6.420% due 05/15/2035		700	791
Government National Mortgage Association
5.625% due 11/20/2021-12/20/2026 (a)(e)		184	192
5.750% due 07/20/2022-09/20/2026 (a)(e)		361	369
5.380% due 05/20/2028 (a)		50	51
4.250% due 01/20/2030 (a)		212	216
1.780% due 02/16/2030 (a)		349	352
1.830% due 02/16/2030 (a)		378	382
5.000% due 04/20/2030-05/20/2030 (a)(e)		486	494
4.250% due 06/20/2030 (a)		354	355
6.500% due 09/15/2032		539	567
GS Mortgage Securities Corp.
6.526% due 08/15/2011 (a)		100	111
Impac CMB Trust
1.520% due 07/25/2033 (a)		181	181
J.P. Morgan Commercial Mortgage Finance Corp.
6.465% due 11/15/2035		600	679
Residential Funding Mortgage Securities I, Inc.
6.500% due 03/25/2032		134	137
5.620% due 09/25/2032 (a)		77	78
Sequoia Mortgage Trust
1.450% due 07/20/2033 (a)		878	873
Small Business Administration
6.640% due 02/10/2011		501	544
Structured Asset Mortgage Investments, Inc.
6.494% due 06/25/2029 (a)		36	36
Structured Asset Securities Corp.
5.800% due 09/25/2031		57	57
1.620% due 07/25/2032 (a)		736	739
Wachovia Bank Commercial Mortgage Trust
1.296% due 06/15/2013 (a)		1,100	1,096
Washington Mutual Mortgage Securities Corp.
6.010% due 04/25/2031 (a)		29	29
6.000% due 03/25/2032		75	77
5.188% due 10/25/2032 (a)		214	218
3.268% due 02/27/2034 (a)		334	338
Wells Fargo Mortgage-Backed Securities Trust
4.821% due 09/25/2032 (a)		54	55

			16,194

Municipal Bonds & Notes 2.0%
California Infrastructure & Economic Development Bank Revenue Bonds, (AMBAC Insured), Series 2003
5.000% due 07/01/2036		300	303
California State Tobacco Securitization Corp. Revenue Bonds, Series 2003-A1
6.250% due 06/01/2033		200	174
Chicago, Illinois General Obligation Bonds, (MBIA Insured), Series 2003
5.000% due 01/01/2034		200	203
Chicago, Illinois Water Revenue Bonds, (AMBAC Insured), Series 2001
5.000% due 11/01/2026		100	102
Connecticut State General Obligation Bonds, Series 2001
5.500% due 12/15/2013		200	232
Harris County, Texas General Obligation Bonds, Series 2003
5.000% due 08/01/2033		100	100
Illinois Educational Facilities Authority Revenue Bonds, Series 2003
5.000% due 07/01/2033		400	402

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	97

Schedule of Investments (Cont.)

Global Bond Fund II

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

Long Beach, California Community College District General Obligation Bonds, (MBIA Insured), Series 2003
5.000% due 05/01/2028	$100	$101
Los Angeles, California County Sanitation Districts Financing Authority Revenue Bonds, (FSA Insured), Series 2003
5.000% due 10/01/2011	100	113
Los Angeles, California Wastewater System Revenue Bonds, Series 2003
5.000% due 06/01/2027	300	304
5.000% due 06/01/2032	400	404
Louisville & Jefferson County, Kentucky Metro Sewer & Drain District Revenue Bonds, (MBIA Insured), Series 2001
5.000% due 05/15/2036	100	102
Michigan State Building Authority Revenue Bonds, (FSA Insured), Series 2003
5.250% due 10/15/2013	100	114
New Jersey State Transportation Trust Fund Authority Revenue Bonds, Series 2003
5.000% due 06/15/2010	100	112
New York City, New York Municipal Water Finance Authority Revenue Bonds, (FSA-CR Insured), Series 2002
5.125% due 06/15/2034	100	102
New York, Tobacco Settlement Financing Authority Revenue Bonds, Series 2003
5.250% due 06/01/2013	400	426
Oklahoma State General Obligation Bonds, (FGIC Insured), Series 2003
5.000% due 07/15/2016	100	111
Salt River Project Arizona Agriculture Improvement & Power District Revenue Bonds, Series 2002
5.000% due 01/01/2031	100	102

		3,507

	Shares
Preferred Security 0.4%
DG Funding Trust
3.410% due 12/29/2049 (a)	70	735

	Principal Amount (000s)
U.S. Government Agencies 7.1%
Fannie Mae
5.000% due 01/20/2007	$975	986
5.250% due 03/22/2007	1,360	1,387
7.400% due 05/04/2007	500	520
4.640% due 01/30/2008	1,700	1,751
6.250% due 02/17/2011	1,400	1,423
6.470% due 09/25/2012	1,000	1,162
Federal Home Loan Bank
4.750% due 11/28/2006	300	302
5.750% due 08/15/2011	1,000	1,100
Freddie Mac
6.000% due 05/25/2012	1,000	1,024
7.125% due 12/22/2014	75	76
Tennessee Valley Authority
7.140% due 05/23/2012	1,000	1,204
4.875% due 12/15/2016	400	436
5.880% due 04/01/2036	1,000	1,124

		12,495

U.S. Treasury Obligations 14.7%
Treasury Inflation Protected Securities (d)
1.875% due 07/15/2013	$801	$797
3.875% due 04/15/2029	671	846
U.S. Treasury Bonds
11.250% due 02/15/2015	700	1,150
7.250% due 05/15/2016	200	256
7.500% due 11/15/2016	2,600	3,395
8.875% due 08/15/2017	1,400	2,034
8.125% due 08/15/2019	4,900	6,793
8.125% due 08/15/2021	200	280
U.S. Treasury Note
4.250% due 08/15/2013	2,100	2,153
U.S. Treasury Strips
0.000% due 11/15/2003	900	899
0.000% due 08/15/2019	10,100	4,520
0.000% due 08/15/2020	6,500	2,725

		25,848

Total United States (Cost $68,598)		70,942

	# of Contracts
PURCHASED PUT OPTIONS (l)(m) 0.0%
Euro-Bund 10-Year Note December Futures (OTC)
Strike @ 100.000
Exp. 12/02/2003	72	0
Euro-Bund 10-Year Note December Futures (OTC)
Strike @ 98.000
Exp. 12/02/2003	163	0
Eurodollar December Futures (CME)
Strike @ 97.875
Exp. 12/15/2003	55	0
Eurodollar December Futures (CME)
Strike @ 97.625
Exp. 12/15/2003	70	0
U.S. Treasury 10-Year Note December Futures (CBOT)
Strike @ 96.000
Exp. 11/22/2003	250	4

Total Purchased Put Options (Cost $9)		4

	Principal Amount (000s)
SHORT-TERM INSTRUMENTS 12.9%
Commercial Paper 8.9%
Fannie Mae
1.080% due 02/02/2004	$1,000	996
1.130% due 02/18/2004	1,840	1,832
1.115% due 02/25/2004	2,400	2,389
1.137% due 03/03/2004	1,500	1,493
1.075% due 03/17/2004	6,000	5,969
General Electric Capital Corp.
1.070% due 12/10/2003	900	898
HBOS Treasury Services PLC
1.070% due 12/10/2003	1,100	1,098
1.070% due 12/12/2003	1,000	998

		15,673

Repurchase Agreement 2.1%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Federal Home Loan Bank 2.125% due 12/15/2004 valued at $3,816. Repurchase proceeds are $3,740.)	3,740	3,740

U.S. Treasury Bills 1.9%
1.010% due 12/04/2003-12/18/2003 (e)(f)(g)	3,260	3,253

Total Short-Term Instruments (Cost $22,667)		22,666

Total Investments 115.6% (Cost $190,178)		$202,787

Written Options (h) (0.7%)		(1,391)
(Premiums $869)
Other Assets and Liabilities (Net) (14.9%)		(26,059)

Net Assets 100.0%		$175,337

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Restricted security as of September 30, 2003:

Issuer Description	Acquisition Date	Cost as of September 30, 2003	Market Value as of September 30, 2003	Market Value as Percentage of Net Assets

Puma Finance Ltd.
	10/28/1999	$18	$18	0.01%

(c)	Security, or a portion thereof, has been purchased on a delayed delivery basis. The aggregate payable and market value for all securities pledged as collateral was 27,467 and $28,053, respectively, as of September 30, 2003.

(d)	Principal amount of security is adjusted for inflation.

(e)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(f)	Security, or a portion thereof, has been pledged as collateral for swap and swaption contracts. The aggregate market value for all securities pledged as collateral was $749 as of September 30, 2003.

(g)	Securities with an aggregate market value of $2,504 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Euribor December Futures
(12/2003) - Short	7	$(6)
Euribor December Futures
(12/2004) - Long	14	22
Euro-Bobl Note (12/2003) - Long	83	228
Euro-Bund 10-Year Note
(12/2003) - Long	184	634
Eurodollar June Futures
(06/2003) - Short	180	97
Government of Japan 10-Year Note
(12/2003) - Long	18	218
U.S. Treasury 5-Year Note
(12/2003) - Long	34	51
U.S. Treasury 10-Year Note
(12/2003) - Long	499	2,294
U.S. Treasury 30-Year Note
(12/2003) - Short	4	(29)

		$3,509

98	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

(h)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Call—CBOT U.S. Treasury Note December Futures
Strike @ 115.000
Exp. 11/22/2003	40	$28	$54
Call—CBOT U.S. Treasury Note December Futures
Strike @ 112.000
Exp. 11/22/2003	33	30	108
Put—CBOT U.S. Treasury Note December Futures
Strike @ 106.000
Exp. 11/22/2003	22	23	2
Call—CBOT U.S. Treasury Note December Futures
Strike @ 105.000
Exp. 11/22/2003	4	13	30
Call—CBOT U.S. Treasury Note December Futures
Strike @ 110.000
Exp. 11/22/2003	12	16	44
Put—CBOT U.S. Treasury Note December Futures
Strike @ 105.000
Exp. 11/22/2003	4	12	2

		$122	$240

Type	Notional Amount	Premium	Value

Call—OTC 7-Year Interest Rate Swap
Counterparty: Goldman Sachs & Co.
Strike @ 5.175%**
Exp. 10/04/2004	$8,000	$248	$477
Put—OTC 10-Year Interest Rate Swap
Counterparty: Bank of America, N.A.
Strike @ 6.000%*
Exp. 10/20/2003	2,200	102	0
Call—OTC 7-Year Interest Rate Swap
Counterparty: Goldman Sachs & Co.
Strike @ 5.500%**
Exp. 01/07/2005	5,200	114	361
Call—OTC 30-Year Interest Rate Swap
Counterparty: Lehman Brothers, Inc.
Strike @ 5.480%**
Exp. 04/03/2006	1,000	30	62
Call—OTC 10-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co.
Strike @ 4.000%**
Exp. 03/03/2004	700	16	7
Call—OTC 10-Year Interest Rate Swap
Counterparty: Goldman Sachs & Co.
Strike @ 3.250%**
Exp. 10/20/2003	2,200	23	0
Call—OTC 7-Year Interest Rate Swap
Counterparty: Lehman Brothers, Inc.
Strike @ 5.750%**
Exp. 08/04/2005	2,500	107	177
Put—OTC 7-Year Interest Rate Swap
Counterparty: Lehman Brothers, Inc.
Strike @ 5.750%*
Exp. 08/04/2005	2,500	107	67

		$747	$1,151

*	The Fund will pay a floating rate based on 3-month LIBOR.
**	The Fund will receive a floating rate based on 3-month LIBOR.

(i)	Written options with premiums to be determined on a future date:

Type	# of Contracts	Unrealized Appreciation

Call & Put—OTC% U.S. Dollar Forward Delta/Neutral Straddle vs. Japanese Yen. Strike and premium determined on 12/18/2007, based upon implied volatility parameter of 18.500%.
Counterparty: AIG International Inc. Exp. 12/18/2012	530	$18

(j)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount		Unrealized Appreciation/ (Depreciation)

Receive floating rate based on 6-month Australian Bank Bill and pay a fixed rate equal to 6.000%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 12/17/2013	A$	5,400	$(58)
Receive floating rate based on 6-month Australian Bank Bill and pay a fixed rate equal to 6.000%.
Counterparty: UBS Warburg LLC Exp. 12/17/2013		16,500	(186)
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 09/01/2007	BP	2,800	(113)
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: UBS Warburg LLC Exp. 09/01/2007		1,200	(52)
Receive a fixed rate equal to 5.250% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Goldman Sachs & Co. Exp. 03/01/2006		400	18
Receive a fixed rate equal to 5.500% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Merrill Lynch & Co., Inc. Exp. 03/01/2004		1,700	47
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/01/2017		800	(8)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: UBS Warburg LLC Exp. 06/01/2013		1,800	11
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/02/2018		2,000	4
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/02/2018	BP	4,200	$6
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.500%.
Counterparty: Lehman Brothers, Inc. Exp. 03/01/2016		3,500	(69)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.500%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/01/2016		7,980	(63)
Receive a fixed rate equal to 3.500% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Goldman Sachs & Co. Exp. 09/01/2005	EC	30,800	127
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: UBS Warburg LLC Exp. 03/01/2007		1,400	14
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Merrill Lynch & Co., Inc. Exp. 03/01/2007		800	9
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/01/2007		4,900	(35)
Receive a fixed rate equal to 5.500% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/01/2016		1,800	7
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Goldman Sachs & Co. Exp. 03/02/2018		1,300	(3)
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/02/2018		6,400	(17)
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/02/2018		7,100	(11)
Receive a fixed rate equal to 6.500% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/01/2016		8,700	53
Receive floating rate based on 6-month EC-LIBOR and pay a fixed rate equal to 3.750%.
Counterparty: Goldman Sachs & Co. Exp. 06/01/2012		5,300	(83)
Receive floating rate based on 6-month EC-LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: Goldman Sachs & Co. Exp. 12/17/2013		2,300	(33)

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	99

Schedule of Investments (Cont.)

Global Bond Fund II

September 30, 2003 (Unaudited)

Receive floating rate based on 6-month EC-LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 12/17/2013 EC	EC	12,400	$363
Receive floating rate based on 6-month EC-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Citibank N.A., London Exp. 06/01/2012		3,700	(359)
Receive floating rate based on 3-month H$-HIBOR and pay a fixed rate equal to 4.256%.
Counterparty: J.P. Morgan Chase & Co. Exp. 12/17/2008	H$	38,100	(67)
Receive floating rate based on 3-month H$-HIBOR and pay a fixed rate equal to 5.550%.
Counterparty: Goldman Sachs & Co. Exp. 03/01/2006		4,300	(45)
Receive floating rate based on 3-month H$-HIBOR and pay a fixed rate equal to 5.906%.
Counterparty: Goldman Sachs & Co. Exp. 07/01/2006		20,000	(247)
Receive floating rate based on 6-month JY-LIBOR and pay a fixed rate equal to 1.300%.
Counterparty: Goldman Sachs & Co. Exp. 09/02/2011	JY	340,000	(3)
Receive floating rate based on 6-month JY-LIBOR and pay a fixed rate equal to 1.310%.
Counterparty: Goldman Sachs & Co. Exp. 07/01/2005		232,000	(40)
Receive a fixed rate equal to 1.500% and pay floating rate based on 3-month SF-LIBOR.
Counterparty: Merrill Lynch & Co., Inc. Exp. 03/02/2005	SF	17,000	49
Receive a fixed rate equal to 1.500% and pay floating rate based on 6-month SF-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/02/2005		9,800	34
Receive a fixed rate equal to 1.500% and pay floating rate based on 6-month SF-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/02/2005		3,000	(3)
Receive a fixed rate equal to 0.610% and the Fund will pay to the counterparty at par in the event of default of General Electric Capital Corp. 6.000% due 06/15/2012.
Counterparty: Merrill Lynch & Co., Inc. Exp. 05/01/2004		$300	1
Receive a fixed rate equal to 1.250% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.375% due 09/15/2016.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/22/2005		300	3
Receive a fixed rate equal to 6.000% and pay floating rate based on 3-month LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 12/17/2013		3,200	59
Receive a fixed rate equal to 6.000% and pay floating rate based on 3-month LIBOR.
Counterparty: UBS Warburg LLC Exp. 12/17/2013		9,800	215
Receive a fixed rate equal to 7.100% and the Fund will pay to the counterparty at par in the event of default of Federative Republic of Brazil 11.125% due 09/30/2004.
Counterparty: J.P. Morgan Chase & Co. Exp. 02/01/2004		$400	$9
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: Goldman Sachs & Co. Exp. 12/17/2013		6,900	(95)
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: Bank of America, N.A. Exp. 12/17/2008		2,000	11
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: J.P. Morgan Chase & Co. Exp. 12/17/2008		2,800	(77)
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: Bank of America, N.A. Exp. 12/17/2013		$4,600	$104
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/17/2023		6,400	526

			$3

Type	Fixed Spread (%)	Notional Amount	Unrealized Appreciation

Receive a fixed spread and pay the 10-Year Swap Spread. The 10-year Swap Spread is the difference between the 10-year Swap Rate and the 10-Year Treasury Rate.
Counterparty: Bank of America, N.A. Exp. 10/15/2003	0.527	$11,600	$21

(k)	Short sales open at September 30, 2003 were as follows:

Type	Coupon (%)	Maturity	Par	Value	Proceeds

Fannie Mae	5.500	10/20/2018	$4,700	$4,863	$4,842
U.S. Treasury Note	4.750	05/15/2008	800	798	789
U.S. Treasury Note	5.500	11/15/2008	1,800	1,961	1,937
U.S. Treasury Note	5.000	05/15/2009	16,700	18,896	18,616
U.S. Treasury Note	3.875	08/15/2011	500	547	534
U.S. Treasury Note	2.625	02/15/2013	5,400	5,399	5,248
U.S. Treasury Note	3.625	05/15/2013	15,400	15,121	14,755

				$47,585	$46,721

(l)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)

Sell	A$	876	10/2003	$0	$(31)	$(31)
Buy	BP	372	10/2003	1	0	1
Sell		8,966	10/2003	0	(688)	(688)
Sell	C$	4,621	10/2003	0	(58)	(58)
Sell	DK	3,988	12/2003	0	(25)	(25)
Buy	EC	1,061	10/2003	15	0	15
Buy		650	11/2003	10	0	10
Sell		35,227	11/2003	0	(553)	(553)
Buy	H$	5,088	10/2003	5	0	5
Buy	JY	26,031	10/2003	0	0	0
Sell		1,648,098	10/2003	0	(184)	(184)
Sell	N$	472	10/2003	0	(13)	(13)
Sell		472	11/2003	0	0	0
Sell	SK	9,452	12/2003	0	(64)	(64)

				$31	$(1,616)	$(1,585)

(m)	Principal amount denoted in indicated currency:

A$—Australian Dollar

BF—Belgian Franc

BP—British Pound

C$—Canadian Dollar

DK—Danish Krone

DM—German Mark

EC—Euro

H$—Hong Kong Dollar

JY—Japanese Yen

N$—New Zealand Dollar

SF—Swiss Franc

SK—Swedish Krona

(n)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate value of fair valued securities is $101, which is 0.06% of net assets.

100	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

GNMA Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

U.S. GOVERNMENT AGENCIES 0.1%
Small Business Administration
7.449% due 08/01/2010	$375	$418

Total U.S. Government Agencies (Cost $375)		418

MORTGAGE-BACKED SECURITIES 236.1%
Collateralized Mortgage Obligations 34.6%
Bank of America Mortgage Securities, Inc.
5.776% due 10/20/2032 (a)	643	658
CS First Boston Mortgage Securities Corp.
2.120% due 08/25/2031 (a)	422	424
1.450% due 03/25/2032 (a)	868	845
2.000% due 03/25/2032 (a)	1,124	1,116
2.360% due 08/25/2033 (a)	1,646	1,622
Fannie Mae
1.470% due 02/25/2025 (a)	339	340
Freddie Mac
5.000% due 12/15/2013	61	61
Government National Mortgage Association
5.250% due 07/26/2021	3,921	3,924
6.500% due 09/20/2024	8,905	9,076
6.500% due 10/20/2025	662	661
1.420% due 12/16/2026 (a)	2,639	2,641
1.625% due 05/16/2027 (a)	328	330
1.520% due 06/16/2027 (a)	6,019	6,038
6.000% due 08/20/2027	3,742	3,741
1.620% due 07/16/2028 (a)	582	585
6.500% due 12/16/2028	20,668	20,878
6.500% due 04/16/2029	30,721	31,337
6.000% due 07/20/2029	3,549	3,583
1.770% due 06/20/2030 (a)	509	513
1.320% due 01/16/2031 (a)	11,125	11,124
1.420% due 08/16/2031 (a)	377	379
1.320% due 02/16/2032 (a)	5,557	5,559
1.670% due 04/16/2032 (a)	1,692	1,704
6.000% due 05/20/2032	1,861	1,863
1.370% due 08/16/2032 (a)	2,978	2,982
Sequoia Mortgage Trust
1.450% due 06/20/2032 (a)	818	814
Structured Asset Mortgage Investments, Inc.
1.450% due 09/19/2032 (a)	1,348	1,343
Structured Asset Securities Corp.
1.420% due 10/25/2027 (a)	1,294	1,294
1.600% due 03/25/2031 (a)	131	132
1.770% due 08/25/2032 (a)	985	980
1.410% due 01/25/2033 (a)	1,089	1,087
Washington Mutual Mortgage Securities Corp.
6.010% due 01/25/2031 (a)	288	288

		117,922

Fannie Mae 30.9%
2.160% due 07/01/2011 (a)	2,545	2,556
2.210% due 07/01/2011 (a)	6,091	6,124
5.000% due 10/15/2033	4,000	4,001
5.500% due 11/18/2018-11/01/2033 (b)	83,000	84,780
6.000% due 10/15/2033	6,500	6,709
6.271% due 03/01/2018 (a)	23	23
6.500% due 10/15/2033	1,000	1,042
9.000% due 07/01/2018	21	24

		105,259

Federal Housing Administration 0.2%
7.430% due 03/01/2022	47	46
8.137% due 09/01/2040	470	494

		540

Freddie Mac 16.3%
4.169% due 05/01/2019 (a)	24	25
4.895% due 06/01/2030 (a)	66	68
5.000% due 10/15/2033	55,000	55,000
7.222% due 05/01/2031 (a)	$330	$334

		55,427

Government National Mortgage Association 153.9%
3.000% due 10/23/2033 (a)	11,000	10,966
3.500% due 10/23/2033 (a)	15,000	15,124
4.375% due 03/20/2018-02/20/2026 (a)(b)	126	129
4.500% due 02/20/2018-11/22/2033 (a)(b)	45,195	43,688
5.375% due 05/20/2016-06/20/2025 (a)(b)	204	210
5.500% due 10/20/2030-10/22/2033 (a)(b)	36,580	37,506
5.625% due 12/20/2017 (a)	36	38
5.750% due 07/20/2018-08/20/2025 (a)(b)	72	74
6.000% due 10/22/2033-11/13/2033 (b)	319,000	330,813
6.500% due 03/15/2028-10/22/2033 (b)	41,192	43,290
7.000% due 10/15/2028-10/22/2033 (b)	39,939	42,467

		524,305

Stripped Mortgage-Backed Securities 0.2%
CS First Boston Mortgage Securities Corp. (IO)
7.000% due 08/25/2004	1,308	34
Government National Mortgage Association (PO)
0.000% due 03/16/2026	460	455
0.000% due 03/20/2030	191	191

		680

Total Mortgage-Backed Securities (Cost $798,901)		804,133

ASSET-BACKED SECURITIES 4.6%
Ace Securities Corp.
1.460% due 06/25/2032 (a)	556	557
Amortizing Residential Collateral Trust
1.410% due 07/25/2032 (a)	882	881
Centex Home Equity Loan Trust
1.420% due 01/25/2032 (a)	443	443
1.380% due 04/25/2032 (a)	1,000	1,001
Chase Funding Loan Acquisition Trust
1.360% due 04/25/2031 (a)	417	417
CIT Group Home Equity Loan Trust
1.390% due 06/25/2033 (a)	1,193	1,193
Conseco Finance Securitizations Corp.
9.290% due 12/15/2029	376	393
Countrywide Asset-Backed Certificates
1.380% due 05/25/2032 (a)	866	866
Credit-Based Asset Servicing & Securitization LLC
1.430% due 06/25/2032 (a)	613	613
Fannie Mae
1.190% due 10/25/2033 (a)	3,967	3,969
Home Equity Asset Trust
1.420% due 11/25/2032 (a)	588	588
Household Mortgage Loan Trust
1.410% due 05/20/2032 (a)	547	547
Indymac Home Equity Loan Asset-Backed Trust
2.190% due 12/25/2031 (a)	200	178
Irwin Home Equity Loan Trust
1.400% due 06/25/2029 (a)	560	560
NPF XII, Inc.
7.345% due 10/01/2003 (a)(c)(h)	300	9
Saxon Asset Securities Trust
1.380% due 08/25/2032 (a)	600	599
Sequoia Mortgage Trust
1.460% due 10/25/2024 (a)	1,930	1,922
WFS Financial Owner Trust
1.549% due 10/20/2008 (a)	1,000	1,001

Total Asset-Backed Securities (Cost $16,041)		15,737

PURCHASED PUT OPTIONS 0.0%
Fannie Mae
6.010% due 01/14/2034 Strike @ 85.000 Exp. 01/07/2004	$68,000	$5
Government National Mortgage Association
6.010% due 12/18/2033 Strike @ 91.000 Exp. 12/11/2003	57,000	0
6.010% due 01/22/2034 Strike @ 90.031 Exp. 01/15/2004	107,000	13
6.010% due 01/22/2034 Strike @ 88.000 Exp. 01/15/2004	47,100	3
6.010% due 02/19/2034 Strike @ 94.000 Exp. 02/12/2004	37,000	4

Total Purchased Put Options (Cost $37)		25

SHORT-TERM INSTRUMENTS 45.5%
Commercial Paper 44.9%
Barclays U.S. Funding Corp.
1.040% due 11/19/2003	3,700	3,695
Danske Corp.
1.060% due 12/16/2003	10,000	9,977
Fannie Mae
1.060% due 10/29/2003	4,200	4,197
1.065% due 11/05/2003	600	599
1.070% due 11/12/2003	5,900	5,893
1.070% due 11/13/2003	4,900	4,894
1.075% due 11/26/2003	500	499
1.070% due 12/02/2003	4,500	4,492
1.065% due 12/03/2003	3,600	3,593
1.075% due 12/03/2003	7,200	7,186
1.070% due 12/10/2003	10,100	10,079
1.060% due 12/15/2003	1,300	1,297
1.080% due 12/15/2003	17,900	17,860
1.080% due 02/18/2004	10,000	9,957
1.080% due 02/19/2004	7,800	7,766
1.080% due 02/23/2004	12,000	11,947
1.095% due 03/24/2004	8,900	8,852
Federal Home Loan Bank
1.150% due 10/29/2003	4,600	4,596
General Electric Capital Corp.
1.030% due 11/13/2003	7,300	7,291
1.050% due 11/19/2003	2,700	2,696
HBOS Treasury Services PLC
1.070% due 12/02/2003	2,400	2,396
1.070% due 12/10/2003	5,000	4,989
1.065% due 12/23/2003	3,000	2,992
Royal Bank of Scotland PLC
1.020% due 10/16/2003	10,000	9,996
Westpac Capital Corp.
1.020% due 11/06/2003	5,000	4,995
1.020% due 11/07/2003	200	200

		152,934

U.S. Treasury Bills 0.6%
0.928% due 12/11/2003-12/18/2003 (b)(d)	1,930	1,925

Total Short-Term Instruments (Cost $154,865)		154,859

Total Investments 286.3% (Cost $970,219)		$975,172
Written Options (e) (0.0%) (Premiums $345)		(142)
Other Assets and Liabilities (Net) (186.3%)		(634,436)

Net Assets 100.0%		$340,594

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	101

Schedule of Investments (Cont.)

GNMA Fund

September 30, 2003 (Unaudited)

Notes to Schedule of Investments (amounts in thousands):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(c)	Security is in default.

(d)	Security, or a portion thereof, has been pledged as collateral for swap and swaption contracts. The aggregate market value for all securities pledged as collateral was $250 as of September 30, 2003.

(e)	Premiums received on written options:

Type	Notional Amount	Premium	Value

Put—OTC 10-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co. Strike @ 6.000%** Exp. 03/05/2004	$24,100	$183	$82
Call—OTC 10-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co. Strike @ 3.500%** Exp. 03/05/2004	24,100	162	60

		$345	$142

**	The Fund will receive a floating rate based on 3-month LIBOR.

(f)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized (Depreciation)

Receive floating rate based on 3-month LIBOR with 6.940% interest rate cap and pay a fixed amount equal to $316.
Counterparty: Lehman Brothers, Inc. Exp. 07/01/2011	$8,000	$(92)

(g)	Short sales open at September 30, 2003 were as follows:

Type	Coupon (%)	Maturity	Par	Value	Proceeds

Fannie Mae	5.000	10/15/2033	$66,000	$66,021	$64,971
Fannie Mae	5.000	11/13/2033	57,000	56,822	56,230
Government National Mortgage Association	5.000	11/19/2033	53,000	52,950	52,793
Government National Mortgage Association	5.500	11/13/2033	35,500	36,154	36,165
Government National Mortgage Association	6.000	10/22/2033	125,000	129,844	129,092
Government National Mortgage Association	6.500	11/13/2033	35,000	36,695	36,679

				$378,486	$375,930

(h)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate value of fair valued securities is $9, which is 0.00% of net assets.

102	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

High Yield Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 73.8%
Banking & Finance 12.8%
Arch Western Finance LLC
6.750% due 07/01/2013	$14,385	$14,888
Beaver Valley Funding Corp.
8.625% due 06/01/2007	12,603	13,491
9.000% due 06/01/2017	9,382	10,423
Bluewater Finance Ltd.
10.250% due 02/15/2012	36,935	37,674
Bombardier Capital, Inc.
7.500% due 08/15/2004	30,809	32,272
7.090% due 03/30/2007 (a)(n)	21,000	22,633
Cedar Brakes II, LLC
9.875% due 09/01/2013	18,698	18,044
Choctaw Resort Development Enterprise
9.250% due 04/01/2009	9,045	9,746
Credit & Repackaged Securities Ltd.
10.250% due 10/30/2006 (n)	10,150	11,237
8.900% due 04/01/2007 (n)	5,000	5,290
FINOVA Group, Inc.
7.500% due 11/15/2009	117,839	58,919
Ford Motor Credit Co.
7.000% due 10/01/2013	8,400	8,473
Forest City Enterprises, Inc.
7.625% due 06/01/2015	9,650	10,084
Gemstone Investors Ltd.
7.710% due 10/31/2004	48,093	47,732
General Motors Acceptance Corp.
6.875% due 08/28/2012	9,050	9,379
H&E Equipment Services LLC
11.125% due 06/15/2012	13,035	11,145
J.P. Morgan—HYDI
8.000% due 06/20/2008	148,480	151,450
9.000% due 06/20/2008	99,620	101,613
JET Equipment Trust
10.000% due 06/15/2012	8,680	3,385
7.630% due 08/15/2012	3,786	1,435
JSG Funding PLC
9.625% due 10/01/2012	11,660	12,826
Mizuho Preferred Capital Co.
8.790% due 12/29/2049 (b)	24,717	25,520
9.870% due 12/31/2049 (b)	18,150	19,580
Oasis CBO Ltd.
2.646% due 05/30/2011	5,000	4,000
Phoenix Quake Wind Ltd.
3.515% due 07/03/2008 (b)	5,000	5,000
Pride Credit Linked
8.850% due 04/02/2007 (n)	5,000	5,290
Qwest Capital Funding, Inc.
7.900% due 08/15/2010	6,635	6,071
7.250% due 02/15/2011	71,275	63,791
7.750% due 02/15/2031	5,730	4,899
Riggs Capital Trust II
8.875% due 03/15/2027	10,475	10,632
Riggs National Corp.
9.650% due 06/15/2009	2,605	2,774
Rotech Healthcare, Inc.
9.500% due 04/01/2012	30,597	32,433
Salton SEA Funding
7.370% due 05/30/2005	5,323	5,469
Targeted Return Index Securities Trust
0.976% due 05/15/2013	116,246	124,775
UFJ Finance Aruba AEC
9.980% due 12/29/2049 (b)	26,740	29,072
Universal City Development Partners
11.750% due 04/01/2010	16,065	18,153
Ventas Capital Corp.
8.750% due 05/01/2009	17,590	19,261

		968,859

Industrials 48.6%
ABB Finance, Inc.
6.750% due 06/03/2004	7,500	7,534
Abitibi-Consolidated, Inc.
6.950% due 04/01/2008	$6,000	$6,182
5.250% due 06/20/2008	6,000	5,778
8.550% due 08/01/2010	1,175	1,285
6.000% due 06/20/2013	34,420	32,458
8.850% due 08/01/2030	10,992	11,505
AEC Ironwood LLC
8.857% due 11/30/2025	40,750	42,074
Allbritton Communications Co.
7.750% due 12/15/2012	20,950	21,474
Allied Waste North America, Inc.
8.875% due 04/01/2008	7,799	8,481
8.500% due 12/01/2008	24,160	26,214
7.875% due 01/01/2009	39,040	40,699
10.000% due 08/01/2009	21,848	23,787
4.390% due 04/30/2011 (b)	596	603
9.250% due 09/01/2012	26,650	29,582
7.875% due 04/15/2013	16,900	17,787
American Media Operations, Inc.
10.250% due 05/01/2009	32,029	34,391
8.875% due 01/15/2011	2,200	2,368
American Tower Escrow
0.000% due 08/01/2008	7,150	4,791
AmeriGas Partners LP
8.830% due 04/19/2010	16,463	18,192
8.875% due 05/20/2011	7,765	8,367
Arco Chemical Co.
9.375% due 12/15/2005	4,980	5,030
10.250% due 11/01/2010	6,450	6,103
Armor Holdings, Inc.
8.250% due 08/15/2013	1,290	1,371
Avecia Group PLC
11.000% due 07/01/2009	10,263	9,031
Aviall, Inc.
7.625% due 07/01/2011	15,245	15,702
Beverly Enterprises, Inc.
9.000% due 02/15/2006	19,855	20,252
9.625% due 04/15/2009	5,440	5,807
Bombardier, Inc.
6.750% due 05/01/2012	2,290	2,399
Boyd Gaming Corp.
8.750% due 04/15/2012	200	218
7.750% due 12/15/2012	31,137	32,305
Building Materials Corp.
7.750% due 07/15/2005	22,174	22,617
8.000% due 10/15/2007	2,392	2,341
8.000% due 12/01/2008	8,891	8,602
Cadmus Communications Corp.
9.750% due 06/01/2009	3,156	3,345
Calpine Corp.
8.500% due 07/15/2010	16,715	15,461
Canwest Media, Inc.
10.625% due 05/15/2011	8,535	9,730
Case Corp.
6.250% due 12/01/2003	48,119	48,360
Charter Communications Holdings LLC
8.625% due 04/01/2009	5,834	4,492
10.000% due 04/01/2009	13,740	10,923
9.625% due 11/15/2009	23,557	18,316
0.000% due 04/01/2011 (c)	4,400	3,135
Chesapeake Energy Corp.
8.375% due 11/01/2008	1,700	1,853
8.125% due 04/01/2011	6,085	6,633
8.500% due 03/15/2012	17,080	18,190
9.000% due 08/15/2012	13,325	15,057
7.500% due 09/15/2013	14,190	14,970
7.750% due 01/15/2015	5,285	5,602
Circus & Eldorado Joint Venture Silver Legacy Capital Corp.
10.125% due 03/01/2012	12,180	12,180
Coastal Corp.
7.750% due 06/15/2010	840	701
9.625% due 05/15/2012	2,550	2,384
Colorado Interstate Gas Co.
6.850% due 06/15/2037	$7,400	$7,400
Commonwealth Brands, Inc.
9.750% due 04/15/2008	13,500	14,580
10.625% due 09/01/2008	11,750	12,631
Community Health Systems, Inc.
10.228% due 10/19/2006 (n)	4,000	4,607
10.000% due 03/13/2007 (n)	3,500	3,680
Continental Airlines, Inc.
7.056% due 09/15/2009	500	500
7.033% due 06/15/2011	1,855	1,415
7.461% due 04/01/2015	3,413	3,256
7.373% due 12/15/2015	2,275	1,730
6.545% due 02/02/2019	4,335	4,248
7.256% due 03/15/2020	726	711
Crown Castle International Corp.
0.000% due 05/15/2011 (c)	12,275	12,398
0.000% due 08/01/2011 (c)	9,185	9,185
9.500% due 08/01/2011	1,500	1,598
10.750% due 08/01/2011	18,923	21,099
Crown European Holdings S.A.
9.500% due 03/01/2011	35,900	38,772
10.875% due 03/01/2013	21,470	23,778
CSC Holdings, Inc.
8.125% due 07/15/2009	9,665	10,003
8.125% due 08/15/2009	10,490	10,857
7.625% due 04/01/2011	42,378	42,484
Delta Air Lines, Inc.
7.379% due 05/18/2010	4,589	4,580
6.619% due 03/18/2011	2,248	2,215
Dex Media East LLC
9.875% due 11/15/2009	11,920	13,559
Dex Media West LLC
8.500% due 08/15/2010	12,110	13,230
9.875% due 08/15/2013	14,180	16,094
Dimon, Inc.
7.750% due 06/01/2013	1,150	1,185
DirecTV Holdings LLC
8.375% due 03/15/2013	35,060	39,705
Dobson Communications Corp.
8.875% due 10/01/2013	11,400	11,585
Domino’s Inc.
8.250% due 07/01/2011	1,025	1,088
Dresser, Inc.
9.375% due 04/15/2011	35,735	37,700
Dunlop Stand Aerospace Holdings
11.875% due 05/15/2009	10,860	11,783
Dura Operating Corp.
8.625% due 04/15/2012	31,155	32,479
Dynegy Danskammer & Roseton LLC
7.270% due 11/08/2010	17,930	17,045
7.670% due 11/08/2016	35,740	30,401
Dynegy Holdings, Inc.
7.700% due 07/15/2008 (b)	2,500	2,581
9.875% due 07/15/2010 (d)	7,050	7,350
10.125% due 07/15/2013 (d)	8,800	9,262
EchoStar DBS Corp.
10.375% due 10/01/2007	9,310	10,404
5.000% due 10/01/2008 (b)	8,650	8,855
9.375% due 02/01/2009	30,132	32,279
El Paso CGP Co.
6.500% due 06/01/2008	3,600	2,916
7.625% due 09/01/2008	3,850	3,215
El Paso Corp.
6.750% due 05/15/2009	8,400	7,056
7.000% due 05/15/2011	2,650	2,200
7.875% due 06/15/2012	2,825	2,387
7.375% due 12/15/2012	20,405	16,783
7.800% due 08/01/2031	6,020	4,485
7.750% due 01/15/2032	29,725	22,145
Equistar Chemicals LP
10.125% due 09/01/2008	18,025	17,935

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	103

Schedule of Investments (Cont.)

High Yield Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

8.750% due 02/15/2009	$14,050	$13,207
Extended Stay America, Inc.
9.875% due 06/15/2011	35,110	38,928
Extendicare Health Services
9.350% due 12/15/2007	12,500	12,938
9.500% due 07/01/2010	9,740	10,617
Ferrellgas Partners LP
6.990% due 08/01/2005	7,000	7,265
7.080% due 08/01/2006 (n)	5,000	4,975
8.780% due 08/01/2007 (a)(n)	14,000	15,017
7.120% due 08/01/2008 (n)	5,000	5,189
8.870% due 08/01/2009 (a)(n)	7,300	8,051
7.240% due 08/01/2010 (n)	10,000	10,885
8.750% due 06/15/2012	7,538	8,103
Fimep S.A.
10.500% due 02/15/2013	4,335	4,920
Foamex LP
10.750% due 04/01/2009	3,915	3,514
Fort James Corp.
9.500% due 05/15/2022	29,889	30,188
Fresenius Medical Care
7.875% due 06/15/2011	22,065	23,168
Garden State Newspapers, Inc.
8.750% due 10/01/2009	24,412	25,205
8.625% due 07/01/2011	10,436	11,010
Georgia-Pacific Corp.
6.700% due 11/15/2003	21,870	21,979
9.875% due 11/01/2021	10,125	10,378
9.625% due 03/15/2022	14,176	14,389
9.125% due 07/01/2022	39,132	38,936
8.250% due 03/01/2023	7,100	6,603
8.125% due 06/15/2023	14,025	13,043
8.875% due 05/15/2031	13,195	13,327
Giant Industries, Inc.
11.000% due 05/15/2012	4,500	4,455
GulfTerra Energy Partners LP
8.500% due 06/01/2010	19,180	20,762
Hanover Equipment Trust
8.500% due 09/01/2008	43,885	45,421
HCA, Inc.
7.875% due 02/01/2011	4,198	4,693
6.300% due 10/01/2012	1,385	1,414
6.250% due 02/15/2013	1,500	1,524
6.750% due 07/15/2013	10,000	10,522
7.690% due 06/15/2025	5,000	5,190
HealthSouth Corp.
8.500% due 02/01/2008 (e)	12,780	11,310
8.375% due 10/01/2011 (e)	26,365	22,806
Hercules, Inc.
11.125% due 11/15/2007	6,325	9,330
Hilton Hotels Corp.
7.625% due 12/01/2012	30,060	32,991
HMH Properties, Inc.
7.875% due 08/01/2008	18,230	18,822
8.450% due 12/01/2008	6,424	6,721
Hollinger International Publishing
9.000% due 12/15/2010	36,596	38,746
Hollinger Participation Trust
12.125% due 11/15/2010 (f)	16,917	18,787
Host Marriott LP
8.375% due 02/15/2006 (b)	7,537	7,923
9.500% due 01/15/2007	16,935	18,629
9.250% due 10/01/2007	9,450	10,360
Ingles Markets, Inc.
8.875% due 12/01/2011	4,655	4,725
Insight Midwest LP
9.750% due 10/01/2009	21,075	21,338
10.500% due 11/01/2010	7,239	7,601
ISP Chemco, Inc.
10.250% due 07/01/2011	18,635	20,871
ISP Holdings, Inc.
10.625% due 12/15/2009	2,159	2,364
ITT Corp.
6.750% due 11/15/2003	$500	$502
Jefferson Smurfit Corp.
7.500% due 06/01/2013	6,405	6,533
Johnsondiversey, Inc.
9.625% due 05/15/2012	4,364	4,757
Jupiters Ltd.
8.500% due 03/01/2006	3,845	4,215
K&F Industries, Inc.
9.250% due 10/15/2007	2,150	2,225
9.625% due 12/15/2010	1,330	1,470
Kmart Corp.
12.350% due 01/01/2008 (n)	3,363	836
L-3 Communications Corp.
7.625% due 06/15/2012	1,000	1,088
6.125% due 07/15/2013	1,275	1,269
La Quinta Corp.
8.875% due 03/15/2011	4,055	4,415
Legrand S.A.
8.500% due 02/15/2025	13,225	13,490
Leviathan Gas Corp.
10.375% due 06/01/2009	4,548	5,185
Lyondell Chemical Co.
9.500% due 12/15/2008	11,555	22,301
Lyondell Petroleum
6.280% due 06/30/2006	147	147
Mail Well I Corp.
9.625% due 03/15/2012	17,005	18,535
Mandalay Resort Group
9.500% due 08/01/2008	2,000	2,305
9.375% due 02/15/2010	58,437	67,349
7.625% due 07/15/2013	12,085	12,508
6.700% due 11/15/2096	3,874	3,908
Mediacom Broadband LLC
11.000% due 07/15/2013	34,585	36,574
MGM Mirage, Inc.
8.500% due 09/15/2010	2,725	3,079
8.375% due 02/01/2011	36,505	40,338
Midwest Generation LLC
8.300% due 07/02/2009	5,225	4,990
8.560% due 01/02/2016	78,860	72,946
Millennium America, Inc.
9.250% due 06/15/2008	21,050	42,994
Mirage Resorts, Inc.
7.250% due 10/15/2006	2,500	2,681
6.750% due 08/01/2007	5,750	6,066
6.750% due 02/01/2008	4,755	5,028
Newpark Resources, Inc.
8.625% due 12/15/2007	10,635	11,007
Nextel Communications, Inc.
9.950% due 02/15/2008	8,025	8,476
Norampac, Inc.
6.750% due 06/01/2013	3,325	3,408
OM Group, Inc.
9.250% due 12/15/2011	14,210	14,174
Owens-Brockway Glass Container, Inc.
8.875% due 02/15/2009	6,975	7,463
7.750% due 05/15/2011	7,465	7,764
8.750% due 11/15/2012	27,235	29,346
8.250% due 05/15/2013	22,825	23,396
PacifiCare Health Systems, Inc.
10.750% due 06/01/2009	21,020	24,278
PanAmSat Corp.
6.375% due 01/15/2008	260	270
8.500% due 02/01/2012	67,203	70,731
Park Place Entertainment Corp.
7.875% due 12/15/2005	695	739
9.375% due 02/15/2007	9,703	10,746
8.875% due 09/15/2008	4,855	5,389
7.875% due 03/15/2010	1,900	2,043
7.000% due 04/15/2013	36,358	37,767
Peabody Energy Corp.
6.875% due 03/15/2013	$31,960	$33,478
Pride International, Inc.
9.375% due 05/01/2007	16,792	17,380
10.000% due 06/01/2009	1,434	1,556
Primedia, Inc.
8.000% due 05/15/2013	29,240	29,679
Quebecor Media, Inc.
11.125% due 07/15/2011	35,929	41,139
Qwest Corp.
7.200% due 11/01/2004	10,165	10,495
7.250% due 11/01/2008 (b)	4,170	4,003
7.500% due 11/01/2008	3,900	3,764
8.875% due 03/15/2012	36,535	40,737
8.875% due 06/01/2031	11,420	11,991
Raychem Corp.
8.200% due 10/15/2008	5,075	5,418
RH Donnelley Finance Corp.
8.875% due 12/15/2010	6,650	7,481
Riggs Capital Trust
8.625% due 12/31/2026	13,470	13,605
Rogers Cablesystems, Inc.
10.000% due 03/15/2005	5,508	5,935
11.000% due 12/01/2015	4,700	5,346
Rogers Cantel, Inc.
8.300% due 10/01/2007	3,359	3,472
9.375% due 06/01/2008	37,363	39,325
Roundy’s, Inc.
8.875% due 06/15/2012	33,978	35,677
Royal Caribbean Cruises Ltd.
8.125% due 07/28/2004	4,010	4,180
8.750% due 02/02/2011	6,000	6,570
Safety-Kleen Corp.
9.250% due 06/01/2008 (e)	22,459	27
9.250% due 05/15/2009 (e)	11,042	552
Salem Communications Holding Corp.
7.750% due 12/15/2010	9,250	9,528
Shaw Communications, Inc.
8.250% due 04/11/2010	3,665	4,059
7.200% due 12/15/2011	7,975	8,513
Six Flags, Inc.
9.750% due 04/15/2013	37,230	35,182
Sonat, Inc.
7.625% due 07/15/2011	18,412	15,282
SPX Corp.
9.400% due 06/14/2005 (n)	20,000	21,960
6.250% due 06/15/2011	17,175	17,132
7.500% due 01/01/2013	7,675	8,116
Starwood Hotels & Resorts Worldwide, Inc.
7.375% due 05/01/2007	23,500	25,321
7.875% due 05/01/2012	20,100	22,110
Stone Container Corp.
11.500% due 08/15/2006	4,600	4,905
9.750% due 02/01/2011	2,305	2,524
8.375% due 07/01/2012	2,920	3,081
TeleCorp PCS, Inc.
10.625% due 07/15/2010	150	178
Tenet Healthcare Corp.
6.375% due 12/01/2011	12,100	11,646
6.500% due 06/01/2012	6,000	5,760
7.375% due 02/01/2013	37,495	37,964
Tesoro Petroleum Corp.
9.625% due 11/01/2008	4,035	4,035
9.625% due 04/01/2012	12,220	12,220
Time Warner Telecom, Inc.
9.750% due 07/15/2008	9,840	9,742
10.125% due 02/01/2011	5,700	5,714
Tritel PCS, Inc.
10.375% due 01/15/2011	26,412	31,898
TRW Automotive, Inc.
9.375% due 02/15/2013	22,950	25,934

104	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

Tyco International Group S.A.
5.875% due 11/01/2004	$1,000	$1,030
6.750% due 02/15/2011	44,210	46,863
U.S. Airways, Inc.
9.625% due 09/01/2003 (e)	17,690	6,103
9.330% due 01/01/2006 (e)	3,157	824
United Airlines, Inc.
1.360% due 03/02/2004 (b)	4,779	3,751
6.201% due 09/01/2008	2,300	1,861
9.410% due 06/15/2010	1,172	492
7.730% due 07/01/2010	27,485	21,471
7.186% due 04/01/2011 (e)	4,074	3,467
6.602% due 09/01/2013	6,950	5,689
7.783% due 01/01/2014	465	361
8.360% due 01/20/2019	1,830	1,798
Vintage Petroleum, Inc.
8.625% due 02/01/2009	10,468	10,861
7.875% due 05/15/2011	13,570	14,147
8.250% due 05/01/2012	23,985	25,964
Vivendi Universal S.A.
6.250% due 07/15/2008	12,470	12,906
9.250% due 04/15/2010	11,085	12,859
VoiceStream Wireless Corp.
10.375% due 11/15/2009	1	1
Western Gas Resources, Inc.
10.000% due 06/15/2009	4,015	4,266
Westlake Chemical Corp.
8.750% due 07/15/2011	3,700	3,857
Williams Cos., Inc.
9.250% due 03/15/2004	41,550	42,589
6.625% due 11/15/2004	5,100	5,177
7.375% due 11/15/2006	3,600	3,960
8.625% due 06/01/2010	21,060	22,482
7.125% due 09/01/2011	1,275	1,265
8.125% due 03/15/2012	6,930	7,242
7.625% due 07/15/2019	21,135	19,761
7.875% due 09/01/2021	32,240	30,628
7.500% due 01/15/2031	11,927	10,675
7.750% due 06/15/2031	16,480	14,997
8.750% due 03/15/2032	7,795	7,737
Xerox Capital Europe PLC
5.875% due 05/15/2004	19,952	20,152
Xerox Corp.
5.500% due 11/15/2003	10,025	10,050
5.250% due 12/15/2003	13,935	14,057
Young Broadcasting, Inc.
9.000% due 01/15/2006	13,406	13,540
8.750% due 06/15/2007	8,680	8,854
8.500% due 12/15/2008	6,000	6,420
10.000% due 03/01/2011	28,255	30,092

		3,676,225

Utilities 12.4%
ACC Escrow Corp.
10.000% due 08/01/2011	35,700	38,556
AES Corp.
10.000% due 12/12/2005	5,000	5,175
8.750% due 05/15/2013	69,390	73,206
8.540% due 11/30/2019	3,893	4,019
AT&T Corp.
8.500% due 11/15/2031	11,245	13,360
Calpine Corp.
8.750% due 07/15/2013	23,650	21,758
CenterPoint Energy Resources Corp.
7.750% due 02/15/2011	27,730	31,302
7.875% due 04/01/2013	15,565	17,516
CMS Energy Corp.
7.625% due 11/15/2004	12,115	12,357
7.000% due 01/15/2005	39,814	39,714
9.875% due 10/15/2007	2,000	2,150
8.900% due 07/15/2008	8,910	9,266
7.500% due 01/15/2009	25,555	25,427
7.750% due 08/01/2010	11,400	11,343
DPL, Inc.
6.250% due 05/15/2008	$2,000	$2,077
Edison International, Inc.
6.875% due 09/15/2004	57,634	58,931
El Paso Energy Partners
8.500% due 06/01/2011	16,894	18,288
El Paso Natural Gas Co.
7.625% due 08/01/2010	620	605
8.625% due 01/15/2022	7,000	6,493
El Paso Production Holding Co.
7.750% due 06/01/2013	30,755	29,371
IPALCO Enterprises, Inc.
8.375% due 11/14/2008	3,040	3,314
7.625% due 11/14/2011	7,390	8,055
MSW Energy Holdings LLC
8.500% due 09/01/2010	1,855	1,948
Nextel Communications, Inc.
9.375% due 11/15/2009	3,450	3,761
7.375% due 08/01/2015	20,900	21,214
NorAm Energy Corp.
6.375% due 11/01/2003	42,255	42,341
Northwestern Bell Telephone
6.250% due 01/01/2007	8,225	8,225
Pinnacle Partners
8.830% due 08/15/2004	73,310	76,609
PSEG Energy Holdings, Inc.
7.750% due 04/16/2007	8,500	8,500
8.625% due 02/15/2008	10,000	10,225
10.000% due 10/01/2009	21,825	23,135
8.500% due 06/15/2011	41,675	41,988
Reliant Energy Resources Corp.
8.125% due 07/15/2005	4,300	4,613
Rocky River Realty
8.810% due 04/14/2007 (a)(n)	1,825	2,095
Rural Cellular Corp.
9.625% due 05/15/2008	9,508	8,700
9.750% due 01/15/2010	1,949	1,783
SESI LLC
8.875% due 05/15/2011	15,079	16,059
South Point Energy Corp.
8.400% due 05/30/2012	38,876	36,568
Southern California Edison Co.
8.000% due 02/15/2007	30,922	34,710
Sprint Capital Corp.
6.900% due 05/01/2019	11,800	12,132
6.875% due 11/15/2028	12,610	12,340
8.750% due 03/15/2032	25,950	30,943
TECO Energy, Inc.
7.500% due 06/15/2010	23,140	23,574
Triton PCS, Inc.
8.750% due 11/15/2011	12,950	12,982
8.500% due 06/01/2013	2,100	2,263
TXU Corp.
6.375% due 01/01/2008	1,110	1,147
7.000% due 03/15/2013	23,125	25,191
Vintage Petroleum, Inc.
9.750% due 06/30/2009	6,170	6,602
Wilmington Trust Co.—Tucson Electric
10.210% due 01/01/2009 (a)(n)	448	448
10.732% due 01/01/2013 (a)(n)	8,005	8,005
WorldCom, Inc.—WorldCom Group
7.750% due 04/01/2007 (e)	10,000	3,325
7.500% due 05/15/2011 (e)	8,000	2,660
6.950% due 08/15/2028 (e)	12,700	4,223
8.250% due 05/15/2031 (e)	43,450	14,447

		935,039

Total Corporate Bonds & Notes (Cost $5,420,460)		5,580,123

MUNICIPAL BONDS & NOTES 0.0%
New Jersey 0.0%
New Jersey Tobacco Settlement Funding Corp. Revenue Bonds, Series 2003
6.375% due 06/01/2032	$2,000	$1,801

Total Municipal Bonds & Notes (Cost $1,917)		1,801

MORTGAGE-BACKED SECURITIES 0.4%
Collateralized Mortgage Obligations 0.4%
Continental Airlines, Inc.
6.920% due 04/02/2013 (a)(n)	28,504	26,231
Red Mountain Funding Corp.
9.150% due 11/28/2027	4,517	2,256

		28,487

Fannie Mae 0.0%
5.500% due 09/01/2017	78	81

Total Mortgage-Backed Securities (Cost $29,712)		28,568

ASSET-BACKED SECURITIES 3.0%
AES Corp.
5.130% due 07/29/2008 (b)	2,143	2,147
5.320% due 07/29/2008 (b)	2,857	2,862
Allied Waste North America, Inc.
4.390% due 04/30/2010 (b)	1,132	1,145
4.400% due 04/30/2012 (b)	596	603
4.400% due 04/30/2013 (b)	179	181
4.540% due 04/30/2014 (b)	358	362
Aquila, Inc.
8.750% due 04/15/2006 (b)	5,894	5,997
Canwest Media
3.880% due 11/15/2008 (b)	1,250	1,262
Centennial Cellular
4.280% due 05/31/2007 (b)	55	54
4.390% due 05/31/2007 (b)	529	523
4.450% due 05/31/2007 (b)	1,669	1,636
4.510% due 01/04/2008 (b)	892	882
4.530% due 01/04/2008	43	43
4.590% due 01/04/2008 (b)	373	369
Charter Communications Holdings LLC
3.860% due 03/18/2008 (b)	11,859	11,260
CITGO Petroleum Corp.
8.250% due 02/24/2006 (b)	2,000	2,068
Crown Castle International Corp.
3.850% due 03/31/2008 (b)	1,995	2,001
DaVita, Inc.
3.640% due 06/23/2009 (b)	69	69
3.680% due 06/23/2009 (b)	1,851	1,861
3.610% due 06/23/2010 (b)	1,851	1,861
3.660% due 06/23/2011 (b)	1,851	1,861
3.620% due 06/23/2012 (b)	2,856	2,872
Dex Media East LLC
5.000% due 11/08/2008 (b)(d)	2,644	2,654
Dex Media West LLC
3.870% due 09/10/2010 (b)	1,975	1,995
DirecTV Holdings LLC
4.000% due 03/06/2010 (b)	669	673
4.020% due 03/06/2010 (b)	1,166	1,173
3.990% due 04/06/2010 (b)	1,166	1,173
Graphic Packaging Corp.
4.120% due 08/08/2009 (b)	415	394
4.120% due 08/08/2009 (b)(d)	7,920	7,514
4.130% due 08/08/2009 (b)	332	315
4.190% due 08/08/2009 (b)	332	312
Houghton Mifflin Co.
6.250% due 12/30/2008 (b)(d)	2,462	2,332
8.250% due 02/01/2011 (b)	18,380	19,345

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	105

Schedule of Investments (Cont.)

High Yield Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

Insight Midwest LP
4.062% due 12/15/2009 (b)	$4,500	$4,511
Levi Strauss & Co.
5.360% due 07/31/2006 (b)	1,895	1,894
Lyondell Petroleum
6.250% due 06/30/2006 (b)	29	29
Mission Energy
8.625% due 07/25/2006 (b)	1,688	1,075
8.778% due 07/25/2006 (b)	4,812	3,063
Nextel Partners, Inc.
4.125% due 03/31/2008 (b)	17	17
4.187% due 03/31/2008 (b)	4,606	4,607
4.500% due 06/30/2008	19	19
4.562% due 06/30/2008 (b)	7,594	7,634
4.750% due 12/31/2008	22	22
4.812% due 12/31/2008 (b)	7,591	7,632
PPM America High Yield Ltd.
2.071% due 06/01/2011 (b)	8,507	6,717
Qwest Corp.
4.620% due 11/30/2005 (b)	3,685	3,662
6.500% due 06/05/2007 (b)(d)	68,500	70,110
6.950% due 06/05/2010	500	491
Rayovac Corp.
4.880% due 10/01/2009 (b)	1,000	1,004
RH Donnelley Finance Corp.
5.290% due 06/30/2010 (b)	1,744	1,779
5.280% due 07/30/2010 (b)	1,744	1,779
5.110% due 08/30/2010 (b)	249	254
5.100% due 08/30/2011 (b)	724	739
Rural Cellular Corp.
4.630% due 04/03/2009 (b)	1,114	1,103
4.880% due 04/03/2009 (b)	2,114	2,094
Springer
3.871% due 09/16/2011 (b)	1,000	997
4.371% due 09/16/2012 (b)	1,000	997
Stone Container Corp.
3.625% due 06/30/2009 (b)	4,069	4,101
TRW Automotive, Inc.
4.130% due 02/27/2011 (b)	8,000	8,058
Tyco International Group S.A.
6.379% due 07/26/2006 (b)(d)(n)	12,500	12,767
Xerox Corp.
3.390% due 04/30/2005 (b)	3,000	3,004

Total Asset-Backed Securities (Cost $229,084)		229,958

SOVEREIGN ISSUES 6.9%
Republic of Brazil
2.125% due 04/15/2006 (b)	73,018	71,375
2.562% due 04/15/2006 (b)	8,844	8,645
11.500% due 03/12/2008	10,000	11,025
2.187% due 04/15/2009 (b)	2,824	2,538
10.000% due 08/07/2011	4,000	3,940
11.000% due 01/11/2012	11,600	11,948
2.187% due 04/15/2012 (b)	10,000	8,000
8.000% due 04/15/2014	102,958	94,598
11.000% due 08/17/2040	25,750	24,334
Republic of Panama
9.625% due 02/08/2011	19,850	22,778
9.375% due 07/23/2012	5,730	6,518
9.375% due 07/23/2012	11,200	12,706
1.937% due 07/17/2014	8,747	8,178
2.250% due 07/17/2016 (b)	24,650	20,952
10.750% due 05/15/2020	9,125	10,927
9.375% due 01/16/2023	2,247	2,427
8.875% due 09/30/2027	14,625	15,137
9.375% due 04/01/2029	12,525	14,278
Republic of Peru
9.125% due 01/15/2008	19,800	23,166
9.125% due 02/21/2012	65,010	72,649
9.875% due 02/06/2015	18,600	21,623
4.500% due 03/07/2017	$1,200	$1,047
5.000% due 03/07/2017	9,071	8,334
Russian Federation
5.000% due 03/31/2030	44,440	42,062

Total Sovereign Issues (Cost $488,373)		519,185

FOREIGN CURRENCY- DENOMINATED ISSUES (l)(m) 3.9%
ABB International Finance Ltd.
5.125% due 01/11/2006	EC 3,000	3,403
Aspropulsion Capital
9.625% due 10/01/2013	1,200	1,397
Ball Corp.
4.630% due 11/30/2009	5,413	6,355
Barry Callebaut Services NV
9.250% due 03/15/2010	2,800	3,582
Crown Euro Holdings S.A.
10.250% due 03/01/2011	4,000	4,984
Del Monte Corp.
5.876% due 12/31/2010	906	1,068
Eircom Funding
8.250% due 08/15/2015	9,365	11,778
El Paso Corp.
5.750% due 03/14/2006	5,000	5,182
7.125% due 05/06/2009	12,600	12,472
Fimep S.A.
11.000% due 02/15/2013	17,860	24,075
Flender Holding GmbH
11.000% due 08/01/2010	1,225	1,541
Fort James Corp.
4.750% due 06/29/2004	5,800	6,734
Fresenius Finance BV
7.750% due 04/30/2009	1,800	2,222
Fresenius Medical Care
7.375% due 06/15/2011	6,000	7,155
Johnsondiversey, Inc.
9.625% due 05/15/2012	3,870	4,834
JSG Funding PLC
10.125% due 10/01/2012	22,275	28,340
Kappa Beheer BV
10.625% due 07/15/2009	250	314
Kronos International, Inc.
8.875% due 06/30/2009	17,615	21,437
Messer Griesheim Holding AG
5.471% due 04/27/2009	2,000	2,350
10.375% due 06/01/2011	5,700	7,600
PTC International Finance II
10.875% due 05/01/2008	5,000	6,420
11.250% due 12/01/2009	6,200	7,942
Telemedia Nederland
4.869% due 03/10/2011	2,131	2,464
5.369% due 03/10/2012	2,131	2,469
TRW Automotive, Inc.
10.125% due 02/15/2013	21,750	27,862
11.750% due 02/15/2013	800	1,057
Tyco International Group S.A.
4.375% due 11/19/2004	28,500	33,273
6.125% due 04/04/2007	1,700	2,037
5.500% due 11/19/2008	4,487	5,194
Valentia Telecommunications Ltd.
7.250% due 08/15/2013	20,375	24,677
7.250% due 08/15/2013	2,000	2,422
Xerox Capital Europe PLC
5.250% due 12/03/2004	14,075	16,375
Xerox Corp.
3.500% due 02/04/2004	5,000	5,828

Total Foreign Currency-Denominated Issues (Cost $254,314)		294,843

	# of Contracts	Value (000s)

PURCHASED PUT OPTIONS 0.0%
Eurodollar March Futures
Strike @ 96.000 Exp. 03/15/2004	4,764	$30

Total Purchased Put Options (Cost $77)		30

	Principal Amount (000s)
CONVERTIBLE BONDS & NOTES 1.7%
Banking & Finance 0.6%
Fiat Finance Luxembourg S.A.
3.250% due 01/09/2007	$48,740	48,192

Healthcare 0.1%
HealthSouth Corp.
3.250% due 04/01/2049 (e)	6,575	5,884

Industrials 0.7%
Dimon, Inc.
6.250% due 03/31/2007 (n)	39,227	37,890
Starwood Hotels & Resorts Worldwide, Inc.
0.000% due 05/25/2021	30,000	17,137

		55,027

Utilities 0.3%
Rogers Communication, Inc.
2.000% due 11/26/2005	19,980	18,007

Total Convertible Bonds & Notes (Cost $122,434)		127,110

	Shares
COMMON STOCKS 0.1%
Industrials 0.1%
Dobson Communications Corp.	1,414,399	11,485

Total Common Stocks (Cost $9,321)		11,485

CONVERTIBLE PREFERRED STOCK 0.1%
Dobson Communications Corp.
6.000% due 01/15/2008	21,975	4,436

Total Convertible Preferred Stock (Cost $3,670)		4,436

PREFERRED STOCK 0.8%
CSC Holdings, Inc.
11.125% due 04/01/2008	302,696	31,707
Fresenius Medical Care
7.875% due 02/01/2008	28,413	29,621

Total Preferred Stock (Cost $61,072)		61,328

	Principal Amount (000s)
SHORT-TERM INSTRUMENTS 7.5%
Commercial Paper 6.6%
Fannie Mae
1.050% due 10/01/2003	$14,700	14,700
1.055% due 11/19/2003	56,000	55,920
1.070% due 12/02/2003	80,000	79,851
1.045% due 12/10/2003	100,000	99,789
1.070% due 12/10/2003	15,000	14,968
1.075% due 12/16/2003	44,200	44,099

106	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

1.080% due 02/02/2004	$100,000	$99,622
1.080% due 02/24/2004	13,800	13,738
1.080% due 03/17/2004	10,600	10,545
HBOS Treasury Services PLC
1.070% due 12/15/2003	50,000	49,887
Kraft Foods, Inc.
1.940% due 02/27/2004	16,300	16,300

		499,419

Repurchase Agreements 0.7%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Fannie Mae 2.600% due 10/01/2004 valued at $546 and Freddie Mac 3.250% due 11/15/2004 valued at $25,505 and Federal Home Loan Bank 2.125% due 12/15/2004 valued at $25,501. Repurchase proceeds are $50,533.)	50,532	50,532
U.S. Treasury Bills 0.2%
1.010% due 12/04/2003-12/18/2003 (g)(h)(i)	14,105	14,076

Total Short-Term Instruments (Cost $564,052)		564,027

Total Investments 98.2% (Cost $7,184,486)		$7,422,894
Written Options (j) (0.2%) (Premiums $17,141)		(16,059)
Other Assets and Liabilities (Net) 2.0%		154,343

Net Assets 100.0%		$7,561,178

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Restricted securities as of September 30, 2003:

Issuer Description	Acquisition Date	Cost as of September 30, 2003	Market Value as of September 30, 2003	Market Value as Percentage of Net Assets

Bombardier Capital, Inc.	08/11/2003	$21,205	$22,633	0.30%
Continental Airlines, Inc.	07/01/2003	25,378	26,231	0.35
Ferrellgas Partners LP	06/30/2003	15,433	15,017	0.20
Ferrellgas Partners LP	06/30/2003	8,212	8,051	0.11
RockyRiver Realty	11/22/2000	1,802	2,095	0.03
Wilmington Trust Co.—Tucson Electric	01/07/1993 - 05/16/2003	7,593	8,005	0.11
Wilmington Trust Co.—Tucson Electric	06/29/1993	439	448	0.01

		$80,062	$82,480	1.11%

(b)	Variable rate security. The rate listed is as of September 30, 2003.

(c)	Security becomes interest bearing at a future date.

(d)	Security, or a portion thereof, has been purchased on a delayed delivery basis. The aggregate payable and market value for all securities purchased on a delayed delivery basis was $46,284 and $45,461, respectively, as of September 30, 2003.

(e)	Security is in default.

(f)	Payment in-kind bond security.

(g)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(h)	Securities with an aggregate market value of $5,805 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Euribor Purchase Put Options
Strike @ 89.00 (03/2005)—Long	1,915	$(26)
Euribor March Futures
(03/2005)—Long	896	1,304
Euribor December Futures
(12/2004)—Long	1,019	1,620
Eurodollar September Futures
(09/2004)—Long	2,205	4,566
Eurodollar December Futures
(12/2004)—Long	2,559	5,417

		$12,881

(i)	Security, or a portion thereof, has been pledged as collateral for swap and/or swaption contracts. The aggregate market value for all securities pledged as collateral was $8,276 as of September 30, 2003.

(j)	Premiums received on written options:

Type	Notional Amount	Premium	Value

Put—OTC 7-Year Interest Rate Swap
Counterparty: Goldman Sachs & Co.
Strike @ 7.000%*
Exp. 01/07/2005	$206,100	$3,566	$1,323
Call—OTC 7-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co.
Strike @ 5.500%**
Exp. 01/07/2005	4,400	91	305
Call—OTC 7-Year Interest Rate Swap
Counterparty: Goldman Sachs& Co.
Strike @ 5.000%**
Exp. 01/07/2005	117,800	2,780	5,753
Call—OTC 10-Year Interest Rate Swap
Counterparty: Goldman Sachs& Co.
Strike @ 4.000%**
Exp. 10/07/2004	92,500	1,512	1,190
Call—OTC 10-Year Interest Rate Swap
Counterparty: Bear Stearns International Ltd.
Strike @ 4.000%**
Exp. 10/07/2004	68,300	1,052	879
Put—OTC 10-Year Interest Rate Swap
Counterparty: Goldman Sachs & Co.
Strike @ 6.500%*
Exp. 10/07/2004	92,500	2,643	924
Put—OTC 10-Year Interest Rate Swap
Counterparty: Bear Stearns International Ltd.
Strike @ 6.500%*
Exp. 10/07/2004	68,300	2,015	682
Call—OTC 7-Year Interest Rate Swap
Counterparty: Wachovia Bank, N.A.
Strike @ 5.500%**
Exp. 01/07/2005	72,100	3,482	5,003

		$17,141	$16,059

*	The Fund will pay a floating rate based on 3-month LIBOR.
**	The Fund will receive a floating rate based on 3-month LIBOR.

(k)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation/ (Depreciation)

Pay a fixed rate equal to 3.500% and the Fund will receive to the counterparty at par in the event of default of The Williams Cos., Inc. 7.125% due 09/01/2011
Counterparty: Goldman Sachs & Co. Exp. 03/01/2004	$5,000	$(1,181)
Pay a fixed rate equal to 8.500% and the Fund will receive to the counterparty at par in the event of default of The Williams Cos., Inc. 8.125% due 03/15/2012.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/01/2004	2,500	(500)

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	107

Schedule of Investments (Cont.)

High Yield Fund

September 30, 2003 (Unaudited)

Receive a fixed rate equal to 0.600% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Goldman Sachs & Co. Exp. 02/01/2004	$5,000	$8
Receive a fixed rate equal to 0.700% and the Fund will pay to the counterparty at par in the event of default of Republic of Croatia 2.188% due 07/31/2010.
Counterparty: J.P. Morgan Chase & Co. Exp. 01/03/2004	2,000	1
Receive a fixed rate equal to 0.750% and the Fund will pay to the counterparty at par in the event of default of Republic of South Africa 9.125% due 05/19/2009.
Counterparty: J.P. Morgan Chase & Co. Exp. 01/03/2004	2,000	2
Receive a fixed rate equal to 0.750% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.375% due 09/15/2016.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/16/2003	5,000	6
Receive a fixed rate equal to 0.800% and the Fund will pay to the counterparty at par in the event of default of Banque Centrale de Tunisie 7.375% due 04/25/2012.
Counterparty: Citibank N.A., London Exp. 05/03/2004	5,000	0
Receive a fixed rate equal to 0.950% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 9.375% due 07/23/2012.
Counterparty: J.P. Morgan Chase & Co. Exp. 01/03/2004	2,000	0
Receive a fixed rate equal to 1.000% and the Fund will pay to the counterparty at par in the event of default of Hilton Hotels Corp. 3.375% due 04/15/2023.
Counterparty: Bear, Stearns & Co., Inc. Exp. 06/02/2004	5,000	(8)
Receive a fixed rate equal to 1.000% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: Lehman Brothers, Inc. Exp. 09/02/2004	20,000	10
Receive a fixed rate equal to 2.000% and the Fund will pay to the counterparty at par in the event of default of Royal Caribbean Cruises Ltd. 0.00% due 05/18/2021.
Counterparty: Bear, Stearns & Co., Inc. Exp. 06/02/2004	5,000	0
Receive a fixed rate equal to 1.050% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: Lehman Brothers, Inc. Exp. 06/02/2004	16,000	16
Receive a fixed rate equal to 1.100% and the Fund will pay to the counterparty at par in the event of default of Cemex S.A. de C.V. 12.750% due 07/15/2006.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 09/02/2004	$6,000	$48
Receive a fixed rate equal to 1.200% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Goldman Sachs & Co. Exp. 06/02/2004	6,000	(2)
Receive a fixed rate equal to 1.200% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: J.P. Morgan Chase & Co. Exp. 09/02/2004	20,000	(10)
Receive a fixed rate equal to 1.250% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.375% due 09/15/2016.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/22/2005	5,000	54
Receive a fixed rate equal to 1.300% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Goldman Sachs & Co. Exp. 01/02/2005	5,000	57
Receive a fixed rate equal to 1.350% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: UBS Warburg LLC Exp. 09/02/2004	10,000	10
Receive a fixed rate equal to 1.400% and the Fund will pay to the counterparty at par in the event of default of Tyco International Group S.A. 2.750% due 01/15/2018.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 09/02/2004	8,000	0
Receive a fixed rate equal to 1.520% and the Fund will pay to the counterparty at par in the event of default of Bombardier, Inc. 6.750% due 05/01/2012.
Counterparty: Lehman Brothers, Inc. Exp. 09/02/2004	5,000	75
Receive a fixed rate equal to 1.550% and the Fund will pay to the counterparty at par in the event of default of FirstEnergy Corp. 6.450% due 11/15/2011.
Counterparty: Merrill Lynch & Co., Inc. Exp. 09/02/2004	5,000	29
Receive a fixed rate equal to 1.650% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 8.875% due 09/30/2027.
Counterparty: Citibank N.A., London Exp. 05/03/2005	5,000	24
Receive a fixed rate equal to 1.760% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Credit Suisse First Boston Exp. 07/02/2004	$10,000	$41
Receive a fixed rate equal to 1.770% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 9.625% due 02/08/2011.
Counterparty: Goldman Sachs & Co. Exp. 11/30/2003	9,000	11
Receive a fixed rate equal to 1.820% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 9.625% due 02/08/2011.
Counterparty: Goldman Sachs & Co. Exp. 11/30/2003	9,000	12
Receive a fixed rate equal to 1.900% and the Fund will pay to the counterparty at par in the event of default of Tyco International Group S.A. 2.750% due 01/15/2018.
Counterparty: Bear, Stearns & Co., Inc. Exp. 06/02/2004	5,000	10
Receive a fixed rate equal to 2.100% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Goldman Sachs & Co. Exp. 11/30/2003	7,000	10
Receive a fixed rate equal to 2.250% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: J.P. Morgan Chase & Co. Exp. 01/03/2004	2,000	7
Receive a fixed rate equal to 2.800% and the Fund will pay to the counterparty at par in the event of default of Bombardier, Inc. 6.750% due 05/01/2012.
Counterparty: Merrill Lynch & Co., Inc. Exp. 09/02/2005	8,000	132
Receive a fixed rate equal to 3.250% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: Goldman Sachs & Co. Exp. 06/02/2013	20,000	375
Receive a fixed rate equal to 3.270% and the Fund will pay to the counterparty at par in the event of default of Russian Federation 5.000% due 03/31/2030.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/02/2013	17,000	342
Receive a fixed rate equal to 4.500% and the Fund will pay to the counterparty at par in the event of default of J.P. Morgan HUDI-BB Index due 06/20/2008.
Counterparty: J.P. Morgan Chase & Co. Exp. 06/02/2008	31,800	(56)

108	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Receive a fixed rate equal to 4.500% and the Fund will pay to the counterparty at par in the event of default of J.P. Morgan HUDI-BB Index due 06/20/2008.
Counterparty: Credit Suisse First Boston Exp. 06/02/2008	$4,950	$18
Receive a fixed rate equal to 5.200% and the Fund will pay to the counterparty at par in the event of default of J.P. Morgan HUDI-BB Index due 06/20/2008.
Counterparty: J.P. Morgan Chase & Co. Exp. 06/02/2008	14,615	(66)
Receive a fixed rate to 6.750% and the Fund will pay to the counterparty at par in the event of default of Xerox Corp. 9.750% due 01/15/2009.
Counterparty: Goldman Sachs & Co. Exp. 12/20/2004	5,000	204
Received a fixed rate equal to 5.450% and the Fund will pay to the counterparty at par in the event of default of Centerpoint Energy Resources Corporation 7.750% due 02/15/2011.
Counterparty: Merrill Lynch & Co., Inc. Exp. 03/03/2004	5,500	96

		$(225)

(l)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized (Depreciation)

Sell	EC	238,458	11/2003	$0	$(3,766)	$(3,766)

(m)	Principal amount denoted in indicated currency:

EC—Euro

(n)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate value of fair valued securities is $207,086, which is 2.74% of net assets.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	109

Schedule of Investments

Investment Grade Corporate Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 88.0%
Banking & Finance 27.9%
Bank of America Corp.
3.875% due 01/15/2008	$50	$52
7.400% due 01/15/2011	160	190
4.875% due 01/15/2013	100	102
Bank One Corp.
9.875% due 03/01/2009	50	65
Barclays Bank PLC
6.860% due 09/29/2049 (a)	140	155
Bear Stearns Cos., Inc.
7.625% due 12/07/2009	70	84
Bowater Canada Finance Corp.
7.950% due 11/15/2011	200	206
Cendant Corp.
7.375% due 01/15/2013	100	116
CIT Group, Inc.
7.750% due 04/02/2012	140	166
Citigroup Capital II
7.750% due 12/01/2036	500	565
Citigroup, Inc.
6.000% due 02/21/2012	190	210
5.625% due 08/27/2012	100	108
Deutsche Telekom International Finance BV
8.500% due 06/15/2010	150	184
8.750% due 06/15/2030	100	127
EOP Operating LP
7.375% due 11/15/2003	80	81
5.875% due 01/15/2013	200	213
First Union National Bank
7.800% due 08/18/2010	30	37
Fleet National Bank
5.750% due 01/15/2009	175	194
Ford Motor Credit Co.
6.500% due 01/25/2007	470	497
7.250% due 10/25/2011	500	523
General Electric Capital Corp.
6.125% due 02/22/2011	300	334
5.450% due 01/15/2013	300	316
General Motors Acceptance Corp.
1.830% due 05/17/2004 (a)	30	30
6.125% due 08/28/2007	220	233
7.750% due 01/19/2010	50	55
7.250% due 03/02/2011	30	32
6.875% due 09/15/2011	50	52
7.000% due 02/01/2012	350	365
Goldman Sachs Group, Inc.
6.600% due 01/15/2012	100	113
5.700% due 09/01/2012	275	295
Household Finance Corp.
8.000% due 07/15/2010	25	30
6.375% due 10/15/2011	200	223
7.000% due 05/15/2012	90	104
6.375% due 11/27/2012	35	39
J.P. Morgan Chase & Co.
6.625% due 03/15/2012	350	395
5.750% due 01/02/2013	190	203
KFW International Finance, Inc.
5.750% due 01/15/2008	30	33
Lehman Brothers Holdings, Inc.
6.625% due 01/18/2012	30	34
MBNA America Bank
7.125% due 11/15/2012	145	167
Metropolitan Life Insurance Co.
7.800% due 11/01/2025	100	120
Morgan Stanley Dean Witter & Co.
6.600% due 04/01/2012	180	204
5.300% due 03/01/2013	300	311
National Rural Utilities Cooperative Finance Corp.
6.500% due 03/01/2007	110	123
7.250% due 03/01/2012	100	117
Principal Life Global Funding
5.250% due 01/15/2013	$50	$52
Pulte Homes, Inc.
7.875% due 08/01/2011	100	118
Royal Bank of Scotland Group
9.118% due 03/31/2049 (a)	80	101
UFJ Finance Aruba AEC
6.750% due 07/15/2013	100	105
Verizon Global Funding Corp.
6.875% due 06/15/2012	200	229
7.375% due 09/01/2012	135	160
Verizon Wireless Capital LLC
1.540% due 12/17/2003 (a)	30	30
Wells Fargo & Co.
6.450% due 02/01/2011	30	34

		8,632

Industrials 39.7%
Abitibi-Consolidated, Inc.
8.300% due 08/01/2005	50	53
8.550% due 08/01/2010	150	164
Albertson’s, Inc.
7.500% due 02/15/2011	200	233
Allied Waste North America, Inc.
7.375% due 01/01/2004	30	30
Amerada Hess Corp.
5.300% due 08/15/2004	30	31
7.875% due 10/01/2029	200	228
American Airlines, Inc.
10.180% due 01/02/2013	75	48
AOL Time Warner, Inc.
6.750% due 04/15/2011	25	28
6.875% due 05/01/2012	400	450
Apache Corp.
6.250% due 04/15/2012	200	227
Archstone-Smith Trust
7.900% due 02/15/2016	25	31
AvalonBay Communities, Inc.
6.125% due 11/01/2012	50	54
Bae Systems Asset PLC
6.664% due 09/15/2013	78	88
BB&T Corp.
6.500% due 08/01/2011	30	34
Beckman Coulter, Inc.
6.875% due 11/15/2011	30	34
Boeing Co.
5.125% due 02/15/2013	200	204
Boise Cascade Corp.
7.500% due 02/01/2008	10	11
Bombardier, Inc.
6.750% due 05/01/2012	100	105
British Sky Broadcasting Group PLC
8.200% due 07/15/2009	100	119
Burlington Resources Finance Co.
6.500% due 12/01/2011	200	228
Canadian National Railway Co.
4.400% due 03/15/2013	80	78
Canadian Natural Resources Ltd.
5.450% due 10/01/2012	100	105
6.450% due 06/30/2033	200	217
Centex Corp.
7.500% due 01/15/2012	30	35
Chrysler Corp.
7.450% due 03/01/2027	200	209
Clear Channel Communications, Inc.
7.650% due 09/15/2010	140	166
5.750% due 01/15/2013	100	106
Comcast Cable Communications, Inc.
6.750% due 01/30/2011	200	226
8.875% due 05/01/2017	35	46
ConocoPhillips
4.750% due 10/15/2012	30	31
Continental Airlines, Inc.
6.320% due 11/01/2008	$50	$48
Cox Communications, Inc.
6.690% due 09/20/2004	100	104
7.750% due 11/01/2010	30	36
6.750% due 03/15/2011	100	114
CSC Holdings, Inc.
7.625% due 04/01/2011	100	100
Cyprus Amax Minerals Co.
7.375% due 05/15/2007	30	33
DaimlerChrysler North America Holding Corp.
7.300% due 01/15/2012	200	224
Delta Air Lines, Inc.
7.111% due 03/18/2013	240	235
10.500% due 04/30/2016	50	38
Devon Financing Corp. ULC
6.875% due 09/30/2011	200	230
Domtar, Inc.
7.875% due 10/15/2011	30	36
Dow Chemical Co.
6.000% due 10/01/2012	150	158
Duke Capital Corp.
6.250% due 02/15/2013	200	206
Georgia-Pacific Corp.
8.125% due 05/15/2011	90	94
Harrah’s Operating Co., Inc.
7.125% due 06/01/2007	75	85
8.000% due 02/01/2011	140	166
HCA, Inc.
6.950% due 05/01/2012	190	202
HEALTHSOUTH Corp.
8.500% due 02/01/2008 (b)	30	27
8.375% due 10/01/2011 (b)	135	117
7.625% due 06/01/2012 (b)	45	39
Hilton Hotel Corp.
7.625% due 05/15/2008	80	88
8.250% due 02/15/2011	30	34
Hutchison Whampoa International Ltd.
6.500% due 02/13/2013	40	42
International Business Machines Corp.
8.375% due 11/01/2019	30	40
International Paper Co.
6.750% due 09/01/2011	100	113
5.850% due 10/30/2012	50	53
ITT Corp.
6.750% due 11/15/2005	30	32
Jupiters Ltd.
8.500% due 03/01/2006	30	33
Kern River Funding Corp.
4.893% due 04/30/2018	79	80
Kerr-McGee Corp.
6.875% due 09/15/2011	200	227
Kinder Morgan Energy Partners LP
7.125% due 03/15/2012	100	117
Kinder Morgan, Inc.
6.650% due 03/01/2005	50	53
6.500% due 09/01/2012	40	45
Kraft Foods, Inc.
6.250% due 06/01/2012	150	165
Kroger Co.
6.200% due 06/15/2012	200	219
Liberty Media Corp.
5.700% due 05/15/2013	100	100
Lyondell Chemical Co.
9.625% due 05/01/2007	90	86
11.125% due 07/15/2012	45	44
Mandalay Resort Group
9.375% due 02/15/2010	90	104
MeadWestvaco Corp.
6.850% due 04/01/2012	210	237
Midwest Generation LLC
8.560% due 01/02/2016	30	28

110	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

News America Holdings, Inc.
9.250% due 02/01/2013	$100	$131
News America, Inc.
6.550% due 03/15/2033	250	262
Norske Skogindustrier ASA
6.125% due 10/15/2015	200	204
Northwest Airlines, Inc.
7.575% due 03/01/2019	93	91
Occidental Petroleum Corp.
6.750% due 01/15/2012	200	230
Packaging Corp. of America
5.750% due 08/01/2013	200	204
Panhandle Eastern Pipe Line Co.
6.050% due 08/15/2013	200	212
Pemex Project Funding Master Trust
8.000% due 11/15/2011	260	295
Pioneer National Resources Co.
7.500% due 04/15/2012	100	114
Qwest Corp.
8.875% due 03/15/2012	120	134
6.875% due 09/15/2033	30	27
Raytheon Co.
8.200% due 03/01/2006	200	226
Safeway, Inc.
6.850% due 09/15/2004	30	31
6.500% due 11/15/2008	200	225
System Energy Resources, Inc.
7.430% due 01/15/2011	15	16
Telus Corp.
8.000% due 06/01/2011	30	35
Tenet Healthcare Corp.
6.375% due 12/01/2011	130	125
Texas Gas Transmission Corp.
4.600% due 06/01/2015	200	194
Transcontinental Gas Pipe Line Corp.
8.875% due 07/15/2012	30	34
Tyco International Group S.A.
6.375% due 10/15/2011	220	228
United Airlines, Inc.
7.186% due 04/01/2011 (b)	74	63
10.125% due 03/22/2015 (b)	100	28
USX Corp.
6.850% due 03/01/2008	30	34
Valero Logistics Operations LP
6.050% due 03/15/2013	200	209
Viacom, Inc.
7.750% due 06/01/2005	100	110
5.625% due 08/15/2012	100	108
Wal-Mart Stores, Inc.
6.875% due 08/10/2009	30	35
Walt Disney Co.
5.125% due 12/15/2003	180	181
6.375% due 03/01/2012	100	111
Waste Management, Inc.
7.375% due 08/01/2010	150	176
7.650% due 03/15/2011	50	58
7.100% due 08/01/2026	10	11
Weyerhaeuser Co.
6.750% due 03/15/2012	150	167
XTO Energy, Inc.
6.250% due 04/15/2013	100	104

		12,264

Utilities 20.4%
AEP Texas Central Co.
5.500% due 02/15/2013	200	207
Alltel Corp.
7.875% due 07/01/2032	55	69
AT&T Broadband Corp.
8.375% due 03/15/2013	240	298
AT&T Corp.
7.800% due 11/15/2011	100	116
8.500% due 11/15/2031	200	238
AT&T Wireless Services, Inc.
8.125% due 05/01/2012	300	357
British Telecom PLC
7.875% due 12/15/2005	30	34
8.375% due 12/15/2010	$200	$246
Calenergy, Inc.
7.630% due 10/15/2007	200	229
CenterPoint Energy Resources Corp.
7.875% due 04/01/2013	200	225
Cingular Wireless, Inc.
6.500% due 12/15/2011	50	57
Citizens Communications Co.
9.250% due 05/15/2011	90	115
Cleveland Electric Illuminating Co.
7.670% due 07/01/2004	100	104
Constellation Energy Group, Inc.
7.000% due 04/01/2012	200	228
Consumers Energy Co.
5.375% due 04/15/2013	100	100
Dayton Power & Light Co.
5.125% due 10/01/2013	100	101
Delphi Corp.
6.500% due 08/15/2013	300	311
Dominion Resources, Inc.
5.700% due 09/17/2012	50	53
5.000% due 03/15/2013	100	100
DPL, Inc.
6.875% due 09/01/2011	150	155
Duke Energy Corp.
6.250% due 01/15/2012	30	33
Entergy Gulf States, Inc.
2.040% due 06/18/2007 (a)	200	201
3.600% due 06/01/2008	50	49
France Telecom S.A.
9.250% due 03/01/2011	130	159
9.750% due 03/01/2031	100	134
GTE South, Inc.
6.125% due 06/15/2007	30	34
Indianapolis Power & Light
6.300% due 07/01/2013	150	154
IPALCO Enterprises, Inc.
7.375% due 11/14/2008	50	54
Niagara Mohawk Power Co.
6.625% due 07/01/2005	50	54
7.750% due 05/15/2006	30	34
7.750% due 10/01/2008	30	35
Oncor Electric Delivery Co.
6.375% due 05/01/2012	80	90
Pepco Holdings, Inc.
6.450% due 08/15/2012	200	214
Phillips Petroleum Co.
8.750% due 05/25/2010	100	127
Pinnacle Partners
8.830% due 08/15/2004	60	63
PNPP Funding Corp.
8.510% due 11/30/2006	121	130
Progress Energy, Inc.
6.850% due 04/15/2012	150	167
PSEG Energy Holdings, Inc.
8.500% due 06/15/2011	30	30
PSEG Power LLC
7.750% due 04/15/2011	110	130
6.950% due 06/01/2012	50	57
8.625% due 04/15/2031	50	63
South Point Energy Corp.
8.400% due 05/30/2012	20	19
Southern California Edison Co.
8.000% due 02/15/2007	100	112
Sprint Capital Corp.
6.000% due 01/15/2007	40	43
8.375% due 03/15/2012	200	236
6.875% due 11/15/2028	150	147
Verizon New England, Inc.
6.500% due 09/15/2011	200	226
Virginia Electric & Power Co.
5.375% due 02/01/2007	80	86
Vodafone Group PLC
3.950% due 01/30/2008	$30	$31
7.750% due 02/15/2010	30	36

		6,291

Total Corporate Bonds & Notes (Cost $26,734)		27,187

SOVEREIGN ISSUES 3.7%
Republic of Brazil
8.000% due 04/15/2014	154	141
Republic of Croatia
1.951% due 07/31/2010 (a)	48	48
Republic of Panama
9.625% due 02/08/2011	100	115
9.375% due 07/23/2012	100	114
Republic of Peru
9.125% due 02/21/2012	190	212
Republic of South Africa
9.125% due 05/19/2009	30	37
Russian Federation
5.000% due 03/31/2030	150	142
United Mexican States
8.375% due 01/14/2011	200	238
8.300% due 08/15/2031	80	91

Total Sovereign Issues (Cost $1,068)		1,138

	Shares
CONVERTIBLE PREFERRED STOCK 0.7%
General Motors Corp.
6.250% due 07/15/2033	8,000	216

Total Convertible Preferred Stock (Cost $200)		216

PREFERRED STOCK 0.6%
HSBC Capital Funding LP
4.610% due 06/27/2049 (a)	200,000	190

Total Preferred Stock (Cost $200)		190

	Principal Amount (000s)
SHORT-TERM INSTRUMENTS 5.8%
Commercial Paper 5.2%
Fannie Mae
1.050% due 12/17/2003	$500	499
Federal Home Loan Bank
1.095% due 03/10/2004	600	597
HBOS Treasury Services PLC
1.105% due 01/23/2004	500	498

		1,594

U.S. Treasury Bills 0.6%
1.000% due 12/04/2003-12/18/2003 (c)(d)	200	200

Total Short-Term Instruments (Cost $1,794)		1,794

Total Investments 98.8% (Cost $29,996)		$30,525
Written Options (e) (0.0%) (Premiums $11)		(13)
Other Assets and Liabilities (Net) 1.2%		376

Net Assets 100.0%		$30,888

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	111

Schedule of Investments (Cont.)

Investment Grade Corporate Bond Fund

September 30, 2003 (Unaudited)

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security is in default.

(c)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(d)	Securities with an aggregate market value of $200 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Euro-Bund 10-Year Note
(12/2003)—Long	2	$8
U.S. Treasury 30-Year Note
(12/2003)—Short	5	(32)

		$(24)

(e)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Call—CME Eurodollar December Futures
Strike @ 99.000 Exp. 12/15/2003	5	$2	$0
Call—CBOT U.S. Treasury Note December Futures
Strike @ 114.000 Exp. 11/22/2003	6	4	12
Put—CBOT U.S. Treasury Note December Futures
Strike @ 108.000 Exp. 11/22/2003	6	5	1

		$11	$13

(f)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount		Unrealized (Depreciation)

Receive floating rate based on 6-month EC-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Citibank N.A., London Exp. 06/01/2012	EC	200	$(20)

(g)	Principal amount denoted in indicated currency:

EC—Euro

112	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

Long-Term U.S. Government Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 7.9%
Banking & Finance 7.3%
Asian Development Bank
5.947% due 05/20/2009	$13,000	$14,747
Bankunited FSB
5.400% due 02/02/2004	2,000	2,029
Ford Motor Credit Co.
1.602% due 04/26/2004 (a)	6,000	5,987
1.718% due 07/19/2004 (a)	2,000	1,993
General Electric Capital Corp.
1.408% due 09/15/2004 (a)	400	400
1.265% due 03/15/2005 (a)	7,500	7,510
7.500% due 08/21/2035	200	246
General Motors Acceptance Corp.
2.088% due 01/20/2004 (a)	6,000	6,005
Merrill Lynch & Co., Inc.
1.420% due 03/08/2004 (a)	600	601
National Rural Utilities Cooperative Finance Corp.
2.110% due 04/26/2004 (a)	3,000	3,016
5.250% due 07/15/2004	3,700	3,810
Postal Square LP
6.500% due 06/15/2022	1,772	1,989
Travelers Property Casualty Corp.
6.375% due 03/15/2033	1,000	1,067
U.S. Trade Funding Corp.
4.260% due 11/15/2014	9,457	9,730

		59,130

Industrials 0.6%
Continental Airlines, Inc.
6.320% due 11/01/2008	2,120	2,039
DaimlerChrysler North America Holding Corp.
1.660% due 08/16/2004 (a)	3,000	2,996

		5,035

Total Corporate Bonds & Notes (Cost $63,489)		64,165

MUNICIPAL BONDS & NOTES 4.2%
California 0.1%
Foothill Eastern Transportation Corridor Agency California Toll Road Revenue Bonds, Series 1995
0.000% due 01/01/2029	1,970	523

Colorado 0.3%
Dawson Ridge Metropolitan District No. 1 General Obligation Bonds, Series 1992
0.000% due 10/01/2022	6,800	2,589

Florida 0.2%
Florida State Board of Education General Obligation Bonds, Series 2002
5.000% due 06/01/2032	1,200	1,217

Illinois 1.9%
Chicago, Illinois Motor Fuel Tax Revenue Bonds, (AMBAC Insured), Series 2003
5.000% due 01/01/2033	2,110	2,141
Illinois Educational Facilities Authority Revenue Bonds, Series 2003
5.000% due 07/01/2033	3,910	3,928
Illinois State General Obligation Bonds, Series 2003
5.100% due 06/01/2033	10,000	9,307

		15,376

Indiana 0.1%
South Putnam School Building Corp. Revenue Bonds, (FSA insured), Series 2003
5.000% due 01/15/2022	700	725

Massachusetts 0.6%
Massachusetts State Water Pollution Abatement Revenue Bonds, Series 2002
5.000% due 08/01/2032	$5,000	$5,064

Michigan 0.1%
Detroit City School District General Obligation Bonds, (FGID Q-SBLF Insured), Series 2003
5.000% due 05/01/2033 (b)	400	404

New York 0.5%
Metropolitan Transportation Authority Revenue Bonds, (FSA Insured), Series 2002
5.000% due 11/15/2032	2,600	2,628
New York City Municipal Water Finance Authority Revenue Bonds, Series 2002
5.125% due 06/15/2034	1,675	1,702

		4,330

Texas 0.4%
Irving Independent School District General Obligation Bonds, (PSF-GTD Insured), Series 2003
5.000% due 02/15/2031	1,515	1,530
San Antonio, Texas Water Revenue Bonds, (FSA Insured), Series 2002
5.000% due 05/15/2032	2,000	2,012

		3,542

Total Municipal Bonds & Notes (Cost $33,829)		33,770

U.S. GOVERNMENT AGENCIES 14.6%
Aid-Israel
5.500% due 09/18/2023	9,100	9,448
Fannie Mae
2.125% due 02/10/2006	7,000	7,046
5.000% due 01/20/2007	5,000	5,057
5.250% due 03/22/2007	12,849	13,103
5.740% due 01/21/2009	2,400	2,431
7.125% due 01/15/2030	580	715
Federal Farm Credit Banks Funding Corp.
2.125% due 08/15/2005	1,300	1,314
Federal Home Loan Bank
5.500% due 04/17/2006	12,000	13,063
3.750% due 04/15/2008	25,000	25,303
5.120% due 01/10/2013	6,500	6,639
Freddie Mac
4.000% due 02/13/2017	4,800	4,839
Overseas Private Investment Corp.
3.800% due 08/15/2007 (j)	9,130	9,161
Small Business Administration
5.240% due 08/01/2023	8,000	8,268
Tennessee Valley Authority
7.125% due 05/01/2030	10,000	12,490

Total U.S. Government Agencies (Cost $115,074)		118,877

U.S. TREASURY OBLIGATIONS 48.4%
Treasury Inflation Protected Securities (e)
3.625% due 01/15/2008	3,415	3,833
3.000% due 07/15/2012	17,346	19,005
3.625% due 04/15/2028	3,866	4,659
3.875% due 04/15/2029	47,094	59,331
U.S. Treasury Bonds
6.000% due 02/15/2026 (b)	49,200	56,098
5.500% due 08/15/2028	31,700	33,966
5.250% due 11/15/2028	50,100	51,920
U.S. Treasury Note
3.625% due 05/15/2013 (b)	70,000	68,728
U.S. Treasury Strip
0.000% due 05/15/2017 (b)	$185,000	$95,671

Total U.S. Treasury Obligations (Cost $380,674)		393,211

MORTGAGE-BACKED SECURITIES 27.2%
Collateralized Mortgage Obligations 21.6%
Bank of America Mortgage Securities, Inc.
5.796% due 10/20/2032 (a)	4,986	5,098
Bear Stearns Adjustable Rate Mortgage Trust
6.141% due 01/25/2032 (a)	530	529
6.067% due 02/25/2032 (a)	503	505
5.373% due 02/25/2033 (a)	1,687	1,707
5.468% due 03/25/2033 (a)	2,114	2,157
Bear Stearns Mortgage Securities, Inc.
4.751% due 06/25/2030 (a)	311	301
California Federal Bank
5.045% due 08/25/2030 (a)	68	68
Chase Mortgage Finance Corp.
6.750% due 08/25/2028	43	43
Chemical Mortgage Securities, Inc.
7.250% due 01/25/2026	37	37
Countrywide Alternative Loan Trust
5.750% due 06/25/2033	1,631	1,641
Countrywide Home Loans Servicing LP
5.986% due 03/19/2032 (a)	212	217
Countrywide Home Loans, Inc.
5.345% due 09/19/2032 (a)	2,087	2,137
6.000% due 02/25/2033	4,488	4,571
CS First Boston Mortgage Securities Corp.
7.500% due 02/25/2031	79	79
6.000% due 01/25/2033	289	292
1.585% due 04/25/2033 (a)	4,118	4,142
Fannie Mae
6.250% due 12/25/2013	20	20
1.952% due 10/25/2017 (a)	892	899
6.950% due 07/25/2020	317	344
7.000% due 04/25/2022	1,084	1,117
7.000% due 06/25/2022	522	567
7.000% due 10/25/2022	2,020	2,189
7.800% due 10/25/2022	138	152
7.000% due 12/25/2022	659	713
6.900% due 05/25/2023	808	847
7.000% due 05/25/2023	1,648	1,819
7.000% due 06/25/2023	695	769
7.000% due 07/25/2023	69	77
6.000% due 08/25/2023	169	178
4.500% due 10/25/2023	319	276
6.500% due 11/25/2023	738	757
6.500% due 12/25/2023	132	137
6.500% due 01/25/2024	254	280
6.000% due 05/17/2027	2,500	2,694
7.000% due 05/18/2027	1,973	1,965
2.220% due 04/25/2032 (a)	991	1,005
6.750% due 06/25/2032	4,327	4,675
Federal Agricultural Mortgage Corp.
7.238% due 07/25/2011 (a)	3,049	3,329
First Republic Mortgage Loan Trust
1.440% due 06/25/2030 (a)	925	927
Freddie Mac
5.500% due 02/15/2016	1,988	2,029
7.000% due 07/15/2022	371	393
7.000% due 05/15/2023	333	361
7.000% due 08/15/2023	414	443
6.250% due 09/15/2023	5,000	5,364
7.000% due 09/15/2023	1,005	1,103
7.410% due 10/25/2023 (a)	347	378
6.000% due 11/15/2023	1,171	1,247
6.500% due 11/15/2023	1,177	1,214
6.500% due 11/25/2023	734	788
6.500% due 12/15/2023	1,276	1,379

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	113

Schedule of Investments (Cont.)

Long-Term U.S. Government Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

7.000% due 01/15/2024	$124	$133
6.500% due 02/15/2024	238	259
6.500% due 03/15/2024	1,261	1,282
6.500% due 10/17/2024	1,200	1,313
6.000% due 11/15/2025	7,117	7,215
5.750% due 06/15/2029	1,485	1,507
1.680% due 06/15/2030 (a)	774	782
5.750% due 05/15/2031	915	923
6.500% due 06/15/2031	7,521	8,224
6.000% due 12/15/2031	2,221	2,242
6.000% due 08/15/2032	14,938	15,109
5.000% due 10/30/2033 (b)(j)	8,000	7,613
Government National Mortgage Association
7.000% due 03/16/2029	342	368
6.000% due 05/20/2029	5,055	5,405
5.000% due 08/20/2033	8,674	7,084
6.000% due 08/20/2033	2,013	2,019
GS Mortgage Securities Corp.
6.860% due 07/13/2030	9,000	9,089
Indymac MBS, Inc.
5.500% due 07/25/2033	9,438	9,676
MASTR Asset Securitization Trust
5.500% due 09/25/2033	1,831	1,857
PNC Mortgage Securities Corp.
7.500% due 01/25/2015	636	642
7.500% due 02/25/2027	120	120
1.560% due 12/25/2030 (a)	150	150
Residential Accredit Loans, Inc.
7.000% due 02/25/2028	641	650
Residential Funding Mortgage Securities I, Inc.
7.500% due 04/25/2027	163	163
Resolution Trust Corp.
5.257% due 05/25/2029 (a)	276	276
Sequoia Mortgage Trust
1.680% due 05/20/2032 (a)	3,437	3,419
1.450% due 07/20/2033 (a)	4,878	4,850
Structured Asset Mortgage Investments, Inc.
7.121% due 02/25/2030 (a)	278	284
1.739% due 06/18/2033 (a)	4,018	4,023
Structured Asset Securities Corp.
6.250% due 01/25/2032	120	123
1.620% due 07/25/2032 (a)	5,000	5,015
1.852% due 07/25/2032 (a)	2,772	2,795
1.620% due 06/25/2033 (a)	4,036	4,038
Summit Mortgage Trust
1.868% due 04/28/2035 (a)	926	912
United Mortgage Securities Corp.
4.722% due 06/25/2032 (a)	1,489	1,494
Washington Mutual Mortgage Securities Corp.
1.585% due 01/25/2033 (a)	305	306

		175,319

Fannie Mae 0.7%
4.470% due 08/01/2026 (a)	52	53
4.509% due 11/01/2023 (a)	1,041	1,073
4.617% due 12/01/2027 (a)	535	553
4.632% due 02/01/2028 (a)	82	84
4.749% due 10/01/2024 (a)	570	581
5.086% due 10/01/2024 (a)	15	16
6.000% due 12/01/2021-03/01/2033 (c)	445	461
6.055% due 04/01/2028 (a)	983	1,018
6.500% due 07/01/2005 (a)	26	26
7.000% due 03/01/2004-05/01/2004 (a)(c)	375	379
7.342% due 01/01/2026 (a)	309	316
7.492% due 05/01/2025 (a)	249	258
7.500% due 02/01/2004-07/01/2032 (c)	328	339
9.000% due 08/01/2021-06/01/2027 (c)	835	931

		6,088

Federal Housing Administration 1.9%
1.000% due 10/01/2022	$435	$435
3.000% due 11/25/2019	2,040	2,072
4.918% due 11/01/2019	37	37
6.896% due 07/01/2020	2,202	2,192
7.400% due 12/18/2018	1,431	1,429
7.430% due 03/01/2022-06/01/2024 (c)	9,015	9,006

		15,171

Freddie Mac 0.4%
3.843% due 01/01/2028 (a)	783	810
3.889% due 12/01/2024 (a)	294	304
4.489% due 10/01/2026 (a)	134	138
4.830% due 06/01/2022 (a)	23	24
4.866% due 05/01/2022 (a)	27	28
6.560% due 09/01/2027 (a)	507	525
6.912% due 01/01/2028 (a)	165	170
7.000% due 09/01/2007	1	1
7.450% due 03/25/2022	206	209
7.468% due 02/01/2028 (a)	557	575
7.500% due 06/01/2004-10/01/2004 (c)	211	215
8.000% due 05/01/2004	85	87
9.000% due 07/01/2004	1	1

		3,087

Government National Mortgage Association 2.4%
3.500% due 10/23/2033 (a)	5,000	5,041
4.500% due 05/20/2030 (a)	4,465	4,518
5.375% due 02/20/2017-01/20/2028 (a)(c)	4,196	4,298
5.625% due 12/20/2017-11/20/2027 (a)(c)	1,520	1,582
5.750% due 09/20/2017-09/20/2026 (a)(c)	1,869	1,912
6.800% due 10/15/2030	1,966	2,242

		19,593

Stripped Mortgage-Backed Securities 0.2%
Fannie Mae (IO)
6.500% due 09/25/2021	7	0
14.600% due 09/25/2007	1	11
1197.968% due 08/25/2007	2	23
Fannie Mae (PO)
0.000% due 03/25/2009	1,794	1,726
Freddie Mac (IO)
6.500% due 11/15/2003	81	0
6.500% due 10/15/2007	73	1
6.500% due 11/15/2008	281	29
7.000% due 12/15/2023	383	25
19.100% due 02/15/2007	1	5

		1,820

Total Mortgage-Backed Securities (Cost $214,392)		221,078

ASSET-BACKED SECURITIES 6.6%
ACE Securities Corp.
1.692% due 06/25/2032 (a)	3,339	3,341
Bayview Financial Acquisition Trust
1.550% due 08/28/2034 (a)	2,255	2,261
Bear Stearns Asset-Backed Securities, Inc.
1.682% due 10/25/2032 (a)	1,804	1,807
Countrywide Asset-Backed Certificates
1.612% due 05/25/2032 (a)	1,154	1,154
1.230% due 09/25/2033 (a)	6,367	6,365
CS First Boston Mortgage Securities Corp.
1.600% due 12/15/2030 (a)	323	323
1.760% due 08/25/2032 (a)	4,297	4,307
Financial Asset Securities Corp. AAA Trust
1.310% due 09/25/2033 (a)	7,291	7,203
GMAC Mortgage Corp. Loan Trust
6.390% due 05/25/2027	120	121
Home Equity Mortgage Trust
1.720% due 09/25/2033 (a)	$848	$848
Household Automotive Trust
2.750% due 05/17/2005	1,944	1,950
Household Home Equity Loan Trust
7.210% due 10/20/2030	1,724	1,800
Household Mortgage Loan Trust
1.640% due 05/20/2032 (a)	3,826	3,832
IMC Home Equity Loan Trust
1.532% due 03/25/2027 (a)	88	88
Los Angeles Arena Funding LLC
7.656% due 12/15/2021	97	103
Merrill Lynch & Co., Inc.
1.480% due 06/25/2033 (a)	1,970	1,971
Novastar Home Equity Loan
1.632% due 01/25/2031 (a)	1,726	1,730
NPF XII, Inc.
2.233% due 10/01/2003 (a)(d)(j)	3,000	510
Residential Asset Securities Corp.
1.370% due 04/25/2032 (a)	6,183	6,188
Residential Funding Mortgage Securities II, Inc.
4.130% due 07/25/2011	2,249	2,251
SMS Student Loan Trust
1.779% due 10/27/2025 (a)	1,293	1,295
Terwin Mortgage Trust
1.700% due 09/25/2033 (a)	2,444	2,451
WFS Financial Owner Trust
2.820% due 05/20/2005	1,847	1,853

Total Asset-Backed Securities (Cost $56,272)		53,752

SUPRANATIONAL 4.4%
International Bank for Reconstruction & Development
7.625% due 01/19/2023	27,296	35,478

Total Supranational (Cost $34,604)		35,478

	# of Contracts
PURCHASED PUT OPTIONS 0.0%
Eurodollar December Futures (CME)
Strike @ 98.500 Exp 12/15/2003	1,250	15
Strike @ 98.000 Exp. 12/15/2003	786	5
U.S. Treasury Note December Futures (CBOT)
Strike @ 99.000 Exp. 11/22/2003	100	2
Strike @ 92.000 Exp. 11/22/2003	2,500	39

Total Purchased Put Options (Cost $102)		61

	Principal Amount (000s)
SHORT-TERM INSTRUMENTS 10.5%
Certificates of Deposit 2.5%
Wells Fargo Financial, Inc.
1.070% due 10/06/2003	$20,000	20,000

Commercial Paper 2.1%
Fannie Mae
1.050% due 10/01/2003	6,300	6,300
1.080% due 02/18/2004	2,235	2,225
1.080% due 02/23/2004	2,800	2,788
1.080% due 02/24/2004	5,700	5,675

		16,988

Repurchase Agreement 2.3%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Freddie Mac 3.875% due 02/15/2005 valued at $19,492. Repurchase proceeds are $19,109.)	19,109	19,109

114	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

U.S. Treasury Bills 3.6%
1.010% due 12/04/2003-12/18/2003 (c)(f)(g)	$29,290	$29,225

Total Short-Term Instruments (Cost $85,332)		85,322

Total Investments 123.8% (Cost $983,768)		$1,005,714
Written Options (h) (0.5%) (Premiums $4,438)		(4,331)
Other Assets and Liabilities (Net) (23.3%)		(189,456)

Net Assets 100.0%		$811,927

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security, or a portion thereof, has been purchased on a delayed delivery basis. The aggregate payable and market value for all securities purchased on a delayed delivery basis was $197,042 and $200,334, respectively, as of September 30, 2003.

(c)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(d)	Security is in default.

(e)	Principal amount of security is adjusted for inflation.

(f)	Securities with an aggregate market value of $18,907 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Eurodollar March Futures
(03/2005)—Long	286	$340
Eurodollar June Futures
(06/2005)—Long	286	300
Eurodollar September Futures
(09/2005)—Long	286	746
Eurodollar December Futures
(12/2004)—Long	286	368
U.S. Treasury 5-Year Note
(12/2003)—Short	1,504	(3,249)
U.S. Treasury 10-Year Note
(12/2003)—Long	2,308	13,200
U.S. Treasury 30-Year Note
(12/2003)—Long	1,288	7,173

		$18,878

(g)	Security, or a portion thereof, has been pledged as collateral for swaption contracts. The aggregate market value for all securities pledged as collateral was $5,741 as of September 30, 2003.

(h)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Call - CBOT U.S. Treasury Note December Futures
Strike @ 114.000
Exp. 11/22/2003	876	$373	$1,643
Put - CBOT U.S. Treasury Note December Futures
Strike @ 106.000
Exp. 11/22/2003	268	275	25
Put - CBOT U.S. Treasury Note December Futures
Strike @ 105.000
Exp. 11/22/2003	208	230	16
Put - CBOT U.S. Treasury Note December Futures
Strike @ 104.000
Exp. 11/22/2003	876	572	55

		$1,450	$1,739

Type	Notional Amount	Premium	Value

Put - OTC 5-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co.
Strike @ 3.250%*
Exp. 03/03/2004	$50,500	$1,321	$1,276
Put - OTC 5-Year Interest Rate Swap
Counterparty: Goldman Sachs & Co.
Strike @ 3.250%*
Exp. 03/03/2004	12,600	416	318
Put - OTC 10-Year Interest Rate Swap
Counterparty: Lehman Brothers, Inc.
Strike @ 5.250%*
Exp. 07/19/2004	20,000	633	499
Put - OTC 10-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co.
Strike @ 5.250%*
Exp. 07/19/2004	20,000	618	499

		$2,988	$2,592

*	The Fund will pay a floating rate based on 3-month LIBOR.

(i)	Short sales open at September 30, 2003 were as follows:

Type	Coupon (%)	Maturity	Par	Value	Proceeds

U.S. Treasury Note	3.625	05/15/2013	$151,400	$148,650	$144,356

(j)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate value of fair valued securities is $17,284, which is 2.13% of net assets.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	115

Schedule of Investments

Low Duration Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 7.1%
Banking & Finance 2.8%
Banco Nacional de Comercio Exterior
7.250% due 02/02/2004	$1,800	$1,836
Bank of America Corp.
6.625% due 06/15/2004	1,000	1,038
Bear Stearns Cos., Inc.
1.560% due 06/01/2004 (a)	3,000	3,010
CIT Group, Inc.
2.610% due 01/31/2005 (a)	48,850	49,652
Credit Asset Receivable LLC
6.274% due 10/31/2003	1,634	1,640
Export-Import Bank Korea
6.500% due 11/15/2006	6,700	7,501
7.100% due 03/15/2007	6,700	7,519
Ford Motor Credit Co.
1.718% due 07/19/2004 (a)	800	797
6.875% due 02/01/2006	10,000	10,644
7.375% due 10/28/2009	100	107
7.875% due 06/15/2010	1,860	2,019
7.375% due 02/01/2011	580	611
7.250% due 10/25/2011	250	261
Gemstone Investors Ltd.
7.710% due 10/31/2004	36,300	36,028
General Motors Acceptance Corp.
5.750% due 11/10/2003	5,000	5,022
2.088% due 01/20/2004 (a)	41,720	41,755
1.877% due 03/22/2004 (a)	5,000	5,008
1.360% due 04/05/2004 (a)	21,700	21,676
1.914% due 05/04/2004 (a)	3,700	3,704
1.836% due 05/10/2004 (a)	600	600
1.830% due 05/17/2004 (a)	1,300	1,301
7.625% due 06/15/2004	1,000	1,039
6.850% due 06/17/2004	1,000	1,034
1.460% due 07/21/2004 (a)	600	598
1.510% due 07/30/2004 (a)	400	399
4.500% due 07/15/2006	18,700	19,110
6.125% due 02/01/2007	4,000	4,238
6.125% due 08/28/2007	1,500	1,587
7.430% due 12/01/2021	373	373
General Motors Nova Scotia Finance
6.850% due 10/15/2008	20,500	22,082
Household Finance Corp.
7.125% due 09/01/2005	50	55
IMEXA Export Trust
10.625% due 12/31/2005	1,784	1,338
J.P. Morgan Chase & Co.
7.625% due 09/15/2004	100	106
Korea Development Bank
6.625% due 11/21/2003	20,300	20,437
Marsh & McLennan Cos., Inc.
6.625% due 06/15/2004	1,000	1,036
Metropolitan Life Insurance Co.
6.300% due 11/01/2003	17,850	17,920
Middletown Trust
11.750% due 07/15/2010	748	765
National Rural Utilities Cooperative Finance Corp.
2.110% due 04/26/2004 (a)	1,000	1,005
Pemex Finance Ltd.
6.125% due 11/15/2003	1,267	1,273
Pemex Project Funding Master Trust
2.610% due 01/07/2005 (a)	54,400	54,979
Phoenix Quake Wind Ltd.
3.466% due 07/03/2008 (a)	12,900	12,900
4.516% due 07/03/2008 (a)	3,000	2,988
Shopping Center Associates
6.750% due 01/15/2004	11,725	11,898
Spieker Properties, Inc.
6.800% due 05/01/2004	2,000	2,054
State Street Capital Trust II
1.630% due 02/15/2008 (a)	12,000	12,011
Trinom Ltd.
5.060% due 12/18/2004 (a)	$5,700	$5,735

		398,689

Industrials 1.7%
Altria Group, Inc.
7.500% due 04/01/2004	1,430	1,462
7.650% due 07/01/2008	7,500	8,200
Amerada Hess Corp.
5.300% due 08/15/2004	13,700	14,043
Coastal Corp.
6.500% due 05/15/2006	10,000	8,850
DaimlerChrysler North America Holding Corp.
1.450% due 08/16/2004 (a)	1,000	999
Eastman Chemical Co.
6.375% due 01/15/2004	250	253
Enron Corp.
6.500% due 08/01/2002 (b)(k)	13,700	1,170
6.750% due 09/01/2004 (b)	1,545	317
7.625% due 09/10/2004 (b)	2,400	492
8.375% due 05/23/2005 (b)	7,355	1,508
8.000% due 08/15/2005 (b)	8,300	3,154
Federal-Mogul Corp.
7.500% due 07/01/2004 (b)	28,600	4,576
HCA, Inc.
6.910% due 06/15/2005 (a)	2,125	2,245
8.850% due 01/01/2007	1,200	1,359
International Game Technology
7.875% due 05/15/2004	500	518
ITT Corp.
6.750% due 11/15/2005	2,000	2,118
Lenfest Communications, Inc.
8.375% due 11/01/2005	7,900	8,828
MGM Mirage, Inc.
8.500% due 09/15/2010	55	62
Petroleos Mexicanos
9.375% due 12/02/2008	3,000	3,600
9.375% due 12/02/2008	5,500	6,600
Philip Morris Cos., Inc.
8.250% due 10/15/2003	1,000	1,001
6.950% due 06/01/2006	25,000	26,355
Qwest Capital Funding, Inc.
5.875% due 08/03/2004	6,000	5,970
Qwest Corp.
5.650% due 11/01/2004	9,250	9,343
6.125% due 11/15/2005	2,330	2,365
R.J. Reynolds Holdings, Inc.
7.750% due 05/15/2006	990	992
Safeway, Inc.
6.850% due 09/15/2004	4,700	4,920
Sonat, Inc.
7.625% due 07/15/2011	1,340	1,112
SR Wind Ltd.
6.386% due 05/18/2005 (a)	6,000	6,029
6.886% due 05/18/2005 (a)	3,000	3,042
System Energy Resources, Inc.
7.430% due 01/15/2011	1,073	1,116
Time Warner, Inc.
7.975% due 08/15/2004	1,950	2,048
Tyco International Group S.A.
5.875% due 11/01/2004	10,000	10,300
6.375% due 06/15/2005	6,500	6,793
Walt Disney Co.
4.875% due 07/02/2004	9,609	9,842
Waste Management, Inc.
6.500% due 05/15/2004	65,500	67,396
7.000% due 10/01/2004	6,524	6,837
6.875% due 05/15/2009	1,000	1,135
Williams Cos., Inc.
9.250% due 03/15/2004	3,000	3,075
6.250% due 02/01/2006	110	110
7.625% due 07/15/2019	200	187

		240,322

Utilities 2.6%
AT&T Wireless Services, Inc.
6.875% due 04/18/2005	$1,000	$1,073
7.500% due 05/01/2007	12,000	13,670
British Telecom PLC
2.435% due 12/15/2003 (a)	8,900	8,919
Cleveland Electric Illuminating Co.
9.500% due 05/15/2005	9,000	9,056
DTE Energy Co.
7.110% due 11/15/2038 (a)	21,000	21,069
El Paso CGP Co.
7.625% due 09/01/2008	1,075	898
Entergy Mississippi, Inc.
4.350% due 04/01/2008	34,480	35,168
France Telecom S.A.
8.450% due 03/01/2006 (a)	62,000	70,194
Jersey Central Power & Light Co.
7.125% due 10/01/2004	500	503
NorAm Energy Corp.
6.375% due 11/01/2003	2,000	2,004
Pacific Gas & Electric Co.
7.958% due 10/31/2049 (a)	46,700	47,284
Progress Energy, Inc.
6.050% due 04/15/2007	11,200	12,195
Public Service Electric & Gas
6.500% due 05/01/2004	1,200	1,235
Reliant Energy Resources Corp.
8.125% due 07/15/2005	3,300	3,541
Sprint Capital Corp.
5.700% due 11/15/2003	4,000	4,013
7.900% due 03/15/2005	16,700	18,045
6.000% due 01/15/2007	21,000	22,619
6.125% due 11/15/2008	88,441	95,602
6.875% due 11/15/2028	30	29
Texas Utilities Corp.
6.875% due 08/01/2005	2,000	2,035
United Illuminating Co.
6.000% due 12/15/2003	13,000	13,093

		382,245

Total Corporate Bonds & Notes (Cost $1,019,720)		1,021,256

MUNICIPAL BONDS & NOTES 0.3%
California 0.2%
California State Revenue Anticipation Notes, Series 2003
2.000% due 06/16/2004	29,600	29,707

Connecticut 0.0%
State of Connecticut General Obligation Bonds, Series 1994
5.500% due 03/15/2009	3,215	3,329

Virginia 0.1%
Virginia Commonwealth Transportation Board Revenue Bonds, Series 2002
3.000% due 05/15/2005	6,790	6,999

Total Municipal Bonds & Notes (Cost $40,049)		40,035

U.S. GOVERNMENT AGENCIES 0.0%
Small Business Administration
2.750% due 02/25/2014 (a)	366	371

Total U.S. Government Agencies (Cost $365)		371

U.S. TREASURY OBLIGATIONS 4.3%
Treasury Inflation Protected Securities (f)
3.375% due 01/15/2007	3,830	4,215
3.625% due 01/15/2008	104,357	117,124
3.875% due 01/15/2009	404,901	462,663
4.250% due 01/15/2010	10,384	12,191

116	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

3.500% due 01/15/2011	$20,709	$23,440

Total U.S. Treasury Obligations (Cost $607,528)		619,633

MORTGAGE-BACKED SECURITIES 48.2%
Collateralized Mortgage Obligations 9.6%
Bank of America Mortgage Securities, Inc.
5.785% due 10/20/2032 (a)	14,250	14,571
Bear Stearns Adjustable Rate Mortgage Trust
4.238% due 11/25/2030 (a)	615	624
6.141% due 01/25/2032 (a)	2,693	2,689
6.003% due 02/25/2032 (a)	1,145	1,143
6.074% due 02/25/2032 (a)	2,396	2,403
5.359% due 10/25/2032 (a)	4,528	4,669
6.037% due 10/25/2032 (a)	374	379
5.377% due 01/25/2033 (a)	31,009	31,383
5.668% due 01/25/2033 (a)	8,500	8,548
5.215% due 03/25/2033 (a)	50,582	52,163
5.467% due 03/25/2033 (a)	66,346	68,129
Cendant Mortgage Corp.
6.750% due 04/25/2031	82	82
Chase Commercial Mortgage Securities Corp.
7.600% due 12/18/2005	15	15
Citicorp Mortgage Securities, Inc.
5.332% due 12/01/2019 (a)	75	75
6.750% due 05/25/2028	2,080	2,093
5.750% due 02/25/2033	17,101	17,570
Commercial Trust
6.670% due 12/15/2003 (a)(k)	1,746	1,546
Countrywide Alternative Loan Trust
6.500% due 06/25/2033	103,448	108,187
Countrywide Home Loans, Inc.
4.893% due 09/19/2032 (a)	9,356	9,455
Criimi Mae Financial Corp.
7.000% due 01/01/2033	4,188	4,546
CS First Boston Mortgage Securities Corp.
7.500% due 02/25/2031	7,992	8,034
7.500% due 03/25/2031	3,167	3,227
1.117% due 03/25/2032 (a)	26,244	25,553
2.003% due 03/25/2032 (a)	46,645	46,335
6.181% due 06/25/2032 (a)	12,962	13,367
5.763% due 10/25/2032 (a)	16,064	16,345
6.000% due 01/25/2033	530	534
2.360% due 08/25/2033 (a)	1,564	1,540
DLJ Commercial Mortgage Corp.
7.300% due 06/10/2032	195	228
DLJ Mortgage Acceptance Corp.
11.000% due 08/01/2019	294	323
4.890% due 05/25/2024 (a)	291	291
1.610% due 06/25/2026 (a)	2,380	2,387
Drexel Burnham Lambert CMO Trust
1.937% due 05/01/2016 (a)	10	10
Fannie Mae
9.250% due 10/25/2018	22	25
9.500% due 03/25/2020	1,892	2,147
9.500% due 05/25/2020	345	392
9.000% due 03/25/2021	1,146	1,296
9.000% due 04/25/2021	37	42
8.000% due 12/25/2021	774	803
1.725% due 04/25/2022 (a)	63	64
6.000% due 02/25/2029	5,087	5,145
6.000% due 04/25/2030	15,947	16,367
6.500% due 06/01/2031	11,503	12,228
1.520% due 06/25/2032 (a)	804	807
6.500% due 01/01/2033	18,585	19,764
6.000% due 04/01/2033	335	346
5.000% due 04/25/2033	156,348	160,043
First Horizon Asset Securities, Inc.
6.750% due 02/25/2031	786	786
Freddie Mac
8.000% due 07/01/2006	10	11
8.500% due 01/01/2007	$24	$26
9.500% due 07/01/2010	28	30
6.500% due 08/15/2011	3,369	3,501
8.000% due 01/01/2012	58	62
5.000% due 04/15/2016	47,795	49,867
10.000% due 07/15/2019	82	82
10.000% due 05/15/2020	61	61
9.000% due 12/15/2020	759	759
9.500% due 01/15/2021	312	312
8.000% due 04/15/2021	303	303
9.000% due 05/15/2021	42	43
9.500% due 09/01/2021	7	8
8.000% due 04/01/2022	104	113
8.000% due 11/01/2022	71	77
8.500% due 08/01/2024	34	37
8.500% due 11/01/2024	269	292
6.000% due 11/15/2027	15,179	15,279
6.250% due 04/15/2028	1,237	1,267
5.625% due 07/15/2028	2,889	2,922
6.000% due 01/15/2029	80,822	83,055
5.750% due 06/15/2029	4,858	4,930
6.000% due 10/15/2029	2,627	2,639
7.500% due 07/15/2030	4,158	4,413
1.570% due 11/15/2030 (a)	108	109
6.500% due 04/15/2031	3,490	3,666
6.500% due 07/15/2031	11,446	12,521
6.500% due 06/15/2032	7,591	8,245
4.076% due 08/15/2032 (a)	2,473	2,575
6.500% due 07/25/2043 (k)	127,200	135,389
Glendale Federal Savings & Loan
11.000% due 03/01/2010 (k)	9	9
Golden Mortgage Loan Asset-Backed REMIC
7.875% due 02/25/2031 (a)	1,741	1,825
Government National Mortgage Association
1.660% due 12/16/2025 (a)	770	776
GSR Mortgage Loan Trust
6.000% due 03/25/2032	25,952	26,611
6.000% due 07/25/2032	4,423	4,434
Home Savings of America
4.014% due 05/25/2027 (a)	423	421
Imperial Savings Association
8.847% due 07/25/2017 (a)	8	8
8.414% due 02/25/2018	166	166
International Mortgage Acceptance Corp.
12.250% due 03/01/2014 (k)	44	47
LB Commercial Conduit Mortgage Trust
6.330% due 02/18/2030	3	3
MASTR Asset Securitization Trust
5.500% due 09/25/2033	63,794	64,731
Mellon Residential Funding Corp.
3.977% due 07/25/2029 (a)	5,249	5,279
Morgan Stanley Capital I
7.430% due 11/15/2028	5	5
Morgan Stanley Dean Witter Capital I, Inc.
7.460% due 02/15/2020	2,537	2,537
Mortgage Capital Funding, Inc.
6.325% due 06/18/2030	7,721	8,118
Nationslink Funding Corp.
1.470% due 11/10/2030 (a)	1,277	1,278
6.297% due 11/10/2030	1,892	1,905
Norwest Asset Securities Corp.
6.500% due 01/25/2029	1,414	1,414
PNC Mortgage Securities Corp.
7.340% due 05/25/2040 (a)	9	9
Prudential Home Mortgage Securities
7.500% due 09/25/2007	219	226
7.000% due 01/25/2008	4,256	4,252
6.750% due 11/25/2008	2,445	2,443
Prudential-Bache Trust
8.400% due 03/20/2021	1,185	1,220
Resecuritization Mortgage Trust
1.350% due 04/26/2021 (a)	992	988
6.500% due 04/19/2029	$8,668	$8,745
Residential Asset Securitization Trust
6.500% due 09/25/2014 (a)	39	40
1.350% due 06/25/2031	47	47
Residential Funding Mortgage Securities I, Inc.
7.500% due 12/25/2025	244	243
7.000% due 10/25/2027 (a)	667	667
6.250% due 11/25/2028	2,401	2,400
5.656% due 09/25/2032 (a)	7,447	7,560
Resolution Trust Corp.
6.558% due 05/25/2029 (a)	965	964
Ryland Acceptance Corp.
11.500% due 12/25/2016	4	4
Salomon Brothers Mortgage Securities VII, Inc.
6.103% due 03/25/2024 (a)	277	276
6.113% due 10/25/2024 (a)	39	39
8.000% due 09/25/2030	172	180
Sears Mortgage Securities
12.000% due 02/25/2014	26	26
Sequoia Mortgage Trust
1.410% due 08/20/2032 (a)	30,456	30,628
SLH Mortgage Trust
9.600% due 03/25/2021	184	184
Structured Asset Mortgage Investments, Inc.
6.872% due 06/25/2028 (a)	210	215
6.503% due 06/25/2029 (a)	5,106	5,135
9.342% due 06/25/2029 (a)	2,901	3,080
1.440% due 09/19/2032 (a)	58,406	58,184
Structured Asset Securities Corp.
6.750% due 07/25/2029	2,768	2,773
1.560% due 05/25/2031 (a)	296	296
1.670% due 05/25/2031 (a)	1,922	1,927
6.250% due 01/25/2032	5,504	5,662
6.150% due 07/25/2032 (a)	5,330	5,426
1.400% due 01/25/2033 (a)	9,529	9,512
Torrens Trust
1.370% due 07/15/2031 (a)	3,173	3,178
Union Planters Mortgage Finance Corp.
6.600% due 01/25/2028	2,709	2,715
Vendee Mortgage Trust
6.500% due 05/15/2029	37,208	40,354
Washington Mutual Mortgage Securities Corp.
6.209% due 07/25/2032 (a)	9,625	9,791
5.140% due 02/25/2033 (a)	16,445	16,990
5.462% due 02/25/2033 (a)	4,565	4,690
3.363% due 02/27/2034 (a)	35,581	36,020
Wells Fargo Mortgage-Backed Securities Trust
6.029% due 01/25/2032 (a)	423	423
5.093% due 09/25/2032 (a)	3,835	3,873

		1,392,245

Fannie Mae 28.5%
2.849% due 10/01/2030- 11/01/2039 (a)(c)	6,025	6,117
3.196% due 01/01/2021 (a)	112	114
3.370% due 06/01/2017 (a)	43	43
3.380% due 08/01/2017- 07/01/2018 (a)(c)	46	47
3.611% due 11/01/2017 (a)	166	168
3.726% due 07/01/2017 (a)	161	165
3.748% due 11/01/2017 (a)	93	94
3.878% due 11/01/2018 (a)	17	17
4.000% due 07/01/2017 (a)	130	132
4.114% due 04/01/2024 (a)	643	667
4.160% due 10/01/2024 (a)	787	799
4.262% due 01/01/2024 (a)	32	32
4.346% due 07/25/2017 (a)	1,239	1,315
4.356% due 02/01/2028 (a)	1,102	1,132
4.481% due 01/01/2024 (a)	444	454
4.500% due 10/20/2018	20,000	20,169
4.649% due 12/01/2017 (a)	60	60
4.676% due 04/01/2018 (a)	3,414	3,514
4.886% due 07/01/2023 (a)	106	106

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	117

Schedule of Investments (Cont.)

Low Duration Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

5.000% due 12/01/2013-10/20/2018 (c)	$1,546,714	$1,586,096
5.003% due 12/01/2023 (a)	113	114
5.500% due 10/01/2008-12/01/2018 (c)	765,837	793,199
6.000% due 04/01/2011-10/15/2033 (c)	1,547,935	1,605,240
6.285% due 08/01/2029 (a)	4,339	4,491
6.500% due 09/01/2005-02/01/2033 (c)	30,037	31,317
7.000% due 12/01/2006-07/01/2012 (c)	44,894	47,657
8.000% due 02/01/2027-11/01/2031 (c)	21,940	23,704
8.500% due 03/01/2008-04/01/2025 (c)	793	863
9.000% due 01/01/2025	1	1
9.500% due 07/01/2024-11/01/2025 (c)	1,071	1,193
10.000% due 02/01/2004-01/01/2025 (c)	262	290
10.500% due 06/01/2005-12/01/2024 (c)	33	35
11.000% due 11/01/2020	16	18
11.250% due 10/01/2015	14	16
11.500% due 12/01/2008-02/01/2020 (c)	20	23
11.750% due 02/01/2016	31	36
12.000% due 01/01/2015	3	4
13.000% due 07/01/2015	4	5
13.250% due 09/01/2011	7	9
15.500% due 10/01/2012-12/01/2012 (c)	2	2
15.750% due 12/01/2011	12	14
16.000% due 09/01/2012-12/01/2012 (c)	6	6

		4,129,478

Federal Housing Administration 0.2%
6.950% due 04/01/2014	1,770	1,777
7.421% due 11/01/2019	163	163
7.430% due 10/01/2019-11/01/2025 (c)	23,929	23,902

		25,842

Freddie Mac 9.1%
2.875% due 03/01/2017 (a)	102	103
3.625% due 01/01/2017 (a)	16	16
4.283% due 06/01/2024 (a)	230	238
4.334% due 11/01/2022 (a)	745	768
4.365% due 11/01/2023 (a)	167	172
4.385% due 10/01/2023 (a)	432	447
4.396% due 03/01/2024 (a)	29	30
4.461% due 01/01/2024 (a)	618	640
4.513% due 07/01/2018 (a)	124	129
4.547% due 09/01/2023 (a)	78	81
4.563% due 12/01/2022 (a)	230	238
4.621% due 01/01/2024 (a)	310	321
5.000% due 10/20/2018	52,000	53,251
5.628% due 02/01/2020 (a)	1,028	1,065
6.000% due 09/01/2006-10/15/2033 (c)	1,208,945	1,250,133
6.922% due 10/01/2027 (a)	240	249
7.500% due 09/01/2006	12	13
8.000% due 03/01/2007-12/01/2024 (c)	936	1,016
8.250% due 10/01/2007-01/01/2009 (c)	29	31
8.500% due 07/01/2005-11/01/2025 (c)	2,929	3,187
9.000% due 07/01/2004-08/01/2022 (c)	921	1,028
9.500% due 12/01/2004-02/01/2025 (c)	91	101
9.750% due 11/01/2008	$201	$219
10.000% due 03/01/2016-10/01/2019 (c)	35	40
10.500% due 10/01/2010-02/01/2016 (c)	10	10
10.750% due 09/01/2009-08/01/2011 (c)	120	134
11.500% due 10/01/2015-01/01/2016 (c)	18	20
11.750% due 11/01/2010-08/01/2015 (c)	3	4
12.000% due 09/01/2013	1	1
14.000% due 09/01/2012-04/01/2016 (c)	6	7
14.500% due 12/01/2010	1	2
15.000% due 08/01/2011-12/01/2011 (c)	2	3

		1,313,697

Government National Mortgage Association 0.8%
4.000% due 01/20/2032-02/20/2032 (a)(c)	38,289	38,762
4.375% due 03/20/2017-06/20/2027 (a)(c)	20,654	21,134
4.500% due 05/20/2030 (a)	111	112
5.000% due 07/20/2030 (a)	125	127
5.375% due 04/20/2016-05/20/2027 (a)(c)	7,606	7,797
5.625% due 10/20/2023-12/20/2027 (a)(c)	13,144	13,676
5.750% due 08/20/2022-07/20/2027 (a)(c)	16,752	17,128
6.500% due 10/15/2023-10/15/2032 (c)	691	727
7.000% due 03/15/2011-10/15/2011 (c)	54	57
7.500% due 03/15/2022-11/15/2026 (c)	1,346	1,453
8.000% due 11/15/2006-12/15/2024 (c)	8,783	9,605
8.500% due 12/15/2021	12	13
9.000% due 06/20/2016-12/15/2030 (c)	2,809	3,053
9.500% due 10/15/2016-06/15/2025 (c)	38	42
9.750% due 08/15/2017-10/15/2017 (c)	119	134
10.000% due 10/15/2013-11/15/2025 (c)	23	25
10.500% due 11/15/2019-02/15/2021 (c)	7	7
11.000% due 09/15/2010	2	3
11.500% due 08/15/2018	16	18
11.750% due 08/15/2013-08/15/2015 (c)	34	40
12.000% due 06/20/2015	3	4
13.000% due 10/15/2013	5	6
13.500% due 05/15/2011-11/15/2012 (c)	18	21
16.000% due 12/15/2011-02/15/2012 (c)	18	22

		113,966

Stripped Mortgage-Backed Securities 0.0%
Fannie Mae (IO)
0.100% due 03/25/2009 (a)	3,829	58
6.500% due 03/25/2009	919	97
6.500% due 03/25/2023	721	22
256.000% due 11/01/2008	6	22
Freddie Mac (IO)
4.000% due 01/15/2024	10,921	1,043
6.500% due 04/15/2022	257	3
7.000% due 05/15/2023	55	1
Merrill Lynch Mortgage Investors, Inc. (IO)
6.700% due 07/25/2004	$23,800	$1,081

		2,327

Total Mortgage-Backed Securities (Cost $6,922,018)		6,977,555

ASSET-BACKED SECURITIES 2.0%
ACE Securities Corp.
1.692% due 06/25/2032 (a)	7,957	7,962
Advanta Mortgage Loan Trust
7.760% due 05/25/2018	5,396	5,423
Allied Waste North America, Inc.
7.375% due 01/01/2004	5,000	5,062
Ameriquest Mortgage Securities, Inc.
1.430% due 06/15/2030 (a)	19	19
1.410% due 07/15/2030 (a)	26	26
1.430% due 05/25/2032 (a)	5,130	5,139
1.380% due 08/25/2032 (a)	15,883	15,865
Amortizing Residential Collateral Trust
1.380% due 09/25/2030 (a)	2,047	2,047
1.410% due 07/25/2032 (a)	34,446	34,404
Asset-Backed Securities Corp. Home Equity Loan Trust
1.380% due 06/15/2031 (a)	89	89
Bear Stearns Asset-Backed Securities, Inc.
1.570% due 07/25/2033 (a)	62,819	62,969
Capital Asset Research Funding LP
6.400% due 12/15/2004	26	26
CIT Group Home Equity Loan Trust
1.390% due 06/25/2033 (a)	30,232	30,239
Community Program Loan Trust
4.500% due 10/01/2018	11,193	11,362
Countrywide Asset-Backed Certificates
1.340% due 06/25/2031 (a)	5,029	5,029
Credit-Based Asset Servicing& Securitization LLC
1.430% due 06/25/2032 (a)	4,720	4,718
CS First Boston Mortgage Securities Corp.
1.380% due 12/15/2030 (a)	65	65
Embarcadero Aircraft Securitization Trust
1.590% due 08/15/2025 (a)	2,800	1,120
EQCC Home Equity Loan Trust
1.270% due 10/15/2027 (a)	96	96
Equity One ABS, Inc.
1.390% due 11/25/2032 (a)	34,827	34,797
Green Tree Financial Corp.
7.400% due 06/15/2027	6,355	6,678
Green Tree Home Improvement Loan Trust
1.280% due 08/15/2029 (a)	208	208
Household Mortgage Loan Trust
1.640% due 05/20/2032 (a)	8,143	8,156
IMC Home Equity Loan Trust
1.325% due 10/20/2027 (a)	946	947
Irwin Home Equity Loan Trust
1.400% due 06/25/2029 (a)	7,566	7,559
Irwin Low Balance Home Equity Loan Trust
1.485% due 06/25/2021 (a)	40	40
Morgan Stanley Dean Witter Capital I, Inc.
1.440% due 07/25/2032 (a)	8,765	8,762
Ocwen Mortgage Loan Asset-Backed Certificates
1.430% due 10/25/2029 (a)	83	83
Option One Mortgage Loan Trust
1.400% due 09/25/2030 (a)	5	5
Renaissance Home Equity Loan Trust
1.460% due 08/25/2032 (a)	8,903	8,918
Vanderbilt Acquisition Loan Trust
3.280% due 01/07/2013	13,512	13,636
Whole Auto Loan Trust
1.880% due 06/15/2005	3,832	3,841
WMC Mortgage Loan
1.450% due 05/15/2030 (a)	1,653	1,654

Total Asset-Backed Securities (Cost $287,056)		286,944

118	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

SOVEREIGN ISSUES 0.5%
Republic of Brazil
2.125% due 04/15/2006 (a)	$57,936	$56,632
2.187% due 04/15/2009 (a)	1,976	1,777
11.000% due 01/11/2012	3,000	3,090
8.000% due 04/15/2014	7,696	7,071
Republic of Panama
8.250% due 04/22/2008	5,500	6,105

Total Sovereign Issues (Cost $70,287)		74,675

PURCHASED PUT OPTIONS 0.0%
PNC Mortgage Securities Corp. (OTC)
6.250% due 05/25/2040
Strike @ 100.000 Exp. 04/01/2005	300	0

Total Purchased Put Options (Cost $0)		0

	Shares
PREFERRED STOCK 0.0%
Home Ownership Funding
8.125% due 12/31/2049	3,000	1,609
Rhone-Poulenc S.A.
13.331% due 12/31/2049	13,000	330

Total Preferred Stock (Cost $3,213)		1,939

	Principal Amount (000s)
SHORT-TERM INSTRUMENTS 45.4%
Certificates of Deposit 2.1%
Wells Fargo Financial, Inc.
1.070% due 10/06/2003	$300,000	300,000

Commercial Paper 42.5%
Anz, Inc.
1.060% due 10/02/2003	86,700	86,698
Barclays U.S. Funding Corp.
1.040% due 11/19/2003	3,100	3,096
Danske Corp.
1.070% due 12/05/2003	400	399
E.I. du Pont de Nemours & Co.
1.010% due 10/14/2003	39,422	39,408
Fannie Mae
1.010% due 10/01/2003	355,600	355,600
1.050% due 10/01/2003	181,700	181,700
1.010% due 10/08/2003	80,800	80,784
1.140% due 10/15/2003	200,000	199,911
1.025% due 10/22/2003	2,400	2,399
1.030% due 10/22/2003	219,100	218,968
1.060% due 10/22/2003	208	208
1.045% due 10/29/2003	43,900	43,864
1.010% due 11/05/2003	100,700	100,603
1.070% due 11/12/2003	5,859	5,852
1.010% due 11/13/2003	37,200	37,155
1.010% due 11/18/2003	160,300	160,089
1.020% due 11/19/2003	176,700	176,455
1.055% due 11/19/2003	3,900	3,894
1.060% due 11/19/2003	207,764	207,464
1.075% due 11/26/2003	700	699
1.080% due 12/03/2003	200,000	199,622
1.045% due 12/10/2003	163,795	163,449
1.050% due 12/10/2003	234,588	234,093
1.055% due 12/10/2003	94,000	93,802
1.110% due 12/11/2003	300,000	299,358
1.060% due 12/15/2003	30,000	29,932
1.010% due 12/17/2003	$2,300	$2,295
1.050% due 12/17/2003	120,000	119,722
1.080% due 02/23/2004	100,000	99,557
1.137% due 03/03/2004	269,532	268,263
1.085% due 03/10/2004	148,300	147,569
1.090% due 03/10/2004	9,250	9,204
1.085% due 03/24/2004	200,000	198,926
Federal Home Loan Bank
1.001% due 10/01/2003	196,800	196,800
1.010% due 10/08/2003	40,700	40,692
1.010% due 10/10/2003	60,000	59,985
1.010% due 10/15/2003	160,000	159,938
1.014% due 10/22/2003	200,000	199,882
1.020% due 10/22/2003	1,100	1,099
1.029% due 10/24/2003	146,900	146,803
1.154% due 11/05/2003	200,000	199,776
1.040% due 11/07/2003	44,225	44,178
1.095% due 03/10/2004	88,000	87,566
1.074% due 03/24/2004	100,000	99,463
Freddie Mac
1.135% due 10/30/2003	300,000	299,726
General Electric Capital Corp.
1.030% due 10/20/2003	19,800	19,789
1.020% due 12/16/2003	82,400	82,211
1.020% due 12/17/2003	122,400	122,116
HBOS Treasury Services PLC
1.030% due 10/14/2003	6,811	6,808
1.030% due 10/21/2003	3,100	3,098
1.060% due 11/10/2003	1,600	1,598
1.080% due 11/20/2003	9,791	9,776
1.070% due 12/02/2003	31,000	30,942
1.070% due 12/09/2003	100,000	99,793
1.070% due 12/12/2003	73,100	72,941
1.070% due 12/15/2003	96,500	96,282
Shell Finance (UK) PLC
1.020% due 10/07/2003	24,700	24,696
1.060% due 12/11/2003	693	692
Shell Finance BV
1.020% due 10/01/2003	40,200	40,200
1.020% due 10/02/2003	36,650	36,649
UBS Finance, Inc.
1.020% due 10/07/2003	122,300	122,279
1.025% due 10/09/2003	14,700	14,697
Westpac Capital Corp.
1.020% due 11/10/2003	41,000	40,954
Westpac Trust Securities NZ Ltd.
1.020% due 10/07/2003	5,900	5,899
1.080% due 12/05/2003	6,000	5,988
1.090% due 12/19/2003	600	599

		6,144,953

Repurchase Agreement 0.5%
State Street Bank
0.800% due 10/01/2003
(Dated 09/30/2003. Collateralized by Freddie Mac 3.875 due 02/15/2005 valued at $76,504. Repurchase proceeds are $75,002.)	75,000	75,000

U.S. Treasury Bills 0.3%
1.010% due 12/04/2003-12/18/2003 (c)(d)(e)	50,765	50,652

Total Short-Term Instruments (Cost $6,570,741)		6,570,605

		Value (000s)
Total Investments 107.8% (Cost $15,520,977)		$15,593,013
Written Options (g) (0.0%) (Premiums $5,984)		(716)
Other Assets and Liabilities (Net) (7.8%)		$(1,129,102)

Net Assets 100.0%		$14,463,195

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security is in default.

(c)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(d)	Securities with an aggregate market value of $48,181 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Eurodollar June Futures
(06/2004)—Long	4,280	$3,088
Eurodollar September Futures
(09/2004)—Long	623	1,121
Eurodollar December Futures
(12/2004)—Long	4,912	3,862
Eurodollar March Futures
(03/2005)—Long	4,448	3,320
Eurodollar September Futures
(09/2005)—Long	4,033	2,545
United Kingdom 90-Day LIBOR Futures
(12/2003)—Long	312	(360)
United Kingdom 90-Day LIBOR Futures
(03/2004)—Long	438	23
United Kingdom 90-Day LIBOR Futures
(06/2004)—Long	491	101
United Kingdom 90-Day LIBOR Futures
(09/2004)—Long	275	(293)
United Kingdom 90-Day LIBOR Futures
(12/2004)—Long	290	(297)
U.S. Treasury 2-Year Note
(12/2003)—Long	1,503	2,571
U.S. Treasury 5-Year Note
(12/2003)—Long	604	1,106

		$16,788

(e)	Security, or a portion thereof, has been pledged as collateral for swap and swaption contracts. The aggregate market value for all securities pledged as collateral was $998 as of September 30, 2003.

(f)	Principal amount of security is adjusted for inflation.

(g)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Put - CME Eurodollar December Futures
Strike @ 98.000 Exp. 12/15/2003	5,000	$2,997	$31

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	119

Schedule of Investments (Cont.)

Low Duration Fund

September 30, 2003 (Unaudited)

Type	Notional Amount	Premium	Value

Call—OTC 7-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co.
Strike @ 3.500%** Exp. 12/17/2003	$129,300	$1,319	$632
Put—OTC 7-Year Interest Rate Swap
Counterparty: Merrill Lynch & Co., Inc.
Strike @ 5.500%* Exp. 12/17/2003	129,300	1,668	53

		$2,987	$685

*	The Fund will pay a floating rate based on 3-month LIBOR.
**	The Fund will receive a floating rate based on 3-month LIBOR.

(h)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation/ (Depreciation)

Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/01/2005	BP 14,300	$(152)
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 09/01/2005	50,000	(483)
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 09/01/2005	75,000	(749)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/01/2032	95,800	(1,050)
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/01/2032	EC 148,500	741
Receive a fixed rate equal to 0.510% and the Fund will pay to the counterparty at par in the event of default of Time Warner, Inc. 7.750% due 06/15/2005.
Counterparty: Lehman Brothers, Inc. Exp. 01/02/2005	$5,000	(3)
Receive a fixed rate equal to 0.610% and the Fund will pay to the counterparty at par in the event of default of General Electric Capital Corp. 6.000% due 06/15/2012.
Counterparty: Merrill Lynch & Co., Inc. Exp. 05/01/2004	16,400	45
Receive a fixed rate equal to 0.810% and the Fund will pay to the counterparty at par in the event of default of Verizon Global Funding Corp. 6.750% due 12/01/2005.
Counterparty: Goldman Sachs & Co. Exp. 06/01/2004	50,000	193
Receive a fixed rate equal to 0.850% and the Fund will pay to the counterparty at par in the event of default of Verizon Global Funding Corp. 0.000% due 05/15/2021.
Counterparty: J.P. Morgan Chase & Co. Exp. 06/01/2004	$30,000	$124
Receive a fixed rate equal to 1.650% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 8.875% due 09/30/2027.
Counterparty: Citibank N.A., London Exp. 05/03/2005	4,500	22
Receive a fixed rate equal to 1.750% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/02/2004	7,150	26

		$(1,286)

(i)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized (Depreciation)

Sell	BP	7,674	10/2003	$0	$(590)	$(590)
Buy	EC	1,587,643	10/2003	0	(4)	(4)

				$0	$(594)	$(594)

(j)	Principal amount denoted in indicated currency:

BP—British Pound

EC—Euro

(k)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate value of fair valued securities is $138,161, which is 0.96% of net assets.

120	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

Low Duration Fund II

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 5.4%
Banking & Finance 4.5%
Associates Corp. of North America
5.750% due 11/01/2003	$400	$401
CIT Group, Inc.
5.625% due 05/17/2004	6,300	6,464
Countrywide Home Loans, Inc.
6.850% due 06/15/2004	1,000	1,038
General Motors Acceptance Corp.
4.500% due 07/15/2006	700	715
8.950% due 07/02/2009	4,297	4,709
Household Finance Corp.
1.555% due 12/19/2003 (a)	10,000	10,011
NationsBank Corp.
6.500% due 03/15/2006	250	275

		23,613

Industrials 0.9%
Altria Group, Inc.
7.650% due 07/01/2008	4,500	4,920
Wal-Mart Stores, Inc.
6.550% due 08/10/2004	100	105

		5,025

Total Corporate Bonds & Notes (Cost $28,266)		28,638

U.S. TREASURY OBLIGATIONS 7.0%
Treasury Inflation Protected Securities (c)
3.875% due 01/15/2009	11,213	12,813
4.250% due 01/15/2010	16,942	19,891
3.500% due 01/15/2011	1,479	1,674
3.375% due 01/15/2012	621	699
3.000% due 07/15/2012	1,636	1,793

Total U.S. Treasury Obligations (Cost $35,471)		36,870

MORTGAGE-BACKED SECURITIES 56.9%
Collateralized Mortgage Obligations 10.4%
Bear Stearns Adjustable Rate Mortgage Trust
5.969% due 02/25/2032 (a)	65	65
6.061% due 02/25/2032 (a)	141	141
5.334% due 10/25/2032 (a)	231	238
5.377% due 02/25/2033 (a)	1,743	1,764
5.667% due 02/25/2033 (a)	447	450
5.461% due 03/25/2033 (a)	3,176	3,262
Countrywide Alternative Loan Trust
4.750% due 01/25/2033	5,151	5,172
6.500% due 06/25/2033	4,300	4,497
Countrywide Home Loans, Inc.
5.230% due 03/19/2032 (a)	1,354	1,386
Criimi Mae Financial Corp.
7.000% due 01/01/2033	5,403	5,865
CS First Boston Mortgage Securities Corp.
1.750% due 03/25/2032 (a)	2,810	2,791
6.181% due 06/25/2032 (a)	541	558
5.751% due 10/25/2032 (a)	962	979
1.660% due 08/25/2033 (a)	3,209	3,162
DLJ Mortgage Acceptance Corp.
4.891% due 05/25/2024 (a)	147	147
Fannie Mae
9.250% due 10/25/2018	22	25
8.000% due 11/25/2023	930	1,014
1.570% due 09/25/2030 (a)	1,071	1,084
6.500% due 01/01/2033	951	1,011
First Horizon Asset Securities, Inc.
6.750% due 11/25/2031	74	74
Freddie Mac
12.100% due 01/31/2009	282	292
12.900% due 05/01/2014	56	59
5.625% due 07/15/2028	722	731
6.500% due 07/25/2043 (h)	5,700	6,067
Government National Mortgage Association
7.750% due 01/17/2030	$340	$366
1.620% due 09/20/2030 (a)	431	434
Nationslink Funding Corp.
1.470% due 11/10/2030 (a)	397	398
7.030% due 06/20/2031	119	131
Residential Funding Mortgage Securities I, Inc.
7.500% due 10/25/2022	109	109
5.620% due 09/25/2032 (a)	384	390
Salomon Brothers Mortgage Securities VII, Inc.
3.992% due 11/25/2022 (a)(h)	172	170
Sequoia Mortgage Trust
1.420% due 08/20/2032 (a)	1,713	1,723
Structured Asset Mortgage Investments, Inc.
9.356% due 06/25/2029 (a)	1,800	1,911
1.450% due 09/19/2032 (a)	3,235	3,223
Structured Asset Securities Corp.
6.750% due 07/25/2029	880	882
6.150% due 07/25/2032 (a)	296	301
1.410% due 01/25/2033 (a)	599	598
Washington Mutual Mortgage Securities Corp.
6.200% due 07/25/2032 (a)	99	101
3.268% due 02/27/2034 (a)	2,866	2,901
Wells Fargo Mortgage-Backed Securities Trust
5.065% due 09/25/2032 (a)	240	242

		54,714

Fannie Mae 30.9%
2.849% due 08/01/2030-10/01/2030 (a)(b)	2,248	2,282
4.151% due 01/01/2024 (a)	313	320
4.415% due 09/01/2028 (a)	668	680
5.000% due 11/01/2017-10/20/2018 (b)(h)	44,501	45,631
5.500% due 01/01/2009-06/01/2018 (b)	44,183	45,731
6.000% due 03/01/2016-10/15/2033 (b)	65,102	67,543
7.500% due 08/01/2029-09/01/2029 (b)	445	475
10.500% due 05/01/2012	327	372

		163,034

Federal Housing Administration 3.7%
7.200% due 05/01/2009	1,240	1,239
7.430% due 07/01/2024	18,645	18,627

		19,866

Freddie Mac 9.5%
3.590% due 07/01/2023 (a)	191	198
5.000% due 10/20/2018	2,000	2,048
6.000% due 02/01/2016-04/01/2033 (b)	45,133	46,661
6.500% due 08/01/2032	1,244	1,299
8.000% due 07/01/2024	32	34
8.500% due 06/01/2009-06/01/2025 (b)	96	103
10.500% due 09/01/2015	3	3

		50,346

Government National Mortgage Association 2.4%
4.375% due 04/20/2022-05/20/2027 (a)(b)	3,586	3,677
4.500% due 07/15/2030 (a)	2,003	2,006
5.625% due 10/20/2025 (a)	1,711	1,780
5.750% due 07/20/2023-07/20/2025 (a)(b)	2,032	2,077
6.500% due 08/15/2023	20	21
7.000% due 11/15/2022	472	506
7.500% due 02/15/2022-03/15/2024 (b)	1,092	1,179
8.000% due 03/15/2023-09/15/2024 (b)	241	263
9.000% due 07/20/2016-10/15/2030 (b)	$962	$1,049

		12,558

Total Mortgage-Backed Securities (Cost $297,738)		300,518

ASSET-BACKED SECURITIES 2.1%
Ace Securities Corp.
1.460% due 06/25/2032 (a)	445	445
Ameriquest Mortgage Securities, Inc.
1.390% due 08/25/2032 (a)	1,349	1,347
Amortizing Residential Collateral Trust
1.410% due 07/25/2032 (a)	1,999	1,996
CIT Group Home Equity Loan Trust
1.390% due 06/25/2033 (a)	1,730	1,731
Countrywide Asset-Backed Certificates
1.420% due 03/25/2031 (a)	1	1
1.350% due 06/25/2031 (a)	311	311
Countrywide Home Equity Loan Trust
1.360% due 08/15/2025 (a)	1,831	1,824
Credit-Based Asset Servicing & Securitization LLC
1.440% due 06/25/2032 (a)	552	552
Embarcadero Aircraft Securitization Trust
1.600% due 08/15/2025 (a)	1,746	960
Household Mortgage Loan Trust
1.420% due 05/20/2032 (a)	437	438
Irwin Home Equity Loan Trust
1.410% due 06/25/2029 (a)	448	448
Morgan Stanley Dean Witter Capital I, Inc.
1.450% due 07/25/2032 (a)	993	993

Total Asset-Backed Securities (Cost $11,841)		11,046

PREFERRED SECURITY 1.0%
	Shares
DG Funding Trust
3.410% due 12/29/2049 (a)	510	5,355

Total Preferred Security (Cost $5,100)		5,355

	Principal Amount (000s)
SHORT-TERM INSTRUMENTS 34.5%
Commercial Paper 33.2%
Fannie Mae
1.075% due 11/12/2003	$22,850	22,821
1.020% due 11/19/2003	10,000	9,986
1.075% due 11/26/2003	36,200	36,139
1.065% due 12/03/2003	900	898
1.047% due 12/10/2003	2,300	2,295
1.060% due 12/15/2003	20,000	19,955
1.070% due 12/15/2003	20,000	19,955
1.080% due 02/02/2004	5,000	4,981
1.080% due 02/18/2004	2,200	2,191
1.080% due 02/23/2004	1,400	1,394
1.115% due 02/25/2004	20,000	19,910
1.130% due 02/25/2004	6,000	5,973
1.100% due 03/03/2004	6,500	6,469
1.080% due 03/24/2004	3,000	2,984
Federal Home Loan Bank
1.065% due 03/19/2004	3,700	3,681
Freddie Mac
1.095% due 11/21/2003	500	499
General Electric Capital Corp.
1.090% due 12/09/2003	15,000	14,969

		175,100

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	121

Schedule of Investments (Cont.)

Low Duration Fund II

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

Repurchase Agreement 0.7%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Federal Farm Credit Bank 3.125% due 10/01/2003 valued at $3,456. Repurchase proceeds are $3,388.)	$3,388	$3,388

U.S. Treasury Bills 0.6%
0.919% due 12/04/2003-12/18/2003 (b)(d)(e)	3,300	3,293

Total Short-Term Instruments (Cost $181,784)		181,781

Total Investments 106.9% (Cost $560,200)		$564,208
Written Options (f) (0.0%) (Premiums $143)		(33)
Other Assets and Liabilities (Net) (6.9%)		(36,284)

Net Assets 100.0%		$527,891

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(c)	Principal amount of security is adjusted for inflation.

(d)	Security, or a portion thereof, has been pledged as collateral for swap and swaption contracts. The aggregate market value for all securities pledged as collateral was $250 as of September 30, 2003.

(e)	Securities with an aggregate market value of $3,045 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation

Eurodollar March Futures
(03/2005)—Long	186	$112
Eurodollar June Futures
(06/2005)—Long	173	116
Eurodollar September Futures
(09/2004)—Long	21	10
Eurodollar September Futures
(09/2005)—Long	173	116
Eurodollar December Futures
(12/2004)—Long	222	155

		$509

(f)	Premiums received on written options:

Type	Notional Amount	Premium	Value

Call—OTC 7-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co.
Strike @ 3.500%**
Exp. 12/17/2003	$6,200	$63	$30
Put—OTC 7-Year Interest Rate Swap
Counterparty: Merrill Lynch & Co., Inc.
Strike @ 5.500%* Exp. 12/17/2003	$6,200	$80	$3

		$143	$33

*	The Fund will pay a floating rate based on 3-month LIBOR.
**	The Fund will receive a floating rate based on 3-month LIBOR.

(g)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation

Receive a fixed rate equal to 0.610% and the Fund will pay to the counterparty at par in the event of default of General Electric Capital Corp. 6.000% due 06/15/2012.
Counterparty: Merrill Lynch & Co., Inc. Exp. 05/01/2004	$1,000	$3

(h)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate value of fair valued securities is $7,097, which is 1.34% of net assets.

122	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

Low Duration Fund III

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 9.2%
Banking & Finance 6.0%
Bank of America Corp.
1.370% due 08/26/2005 (a)	$1,000	$1,000
CIT Group, Inc.
5.500% due 02/15/2004	725	736
Gemstone Investors Ltd.
7.710% due 10/31/2004	100	99
General Motors Acceptance Corp.
2.088% due 01/20/2004 (a)	1,000	1,001
1.718% due 07/21/2004 (a)	300	299
Pemex Project Funding Master Trust
2.890% due 01/07/2005 (a)	800	809

		3,944

Industrials 0.9%
Comcast Cable Communications, Inc.
8.375% due 05/01/2007	500	586

Utilities 2.3%
Entergy Mississippi, Inc.
4.350% due 04/01/2008	200	204
France Telecom S.A.
8.700% due 03/01/2006 (a)	300	340
Pacific Gas & Electric Co.
7.958% due 10/31/2049 (a)	400	405
Progress Energy, Inc.
6.050% due 04/15/2007	500	544

		1,493

Total Corporate Bonds & Notes (Cost $5,904)		6,023

U.S. TREASURY OBLIGATIONS 6.8%
Treasury Inflation Protected Securities (c)
3.375% due 01/15/2007 (d)	116	128
3.625% due 01/15/2008	228	256
3.875% due 01/15/2009	2,747	3,139
4.250% due 01/15/2010	44	51
3.500% due 01/15/2011	148	168
3.375% due 01/15/2012	207	233
3.000% due 07/15/2012	409	448

Total U.S. Treasury Obligations (Cost $4,355)		4,423

MORTGAGE-BACKED SECURITIES 44.0%
Collateralized Mortgage Obligations 7.7%
Bear Stearns Adjustable Rate Mortgage Trust
6.141% due 01/25/2032 (a)	43	43
6.003% due 02/25/2032 (a)	8	8
6.067% due 02/25/2032 (a)	20	20
5.377% due 02/25/2033 (a)	169	171
5.668% due 02/25/2033 (a)	45	45
5.467% due 03/25/2033 (a)	455	467
Countrywide Alternative Loan Trust
6.500% due 06/25/2033	487	509
CS First Boston Mortgage Securities Corp.
2.406% due 12/15/2011 (a)	500	498
7.500% due 02/25/2031	146	147
6.181% due 06/25/2032 (a)	72	75
Fannie Mae
6.500% due 01/01/2033	89	94
First Horizon Asset Securities, Inc.
6.750% due 02/25/2031	5	5
Freddie Mac
1.730% due 11/15/2030 (a)	135	136
6.500% due 07/25/2043 (i)	700	745
GMAC Commercial Mortgage Securities, Inc.
6.570% due 09/15/2033	519	566
Structured Asset Securities Corp.
1.400% due 10/25/2027 (a)	$200	$199
6.750% due 07/25/2029	277	277
6.250% due 01/25/2032	150	154
Washington Mutual Mortgage Securities Corp.
6.010% due 04/25/2031 (a)	43	43
5.460% due 02/25/2033 (a)	823	846
3.953% due 01/25/2040 (a)	23	23

		5,071

Fannie Mae 33.3%
2.948% due 09/01/2040 (a)	299	303
3.893% due 08/01/2029 (a)	708	719
5.000% due 12/01/2017- 10/20/2018 (b)	5,218	5,348
5.500% due 01/01/2009- 03/01/2018 (b)	4,562	4,712
5.854% due 02/01/2031 (a)	272	280
6.000% due 09/01/2016-10/15/2033 (b)	10,004	10,387

		21,749

Freddie Mac 1.3%
5.000% due 10/20/2018	210	215
6.000% due 03/01/2016-08/01/2016 (b)	444	463
6.500% due 08/01/2032	142	148

		826

Government National Mortgage Association 1.7%
5.000% due 05/20/2030-02/20/2032 (a)(b)	879	891
5.375% due 06/20/2027 (a)	163	167
8.500% due 10/20/2026	80	87

		1,145

Total Mortgage-Backed Securities (Cost $28,474)		28,791

SOVEREIGN ISSUES 0.8%
Republic of Brazil
2.125% due 04/15/2006 (a)	298	291
10.000% due 01/16/2007	200	215

Total Sovereign Issues (Cost $482)		506

SHORT-TERM INSTRUMENTS 46.3%
Commercial Paper 45.9%
Barclays U.S. Funding Corp.
1.040% due 11/19/2003	600	599
Fannie Mae
1.025% due 10/22/2003	200	200
1.035% due 10/22/2003	400	400
0.980% due 10/29/2003	1,000	999
1.055% due 11/05/2003	1,100	1,099
1.065% due 11/05/2003	3,500	3,496
0.985% due 11/17/2003	1,600	1,598
1.055% due 11/19/2003	2,600	2,596
1.062% due 11/19/2003	1,500	1,498
1.075% due 11/26/2003	1,600	1,597
1.070% due 12/10/2003	1,900	1,896
1.050% due 12/17/2003	1,000	998
1.115% due 02/25/2004	600	597
1.130% due 02/25/2004	1,200	1,195
1.135% due 02/25/2004	400	398
1.080% due 03/17/2004	1,100	1,094
Federal Home Loan Bank
1.010% due 10/10/2003	500	500
1.135% due 11/05/2003	2,500	2,497
1.075% due 03/10/2004	1,800	1,791
General Electric Capital Corp.
1.050% due 11/19/2003	1,000	999
1.060% due 12/18/2003	300	299
HBOS Treasury Services PLC
1.075% due 11/21/2003	$1,500	$1,498
1.070% due 12/12/2003	200	199
Royal Bank of Scotland PLC
1.065% due 12/15/2003	800	798
Westpac Trust Securities Ltd.
1.080% due 12/05/2003	1,200	1,198

		30,039

U.S. Treasury Bills 0.4%
0.956% due 12/04/2003-12/18/2003 (b)(d)	270	270

Total Short-Term Instruments (Cost $30,310)		30,309

Total Investments 107.1%		$70,052
(Cost $69,525)
Written Options (e) (0.0%)		(4)
(Premiums $18)
Other Assets and Liabilities (Net) (7.1%)		(4,654)

Net Assets 100.0%		$65,394

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(c)	Principal amount of security is adjusted for inflation.

(d)	Securities with an aggregate market value of $397 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Euribor Purchased Put Options
Strike @ 95.500 (12/2003)—Long	11	$0
Eurodollar September Futures
(09/2004)—Long	3	5
Eurodollar December Futures
(12/2004)—Long	30	23
Eurodollar March Futures
(03/2005)—Long	28	20
Eurodollar June Futures
(06/2005)—Long	28	19
Eurodollar September Futures
(09/2005)—Long	27	15
United Kingdom 90-Day
LIBOR Futures (12/2003)—Long	1	(1)
United Kingdom 90-Day
LIBOR Futures (06/2004)—Long	2	0
United Kingdom 90-Day
LIBOR Futures (09/2004)—Long	3	(3)
United Kingdom 90-Day
LIBOR Futures (12/2004)—Long	2	(2)
U.S. Treasury 2-Year Note
(12/2003)—Long	4	4
U.S. Treasury 5-Year Note
(12/2003)—Long	3	5

		$85

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	123

Schedule of Investments (Cont.)

Low Duration Fund III

September 30, 2003 (Unaudited)

(e)	Premiums received on written options:

Type	Notional Amount	Premium	Value

Call—OTC 7-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co.
Strike @ 3.500%**
Exp. 12/17/2003	$800	$8	$4
Put—OTC 7-Year Interest Rate Swap
Counterparty: Merrill Lynch & Co., Inc.
Strike @ 5.500%*
Exp. 12/17/2003	800	10	0

		$18	$4

*	The Fund will pay a floating rate based on 3-month LIBOR.
**	The Fund will receive a floating rate based on 3-month LIBOR.

(f)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation/ (Depreciation)

Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 09/01/2005	BP 400	$(4)
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 09/01/2005	400	(4)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/01/2032	700	(8)
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/01/2032	EC 1,100	6
Receive a fixed rate equal to 0.610% and the Fund will pay to the counterparty at par in the event of default of General Electric Capital Corp. 6.000% due 06/15/2012.
Counterparty: Merrill Lynch & Co., Inc. Exp. 05/01/2004	$100	0
Receive a fixed rate equal to 1.650% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 8.875% due 09/30/2027.
Counterparty: Citibank N.A., London Exp. 05/03/2005	20	0
Receive a fixed rate equal to 1.750% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/02/2004	30	0

		$(10)

(g)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)

Sell	BP	48	10/2003	$0	$(4)	$(4)
Sell	EC	30	11/2003	0	0	0
Buy	JY	7,137	10/2003	0	0	0

				$0	$(4)	$(4)

(h)	Principal amount denoted in indicated currency:

BP—British Pound

EC—Euro

JY—Japanese Yen

(i)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate value of fair valued securities is $745, which is 1.14% of net assets.

124	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

Moderate Duration Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 10.0%
Banking & Finance 1.7%
Amerco, Inc.
7.230% due 01/21/2027 (a)	$500	$454
AON Corp.
6.300% due 01/15/2004	525	532
Aramark Services, Inc.
6.375% due 02/15/2008	110	120
Boeing Capital Corp.
7.375% due 09/27/2010	210	244
Capital One Bank
6.500% due 07/30/2004	175	181
Caterpillar Financial Services Corp.
4.700% due 12/15/2005	500	519
CIT Group, Inc.
6.500% due 02/07/2006	220	241
Ford Motor Credit Co.
5.750% due 02/23/2004	500	508
7.200% due 06/15/2007	450	485
7.375% due 10/28/2009	10	11
General Electric Capital Corp.
6.810% due 11/03/2003	500	502
General Motors Acceptance Corp.
1.460% due 07/21/2004 (b)	900	898
3.030% due 05/19/2005 (b)	10,000	10,128
6.750% due 01/15/2006	350	375
6.150% due 04/05/2007	350	371
Phoenix Quake Wind Ltd.
3.515% due 07/03/2008 (b)	700	700
3.515% due 07/03/2008 (b)	600	600
4.565% due 07/03/2008 (b)	300	299
Provident Cos., Inc.
6.375% due 07/15/2005	115	121
Qwest Capital Funding, Inc.
7.250% due 02/15/2011	1,461	1,308
Royal Bank of Scotland PLC
8.817% due 03/31/2049	3,600	3,951
Simon Property Group LP
6.750% due 06/15/2005	230	248
Trinom Ltd.
5.060% due 12/18/2004 (b)	1,000	1,006
USL Capital Corp.
6.500% due 12/01/2003	250	251
Washington Mutual, Inc.
4.375% due 01/15/2008	180	187

		24,240

Industrials 3.5%
Altria Group, Inc.
6.375% due 02/01/2006	500	524
Comcast Cable Communications, Inc.
8.375% due 05/01/2007	10,000	11,717
Comcast Corp.
5.850% due 01/15/2010	2,000	2,166
Continental Cablevision, Inc.
8.300% due 05/15/2006	255	288
Delta Air Lines, Inc.
7.111% due 03/18/2013	2,030	1,991
Diageo Capital PLC
5.000% due 04/16/2007	300	314
El Paso Corp.
7.750% due 01/15/2032	3,000	2,235
HNA Holdings, Inc.
6.125% due 02/01/2004	150	152
Petroleos Mexicanos
9.500% due 09/15/2027	600	729
Qwest Corp.
6.875% due 09/15/2033	2,700	2,389
7.250% due 10/15/2035	4,600	4,117
SR Wind Ltd.
6.600% due 05/18/2005 (b)	1,000	1,005
6.886% due 05/18/2005 (b)	1,000	1,014
TCI Communications, Inc.
6.875% due 02/15/2006	$100	$110
Tennessee Gas Pipeline Co.
7.000% due 03/15/2027	7,800	7,761
Transocean, Inc.
6.950% due 04/15/2008	220	250
United Airlines, Inc.
7.186% due 04/01/2011 (a)	4,908	4,177
Waste Management, Inc.
6.375% due 12/01/2003	2,000	2,014
Williams Cos., Inc.
8.125% due 03/15/2012	6,250	6,531

		49,484

Utilities 4.8%
AT&T Corp.
7.800% due 11/15/2011	15,000	17,369
AT&T Wireless Services, Inc.
7.500% due 05/01/2007	15,000	17,087
Calenergy, Inc.
7.630% due 10/15/2007	275	315
Constellation Energy Group, Inc.
6.350% due 04/01/2007	110	121
DTE Energy Co.
7.110% due 11/15/2038 (b)	7,710	7,735
Exelon Corp.
6.750% due 05/01/2011	160	181
France Telecom S.A.
9.250% due 03/01/2011	1,000	1,224
Hydro - Quebec
1.312% due 09/29/2049 (b)	5,000	4,375
New York Telephone Co.
6.250% due 02/15/2004	100	102
Reliant Energy Resources Corp.
8.125% due 07/15/2005	3,000	3,219
Southern California Edison Co.
6.375% due 01/15/2006	100	105
Sprint Capital Corp.
6.375% due 05/01/2009	10,000	10,887
8.375% due 03/15/2012	3,250	3,841
Virginia Electric & Power Co.
5.375% due 02/01/2007	220	238

		66,799

Total Corporate Bonds & Notes (Cost $131,871)		140,523

MUNICIPAL BONDS & NOTES 0.3%
California 0.2%
California State Revenue Anticipation Notes, Series 2003
2.000% due 06/16/2004	3,000	3,011

Maine 0.0%
State of Maine General Obligation Bonds, Series 1999
6.450% due 06/15/2005	250	269

New Jersey 0.0%
Passaic County, New Jersey Utilities Authority Revenue Bonds, (FSA Insured), Series 1999
7.000% due 03/01/2007	500	513

Ohio 0.1%
State of Ohio Development Assistance Revenue Bonds, (AMBAC Insured),
7.100% due 04/01/2007	500	569

Total Municipal Bonds & Notes (Cost $4,364)		4,362

U.S. GOVERNMENT AGENCIES 0.9%
Fannie Mae
3.125% due 11/15/2003	$500	$501
6.600% due 07/16/2007	500	522
Federal Home Loan Bank
6.060% due 06/09/2004	500	517
6.000% due 07/07/2004	500	518
5.060% due 11/13/2006	500	512
7.000% due 11/17/2006	500	504
7.280% due 01/26/2007	500	510
5.125% due 08/27/2007	500	508
6.530% due 06/09/2009	500	518
Freddie Mac
5.030% due 06/07/2007	1,000	1,028
Housing Urban Development
5.070% due 08/01/2015	2,000	1,996
5.290% due 08/01/2017 (j)	5,000	4,940

Total U.S. Government Agencies (Cost $12,627)		12,574

U.S. TREASURY OBLIGATIONS 15.1%
Treasury Inflation Protected Securities (e)(f)
3.375% due 01/15/2007	2,089	2,299
3.625% due 01/15/2008	34,148	38,326
3.875% due 01/15/2009	121,997	139,401
3.500% due 01/15/2011	3,064	3,468
3.375% due 01/15/2012	414	466
3.000% due 07/15/2012	25,569	28,015

Total U.S. Treasury Obligations (Cost $207,626)		211,975

MORTGAGE-BACKED SECURITIES 41.5%
Collateralized Mortgage Obligations 7.6%
Bear Stearns Adjustable Rate Mortgage Trust
5.372% due 10/25/2032 (b)	462	476
5.376% due 02/25/2033 (b)	3,670	3,715
5.681% due 02/25/2033 (b)	1,118	1,125
Cendant Mortgage Corp.
7.674% due 04/25/2031 (b)	192	191
Criimi Mae Financial Corp.
7.000% due 01/01/2033	5,403	5,865
CS First Boston Mortgage Securities Corp.
2.478% due 03/25/2032 (b)	1,442	1,432
Fannie Mae
6.000% due 03/25/2009	1,748	1,760
7.000% due 09/25/2021	586	597
6.500% due 01/01/2033	1,815	1,930
Freddie Mac
7.000% due 05/15/2004	963	981
5.000% due 04/15/2016	34,220	35,703
5.000% due 09/15/2016	928	968
7.000% due 07/15/2022	10	10
6.250% due 08/25/2022	5,522	5,647
8.500% due 04/15/2025	1,201	1,296
Government National Mortgage Association
7.500% due 04/20/2027	2,627	2,823
1.710% due 02/16/2030 (b)	3,160	3,189
1.760% due 02/16/2030 (b)	2,388	2,412
1.560% due 10/16/2030 (b)	362	364
Impac CMB Trust
1.390% due 11/25/2031 (b)	2,670	2,675
Indymac Adjustable Rate Mortgage Trust
6.596% due 01/25/2032 (b)	1,696	1,724
Residential Funding Mortgage Securities I, Inc.
6.750% due 12/25/2014	55	55
5.634% due 09/25/2032 (b)	768	779
Saco I, Inc.
6.771% due 07/25/2030 (b)(j)	45	47

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	125

Schedule of Investments (Cont.)

Moderate Duration Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)		Value (000s)

Small Business Administration
7.449% due 08/01/2010		$11,240	$12,537
6.640% due 02/01/2011		13,356	14,499
Structured Asset Securities Corp.
6.500% due 10/25/2031 (b)		444	452
6.143% due 02/25/2032 (b)		515	531
Washington Mutual Mortgage Securities Corp.
5.207% due 10/25/2032 (b)		2,450	2,489

			106,272

Fannie Mae 30.8%
3.010% due 08/01/2008 (b)		11,300	11,336
4.781% due 01/01/2027 (b)		247	250
5.000% due 03/01/2018 - 10/20/2018 (c)		84,298	86,393
5.500% due 06/01/2007 - 03/01/2032 (c)		192,152	198,997
6.000% due 05/01/2005 - 10/15/2033 (c)		128,611	133,409
6.500% due 01/01/2013		56	59
7.000% due 05/01/2012 - 06/01/2016 (c)		514	547
7.500% due 03/01/2015 - 07/01/2029 (c)		1,476	1,585
8.000% due 12/01/2006 - 10/01/2026 (c)		906	983
12.000% due 05/01/2016		10	12

			433,571

Federal Housing Administration 0.2%
1.000% due 06/01/2023		623	622
7.430% due 04/01/2022		1,840	1,838

			2,460

Freddie Mac 2.4%
5.000% due 10/20/2018		5,000	5,120
6.000% due 02/01/2016 - 04/01/2033 (c)		24,908	25,759
6.500% due 08/01/2032		2,523	2,635
8.000% due 01/01/2012		50	53

			33,567

Government National Mortgage Association 0.5%
4.375% due 03/20/2020 - 03/20/2028 (c)		1,548	1,587
5.625% due 11/20/2017 - 11/20/2025 (c)		192	200
7.500% due 03/15/2008		58	62
8.000% due 04/15/2017 - 11/15/2017 (c)		4,333	4,743
8.500% due 02/15/2008		61	67
9.000% due 06/15/2009		382	414
9.500% due 08/15/2021 - 11/15/2021 (c)		59	66

			7,139

Total Mortgage-Backed Securities (Cost $576,027)			583,010

ASSET-BACKED SECURITIES 1.1%
Brazos Student Loan Finance Co.
1.950% due 06/01/2023 (b)		5,781	5,846
Fremont Home Loan Owner Trust
1.505% due 12/25/2029 (b)		1,969	1,973
GMAC Mortgage Corp. Loan Trust
5.290% due 06/25/2027		21	20
IMC Home Equity Loan Trust
1.532% due 03/25/2027 (b)		15	15
Option One Mortgage Loan Trust
1.400% due 06/25/2030 (b)		593	591
Provident Bank Home Equity Loan Trust
1.380% due 08/25/2031 (b)		6,648	6,637

Total Asset-Backed Securities (Cost $14,995)			15,082

SOVEREIGN ISSUES 2.7%
Republic of Brazil
2.125% due 04/15/2006 (b)		$1,910	$1,867
Republic of Panama
1.937% due 07/17/2016 (b)		1,604	1,363
8.875% due 09/30/2027		700	724
Republic of Peru
9.125% due 01/15/2008		12,000	14,040
9.125% due 02/21/2012		5,000	5,587
United Mexican States
6.375% due 01/16/2013		40	42
8.000% due 09/24/2022		13,300	14,696
United Mexican States Value Recovery Right
0.000% due 06/30/2004 (b)		22,000	303
0.000% due 06/30/2005 (b)		22,000	83
0.000% due 06/30/2006 (b)		22,000	28
0.000% due 06/30/2007 (b)		22,000	17

Total Sovereign Issues (Cost $34,292)			38,750

FOREIGN CURRENCY-DENOMINATED ISSUES (h)(i) 0.6%
Banque Centrale De Tunisie
7.500% due 08/06/2009 (b)		EC 6,000	7,810
Commonwealth of New Zealand
4.500% due 02/15/2016	N$	800	594

Total Foreign Currency-Denominated Issues (Cost $6,621)			8,404

PURCHASED PUT OPTIONS 0.0%
	# of Contracts
Eurodollar March Futures (CME)
Strike @ 96.750 Exp. 03/15/2004		150	1

Total Purchased Put Options (Cost $2)			1

PREFERRED SECURITY 0.3%
	Shares
DG Funding Trust
3.410% due 12/29/2049 (b)		410	4,305

Total Preferred Security (Cost $4,100)			4,305

	Principal Amount (000s)
SHORT-TERM INSTRUMENTS 32.9%
Commercial Paper 31.8%
Barclays U.S. Funding Corp.
1.040% due 11/19/2003		$2,100	2,097
Danske Corp.
1.060% due 12/16/2003		27,100	27,038
Fannie Mae
1.010% due 10/15/2003		19,850	19,843
1.030% due 10/22/2003		3,000	2,998
1.035% due 10/22/2003		20,000	19,988
0.900% due 10/30/2003		3,700	3,697
1.005% due 11/05/2003		2,600	2,597
1.010% due 11/19/2003		1,200	1,198
1.055% due 11/19/2003		55,300	55,221
1.040% due 11/21/2003		4,400	4,394
1.055% due 12/10/2003		3,800	3,792
1.070% due 12/10/2003		2,300	2,295
1.060% due 12/15/2003		$12,500	$12,472
1.080% due 02/02/2004		30,700	30,584
1.080% due 02/19/2004		34,100	33,953
1.080% due 02/23/2004		30,600	30,464
1.137% due 03/03/2004		20,000	19,906
1.080% due 03/17/2004		16,300	16,216
Federal Home Loan Bank
1.150% due 10/29/2003		33,000	32,971
Freddie Mac
1.135% due 10/29/2003		10,300	10,291
General Electric Capital Corp.
1.030% due 11/13/2003		4,000	3,995
1.100% due 12/04/2003		23,000	22,956
1.070% due 12/16/2003		12,500	12,471
HBOS Treasury Services PLC
1.030% due 11/14/2003		4,800	4,794
1.075% due 12/11/2003		30,000	29,936
Westpac Trust Securities NZ Ltd.
1.020% due 10/07/2003		40,000	39,993

			446,160

Repurchase Agreement 0.4%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Freddie Mac 1.750% due 05/15/2005 valued at $6,080. Repurchase proceeds are $5,960.)		5,960	5,960

U.S. Treasury Bills 0.7%
1.029% due 12/04/2003-12/18/2003 (c)(d)(e)		9,645	9,623

Total Short-Term Instruments (Cost $461,758)			461,743

Total Investments 105.4% (Cost $1,454,283)			$1,480,729
Other Assets and Liabilities (Net) (5.4%)			(75,931)

Net Assets 100.0%			$1,404,798

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Security is in default.

(b)	Variable rate security. The rate listed is as of September 30, 2003.

(c)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(d)	Security, or a portion thereof, has been pledged as collateral for swap and swaption contracts. The aggregate market value for all securities pledged as collateral was $250 as of September 30, 2003.

126	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

(e)	Securities with an aggregate market value of $11,677 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Eurodollar March Futures
(03/2004)—Long	189	$404
Eurodollar March Futures
(03/2005)—Long	412	270
Eurodollar June Futures
(06/2005)—Long	406	263
Eurodollar September Futures
(09/2004)—Long	26	47
Eurodollar September Futures
(09/2005)—Long	396	242
Eurodollar December Futures
(12/2004)—Long	428	276
United Kingdom 90-Day LIBOR
Futures (09/2003)—Long	3	(3)
United Kingdom 90-Day LIBOR
Futures (12/2003)—Long	11	(13)
United Kingdom 90-Day LIBOR
Futures (03/2004)—Long	32	2
United Kingdom 90-Day LIBOR
Futures (06/2004)—Long	47	10
United Kingdom 90-Day LIBOR
Futures (12/2004)—Long	11	(12)
U.S. Treasury 2-Year Note
(12/2003)—Long	182	184
U.S. Treasury 5-Year Note
(12/2003)—Long	2,479	8,277
U.S. Treasury 10-Year Note
(12/2003)—Long	29	46
U.S. Treasury 30-Year Note
(12/2003)—Short	42	(219)

		$9,774

(f)	Principal amount of security is adjusted for inflation.

(g)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation/ (Depreciation)

Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 09/01/2005	BP 16,100	$(156)
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 09/01/2005	23,900	(239)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: UBS Warburg LLC Exp. 03/01/2032	1,300	6
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: UBS Warburg LLC Exp. 03/01/2032 EC	2,400	17
Receive a fixed rate equal to 0.510% and the Fund will pay to the counterparty at par in the event of default of Time Warner, Inc. 7.750% due 06/15/2005.
Counterparty: Lehman Brothers, Inc. Exp. 01/02/2005	$5,000	$(3)
Receive a fixed rate equal to 0.610% and the Fund will pay to the counterparty at par in the event of default of General Electric Capital Corp. 6.000% due 06/15/2012.
Counterparty: Merrill Lynch & Co., Inc. Exp. 05/01/2004	1,800	5
Receive a fixed rate equal to 1.650% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 8.875% due 09/30/2027.
Counterparty: Citibank N.A., London Exp. 05/03/2005	400	2
Receive a fixed rate equal to 1.700% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 8.250% due 04/22/2008.
Counterparty: Lehman Brothers, Inc. Exp. 06/02/2005	12,000	66
Receive a fixed rate equal to 1.750% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/02/2004	700	3

		$(299)

(h)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)

Sell	BP	479	10/2003	$0	$(37)	$(37)
Sell	EC	6,829	11/2003	0	(108)	(108)
Buy	JY	154,126	10/2003	0	0	0
Sell	N$	1,162	10/2003	0	(32)	(32)
Sell		1,162	11/2003	0	0	0

				$0	$(177)	$(177)

(i)	Principal amount denoted in indicated currency:

BP—British Pound
EC—Euro
JY—Japanese Yen
N$—New Zealand Dollar

(j)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate value of fair valued securities is $4,987, which is 0.35% of net assets.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	127

Schedule of Investments

Money Market Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 6.3%
Banking & Finance 6.3%
Associates Corp. of North America
5.800% due 04/20/2004	$1,000	$1,024
Citigroup, Inc.
1.350% due 03/09/2004 (a)	5,330	5,336
General Electric Capital Corp.
1.180% due 10/22/2003	6,400	6,400
1.210% due 04/22/2004 (a)	4,000	4,004
Lehman Brothers Holdings, Inc.
1.420% due 06/10/2004 (a)	1,100	1,103
US Bank N.A.
1.060% due 10/30/2003 (a)	4,100	4,100
1.440% due 12/02/2003 (a)	7,000	7,004

Total Corporate Bonds & Notes (Cost $28,971)		28,971

U.S. GOVERNMENT AGENCIES 10.7%
Fannie Mae
0.975% due 11/14/2003	10,920	10,907
3.125% due 11/15/2003	20,796	20,843
Federal Home Loan Bank
5.375% due 01/05/2004	500	505
3.375% due 06/15/2004	13,300	13,507
Freddie Mac
5.250% due 02/15/2004	3,000	3,044

Total U.S. Government Agencies (Cost $48,806)		48,806

SOVEREIGN ISSUES 0.0%
Province of Alberta
4.875% due 10/29/2003	100	100

Total Sovereign Issues (Cost $100)		100

SHORT-TERM INSTRUMENTS 83.4%
Certificates of Deposit 3.8%
Wells Fargo Financial, Inc.
1.060% due 10/15/2003	17,400	17,400

Commercial Paper 78.6%
Alcon Capital Corp.
1.060% due 12/09/2003	17,400	17,365
Australia & New Zealand Banking Group Ltd.
1.195% due 03/05/2004	7,200	7,202
CDC Commercial Corp.
1.050% due 11/07/2003	17,400	17,381
Danske Corp.
1.060% due 12/12/2003	13,900	13,871
E. I. du Pont de Nemours & Co.
1.050% due 12/05/2003	13,325	13,300
Fannie Mae
0.982% due 10/01/2003	6,800	6,800
1.050% due 10/01/2003	1,000	1,000
0.990% due 10/22/2003	4,780	4,777
1.035% due 10/22/2003	9,600	9,594
1.065% due 10/29/2003	22,000	21,982
1.070% due 11/05/2003	60,970	60,907
1.010% due 11/13/2003	19,800	19,776
1.030% due 11/14/2003	18,000	17,977
1.070% due 11/17/2003	10,000	9,986
1.070% due 11/19/2003	9,000	8,987
1.065% due 12/16/2003	5,000	4,989
1.060% due 12/17/2003	25,900	25,841
0.920% due 01/01/2004	6,343	6,342
1.240% due 03/05/2004	14,300	14,223
Federal Home Loan Bank
1.040% due 11/05/2003	$6,434	$6,428
3.250% due 02/13/2004	1,000	1,007
HBOS Treasury Services PLC
1.203% due 01/16/2004	15,900	15,906
National Westminster Bank PLC
9.375% due 11/15/2003	2,250	2,271
Oesterreichische Kontrollbank
4.625% due 11/03/2003	300	301
Royal Bank of Scotland PLC
1.060% due 11/03/2003	17,400	17,383
Shell Finance (UK) PLC
1.070% due 12/02/2003	17,400	17,368
Westpac Trust Securities Ltd.
1.070% due 12/02/2003	17,400	17,368

		360,332

Repurchase Agreement 1.0%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Federal Home Loan Bank 1.910% due 04/29/05 valued at $4,716. Repurchase proceeds are $4,623.)	4,623	4,623

Total Short-Term Instruments (Cost $382,355)		382,355

Total Investments 100.4% (Cost $460,232)		$460,232
Other Assets and Liabilities (Net) (0.4%)		(1,783)

Net Assets 100.0%		$458,449

Notes to Schedule of Investments:

(a)	Variable rate security. The rate listed is as of September 30, 2003.

128	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

Municipal Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

MUNICIPAL BONDS & NOTES 102.6%
Alabama 0.6%
Alabama 21st Century Settlement Authority Revenue Bonds, Series 2001
5.750% due 12/01/2018	$2,295	$2,120

Alaska 0.1%
Alaska State Housing Finance Corp. Revenue Bonds, (MBIA Insured), Series 2002
5.250% due 06/01/2032	540	548

Arizona 2.2%
Arizona Health Facilities Authority Revenue Bonds, (AMBAC Insured), Series 2002
0.950% due 01/01/2032 (a)	2,000	2,000
Maricopa County, Arizona Peoria Unified School District No. 11 General Obligation Bonds, (FSA Insured), Series 2003
5.000% due 07/01/2011	3,000	3,363
Phoenix Industrial Development Authority Revenue Bonds, (GNMA/FNMA/FHLMC Insured), Series 2000-1A
5.875% due 06/01/2016	650	678
Pima County, Arizona Industrial Development Authority Multi-Family Revenue Bonds, (HUD SECT 8 Insured), Series 1998
5.375% due 06/01/2010	1,210	1,336
Scottsdale, Arizona Industrial Development Authority Hospital Revenue Bonds, (AMBAC Insured), Series 1997-A
6.500% due 09/01/2004	880	924

		8,301

California 3.8%
Alameda, California Harbor Bay Business Park Assessment Revenue Bonds, Series 1998
5.000% due 09/02/2006	360	369
Association of Bay Area Governments Financing Authority for Non-Profit Corporations Revenue Bonds, Series 2003
5.200% due 11/15/2022	2,565	2,570
California Statewide Communities Development Authority Revenue Bonds, Series 2001
5.000% due 10/01/2018	1,500	1,525
Capistrano, California Unified School District Special Tax Bonds, Series 1999
5.000% due 09/01/2008	350	353
Foothill Eastern Transportation Corridor Agency California Toll Road Revenue Bonds, (MBIA-IBC Insured), Series 1999
0.000% due 01/15/2026 (b)	1,565	1,217
0.000% due 01/15/2027 (b)	1,500	1,155
Foothill Eastern Transportation Corridor Agency California Toll Road Revenue Bonds, Series 1995
0.000% due 01/01/2026	1,000	313
Lake Elsinore, California School Refunding Bonds, Series 1998
5.000% due 09/01/2006	350	371
Oceanside, California Unified School District General Obligation Bonds, (MBIA Insured), Series 2002
5.250% due 08/01/2032	2,095	2,167
Orange County, California Improvement Bonds, Series 1998-A
4.900% due 09/02/2005	190	195
Pittsburg, California Infrastructure Refunding Bonds, Series 1998-A
5.000% due 09/02/2004	150	155
Riverside County, California Special Tax Refunding Bonds, Series 1999
4.700% due 09/01/2005	$170	$176
Roseville, California Special Tax Bonds, Series 1999
5.000% due 09/01/2004	335	340
South Tahoe, California Joint Powers Financing Authority Revenue Bonds, Series 1999-A
7.300% due 10/01/2007	350	372
South Tahoe, California Joint Powers Financing Authority Revenue Bonds, Series 2003
5.125% due 10/01/2009	1,000	1,001
Southern California Public Power Authority Power Project Revenue Bonds, (FSA Insured), Series 2002
5.375% due 01/01/2012	1,100	1,251
West Sacramento, California Refunding Bonds, Series 1998
4.900% due 09/02/2005	290	300
5.000% due 09/02/2004	345	351

		14,181

Colorado 1.3%
Colorado Housing & Finance Authority Revenue Bonds, (FHA/VA Mortgages Insured), Series 2000-C3
5.700% due 10/01/2022	370	391
Colorado Housing & Finance Authority Revenue Bonds, Series 2000-B3
6.700% due 10/01/2016	115	118
Colorado Housing & Finance Authority Revenue Bonds, Series 2000-D3
6.750% due 04/01/2015	165	173
Denver, Colorado Health & Hospital Revenue Bonds, Series 1998-A
5.000% due 12/01/2009	1,390	1,477
Larimer County, Colorado Sales & Use Tax Revenue Bonds, (MBIA Insured), Series 2002
4.625% due 12/15/2012	1,325	1,447
Meridian Metro District of Colorado General Obligation Bonds, (Asset Guaranty Insured), Series 2001
4.125% due 12/01/2009	1,075	1,148

		4,754

Connecticut 2.4%
Connecticut State General Obligation Bonds, Series 2001
9.974% due 12/15/2012 (a)	5,000	6,621
University of Connecticut General Obligation Bonds, Series 2002
5.375% due 04/01/2019	2,230	2,441

		9,062

Florida 6.0%
Florida State Environmental Protection Preservation Revenue Bonds, (AMBAC Insured), Series 2003
5.250% due 07/01/2010 (c)	1,335	1,521
Highlands County, Florida Health Facilities Authority Revenue Bonds, Series 2003
5.375% due 11/15/2035	1,000	993
Hillsborough County, Florida Utilities Revenue Bonds, (FGIC Insured) Series 2003
5.000% due 08/01/2011	2,500	2,806
Orange County, Florida Health Facilities Authority Revenue Bonds, (MBIA Insured), Series 1996
6.250% due 10/01/2011	$290	$350
Orange County, Florida Health Facilities Authority Revenue Bonds, Series 2002
5.625% due 11/15/2032	5,000	5,110
Orange County, Florida School Board Certificates of Participation Bonds, (AMBAC Insured), Series 2000
1.150% due 08/01/2025 (a)	1,150	1,150
Orange County, Florida School Board Certificates of Participation Bonds, (MBIA Insured), Series 2002
1.150% due 08/01/2027	2,090	2,090
Orlando, Florida Waste Water System Revenue Bonds, Series 1997
3.670% due 10/01/2015 (a)	500	513
State of Florida Department of Transportation Revenue Bonds, (Series 2003)
5.000% due 07/01/2011 (c)	6,205	6,956
Tampa, Florida Guaranteed Entitlement Revenue Bonds, (AMBAC Insured), Series 2001
6.000% due 10/01/2018	800	975

		22,464

Georgia 3.6%
Atlanta Downtown Development Authority Revenue Bonds, (AMBAC Insured), Series 2002
1.020% due 10/01/2016 (a)	100	100
Atlanta, Georgia Water & Wastewater Revenue Bonds, (FSA Insured), Series 2002
1.150% due 11/01/2041 (a)	4,600	4,600
Georgia Municipal Electric Authority Revenue Bonds, (FGIC-TCRS Insured), Series 1993
5.500% due 01/01/2012	1,255	1,436
Georgia Municipal Electric Authority Revenue Bonds, (MBIA-IBC Insured), Series 1997
6.500% due 01/01/2012	200	238
Georgia State General Obligation Bonds, Series 1991
6.300% due 11/01/2009	1,500	1,818
Georgia State General Obligation Bonds, Series 2002
5.000% due 05/01/2021	5,000	5,263

		13,455

Hawaii 0.6%
Hawaii State Housing Financial & Development Corp. Single Family Mortgage Pure Revenue Bonds, Series 1998
4.850% due 07/01/2029	1,005	1,024
Honolulu, Hawaii City & County General Obligation Bonds, (MBIA-IBC Insured), Series 1993
5.450% due 09/11/2008	1,000	1,147

		2,171

Illinois 8.1%
Chicago, Illinois Board of Education General Obligation Bonds, (FGIC Insured), Series 1998
0.000% due 12/01/2020	1,000	431
Chicago, Illinois Board of Education General Obligation Bonds, (MBIA Insured), Series 2002
5.000% due 12/01/2021	3,000	3,123

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	129

Schedule of Investments (Cont.)

Municipal Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

Chicago, Illinois Board of Education General Obligation Bonds, Series 1999
0.000% due 12/01/2031	$1,000	$221
Chicago, Illinois General Obligation Bonds, (MBIA Insured), Series 2001
0.000% due 01/01/2020 (b)	1,290	955
Chicago, Illinois Metropolitan Water Reclamation District-Greater Chicago, Series 2002
5.000% due 12/01/2011	2,300	2,576
Chicago, Illinois O’Hare International Airport Revenue Bonds, Series 2002
5.375% due 01/01/2032	2,500	2,537
Cook County, Illinois Community School District No. 097 Oak Park General Obligation Bonds, (FGIC Insured), Series 1999
9.000% due 12/01/2012	1,000	1,421
Cook County, Illinois High School District No. 225 Northfield General Obligation Ltd. Bonds, Series 2002
0.000% due 12/01/2011	125	92
0.000% due 12/01/2012	135	94
0.000% due 12/01/2014	255	159
0.000% due 12/01/2015	1,885	1,113
4.400% due 12/01/2012	1,365	1,459
Cook County, Illinois High School District No. 225 Northfield General Obligation Ltd. Bonds, Series 2003
5.000% due 12/01/2012 (c)	1,170	1,308
Du Page Water Commission Illinois Revenue Bonds, (AMBAC Insured), Series 2003
5.000% due 05/01/2010	2,200	2,458
Fox Lake, Illinois Water & Sewer Revenue Bonds, (AMBAC Insured), Series 1996 (Pre-Refunded)
5.750% due 05/01/2013	705	785
Fox Lake, Illinois Water & Sewer Revenue Bonds, (AMBAC Insured), Series 1996 (Un-Refunded)
5.750% due 05/01/2013	430	459
Illinois Educational Facilities Authority Revenue Bonds, Series 1993
10.220% due 07/01/2012 (a)	2,000	2,177
Illinois Health Facilities Authority Revenue Bonds, (MBIA Insured), Series 1992
6.250% due 09/01/2021	695	838
Illinois Health Facilities Authority Revenue Bonds, Series 1998
5.500% due 11/15/2019	1,000	816
Lake County, Illinois Community High School District No. 127 Grayslake General Obligation Bonds, (FGIC Insured), Series 2002
0.000% due 02/01/2017	5,420	2,953
9.000% due 02/01/2009	650	854
9.000% due 02/01/2011	690	939
9.000% due 02/01/2012	1,065	1,476
Palatine, Illinois Tax Increment Revenue Bonds, (AMBAC Insured), Series 1998
5.250% due 01/01/2017	1,000	1,073

		30,317

Indiana 7.1%
Baugo, Indiana School Building Corp. Revenue Bonds, (AMBAC Insured), Series 2002
5.125% due 01/15/2025	2,225	2,289
Brownsburg, Indiana 1999 School Building Corp. General Obligation Bonds, (AMBAC Insured), Series 2002
5.375% due 02/01/2023	$1,395	$1,482
Danville, Indiana Multi-School Building General Obligation Bonds, (FSA Insured), Series 2001
3.900% due 07/15/2008	470	503
4.250% due 07/15/2011	290	307
4.400% due 01/15/2012	170	179
4.500% due 01/15/2013	190	200
4.650% due 01/15/2014	210	222
4.750% due 07/15/2009	200	223
4.750% due 01/15/2015	235	248
4.850% due 01/15/2016	295	311
5.000% due 07/15/2010	180	202
East Washington, Indiana Multi-School Building Corp. Revenue Bonds, (FGIC Insured), Series 2002
5.375% due 07/15/2028	2,560	2,694
Goshen-Chandler, Indiana School Building Corp. Revenue Bonds, (FGIC Insured), Series 2002
4.000% due 07/10/2007	860	924
4.250% due 01/10/2010	950	1,020
Hamilton Southeastern Indiana Construction School Building Revenue Bonds, (FSA State Aid Withholding Insured), Series 2001
5.000% due 07/15/2010	760	852
Indianapolis, Indiana Local Public Improvement Bonds Bank Transportation Revenue Bonds, Series 1992
6.750% due 02/01/2014	1,000	1,233
La Porte Indiana Multi-School Building Revenue Bonds, (MBIA Insured), Series 2001
5.250% due 01/15/2013	1,000	1,123
North Side, Indiana High School Building Corp. Revenue Bonds, (FSA Insured), Series 2003
5.250% due 01/15/2018	1,000	1,103
Pike, Indiana Multi-School Building Corp. Revenue Bonds, (FGIC Insured), Series 2002
5.000% due 01/15/2011	7,245	8,021
South Bend, Indiana Redevelopment Authority Lease Revenue Bonds, Series 2000
5.100% due 02/01/2011	405	448
5.200% due 02/01/2012	230	253
5.500% due 02/01/2015	180	201
Sunman Dearborn, Indiana Intermediate School Building Corp. Revenue Bonds, (FGIC Insured), Series 2001
5.375% due 07/15/2014	2,145	2,402

		26,440

Kentucky 0.6%
Kentucky State Turnpike Authority Economic Development Revenue Bonds
5.500% due 07/01/2010	2,000	2,312

Louisiana 1.7%
Louisiana Local Government Revenue Bonds, (MBIA Insured), Series 2000
5.700% due 01/01/2010	250	277
Louisiana State General Obligation Bonds, (FGIC Insured), Series 2002
8.690% due 04/01/2019 (a)	2,850	3,214
Louisiana Tobacco Settlement Financing Corp. Revenue Bonds, Series 2001
5.875% due 05/15/2039	$1,000	$789
9.308% due 05/15/2039 (a)	3,500	2,143

		6,423

Massachusetts 0.7%
Commonwealth of Massachusetts General Obligation Bonds (FSA Insured), Series 2002
5.500% due 11/01/2011	1,000	1,155
Massachusetts Housing Finance Agency Revenue Bonds, (AMBAC Insured), Series 1993
5.950% due 10/01/2008	85	86
Massachusetts State Development Finance Agency Revenue Bonds, (ACA Insured), Series 1999
4.600% due 03/01/2009	400	433
Massachusetts State Development Finance Agency Revenue Bonds, Series 1998
4.700% due 11/01/2007	210	224
4.800% due 11/01/2008	90	96
Massachusetts State Health & Educational Facilities Authority Revenue Bonds, Series 2001
6.000% due 07/01/2014	500	567

		2,561

Michigan 3.1%
Detroit, Michigan City School District General Obligation Bonds, (FSA Q-SBLF Insured), Series 2001
5.125% due 05/01/2031	750	764
Lake Fenton, Michigan Community Schools General Obligation Bonds, (SBLF Insured), Series 2002
5.000% due 05/01/2022	2,720	2,816
Michigan Public Power Agency Revenue Bonds, (AMBAC Insured), Series 2001
5.250% due 01/01/2015	1,000	1,109
Michigan State Environmental Protection General Obligation Bonds, Series 1992
6.250% due 11/01/2012	1,100	1,313
Michigan State General Obligation Bonds, Series 2002
5.000% due 12/01/2008	1,000	1,138
Rochester, Michigan Community School District General Obligation Bonds, (MBIA Insured), Series 1997
5.000% due 05/01/2019	750	827
Western Michigan University Revenue Bonds, (AMBAC Insured), Series 2001
5.000% due 07/15/2021	3,500	3,639

		11,606

Minnesota 0.7%
Dakota County, Minnesota Community Development Agency Multi-Family Housing Revenue Bonds, (GNMA Insured), Series 2002
4.750% due 07/20/2015	385	408
5.400% due 07/20/2028	1,265	1,309
New Richland, Minnesota Revenue Bonds, Series 1998
4.500% due 08/01/2004	1,000	1,032

		2,749

Mississippi 0.6%
Mississippi State General Obligation Bonds, (FSA Insured), Series 2001
6.000% due 09/01/2011	2,000	2,386

130	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

Missouri 3.2%
Kansas City, Missouri School District Capital Improvements Project Revenue Bonds, (FGIC Insured), Series 2003
5.000% due 02/01/2010	$3,585	$4,030
5.000% due 02/01/2011	3,525	3,944
Missouri State Environmental Improvement & Energy Resources Authority Revenue Bonds, Series 2000
5.750% due 07/01/2014	1,250	1,422
Missouri State Health & Educational Facilities Authority Revenue Bonds, (SPA—Landesbank Hessen Insured), Series 2003
1.100% due 02/15/2033 (a)	1,700	1,700
Missouri State Housing Development Community Revenue Bonds, (FHA Insured), Series 2001
5.250% due 12/01/2016	925	984

		12,080

Nevada 2.0%
Clark County, Nevada School District General Obligation Bonds, (FSA Insured), Series 2001
1.110% due 06/15/2021 (a)	1,100	1,100
County of Clark Nevada Highway Improvement Revenue Bonds, (AMBAC Insured), Series 2003
5.000% due 07/01/2009	1,000	1,128
Nevada State General Obligation Ltd. Bonds, (FGIC Insured), Series 1998
5.000% due 05/15/2028	1,000	1,011
Nevada State General Obligation Ltd. Bonds, Series 2002
4.900% due 11/01/2016	790	842
Washoe County, Nevada School District General Obligation Ltd. Bonds, (FSA Insured), Series 1999
5.750% due 06/01/2013	3,000	3,548

		7,629

New Hampshire 0.9%
New Hampshire Health & Educational Facilities Authority Revenue Bonds, (AMBAC Insured), Series 2002
5.125% due 07/01/2016	2,980	3,267

New Jersey 8.5%
New Jersey Economic Development Authority Revenue Bonds, (GTY AGMT Insured), Series 1998
6.000% due 11/01/2028	5,000	5,086
New Jersey Economic Development Authority Revenue Bonds, Series 1998
0.000% due 04/01/2013	1,595	1,115
5.600% due 01/01/2012	1,000	995
6.375% due 04/01/2018	1,500	1,859
6.375% due 04/01/2031	10,000	12,390
6.500% due 04/01/2031	2,115	2,345
6.800% due 04/01/2018	250	272
New Jersey Economic Development Authority Revenue Bonds, Series 1999
6.625% due 09/15/2012	3,500	3,230
New Jersey State General Obligation Bonds, Series 2003
5.000% due 07/15/2010	1,000	1,126
Tobacco Settlement Financing Corp. Revenue Bonds, Series 2003
6.125% due 06/01/2024	3,500	3,221

		31,639

New Mexico 0.1%
Santa Fe County, New Mexico El Castillo Retirement Nursing Home Bonds, Series 1998-A
5.250% due 05/15/2007	$315	$309

New York 11.2%
New York City Municipal Water & Sewer Systems Finance Authority Revenue Bonds, (FGIC Insured), Series 1994
1.150% due 06/15/2024 (a)	2,050	2,050
New York City, New York Transitional Finance Authority Revenue Bonds, Series 1998
5.000% due 11/15/2026	2,500	2,529
New York City, New York Transitional Finance Authority Revenue Bonds, Series 2002
5.250% due 02/01/2029	5,275	5,806
New York State Dormitory Authority Revenue Bonds, (ACA Insured), Series 2000
5.850% due 07/01/2010	1,000	1,133
New York State Dormitory Authority Revenue Bonds, Series 2002
6.000% due 11/15/2029	3,800	4,376
New York State Dormitory Authority Revenue Bonds, Series 2003
5.000% due 07/01/2034	1,000	1,011
New York State Thruway Service Contract Authority Revenue Bonds, Series 2001
5.000% due 04/01/2010	2,605	2,907
New York State Urban Development Corp. Revenue Bonds, Series 2002
5.500% due 01/01/2017	3,000	3,373
New York, New York General Obligation Bonds, Series 2002
5.250% due 08/01/2007	3,100	3,420
5.750% due 08/01/2014	5,000	5,586
New York, Tobacco Settlement Financing Authority Revenue Bonds, Series 2003
5.250% due 06/01/2013	4,000	4,258
Schenectady, New York Industrial Development Agency Civic Facility Revenue Bonds, Series 2001
5.500% due 07/01/2016	1,640	1,868
TSASC, Inc. Revenue Bonds, Series 1999
5.400% due 07/15/2012	3,550	3,453

		41,770

North Carolina 1.6%
Durham County, North Carolina General Obligation Revenue Bonds, Series 2002
8.710% due 04/01/2021 (a)	275	309
North Carolina Eastern Municipal Power Agency Power Systems Revenue Bonds, Series 1993
7.000% due 01/01/2008	1,000	1,154
North Carolina Eastern Municipal Power Agency Revenue Bonds, Series 2003
5.500% due 01/01/2012	4,000	4,356

		5,819

Ohio 0.8%
Ohio State Water Development Authority Revenue Bonds, Series 2002
5.375% due 12/01/2020	$1,100	$1,195
5.375% due 12/01/2021	1,750	1,887

		3,082

Oklahoma 0.3%
Oklahoma Housing Finance Agency Single Family Revenue Bonds, Series 2001
0.000% due 09/01/2032	6,080	1,129

Pennsylvania 0.8%
Delaware County, Pennsylvania Hospital Revenue Bonds, Series 1998
4.900% due 12/01/2008	100	104
Delaware County, Pennsylvania Industrial Development Authority Revenue Bonds, Series 1997
6.500% due 01/01/2008	725	787
Pennsylvania Convention Center Revenue Bonds, (MBIA-IBC Insured), Series 1994
6.750% due 09/01/2019	2,000	2,140

		3,031

Puerto Rico 0.3%
Children’s Trust Fund Tobacco Settlement Revenue Bonds, Series 2000
5.750% due 07/01/2010	750	883
6.000% due 07/01/2026	150	179

		1,062

Rhode Island 1.9%
Rhode Island Tobacco Settlement Financing Corp. Revenue Bonds, Series 2002
6.125% due 06/01/2032	2,300	1,929
6.250% due 06/01/2042	6,025	4,982

		6,911

South Carolina 1.5%
Medical University South Carolina Hospital Facilities Revenue Bonds, Series 1999
5.700% due 07/01/2012	1,000	1,177
South Carolina Transportation Infrastructure Revenue Bonds, (XLCA Insured), Series 2003
1.000% due 10/01/2031 (a)	2,000	2,000
State of South Carolina General Obligation Bonds, Series 2002
5.000% due 01/01/2011	2,105	2,361

		5,538

South Dakota 0.1%
South Dakota Housing Development Authority Revenue Bonds, (FHA/VA Insured), Series 2000
5.050% due 05/01/2010	225	235

Tennessee 1.3%
Knox County, Tennessee Health Educational & Housing Facilities Board Revenue Bonds, Series 2002
6.375% due 04/15/2022	1,000	1,039
Nashville & Davidson County, Tennessee Revenue Bonds, Series 1998
4.450% due 08/01/2007	1,000	1,081
Shelby County, Tennessee General Obligation Bonds, Series 2001
5.000% due 04/01/2023	1,000	1,019
Sullivan County, Tennessee Health, Educational & Housing Facilities Board Revenue Bonds, Series 2002
6.250% due 09/01/2022	1,000	1,033

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	131

Schedule of Investments (Cont.)

Municipal Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

Sullivan County, Tennessee Industrial Development Revenue Bonds, (GNMA Insured), Series 1995
6.250% due 07/20/2015	$750	$791

		4,963

Texas 15.4%
Bastrop, Texas Independent School District General Obligation Bonds, (PSF-GTD Insured), Series 2002
5.650% due 02/15/2035	2,765	2,964
Bexar County, Texas Housing Finance Corp. Multi-Family Revenue Bonds, (FNMA Insured), Series 2001
4.875% due 06/15/2011	900	968
Bexar, Texas Metro Water District Waterworks System Revenue Bonds, (MBIA Insured), Series 1998
0.000% due 05/01/2035	2,190	397
Brazos River Authority Texas Revenue Bonds, (MBIA Insured), Series 1998
4.900% due 10/01/2015	1,500	1,650
Denton, Texas Utility System Revenue Bonds, (FSA Insured), Series 2002
5.250% due 12/01/2016	1,690	1,863
Duncanville, Texas Independent School District General Obligation Bonds, (PSF-GTD Insured), Series 2001
5.250% due 02/15/2032	2,000	2,064
Harris County, Texas General Obligation Bonds, Series 1997
5.100% due 08/15/2015	250	266
Harris County, Texas Health Facilities Development Revenue Bonds, (MBIA Insured), Series 1999
1.150% due 10/01/2029 (a)	2,400	2,400
Houston, Texas Airport System Revenue Bonds, Series 2001
6.750% due 07/01/2029	1,000	837
Houston, Texas Airport Systems Revenue Bonds, (FGIC Insured), Series 2000
8.640% due 07/01/2025 (a)	2,500	2,493
Houston, Texas Independent School District General Obligation Ltd. Bonds, (PSF-GTD Insured), Series 1999
5.250% due 02/15/2018	355	380
Houston, Texas Water & Sewer System Revenue Bonds, (FSA Insured), Series 2001
5.500% due 12/01/2017	1,000	1,122
Houston, Texas Water Conveyance System Contract Certificates of Participation Bonds, (AMBAC Insured), Series 1993
6.250% due 12/15/2012	5,000	6,073
Katy, Texas Independent School District General Obligation Bonds, (PSF-GTD Insured), Series 1998
4.750% due 02/15/2024	1,500	1,501
Lamar, Texas Independent School District General Obligation Bonds, (PSF-GTD Insured), Series 1998
4.750% due 02/15/2020	1,750	1,781
Lower Colorado River, Texas Authority Revenue Bonds, (FSA Insured), Series 1998
4.750% due 01/01/2028	3,000	3,070
Lower Colorado River, Texas Authority Revenue Bonds, (FSA Insured), Series 2001
5.000% due 05/15/2026	2,000	2,020
Midlothian, Texas Independent School District General Obligation Bonds, (PSF-GTD Insured), Series 1999
0.000% due 02/15/2018	$1,000	$438
North Texas Health Facilities Development Corp. Revenue Bonds, (AMBAC Insured), Series 2002
5.500% due 08/15/2016	2,905	3,269
5.500% due 08/15/2017	1,000	1,116
North Texas State University Revenue Bonds, (FSA Insured), Series 1999
5.375% due 04/15/2014	250	275
Pasadena, Texas General Obligation Bonds, (FGIC Insured), Series 2002
5.125% due 04/01/2024	1,750	1,799
Peaster, Texas Independent School District General Obligation Bonds, (PSF-GTD Insured), Series 2002
5.000% due 08/15/2031	430	434
Quinlan, Texas Independent School District General Obligation Bonds, (PSF-GTD Insured), Series 2002
5.000% due 02/15/2027	1,000	1,015
Red River, Texas Educational Finance Revenue Bonds, Series 2000
5.750% due 05/15/2017	750	843
Rio Grande City, Texas Construction Independent School District General Obligation Bonds, (PSF-GTD Insured), Series 2000
5.875% due 08/15/2018	1,825	2,092
Sabine River, Texas Pollution Control Authority Revenue Bonds, Series 2001
5.500% due 05/01/2022	1,000	1,042
San Antonio, Texas Electric & Gas Systems Revenue Bonds, Series 1997
5.500% due 02/01/2015	975	1,133
San Jacinto, Texas Community College District General Obligation Ltd. Bonds, (FGIC Insured), Series 2001
5.000% due 02/15/2021	225	234
Texas State Affordable Multi-Family Housing Revenue Bonds, (MBIA Insured), Series 2002
4.850% due 09/01/2012	2,000	2,137
4.850% due 09/01/2012	1,335	1,440
Texas State Turnpike Systems Authority Revenue Bonds, Series 2002
5.000% due 06/01/2008	5,000	5,589
Texas Water Development Board Revenue Bonds, (J.P. Morgan Chase Bank Insured), Series 2003
1.100% due 07/15/2022 (a)	1,220	1,220
Travis County, Texas Health Facilities Development Hospital Revenue Bonds, Series 1993
6.000% due 11/15/2022	1,400	1,515

		57,440

Utah 0.6%
Utah State General Obligation Bonds, Series 2002
5.375% due 07/01/2009	2,000	2,303

Virgin Islands 0.2%
Virgin Islands Government Refinery Facility Revenue Bonds, Series 2002
6.500% due 07/01/2021	900	922

Virginia 1.4%
Loudoun County, Virginia Industrial Development Authority Revenue Bonds, Series 2003
1.100% due 02/15/2038 (a)	$2,000	$2,000
Newport News, Virginia General Obligation Bonds, Series 2002
5.000% due 07/01/2022	1,000	1,048
Virginia Polytechnic Institute & State University Revenue Bonds, Series 1996
5.400% due 06/01/2012	1,000	1,092
Virginia State Housing Development Authority Revenue Bonds, (MBIA Insured), Series 2001
5.350% due 07/01/2031	1,000	1,020

		5,160

Washington 3.4%
Energy Northwest Washington Electric Revenue Bonds, Series 2003
5.500% due 07/01/2014	1,000	1,136
Tobacco Settlement Authority of Washington Revenue Bonds, Series 2002
6.625% due 06/01/2032	5,000	4,407
University of Washington Revenue Bonds, (AMBAC Insured), Series 2002
5.125% due 12/01/2017	2,715	2,932
5.250% due 12/01/2023	2,595	2,724
Walla Walla County School District Revenue Bonds, (AMBAC Insured), Series 1998
6.000% due 12/01/2010	1,175	1,401

		12,600

Washington, D.C. 0.5%
Metropolitan Washington D.C. Airport Systems Authority Revenue Bonds, Series 2002
5.250% due 10/01/2032	2,000	2,032

Wisconsin 3.4%
Hudson, Wisconsin School District General Obligation Bonds, (FGIC Insured), Series 2002
5.000% due 10/01/2017	1,420	1,519
5.000% due 10/01/2019	1,040	1,098
South Milwaukee, Wisconsin School District General Obligation Bonds, (FGIC Insured), Series 2002
3.750% due 04/01/2011	385	397
4.375% due 04/01/2014	565	591
Wisconsin Housing & Economic Development Authority Housing Revenue Bonds, (MBIA Insured), Series 2002
4.700% due 05/01/2012	1,170	1,230
4.700% due 11/01/2012	1,555	1,635
Wisconsin Housing & Economic Development Authority Housing Revenue Bonds, Series 2002
4.700% due 05/01/2012	1,590	1,690
Wisconsin State Clean Water Revenue Bonds, Series 2002
9.170% due 06/01/2023 (a)	350	396
Wisconsin State General Obligation Bonds, Series 2001
5.250% due 05/01/2020	3,000	3,220
Wisconsin State Transportation Revenue Bonds, Series 1993
5.000% due 07/01/2011	1,000	1,112

		12,888

Total Municipal Bonds & Notes (Cost $369,209)		383,659

132	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

U.S. TREASURY OBLIGATIONS 0.1%
Treasury Inflation Protected Securities (d)(f)
3.375% due 01/15/2007	$290	$319

Total U.S. Treasury Obligations (Cost $293)		319

SHORT-TERM INSTRUMENTS 1.4%
U.S. Treasury Bills 1.4%
1.000% due 12/04/2003-12/18/2003 (e)(f)	2,030	5,298

Total Short-Term Instruments (Cost $5,300)		5,298

Total Investments 104.1% (Cost $374,802)		$389,276
Written Options (g) (0.3%) (Premiums $486)		(1,259)
Other Assets and Liabilities (Net) (3.8%)		(13,988)

Net Assets 100.0%		$374,029

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security becomes interest bearing at a future date.

(c)	Security, or a portion thereof, has been purchased on a delayed delivery basis. The aggregate payable and market value for all securities purchased on a delayed delivery basis was $9,735 and $9,786, respectively, as of September 30, 2003.

(d)	Principal amount of security is adjusted for inflation.

(e)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(f)	Securities with an aggregate market value of $5,617 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized (Depreciation)

U.S. Treasury 30-Year Note (12/2003)—Short	462	$(2,911)

(g)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Call-CBOT U.S. Treasury Note December Futures
Strike @ 112.000 Exp. 11/22/2003	510	$486	$1,259

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	133

Schedule of Investments

New York Municipal Bond Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

MUNICIPAL BONDS & NOTES 101.3%
New York 96.5%
Amherst, New York General Obligation Bonds, (FGIC Insured), Series 1999-A
5.500% due 12/01/2008	$150	$171
Buffalo, New York Municipal Water Finance Authority Water Systems Revenue Bonds, (FSA Insured), Series 2002
5.000% due 07/01/2027	500	507
Edmeston, New York Central School District General Obligation Bonds, (MBIA Insured), Series 1999
5.100% due 06/15/2007	150	168
Long Island Power Authority Revenue Bonds, Series 2003
5.000% due 06/01/2008	250	276
Metropolitan Transportation Authority New York Revenue Bonds, (FSA Insured), Series 2002
1.070% due 11/01/2022 (a)	200	200
Metropolitan Transportation Authority Revenue Bonds, (FGIC Insured), Series 2003
5.000% due 11/15/2032	200	203
Nassau County Interim Finance Authority Revenue Bonds, (MBIA Insured), Series 2003
5.000% due 11/15/2010	1,000	1,130
New York City Municipal Water & Sewer Systems Finance Authority Revenue Bonds, (FGIC Insured), Series 1994
1.200% due 06/15/2024 (a)	850	850
New York City Transitional Finance Authority Revenue Bonds (Toronto-Dominion Bank Insured), Series 2002
1.150% due 08/01/2031 (a)	200	200
New York City Transitional Finance Authority Revenue Bonds, Series 2002
5.000% due 08/01/2024	525	533
New York City, New York Individual Development Agency Civic Facility Revenue Bonds, Series 2002
6.450% due 07/01/2032	250	263
New York City, New York Individual Development Agency Special Facilities Revenue Bonds, Series 1998
5.250% due 12/01/2032	150	102
New York City, New York Individual Development Revenue Bonds, Series 1997
5.650% due 10/01/2028	150	135
New York City, New York Industrial Development Agency Pipeline Airport Facility Revenue Bonds, Series 2001
5.500% due 07/01/2028	250	243
New York City, New York Transitional Finance Authority Revenue Bonds, Series 2000
5.500% due 11/01/2029	500	585
New York City, New York Transitional Finance Authority Revenue Bonds, Series 2002
5.250% due 11/01/2011	600	682
5.250% due 02/01/2029	500	550
New York State Dormitory Authority Revenue Bonds, (FGIC Insured), Series 2002
5.000% due 07/01/2032	500	506
New York State Dormitory Authority Revenue Bonds, (FSA Insured), Series 1998
4.750% due 07/01/2008	$150	$168
New York State Dormitory Authority Revenue Bonds, (MBIA Insured), Series 2000
8.090% due 08/15/2022 (a)	250	255
New York State Dormitory Authority Revenue Bonds, (MBIA Insured), Series 2002
5.000% due 10/01/2012	500	560
5.000% due 10/01/2030	750	760
New York State Dormitory Authority Revenue Bonds, (MBIA Insured), Series 2003
5.000% due 07/01/2011	1,000	1,120
5.000% due 08/01/2031	1,000	1,013
New York State Dormitory Authority Revenue Bonds, Series 1993
1.050% due 07/01/2023 (a)	300	300
New York State Dormitory Authority Revenue Bonds, Series 2000
1.050% due 07/01/2030 (a)	380	380
6.000% due 07/01/2010	150	152
New York State Dormitory Authority Revenue Bonds, Series 2001
5.500% due 07/01/2030	200	207
New York State Dormitory Authority Revenue Bonds, Series 2002
6.000% due 11/15/2029	400	461
New York State Dormitory Authority Revenue Bonds, Series 2003
5.000% due 07/01/2034	550	556
New York State Environmental Facilities Corp. Revenue Bonds, Series 2002
5.000% due 06/15/2014	400	442
New York State General Obligation Bonds, Series 1997-D
5.250% due 08/01/2021	100	103
New York State Local Government Assistance Corp. Revenue Bonds, (MBIA Insured), Series 1997-B
5.125% due 04/01/2013	150	164
New York State Local Government Assistance Corp. Revenue Bonds, Series 1993
6.000% due 04/01/2014	320	376
New York State Power Authority Revenue & General Purpose Bonds, Series 1972-E
5.500% due 01/01/2010	105	117
New York State Thruway Authority Revenue Bonds, Series 1993
1.190% due 01/01/2024 (a)	300	300
New York State Urban Development Corp. Revenue Bonds, Series 1999
5.000% due 01/01/2005	150	157
New York State Urban Development Corp. Revenue Bonds, Series 2002
5.500% due 01/01/2017	500	562
New York State Urban Development Corp. Revenue Bonds, Series 2003
5.000% due 03/15/2011	$495	$549
New York, New York General Obligation Bonds, Series 2002
5.250% due 08/01/2007	400	441
Rockland County, New York Solid Waste Management Authority Revenue Bonds, Series 1999-A
4.800% due 12/15/2005	145	156
Sachem Central School District of Holbrook, New York General Obligation Bonds, (MBIA Insured), Series 2003
5.000% due 06/15/2028	500	509
Schenectady, New York Industrial Development Agency Civic Facility Revenue Bonds, Series 2001
5.500% due 07/01/2016	500	569
Troy, New York Industrial Development Agency Civic Facility Revenue Bonds, Series 2002
5.500% due 09/01/2015	500	567
TSASC, Inc. Revenue Bonds, Series 1999
5.400% due 07/15/2012	300	292
TSASC, Inc. Revenue Bonds, Series 2002
5.000% due 07/15/2014	750	671

		19,211

Puerto Rico 3.6%
Children’s Trust Fund Tobacco Settlement Revenue Bonds, Series 2000
6.000% due 07/01/2026	100	119
Puerto Rico Commonwealth General Obligation Bonds, Series 1998
5.750% due 07/01/2012	500	591

		710

Texas 0.6%
Waco, Texas Independent School District General Obligation Bonds, (PSF-GTD Insured), Series 2001
5.000% due 08/15/2021	120	125

Virgin Islands 0.6%
Virgin Islands Government Refinery Facility Revenue Bonds, Series 2002
6.500% due 07/01/2021	125	128

Total Municipal Bonds & Notes (Cost $19,820)		20,174

SHORT-TERM INSTRUMENTS 3.3%
Repurchase Agreement 1.0%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Fannie Mae 2.000% due 04/08/2005 valued at $213. Repurchase proceeds are $204.)	204	204

U.S. Treasury Bills 2.3%
1.010% due 12/04/2003-12/18/2003 (b)(c)	445	444

Total Short-Term Instruments (Cost $648)		648

134	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Value (000s)

Total Investments 104.6% (Cost $20,468)	$20,822
Written Options (d) (0.3%) (Premiums $22)	(57)
Other Assets and Liabilities (Net) (4.3%)	$(854)

Net Assets 100.0%	$19,911

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(c)	Securities with an aggregate market value of $444 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized (Depreciation)

U.S. Treasury 30-Year Bond (12/2003)—Short	13	$(61)

(d)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Call - CBOT U.S. Treasury Note December Futures
Strike @ 112.000 Exp. 11/22/2003	23	$22	$57

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	135

Schedule of Investments

Real Return Asset Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 3.6%
Banking & Finance 2.7%
Atlas Reinsurance PLC
7.860% due 04/07/2005 (a)	$250	$250
CIT Group, Inc.
2.360% due 01/09/2004	1,200	1,204
Ford Motor Credit Co.
3.227% due 10/25/2004 (a)	100	101
1.550% due 07/18/2005 (a)	500	491
General Motors Acceptance Corp.
1.830% due 05/17/2004 (a)	900	901
Pemex Project Funding Master Trust
8.625% due 02/01/2022	100	112
Phoenix Quake Wind Ltd.
3.466% due 07/03/2008 (a)	1,750	1,750
Residential Reinsurance Ltd.
6.090% due 06/08/2006 (a)	500	501
Studio RE Ltd.
6.210% due 07/07/2006 (a)	250	251
Travelers Property Casualty Corp.
3.750% due 03/15/2008	100	102

		5,663

Industrials 0.3%
DaimlerChrysler North America Holding Corp.
7.750% due 06/15/2005	100	109
Petroleos Mexicanos
9.500% due 09/15/2027	500	607

		716

Utilities 0.6%
Cleveland Electric Illuminating Co.
6.860% due 10/01/2008	100	111
Entergy Gulf States, Inc.
2.040% due 06/18/2007 (a)	1,100	1,103

		1,214

Total Corporate Bonds & Notes (Cost $7,520)		7,593

U.S. TREASURY OBLIGATIONS 124.4%
Treasury Inflation Protected Securities (c)
3.375% due 01/15/2007	14,509	15,964
3.875% due 01/15/2009 (b)	46,051	52,621
4.250% due 01/15/2010	1,366	1,604
3.500% due 01/15/2011	1,057	1,196
3.000% due 07/15/2012 (b)	18,949	20,760
1.875% due 07/15/2013	8,511	8,468
3.625% due 04/15/2028 (b)	47,772	57,580
3.875% due 04/15/2029 (b)	84,255	106,148

Total U.S. Treasury Obligations (Cost $257,059)		264,341

SOVEREIGN ISSUES 0.4%
Republic of Brazil
2.125% due 04/15/2006 (a)	96	94
2.187% due 04/15/2009 (a)	141	127
8.000% due 04/15/2014	369	339
11.000% due 08/17/2040	200	189
United Mexican States
6.375% due 01/16/2013	200	212

Total Sovereign Issues (Cost $950)		961

SHORT-TERM INSTRUMENTS 2.4%
Commercial Paper 2.1%
Fannie Mae
1.080% due 02/23/2004	700	697
General Electric Capital Corp.
1.120% due 01/21/2004	2,100	2,093
HBOS Treasury Services PLC
1.105% due 01/23/2004	$1,600	$1,594

		4,384

Repurchase Agreement 0.2%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Federal Home Loan Bank 2.375% due 02/15/2006 valued at $516. Repurchase proceeds are $505.)	505	505

U.S. Treasury Bill 0.1%
1.010% due 12/18/2003 (d)	150	150

Total Short-Term Instruments (Cost $5,039)		5,039

Total Investments 130.8% (Cost $270,568)		$277,934
Other Assets and Liabilities (Net) (30.8%)		(65,387)

Net Assets 100.0%		$212,547

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security, or a portion thereof, has been purchased on a delayed delivery basis. The aggregate payable and market value for all securities purchased on a delayed delivery basis was $69,813 and $71,033, respectively, as of September 30, 2003.

(c)	Principal amount of security is adjusted for inflation.

(d)	Securities with an aggregate market value of $150 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation

U.S. Treasury 10-Year Note
(12/2003)—Long	64	$377

(e)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation

Receive total return on Dow Jones - AIG Commodity Index and pay a floating rate based on 1-month Treasury Bill rate plus 0.640%.
Counterparty: AIG International Inc. Exp. 10/31/2003	$10,300	$0

(f)	Short sales open at September 30, 2003 were as follows:

Type	Coupon (%)	Maturity	Par	Value	Proceeds

U.S. Treasury Note	4.250	08/15/2013	$6,000	$6,153	$5,997

136	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

Real Return Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 8.1%
Banking & Finance 6.4%
Allstate Financial Global Funding
7.125% due 09/26/2005	$5,000	$5,528
Atlas Reinsurance II PLC
3.653% due 01/07/2005 (a)	1,250	1,256
Atlas Reinsurance PLC
8.510% due 04/07/2005 (a)	3,750	3,750
Bear Stearns Cos., Inc.
1.420% due 12/01/2003 (a)	500	500
1.676% due 09/21/2004 (a)	1,000	1,004
CIT Group, Inc.
2.360% due 01/09/2004 (a)	600	602
5.625% due 05/17/2004	1,000	1,026
Concentric Ltd.
4.360% due 07/28/2004	1,500	1,499
Deutsche Telekom International Finance BV
7.750% due 06/15/2005	10,000	11,019
Export-Import Bank of Korea
6.500% due 11/15/2006	2,500	2,799
Ford Motor Credit Co.
1.390% due 11/24/2003 (a)	3,000	2,999
1.740% due 01/26/2004 (a)	8,200	8,198
1.946% due 03/08/2004 (a)	13,500	13,511
1.602% due 04/26/2004 (a)	2,000	1,996
6.700% due 07/16/2004	14,402	14,899
3.227% due 10/25/2004 (a)	28,480	28,743
1.550% due 06/30/2005 (a)	3,100	3,046
1.808% due 07/18/2005 (a)	47,750	46,924
General Motors Acceptance Corp.
2.088% due 01/20/2004 (a)	2,400	2,402
1.360% due 04/05/2004 (a)	700	699
1.914% due 05/04/2004 (a)	19,600	19,622
2.105% due 05/17/2004 (a)	3,600	3,602
1.390% due 05/28/2004 (a)	2,000	1,995
1.718% due 07/21/2004 (a)	50,400	50,267
Goldman Sachs Group
1.825% due 12/01/2004 (a)	1,600	1,606
J.P. Morgan Chase & Co., Inc.
5.385% due 02/15/2012 (a)	2,500	2,622
MBNA America Bank
7.125% due 11/15/2012	5,000	5,745
Merrill Lynch & Co., Inc.
1.640% due 05/21/2004 (a)	2,100	2,104
National Australia Bank Ltd.
2.535% due 05/19/2010 (a)	1,500	1,506
Parametric Re Ltd.
3.300% due 11/19/2007 (a)	11,500	10,999
5.540% due 05/19/2008 (a)	1,500	1,528
Pemex Finance Ltd.
6.125% due 11/15/2003	33	33
Pemex Project Funding Master Trust
7.375% due 12/15/2014	22,000	23,760
8.625% due 02/01/2022	6,900	7,728
Phoenix Quake Wind Ltd.
3.515% due 07/03/2008 (a)	50,550	50,548
3.515% due 07/03/2008 (a)	7,000	7,000
4.565% due 07/03/2008 (a)	21,250	21,166
Pioneer 2002 Ltd
8.758% due 06/15/2006	5,000	5,088
Premium Asset Trust
1.465% due 11/27/2004 (a)	5,000	5,014
Prudential Funding Corp.
6.375% due 07/23/2006	7,000	7,771
Redwood Capital II Ltd.
4.380% due 01/01/2004 (a)	33,700	33,698
Residential Reinsurance Ltd.
6.130% due 06/01/2004 (a)	4,500	4,527
6.325% due 06/01/2005 (a)	15,900	15,940
6.230% due 06/08/2006 (a)	20,100	20,125
Studio RE Ltd.
6.500% due 07/07/2006 (a)	28,750	28,894
Travelers Property Casualty Corp.
3.750% due 03/15/2008	$7,000	$7,131
Trinom Ltd.
5.060% due 12/18/2004 (a)	3,700	3,723
Wachovia Bank North America
1.660% due 02/20/2004 (a)	2,250	2,253
Wachovia Corp.
7.550% due 08/18/2005	12,500	13,842
Washington Mutual Bank
1.450% due 05/14/2004 (a)	1,700	1,703
1.705% due 05/17/2004 (a)	17,900	17,933

		531,873

Industrials 0.7%
DaimlerChrysler North America Holding Corp.
1.660% due 08/16/2004 (a)	5,000	4,994
7.750% due 06/15/2005	1,087	1,185
Fred Meyer, Inc.
7.375% due 03/01/2005	2,000	2,145
Petroleos Mexicanos
9.500% due 09/15/2027	14,850	18,043
SR Wind Ltd.
6.386% due 05/18/2005 (a)	2,000	2,010
6.886% due 05/18/2005 (a)	1,600	1,622
Walt Disney Co.
4.500% due 09/15/2004	15,000	15,443
Waste Management, Inc.
6.375% due 11/15/2012	1,000	1,108
7.100% due 08/01/2026	2,000	2,195
Weyerhaeuser Co.
5.500% due 03/15/2005	5,460	5,736
6.125% due 03/15/2007	3,085	3,389

		57,870

Utilities 1.0%
AT&T Corp.
7.800% due 11/15/2011	500	579
8.000% due 11/15/2031	245	291
British Telecom PLC
2.553% due 12/15/2003 (a)	6,200	6,213
7.875% due 12/15/2005	10,750	12,024
Cleveland Electric Illuminating Co.
9.500% due 05/15/2005	15,375	15,471
6.860% due 10/01/2008	7,000	7,749
Entergy Gulf States, Inc.
2.040% due 06/18/2007 (a)	4,900	4,915
Indianapolis Power & Light
6.300% due 07/01/2013	500	514
Progress Energy, Inc.
6.750% due 03/01/2006	32,150	35,304

		83,060

Total Corporate Bonds & Notes (Cost $659,819)		672,803

MUNICIPAL BONDS & NOTES 0.6%
Arizona 0.0%
Salt River Project Arizona Agriculture Improvement & Power District Revenue Bonds, Series 2002
5.000% due 01/01/2031	4,000	4,065

California 0.3%
California State Tobacco Securitization Corp. Revenue Bonds, Series 2003-A1
6.250% due 06/01/2033	25,000	21,695
Golden State Tobacco Securitization Corp. Revenue Bonds, Series 2003
5.000% due 06/01/2021	5,000	4,914

		26,609

Florida 0.0%
Florida State Board of Education General Obligation Bonds, Series 2002
5.000% due 06/01/2032	3,000	3,043

Massachusetts 0.1%
Massachusetts State Water Reserve Authority Revenue Bonds, (FSA Insured), Series 2002
5.000% due 08/01/2032	$5,000	$5,046

New Jersey 0.1%
New Jersey Tobacco Settlement Funding Corp. Revenue Bonds, Series 2003
6.375% due 06/01/2032	6,000	5,402

New York 0.1%
New York State Triborough Bridge & Tunnels Authority Revenue Bonds, Series 2002
5.000% due 11/15/2032	5,000	5,040

Total Municipal Bonds & Notes (Cost $51,785)		49,205

U.S. GOVERNMENT AGENCIES 0.1%
Fannie Mae
5.250% due 03/22/2007	2,500	2,550
Housing Urban Development
5.530% due 08/01/2020	6,000	6,257

Total U.S. Government Agencies (Cost $8,565)		8,807

U.S. TREASURY OBLIGATIONS 110.9%
Treasury Inflation Protected Securities (e)
3.375% due 01/15/2007 (b)	1,576,961	1,735,151
3.625% due 01/15/2008	982,251	1,102,424
3.875% due 01/15/2009 (c)	1,578,989	1,804,243
4.250% due 01/15/2010	513,904	603,355
3.500% due 01/15/2011 (c)	492,382	557,316
3.375% due 01/15/2012 (c)	200,414	225,592
3.000% due 07/15/2012	685,593	751,154
1.875% due 07/15/2013	35,245	35,068
3.625% due 04/15/2028 (c)	907,625	1,093,972
3.875% due 04/15/2029	872,787	1,099,575
3.375% due 04/15/2032	173,326	207,856

Total U.S. Treasury Obligations (Cost $8,814,657)		9,215,706

MORTGAGE-BACKED SECURITIES 0.8%
Collateralized Mortgage Obligations 0.3%
Bear Stearns Adjustable Rate Mortgage Trust
4.238% due 11/25/2030 (a)	1,538	1,560
Fannie Mae
1.510% due 11/25/2032 (a)	7,508	7,519
Freddie Mac
6.500% due 01/25/2028	100	106
7.000% due 10/15/2030	1,912	2,013
Mellon Residential Funding Corp.
1.600% due 10/20/2029 (a)	800	802
Residential Asset Securitization Trust
6.860% due 08/25/2029	3,662	3,667
Washington Mutual Mortgage Securities Corp.
3.363% due 02/27/2034 (a)	9,552	9,670

		25,337

Federal Housing Administration 0.0%
7.430% due 12/01/2020	113	113

Government National Mortgage Association 0.5%
6.500% due 05/15/2028-03/15/2033 (d)	41,536	43,660

		43,660

Total Mortgage-Backed Securities (Cost $68,743)		69,110

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	137

Schedule of Investments (Cont.)

Real Return Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)		Value (000s)

ASSET-BACKED SECURITIES 0.4%
AFC Home Equity Loan Trust
1.340% due 03/25/2027 (a)		$64	$64
American Residential Eagle Trust
1.375% due 07/25/2029 (a)		1,037	1,038
Asset-Backed Securities Corp. Home Equity Loan Trust
1.470% due 06/21/2029 (a)		373	374
Bear Stearns Asset-Backed Securities, Inc.
1.570% due 07/25/2033 (a)		1,815	1,819
Citifinancial Mortgage Securities, Inc.
1.410% due 01/25/2033 (a)		18,001	18,031
Conseco Finance Corp.
7.890% due 07/15/2018		6	6
8.170% due 12/15/2025		1,772	1,842
Conseco Finance Home Loan Trust
8.880% due 06/15/2024		714	730
EQCC Home Equity Loan Trust
1.579% due 03/20/2029 (a)		77	77
Home Equity Asset Trust
1.530% due 03/25/2033 (a)		11,173	11,193

Total Asset-Backed Securities (Cost $35,049)			35,174

SOVEREIGN ISSUES 0.7%
Republic of Brazil
2.125% due 04/15/2006 (a)		7,344	7,179
2.187% due 04/15/2009 (a)		4,306	3,870
11.000% due 01/11/2012		1,600	1,648
8.000% due 04/15/2014		23,520	21,610
11.000% due 08/17/2040		5,300	5,008
United Mexican States
6.375% due 01/16/2013		20,700	21,890
United Mexican States Value Recovery Right
0.000% due 06/30/2004 (a)		718	10
0.000% due 06/30/2005 (a)		718	3

Total Sovereign Issues (Cost $59,799)			61,218

FOREIGN CURRENCY-DENOMINATED ISSUES (j)(k) 1.4%
Caisse D’amort Dette Soc
3.800% due 07/25/2006 (e)	EC	5,333	6,678
Commonwealth of Canada
4.250% due 12/01/2021 (e)	C$	2,472	2,152
4.000% due 12/01/2031 (e)		7,866	6,872
3.000% due 12/01/2036 (e)		13,000	9,557
Commonwealth of New Zealand
4.500% due 02/15/2016 (e)	N$	36,700	27,237
Republic of France
3.000% due 07/25/2012 (e)	EC	34,582	43,728
Tyco International Group S.A.
4.375% due 11/19/2004		14,000	16,345

Total Foreign Currency-Denominated Issues (Cost $88,997)			112,569

SHORT-TERM INSTRUMENTS 2.2%
Commercial Paper 0.3%
HBOS Treasury Services PLC
1.065% due 12/23/2003		1,200	1,197
1.105% due 01/23/2004		13,000	12,955
Royal Bank of Scotland PLC
1.055% due 12/16/2003		4,000	3,991
1.085% due 01/20/2004		5,000	4,983

			23,126

Repurchase Agreement 0.2%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Fannie Mae 1.500% due 08/15/2005 valued at $14,084. Repurchase proceeds are $13,805.)		13,805	13,805

U.S. Treasury Bills 1.7%
4.250% due 08/15/2013 (b)(d)(h)		$40,825	$143,273

Total Short-Term Instruments (Cost $179,236)			180,204

Total Investments 125.2% (Cost $9,966,650)			$10,404,796
Written Options (f) (0.0%) (Premiums $1,427)			(636)
Other Assets and Liabilities (Net) (25.2%)			(2,092,240)

Net Assets 100.0%			$8,311,920

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Securities with an aggregate market value of $22,424 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Euro-Bund 10-Year Note
(12/2003)—Long	250	$884
U.S. Treasury 10-Year Note
(12/2003)—Long	4,267	23,653
U.S. Treasury 10-Year Bond
(12/2003)—Short	46	(201)
U.S. Treasury 30-Year Note
(12/2003)—Short	259	(1,851)

		$22,485

(c)	Security, or a portion thereof, has been purchased on a delayed delivery basis. The aggregate payable and market value for all securities purchased on a delayed delivery basis was $2,185,097 and $2,203,253, respectively, as of September 30, 2003.

(d)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(e)	Principal amount of security is adjusted for inflation.

(f)	Premiums received on written options:

Type	Notional Amount	Premium	Value

Call - OTC 10-Year Interest Rate Swap
Counterparty: Lehman Brothers, Inc.
Strike @ 4.000%**
Exp. 03/03/2004	$65,000	$1,427	$636

**	The Fund will receive a floating rate based on 3-month LIBOR.

(g)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation/ (Depreciation)

Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 03/01/2005	BP 250,000	$(1,295)
Receive a fixed rate equal to 0.200% and the Fund will pay to the counterparty at par in the event of default of Federal National Mortgage Association 5.375% due 11/15/2011.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 05/03/2005	$80,000	(21)
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: Lehman Brothers, Inc. Exp. 12/17/2008	30,000	1,040
Receive floating rate based on 3-month LIBOR plus 0.470% and pay a fixed rate equal to 7.750%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/01/2005	10,000	(957)

		$(1,233)

(h)	Security, or a portion thereof, has been pledged as collateral for swap and swaption contracts. The aggregate market value for all securities pledged as collateral was $3,993 as of September 30, 2003.

(i)	Short sales open at September 30, 2003 were as follows:

Type	Coupon (%)	Maturity	Par	Value	Proceeds

U.S. Treasury Note	3.250	08/15/2007	$127,800	$131,998	$130,014
U.S. Treasury Note	3.125	09/15/2008	177,200	179,720	178,613
U.S. Treasury Note	5.750	08/15/2010	100,000	114,520	111,740
U.S. Treasury Note	4.000	11/15/2012	37,100	37,552	36,512
U.S. Treasury Note	4.250	08/15/2013	351,600	360,541	351,760

				$824,331	$808,639

(j)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency		Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)

Sell	C$		25,521	10/2003	$0	$(320)	$(320)
Sell		EC	44,758	11/2003	0	(707)	(707)
Sell	N$		46,628	10/2003	1	(1,209)	(1,208)
Sell			46,628	11/2003	0	(21)	(21)
Buy			46,628	10/2003	29	0	29

					$30	$(2,257)	$(2,227)

(k)	Principal amount denoted in indicated currency:

BP—British Pound
C$—Canadian Dollar
EC—Euro
N$—New Zealand Dollar

138	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

Real Return Fund II

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 1.9%
Banking & Finance 1.5%
CIT Group, Inc.
2.360% due 01/09/2004 (a)	$400	$401
Ford Motor Credit Co.
1.946% due 03/08/2004 (a)	250	250

		651

Utilities 0.4%
Entergy Gulf States, Inc.
2.040% due 06/18/2007 (a)	200	201

Total Corporate Bonds & Notes (Cost $851)		852

U.S. TREASURY OBLIGATIONS 93.6%
Treasury Inflation Protected Securities (c)
3.375% due 01/15/2007	580	639
3.625% due 01/15/2008 (b)	3,427	3,846
3.875% due 01/15/2009	9,195	10,506
4.250% due 01/15/2010	547	642
3.500% due 01/15/2011	1,057	1,196
3.375% due 01/15/2012	518	583
3.000% due 07/15/2012	9,205	10,085
3.625% due 04/15/2028	5,685	6,852
3.875% due 04/15/2029	6,152	7,751

Total U.S. Treasury Obligations (Cost $40,313)		42,100

SOVEREIGN ISSUES 0.5%
United Mexican States
6.375% due 01/16/2013	200	211

Total Sovereign Issues (Cost $195)		211

SHORT-TERM INSTRUMENTS 11.7%
Commercial Paper 10.6%
Fannie Mae
1.060% due 12/15/2003	200	200
1.075% due 12/15/2003	1,000	998
1.130% due 02/25/2004	2,000	1,991
1.130% due 02/25/2004	1,000	995
HBOS Treasury Services PLC
1.065% due 12/09/2003	600	599

		4,783

Repurchase Agreement 0.5%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Freddie Mac 2.875% due 09/15/2005 valued at $241. Repurchase proceeds are $234.)	234	234

U.S. Treasury Bill 0.6%
1.010% due 12/18/2003 (d)	265	264

Total Short-Term Instruments (Cost $5,281)		5,281

Total Investments 107.7% (Cost $46,640)		$48,444
Other Assets and Liabilities (Net) (7.7%)		(3,460)

Net Assets 100.0%		$44,984

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security, or a portion thereof, has been purchased on a delayed delivery basis. The aggregate payable and market value for all securities purchased on a delayed delivery basis was $3,808 and $3,828, respectively, as of September 30, 2003.

(c)	Principal amount of security is adjusted for inflation.

(d)	Securities with an aggregate market value of $264 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation

U.S. Treasury 10-Year Note (12/2003)—Long	16	$94

(e)	Short sales open at September 30, 2003 were as follows:

Type	Coupon (%)	Maturity	Par	Value	Proceeds

U.S. Treasury Note	4.000	11/15/2012	$250	$253	$246
U.S. Treasury Note	4.250	08/15/2013	1,200	1,231	1,199

				$1,484	$1,445

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	139

Schedule of Investments

Short Duration Municipal Income Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

MUNICIPAL BONDS & NOTES 96.7%
Alaska 1.5%
Anchorage, Alaska General Obligation Bonds, (MBIA Insured), Series 2000
5.250% due 09/01/2007	$2,890	$3,250
Fairbanks, Alaska North Star Borough General Obligation Bonds, (MBIA Insured), Series 1993
5.500% due 03/01/2007	2,755	3,093

		6,343

Arizona 2.2%
Arizona Health Facilities Authority Revenue Bonds, (AMBAC Insured), Series 2002
0.840% due 01/01/2032 (a)	5,000	5,000
Arizona State Transportation Board of Excise Tax Revenue Bonds, (AMBAC Insured), Series 2002
5.000% due 12/15/2005	3,000	3,251
Tempe, Arizona General Obligation Bonds, Series 2003
5.000% due 07/01/2006	590	646

		8,897

California 4.6%
California Statewide Communities Development Authority Revenue Bonds, Series 2002
3.700% due 11/01/2029	1,000	1,035
Golden State Tobacco Securitization Corp. Revenue Bonds, Series 2003
5.000% due 06/01/2021	12,800	12,580
Pittsburg, California Redevelopment Agency Tax Allocation Bonds, (MBIA Insured), Series 2003
5.000% due 08/01/2011	825	930
Sacramento, California Municipal Utility District Revenue Bonds, (FSA Insured), Series 1993
5.400% due 11/15/2006	2,000	2,050
Sacramento, California Municipal Utility District Revenue Bonds, (FSA Insured), Series 2003
5.000% due 11/15/2007	2,000	2,261

		18,856

Colorado 4.2%
Arapahoe County, Colorado Capital Improvement Highway Revenue Bonds, Series 1986
0.000% due 08/31/2026	2,000	408
Arapahoe County, Colorado Capital Trust Fund Highway Revenue Bonds, (MBIA Insured), Series 1986
6.150% due 08/31/2026	3,000	3,380
Colorado Department of Transportation Revenue Bonds (AMBAC Insured), Series 2000
6.000% due 06/15/2010	5,680	6,722
Colorado Health Facilities Authority Revenue Bonds, (MBIA Insured), Series 1997
0.800% due 12/01/2025 (a)	1,600	1,600
Colorado Regional Transportation District Sales Tax Revenue Bonds, (AMBAC Insured), Series 2002
5.000% due 11/01/2005	4,210	4,549
Denver, Colorado City & County General Obligation Bonds, Series 1998
5.250% due 08/01/2004	350	362

		17,021

Connecticut 0.2%
New Britain Connecticut General Obligation Bonds, Series 2003
3.000% due 04/15/2006	$140	$144
4.000% due 04/15/2007	560	595

		739

Florida 4.4%
Collier County, Florida Gas Tax Revenue Bonds, (AMBAC Insured), Series 2003
5.000% due 06/01/2009	1,865	2,108
Collier County, Florida Multi-Family Housing Finance Authority Revenue Bonds, (Fannie Mae Insured), Series 2002
4.600% due 08/15/2011	665	707
Florida State Board of Education General Obligation Bonds, Series 2002
5.375% due 01/01/2010	3,000	3,421
Gulf Breeze Florida Revenue Bonds, (MBIA Insured), Series 1997
0.697% due 12/01/2017 (a)	500	495
Hillsborough County, Florida Utility Revenue Bonds, Series 1978
6.200% due 12/01/2008	440	486
Jacksonville, Florida Capital Projects Revenue Bonds, (AMBAC Insured), Series 2003
1.100% due 10/01/2025 (a)	1,500	1,500
Orange County, Florida School Board Certificate of Participation Bonds, (AMBAC Insured), Series 2000
1.200% due 08/01/2025 (a)	4,230	4,230
Orlando, Florida Waste Water System Revenue Bonds, Series 1997
3.884% due 10/01/2015 (a)	750	770
Palm Beach County, Florida Health Facilities Authority Revenue Bonds, (MBIA-IBC Insured), Series 1993
6.300% due 10/01/2022	500	510
St. John’s River Power Park Revenue Bonds, Series 2002
5.000% due 10/01/2005	3,325	3,565

		17,792

Georgia 2.6%
Atlanta, Georgia Water & Wastewater Revenue Bonds, (FSA Insured), Series 2002
1.200% due 11/01/2041 (a)	4,250	4,250
Coweta County, Georgia School District General Obligation Bonds, (State Aid Withholding Insured), Series 2002
3.250% due 08/01/2004	560	570
Georgia State General Obligation Bonds, Series 1994
6.750% due 12/01/2006	3,890	4,533
6.750% due 12/01/2010	1,000	1,249

		10,602

Illinois 8.2%
Chicago, Illinois Board of Education Certificates of Participation Bonds, (MBIA Insured), Series 1992
6.250% due 01/01/2011	3,000	3,566
Chicago, Illinois General Obligation Bonds, (AMBAC Insured), Series 2002
4.000% due 01/01/2005	1,000	1,035
Chicago, Illinois Metropolitan Water Reclamation District General Obligation Bonds, (SPA Insured), Series 2002
1.100% due 12/01/2031 (a)	5,600	5,600
Chicago, Illinois Public Building Commission Building Revenue Bonds, (FGIC Insured), Series, 1999
5.250% due 12/01/2018	$475	$537
Chicago, Illinois Public Building Community Revenue Bonds, (FGIC Government of Board Insured), Series 1999
5.500% due 02/01/2006	1,000	1,094
Chicago, Illinois Sales Tax Revenue Bonds, (FGIC Insured), Series 1998
5.250% due 01/01/2010	1,150	1,298
Cook County, Illinois General Obligation Bonds, (FGIC Insured), Series 1996
5.875% due 11/15/2022	1,000	1,146
6.500% due 11/15/2009	3,750	4,565
Cook County, Illinois High School District No. 205 General Obligation Ltd. Bonds, (FSA Insured), Series 2002
0.000% due 12/01/2004	2,600	2,563
0.000% due 06/01/2005	500	487
Du Page, Illinois Water Commission Revenue Bonds, Series 2003
5.000% due 05/01/2006	2,250	2,451
Illinois Educational Facilities Authority Revenue Bonds, Series 1993
6.520% due 07/01/2012 (a)	300	327
Illinois Health Facilities Authority Revenue Bonds, Series 1977
6.700% due 10/01/2005	370	389
Illinois Health Facilities Authority Revenue Bonds, Series 1978
6.250% due 07/01/2006	270	292
Illinois Health Facilities Authority Revenue Bonds, Series 1998
1.250% due 08/01/2026 (a)	2,880	2,880
Illinois State General Obligation Bonds, (MBIA Insured), Series 1995
5.750% due 02/01/2008	300	325
Illinois State General Obligation Bonds, (MBIA Insured), Series 2000
5.500% due 12/01/2007	1,800	2,060
Illinois State Toll Highway Authority Revenue Bonds, (MBIA Insured), Series 1993
1.050% due 01/01/2010 (a)	1,850	1,850
Lake County, Illinois Community High School District No. 127 General Obligation Bonds, (FGIC Insured), Series 2002
9.000% due 02/01/2005	1,000	1,101

		33,566

Indiana 3.2%
Indiana Health Facility Financing Authority Revenue Bonds, (AMBAC Insured), Series 2003
0.850% due 03/01/2033 (a)	2,500	2,500
1.000% due 11/15/2036 (a)	2,500	2,500
Indianapolis, Indiana Local Public Improvement Revenue Bonds, (MBIA Insured), Series 2002
1.200% due 02/01/2020	8,000	8,000

		13,000

140	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

Kansas 0.1%
Burlington, Kansas Pollution Control Revenue Bonds, (MBIA Insured), Series 1991
7.000% due 06/01/2031	$500	$522

Maine 0.1%
Eastport, Maine Industrial Development Revenue Bonds, (Wachovia Bank Insured), Series 1989
5.100% due 11/15/2003	300	301

Maryland 1.4%
Maryland State General Obligation Bonds, Series 2002
5.000% due 02/01/2007	5,000	5,549

Massachusetts 2.7%
Massachusetts Housing Finance Agency Revenue Bonds, (AMBAC Insured), Series 1993
5.950% due 10/01/2008	15	15
Massachusetts Municipal Wholesale Electric Company Power Supply System Revenue Bonds, (AMBAC Insured), Series 1993
5.450% due 07/01/2018	1,400	1,438
Massachusetts State General Obligation Bonds, Series 1998
5.250% due 04/01/2011	1,000	1,144
Massachusetts State General Obligation Bonds, Series 2001
5.250% due 12/01/2007	1,000	1,131
Massachusetts State Housing Finance Agency Revenue Bonds, (FSA Insured), Series 2003
1.050% due 12/01/2037 (a)	4,000	4,000
Route 3 North Transit Improvement Association Lease Revenue Bonds, (AMBAC Insured), Series 2002
1.100% due 06/15/2033 (a)	3,200	3,200

		10,928

Michigan 10.1%
Detroit, Michigan General Obligation Bonds, (MBIA Insured), Series 2002
5.000% due 04/01/2006	5,000	5,456
Detroit, Michigan General Obligation Ltd. Bonds, (MBIA Insured), Series 2002
5.000% due 04/01/2005	2,500	2,644
Detroit, Michigan Sewer Disposal Revenue Bonds, (FSA Insured), Series 2003
1.200% due 07/01/2033	4,400	4,400
Holt, Michigan Public Schools General Obligation Bonds, (Q-SBLF Insured), Series 2002
1.050% due 05/01/2030	2,600	2,600
Illinois Metropolitan Pier & Exposition Dedicated State Tax Revenue Bonds, (AMBAC Insured), Series 1996
6.000% due 12/15/2006	3,740	4,268
Michigan Municipal Bond Authority Revenue Bonds, Series 2003
5.000% due 05/01/2011	7,000	7,832
Michigan State Building Authority Revenue Bonds, Series 2002
5.000% due 10/01/2010	1,565	1,760
Michigan State Comprehensive Transportation Revenue Bonds, (FSA Insured), Series 2002
5.000% due 05/15/2005	2,000	2,127
5.250% due 05/15/2009	1,000	1,144
Michigan State Environmental Protection General Obligation Bonds, Series 1992
6.250% due 11/01/2012	$2,750	$3,283
Michigan State Strategic Funding Ltd. Obligation Revenue Bonds, Series 1991
7.100% due 02/01/2006	2,500	2,703
Saline, Michigan Area Schools General Obligation Bonds, (Q-SBLF Insured), Series 2002
1.050% due 05/01/2030	3,230	3,230

		41,447

Minnesota 1.4%
Minnesota State General Obligation Bonds, Series 2000
5.375% due 11/01/2008	5,000	5,772

Missouri 3.4%
Missouri State Board of Public Buildings Revenue Bonds, Series 2001
5.750% due 05/01/2008	1,000	1,156
Missouri State Board of Public Buildings Revenue Bonds, Series 2003
5.250% due 10/15/2008	1,520	1,739
Missouri State Health & Educational Facilities Authority Revenue Bonds, (MBIA Insured), Series 2000
1.080% due 07/01/2035 (a)	2,900	2,900
Missouri State Health & Educational Facilities Authority Revenue Bonds, (MBIA Insured), Series 2003
1.110% due 11/15/2026	3,825	3,825
Missouri State Health & Educational Facilities Authority Revenue Bonds, (SPA—Morgan Guaranty Trust Insured), Series 1996
1.180% due 09/01/2030 (a)	4,300	4,300
Missouri State Housing Development Community Mortgage Revenue Bonds, (GNMA/FNMA Insured), Series 1996
7.100% due 09/01/2027	60	61

		13,981

Montana 0.5%
Montana State Higher Education Student Assistance Revenue Bonds, (GTD STD LNS Insured), Series 2000
0.950% due 12/01/2033	2,000	2,000

Nebraska 0.9%
Nebraska Public Power District Revenue Bonds, (AMBAC Insured), Series 2002
5.000% due 01/01/2010	3,440	3,841

Nevada 2.3%
Clark County, Nevada General Obligation Bonds, Series 2003
5.000% due 07/01/2006	3,500	3,819
Clark County, Nevada School District General Obligation Bonds, (FSA Insured), Series 2001
1.110% due 06/15/2021 (a)	2,265	2,265
1.150% due 06/15/2021 (a)	3,385	3,385

		9,469

New Jersey 4.7%
New Jersey Economic Development Authority Revenue Bonds, Series 1998
6.375% due 04/01/2018	500	620
New Jersey State General Obligation Bonds, Series 2003
5.000% due 07/15/2010	1,000	1,126
New Jersey State Transportation Trust Fund Authority Revenue Bonds, Series 1999
5.500% due 06/15/2008	5,000	5,728
New Jersey State Transportation Trust Fund Authority Revenue Bonds, Series 2003
5.000% due 06/15/2007	$5,570	$6,169
5.000% due 06/15/2010	320	358
New Jersey Wastewater Treatment Trust Revenue Bonds, (MBIA Insured), Series 1997
7.000% due 05/15/2009	1,020	1,255
Rutgers State University, New Jersey Revenue Bonds, (SPA—Landesbank Insured), Series 2002
1.150% due 05/01/2018	2,600	2,600
Tobacco Settlement Financing Corp. Revenue Bonds, Series 2003
6.125% due 06/01/2024	1,500	1,381

		19,237

New Mexico 2.9%
New Mexico State Highway Commission Revenue Bonds, (AMBAC Insured), Series 2002
5.000% due 06/15/2010	3,265	3,673
New Mexico State Severance Special Tax Bonds, (MBIA Insured), Series 2001
5.000% due 07/01/2007	6,545	7,267
New Mexico State Severance Special Tax Bonds, Series 2001
5.000% due 07/01/2007	1,000	1,111

		12,051

New York 6.3%
Long Island, New York Power & Electric Authority Revenue Bonds, Series 2003
5.000% due 06/01/2006	2,500	2,706
New York State Dormitory Authority Revenue Bonds, Series 2002
6.000% due 11/15/2029	800	921
New York State Thruway Authority Revenue Bonds, (MBIA Insured), Series 2002
5.250% due 04/01/2007	3,000	3,352
New York State Thruway Service Contract Revenue Bonds, Series 2002
5.250% due 04/01/2010	3,000	3,382
New York State Urban Development Corp. Revenue Bonds, (FSA Insured), Series 1994
6.500% due 01/01/2011	4,000	4,839
New York State Urban Development Corp. Revenue Bonds, Series 2002
5.500% due 01/01/2017	2,000	2,248
New York, New York General Obligation Bonds, (FGIC Insured), Series 1998
5.250% due 08/01/2010	2,505	2,812
Triborough, New York Bridge & Tunnel Authority Revenue Bonds, Series 2002
0.770% due 11/01/2032	2,000	2,000
TSASC, Inc. Revenue Bonds, Series 1999
5.400% due 07/15/2012	1,700	1,654
TSASC, Inc. Revenue Bonds, Series 2002
5.000% due 07/15/2014	2,000	1,789

		25,703

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	141

Schedule of Investments (Cont.)

Short Duration Municipal Income Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

North Carolina 2.5%
Charlotte, North Carolina Water & Sewer Systems Revenue Bonds, (SPA Union National Bank Insured), Series 2002
1.100% due 07/01/2027	$1,000	$1,000
Guilford County, North Carolina General Obligation Bonds, (SPA - Bank of America Insured), Series 2000
1.100% due 10/01/2017 (a)	2,000	2,000
Guilford County, North Carolina General Obligation Bonds, (SPA - Bank of America Insured), Series 2002
1.100% due 10/01/2022 (a)	3,000	3,000
Mecklenburg County, North Carolina General Obligation Bonds, (Bank of America Insured), Series 2002
1.100% due 02/01/2022 (a)	3,000	3,000
North Carolina Eastern Municipal Power Agency Power Systems Revenue Bonds, Series 1993
7.000% due 01/01/2008	1,000	1,153

		10,153

Ohio 3.0%
Cincinnati, Ohio School District General Obligation Bonds, (FSA Insured), Series 2002
4.500% due 06/01/2007	1,065	1,167
Cleveland, Ohio Waterworks Revenue Bonds, (FGIC Insured), Series 2002
1.200% due 01/01/2033 (a)	1,900	1,900
Cuyahoga County, Ohio General Obligation Bonds, Series 2000
5.000% due 12/01/2007	2,000	2,248
Ohio State Common Schools General Obligation Bonds, Series 2003
5.000% due 06/15/2007	1,740	1,938
Ohio State Higher Education General Obligation Bonds, Series 2003
5.000% due 05/01/2011	2,315	2,600
Ohio State Water Development Authority Revenue Bonds, Series 2003
5.000% due 06/01/2011	2,000	2,240

		12,093

Oklahoma 0.1%
Tulsa, Oklahoma Apartments Improvement Trust General Revenue Bonds, (FGIC Insured), Series 1978
6.400% due 06/01/2006	250	270

Oregon 1.4%
Oregon State Department of Administrative Services Certificates of Participation Bonds, (MBIA Insured), Series 2002
5.000% due 05/01/2009	5,030	5,703

Pennsylvania 1.3%
Beaver Falls, Pennsylvania Municipal Authority Water & Hydroelectric Revenue Bonds, (AMBAC Insured), Series 2003
4.000% due 06/01/2005	1,325	1,387
5.000% due 06/01/2006	1,400	1,532
5.000% due 06/01/2007	1,390	1,543
Deer Lakes, Pennsylvania School District, (MBIA State Aid Withholding Insured), Series 1995
6.000% due 01/15/2006	150	152
Pennsylvania State General Obligation Bonds, (MBIA Insured), Series 2003
5.000% due 07/01/2010	500	564

		5,178

Puerto Rico 0.8%
Children’s Trust Fund Tobacco Settlement Revenue Bonds, Series 2000
5.750% due 07/01/2010	$250	$294
Puerto Rico Highway & Transportation Authority Revenue Bonds, (FSA Insured), Series 2003
5.000% due 07/01/2026 (a)	2,600	2,915

		3,209

South Carolina 1.9%
South Carolina Transportation Infrastructure Bank Revenue Bonds, (AMBAC Insured), Series 2002
5.000% due 10/01/2010 (a)	3,300	3,740
South Carolina Transportation Infrastructure Revenue Bonds, (XLCA Insured), Series 2003
1.000% due 10/01/2031	4,000	4,000

		7,740

Tennessee 0.9%
Metropolitan Government of Nashville & Davidson County Tennessee General Obligation Bonds, Series 1993
5.250% due 05/15/2006	3,000	3,295
Nashville & Davidson County, Tennessee Health & Educational Facilities Revenue Bonds, Series 1977
6.100% due 07/01/2010	430	491

		3,786

Texas 7.3%
Austin, Texas General Obligation Bonds, Series 2003
5.000% due 09/01/2011	2,000	2,231
Austin, Texas Independent School District General Obligation Bonds, (MBIA Insured), Series 1999
5.250% due 08/01/2007	2,350	2,636
Dallas, Texas General Obligation Bonds, Series 2001
3.000% due 08/15/2004	300	305
Denton, Texas Utility System Revenue Bonds, (FSA Insured), Series 2002
4.250% due 12/01/2004	800	830
Fort Worth, Texas Water & Sewer Revenue Bonds, Series 2003
5.000% due 02/15/2007	3,245	3,576
Harris County, Texas Flood Control General Obligation Bonds, Series 2002
3.200% due 10/01/2006	940	988
Harris County, Texas Municipal Utility District No. 203 General Obligation Bonds, (MBIA Insured), Series 1990
0.000% due 09/01/2015	260	120
Houston, Texas Water Conveyance System Certificates of Participation Bonds, (AMBAC Insured), Series 1993
6.125% due 12/15/2009	1,000	1,199
6.800% due 12/15/2011	3,000	3,756
Humble, Texas Independent School District General Obligation Bonds, Series 2003
0.990% due 06/15/2023 (a)	3,000	3,000
Hurst Euless Bedford, Texas Independent School District General Obligation Bonds, (PSF-GTD Insured), Series 1994
6.500% due 08/15/2024	1,000	1,046
Laredo, Texas General Obligation Bonds, (FGIC Insured), Series 1996
5.250% due 02/15/2009	400	431
Lower Colorado River Authority Texas Revenue Bonds, (FSA Insured), Series 1999
6.000% due 05/15/2010	$400	$468
North Central, Texas Health Facility Development Corp. Revenue Bonds, Series 1985
1.200% due 10/01/2015 (a)	3,350	3,350
Odessa, Texas Junior College District Revenue Bonds, Series 1995
8.125% due 12/01/2018	270	305
Sabine River, Texas Pollution Control Authority Revenue Bonds, Series 2001
4.000% due 05/01/2028	500	500
Southeast Texas Hospital Financing Agency Revenue Bonds, Series 1979
7.500% due 12/01/2009	935	1,098
Texas State General Obligation Bonds, Series 2002
5.250% due 08/01/2010	1,050	1,193
Texas State Turnpike Systems Authority Revenue Bonds, Series 2002
5.000% due 06/01/2007	2,000	2,214
Texas State Water Financial Assistance General Obligation Bonds, Series 2002
5.000% due 08/01/2009	685	770

		30,016

Utah 0.1%
Utah Water Financing Agency Revenue Bonds, (AMBAC Insured), Series 2002
3.500% due 07/01/2005	300	312

Virgin Islands 0.2%
Virgin Islands Government Refinery Facility Revenue Bonds, Series 2002
6.500% due 07/01/2021	775	794

Virginia 2.7%
Chesapeake Bay, Virginia Board & Tunnel District Revenue Bonds, (FGIC Insured), Series 2001
5.000% due 07/01/2009	1,040	1,176
Loudoun County, Virginia Industrial Development Authority Revenue Bonds, Series 2003
1.150% due 02/15/2038 (a)	500	500
Virginia State Public Facilities Authority Revenue Bonds, Series 2003
5.000% due 08/01/2006	3,580	3,936
Virginia State Public School Authority Revenue Bonds, Series 2003
5.250% due 08/01/2010	4,640	5,336

		10,948

Washington 4.1%
Everett, Washington Water & Sewer Revenue Bonds, (MBIA Insured), Series 2003
4.500% due 07/01/2011	1,495	1,620
5.000% due 07/01/2006	1,500	1,644
Northwest Washington Energy & Electric Revenue Bonds, (MBIA Insured), Series 2003
5.500% due 07/01/2012	1,500	1,724
Tobacco Settlement Authority of Washington Revenue Bonds, Series 2002
5.250% due 06/01/2010	8,245	8,176

142	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

Washington State Public Power Supply System & Nuclear Project No. 1 Revenue Bonds, (AMBAC Insured), Series 1996
6.000% due 07/01/2007	$1,000	$1,134
Washington State Public Power Supply System & Nuclear Project No. 2 Revenue Bonds, (MBIA-IBC Insured), Series 1993
5.500% due 07/01/2006	2,100	2,324

		16,622

West Virginia 0.0%
Kanawha County, West Virginia Residential Mortgage Revenue Bonds, (FGIC Insured), Series 1979
7.375% due 09/01/2010	145	174

Wisconsin 2.5%
Badger Tobacco Asset Securitization Corp. Revenue Bonds, Series 2002
5.000% due 06/01/2008	2,240	2,204
5.500% due 06/01/2005	5,635	5,757
Marshfield, Wisconsin Hospital Facilities Revenue Bonds, Series 1978
6.625% due 04/01/2006	520	558
South Milwaukee, Wisconsin School District General Obligation Bonds, (FGIC Insured), Series 2002
3.000% due 04/01/2007	275	286
3.750% due 04/01/2009	240	255
Wisconsin Housing & Economic Development Revenue Bonds, (MBIA Government of Authority Insured), Series 2002
4.500% due 05/01/2010	1,095	1,144

		10,204

Total Municipal Bonds & Notes (Cost $390,293)		394,819

MORTGAGE-BACKED SECURITIES 1.0%
Municipal Bonds & Notes 1.0%
Tobacco Settlement Financing Authority Revenue Bonds, Series 2003
5.250% due 06/01/2012	4,000	4,218

Total Mortgage-Backed Securities (Cost $4,221)		4,218

SHORT-TERM INSTRUMENTS 1.9%
Repurchase Agreement 0.1%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Fannie Mae 1.500% due 08/15/2005 valued at $461. Repurchase proceeds are $448.)	448	448

U.S. Treasury Bills 1.8%
1.010% due 12/11/2003 - 12/18/2003 (b)	7,390	7,373

Total Short-Term Instruments (Cost $7,823)		7,821

Total Investments 99.6% (Cost $402,337)		$406,858
Written Options (c) (0.5%) (Premiums $974)		(2,264)
Other Assets and Liabilities (Net) 0.9%		3,781

Net Assets 100.0%		$408,375

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(c)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Call - CBOT U.S. Treasury Note December Futures
Strike @ 112.000
Exp. 11/22/2003	917	$974	$2,264

(d)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation

Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: Goldman Sachs & Co. Exp. 12/17/2013	$30,000	$687

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	143

Schedule of Investments

Short-Term Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 16.1%
Banking & Finance 6.6%
Banco Nacional Obra Services
9.625% due 11/15/2003	$3,900	$3,939
Bankunited FSB
5.400% due 02/02/2004	4,000	4,058
Bear Stearns Cos., Inc.
5.125% due 02/22/2004 (a)	4,200	4,200
1.417% due 09/21/2004 (a)	900	904
1.655% due 07/15/2005 (a)	4,801	4,840
1.355% due 09/16/2005 (a)	5,000	4,998
CIT Group, Inc.
2.360% due 01/09/2004	5,250	5,267
5.500% due 02/15/2004	5,200	5,279
2.618% due 07/30/2004 (a)	15,200	15,348
7.125% due 10/15/2004	9,701	10,252
Credit Suisse First Boston
5.250% due 10/27/2005 (a)	2,600	2,739
Deutsche Telekom International Finance BV
7.750% due 06/15/2005	34,910	38,467
Duke Capital Corp.
7.250% due 10/01/2004	2,366	2,472
Ford Motor Credit Co.
1.946% due 03/08/2004 (a)	11,092	11,102
1.360% due 04/26/2004 (a)	17,400	17,362
1.460% due 07/19/2004 (a)	6,700	6,677
7.500% due 03/15/2005	25,000	26,535
7.750% due 03/15/2005	7,440	7,918
Gemstone Investors Ltd.
7.710% due 10/31/2004	3,850	3,821
General Motors Acceptance Corp.
1.590% due 11/07/2003 (a)	10,000	10,000
2.049% due 01/20/2004 (a)	14,040	14,052
1.914% due 05/04/2004 (a)	19,598	19,620
HBOS Treasury Services PLC
1.150% due 07/29/2005 (a)	1,500	1,500
Pemex Project Funding Master Trust
2.610% due 01/07/2005 (a)	3,300	3,335
Popular North America, Inc.
6.625% due 01/15/2004	14,807	15,024
Security Capital Group, Inc.
7.750% due 11/15/2003	7,695	7,751
US Bank National Association
1.230% due 11/14/2003 (a)	31,020	31,022
USAA Capital Corp.
7.050% due 11/08/2006	445	515
Verizon Wireless Capital LLC
1.487% due 12/17/2003 (a)	17,510	17,520
Westpac Trust Securities NZ Ltd.
1.210% due 01/29/2004 (a)	5,000	5,000

		301,517

Industrials 5.4%
Air Canada
1.975% due 07/31/2005 (a)(b)	909	373
Allied Waste North America, Inc.
7.375% due 01/01/2004	5,880	5,953
Cox Communications, Inc.
7.170% due 10/01/2003	5,043	5,043
DaimlerChrysler North America Holding Corp.
4.750% due 01/15/2004	20	20
1.450% due 08/16/2004 (a)	36,208	36,164
Fort James Corp.
6.625% due 09/15/2004	3,840	3,955
Georgia-Pacific Corp.
6.700% due 11/15/2003	2,000	2,010
Hilton Hotels Corp.
7.000% due 07/15/2004	8,676	8,947
International Game Technology
7.875% due 05/15/2004	11,799	12,224
ITT Corp.
6.750% due 11/15/2003	3,500	3,513
Jones Intercable, Inc.
8.875% due 04/01/2007	$10,360	$11,117
Kerr-McGee Corp.
1.850% due 06/28/2004 (a)	7,170	7,147
MGM Mirage, Inc.
6.950% due 02/01/2005	4,707	4,943
Mirage Resorts, Inc.
6.625% due 02/01/2005	290	303
7.250% due 10/15/2006	1,500	1,609
News America Holdings
7.430% due 10/01/2026	18,500	21,725
Norfolk Southern Corp.
7.050% due 05/01/2037	20,975	23,915
PanAmSat Corp.
6.125% due 01/15/2005	11,920	12,188
Petroleos Mexicanos
6.500% due 02/01/2005	5,250	5,528
Pioneer National Resources Co.
8.875% due 04/15/2005	3,811	4,126
Qwest Capital Funding, Inc.
5.875% due 08/03/2004	4,900	4,876
Raytheon Co.
5.700% due 11/01/2003	16,848	16,884
Safeway, Inc.
6.050% due 11/15/2003	12,210	12,259
Time Warner, Inc.
7.975% due 08/15/2004	13,737	14,428
Turner Broadcasting System, Inc.
7.400% due 02/01/2004	2,200	2,241
United Airlines, Inc.
1.360% due 03/02/2004 (a)	9,311	7,309
Waste Management, Inc.
6.375% due 12/01/2003	12,165	12,250
7.000% due 10/01/2004	500	524
Xerox Capital Europe PLC
5.875% due 05/15/2004	5,000	5,050
Xerox Corp.
5.500% due 11/15/2003	1,600	1,604

		248,228

Utilities 4.1%
AEP Texas Central Co.
3.000% due 02/15/2005	3,200	3,257
Appalachian Power Co.
4.800% due 06/15/2005	10,330	10,781
British Telecom PLC
2.435% due 12/15/2003 (a)	58,001	58,126
DTE Energy Co.
6.000% due 06/01/2004	8,400	8,634
7.110% due 11/15/2038 (a)	1,500	1,505
Edison International, Inc.
6.875% due 09/15/2004	1,665	1,702
Entergy Gulf States, Inc.
8.250% due 04/01/2004	13,060	13,482
1.960% due 06/18/2007 (a)	7,450	7,472
5.200% due 12/03/2007	1,150	1,183
Niagara Mohawk Power Co.
8.000% due 06/01/2004	50	52
Ohio Edison Co.
4.000% due 05/01/2008	8,335	8,248
Pacific Gas & Electric Co.
7.958% due 10/31/2049 (a)	1,900	1,924
Pepco Holding, Inc.
1.930% due 11/15/2004 (a)	5,000	5,001
3.750% due 02/15/2006	4,500	4,582
Potomac Electric Power
6.500% due 09/15/2005	1,500	1,628
Progress Energy, Inc.
6.550% due 03/01/2004	9,591	9,785
PSE&G Energy Holdings, Inc.
9.125% due 02/10/2004	1,580	1,604
Southern California Edison Co.
5.875% due 09/01/2004	6,600	6,782
Sprint Capital Corp.
5.700% due 11/15/2003	$19,655	$19,720
5.875% due 05/01/2004	14,680	14,977
United Telephone Co. of Florida
7.250% due 12/15/2004	2,000	2,119
Vodafone Group PLC
7.625% due 02/15/2005	3,000	3,248
WorldCom, Inc. - WorldCom Group
7.375% due 01/15/2011 (b)	7,600	2,527

		188,339

Total Corporate Bonds & Notes (Cost $732,229)		738,084

MUNICIPAL BONDS & NOTES 0.5%
California 0.5%
California State Revenue Anticipation Notes, Series 2003
2.000% due 06/16/2004	24,100	24,187

Total Municipal Bonds & Notes (Cost $24,151)		24,187

U.S. GOVERNMENT AGENCIES 0.8%
Federal Home Loan Bank
3.125% due 11/14/2003	500	502
Freddie Mac
4.050% due 06/21/2005	21,300	21,749
4.450% due 07/28/2005	15,000	15,160
4.250% due 03/22/2006	1,400	1,419

Total U.S. Government Agencies (Cost $39,015)		38,830

U.S. TREASURY OBLIGATIONS 4.0%
Treasury Inflation Protected Securities (f)
3.375% due 01/15/2007 (c)	1,219	1,341
3.625% due 01/15/2008	73,555	82,554
3.875% due 01/15/2009	7,087	8,097
U.S.Treasury Note
1.625% due 09/30/2005	91,900	92,202

Total U.S. Treasury Obligations (Cost $183,713)		184,194

MORTGAGE-BACKED SECURITIES 14.4%
Collateralized Mortgage Obligations 6.6%
Ameriquest Mortgage Securities, Inc.
1.600% due 02/25/2034 (a)	3,880	3,840
Bank of America Mortgage Securities, Inc.
6.341% due 07/25/2032 (a)	4,657	4,767
5.753% due 10/20/2032 (a)	13,478	13,782
Bear Stearns Adjustable Rate Mortgage Trust
6.210% due 01/25/2032 (a)	2,076	2,073
5.351% due 10/25/2032 (a)	1,201	1,239
Countrywide Home Loans
6.500% due 07/25/2013	266	267
6.050% due 04/25/2029	846	850
4.994% due 09/19/2032 (a)	6,427	6,495
Credit-Based Asset Servicing& Securitization LLC
1.450% due 01/25/2032 (a)	497	498
CS First Boston Mortgage Securities Corp.
2.000% due 03/25/2032 (a)	702	698
1.510% due 05/25/2032 (a)	7,440	7,447
1.886% due 08/25/2033 (a)	28,225	27,810
Fannie Mae
6.000% due 02/25/2008	190	196
1.710% due 10/25/2017 (a)	1,363	1,374
8.922% due 06/25/2032 (a)	3,060	3,527
6.500% due 10/25/2042	4,552	4,840
Federal Housing Administration
7.435% due 02/01/2019	350	351
7.350% due 04/01/2019	841	846

144	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

FFCA Secured Lending Corp.
7.850% due 10/18/2017	$1,000	$1,089
First Republic Mortgage Loan Trust
1.430% due 06/25/2030 (a)	2,669	2,673
1.470% due 11/15/2031	2,068	2,070
1.420% due 08/15/2032 (a)	31,248	30,871
Freddie Mac
5.000% due 07/15/2021	1,529	1,530
5.625% due 07/15/2028	2,709	2,740
5.750% due 06/15/2029	3,542	3,595
5.750% due 05/15/2031	7,104	7,168
6.500% due 07/25/2043 (l)	1,100	1,171
Government National Mortgage Association
7.500% due 02/20/2030	1,000	1,083
GSRPM Mortgage Loan Trust
1.520% due 11/25/2031 (l)	20,949	20,643
Impac CMB Trust
1.400% due 11/25/2031 (a)	1,719	1,722
Long Beach Mortgage Loan Trust
1.370% due 09/25/2031	4,669	4,666
MASTR Asset Securitization Trust
5.500% due 09/25/2033	4,045	4,105
Mellon Residential Funding Corp.
1.600% due 10/20/2029 (a)	10,000	10,024
MLCC Mortgage Investors, Inc.
1.500% due 03/15/2025 (a)	2,293	2,296
PNC Mortgage Securities Corp.
6.500% due 12/25/2028	1,181	1,210
7.500% due 02/25/2031	8	8
Prudential Home Mortgage Securities
6.950% due 11/25/2022	136	136
Residential Funding Mortgage Securities I, Inc.
7.500% due 12/25/2030	150	150
6.500% due 03/25/2032	1,658	1,686
Resolution Trust Corp.
5.101% due 05/25/2029 (a)	207	207
Sequoia Mortgage Trust
1.490% due 10/20/2027 (a)	15,063	15,148
1.450% due 06/20/2032 (a)	818	814
1.460% due 07/20/2033 (a)	15,823	15,732
Small Business Administration
7.540% due 08/10/2009	1,075	1,202
Structured Asset Mortgage Investments, Inc.
1.440% due 09/19/2032 (a)	899	895
Structured Asset Securities Corp.
6.500% due 09/25/2031 (a)	3,040	3,097
6.142% due 02/25/2032 (a)	3,485	3,595
1.610% due 07/25/2032 (a)	8,580	8,606
1.620% due 07/25/2032 (a)	1,696	1,703
6.150% due 07/25/2032 (a)	8,701	8,858
1.400% due 01/25/2033 (a)	18,677	18,644
Vendee Mortgage Trust
6.500% due 05/15/2025 (a)	1,212	1,278
Wachovia Bank Commercial Mortgage Trust
1.310% due 06/15/2013 (a)	13,775	13,727
Washington Mutual Mortgage Securities Corp.
5.780% due 02/25/2031	633	635
5.195% due 10/25/2032 (a)	9,958	10,116
5.450% due 02/25/2033 (a)	7,708	7,920
1.510% due 08/25/2033 (a)	3,607	3,601
6.002% due 10/19/2039 (a)	452	452
6.044% due 10/19/2039 (a)	2,529	2,546
3.859% due 01/25/2041 (a)	654	653
Wells Fargo Mortgage-Backed Securities Trust
6.541% due 10/25/2031 (a)	1,816	1,822
5.933% due 01/25/2032	532	531

		303,318

Fannie Mae 5.7%
3.380% due 05/01/2021 (a)	336	341
3.460% due 02/01/2018-04/01/2029 (a)(d)	635	643
3.530% due 01/01/2029 (a)	71	72
3.890% due 05/01/2036 (a)	41,839	42,445
4.000% due 08/01/2029 (a)	$7,133	$7,415
4.230% due 11/01/2025 (a)	75	76
4.274% due 05/01/2036 (a)	552	565
5.430% due 01/01/2032 (a)	4,800	4,959
5.500% due 06/01/2016-06/01/2018 (d)	171,314	177,418
5.601% due 12/01/2040 (a)	4,519	4,696
5.828% due 07/01/2029 (a)	1,480	1,536
6.000% due 01/01/2004-06/01/2017 (d)	22,169	23,148
6.500% due 12/01/2003	20	20
7.000% due 01/01/2005-03/01/2013 (d)	286	296

		263,630

Freddie Mac 0.6%
1.510% due 06/15/2031 (a)	2,572	2,595
5.712% due 11/01/2031 (a)	10,708	10,952
6.500% due 08/01/2032	11,867	12,394

		25,941

Government National Mortgage Association 1.5%
3.250% due 06/20/2029-05/20/2030 (a)(d)	12,594	12,637
4.000% due 08/20/2029-02/20/2032 (a)(d)	21,168	21,214
4.250% due 03/20/2029-03/20/2030 (a)(d)	5,876	5,989
4.375% due 02/20/2024 (a)	3,695	3,773
4.380% due 04/20/2025-06/20/2027 (a)(d)	4,367	4,482
4.500% due 04/20/2030 (a)	5,966	6,038
5.630% due 11/20/2026-10/20/2027 (a)(d)	4,412	4,594
5.750% due 09/20/2023-09/20/2027 (a)(d)	2,557	2,615
6.000% due 01/15/2032-03/15/2032 (d)	6,462	6,721
8.000% due 07/15/2030-05/15/2032 (d)	1,495	1,616
8.500% due 06/20/2027	1,117	1,207

		70,886

Stripped Mortgage-Backed Securities 0.0%
Fannie Mae (IO)
6.500% due 10/25/2023	304	32
Freddie Mac (IO)
6.500% due 11/15/2007	832	27
6.500% due 12/15/2021	142	1
7.000% due 05/15/2023	516	13

		73

Total Mortgage-Backed Securities (Cost $664,670)		663,848

ASSET-BACKED SECURITIES 6.8%
Advanta Revolving Home Equity Loan Trust
1.490% due 01/25/2024 (a)	66	66
American Residential Eagle Trust
1.450% due 07/25/2029 (a)	276	277
Ameriquest Mortgage Securities, Inc.
1.862% due 11/25/2019	5,855	5,863
1.520% due 02/25/2033 (a)	5,587	5,597
1.520% due 03/25/2033 (a)	3,928	3,935
Amortizing Residential Collateral Trust
1.460% due 10/25/2031 (a)	7,875	7,878
1.400% due 07/25/2032 (a)	588	587
1.320% due 11/25/2032 (a)	2,201	2,203
Argent Securities, Inc.
1.570% due 09/25/2033 (a)	4,500	4,512
Asset-Backed Securities Corp. Long Beach Home Equity Loan Trust
1.370% due 08/21/2030 (a)	575	574
Bayview Financial Acquisition Trust
1.570% due 08/28/2034 (a)	$4,510	$4,522
Bear Stearns Asset-Backed Securities, Inc.
1.440% due 10/25/2032 (a)	7,317	7,329
1.560% due 07/25/2033 (a)	15,208	15,244
Brazos Student Loan Finance Co.
1.909% due 06/01/2023 (a)	11,562	11,693
Capital Asset Research Funding LP
6.400% due 12/15/2004	674	684
5.905% due 12/15/2005 (l)	164	163
Centex Home Equity Loan Trust
1.430% due 09/26/2033 (a)	10,650	10,532
Chase Funding Loan Acquisition Trust
1.360% due 07/25/2030 (a)	4,459	4,460
1.470% due 07/25/2031 (a)	5,547	5,557
Chase Funding Mortgage Loan Asset-Backed Certificates
1.340% due 10/25/2030 (a)	518	519
CIT Group Home Equity Loan Trust
1.380% due 06/25/2033 (a)	805	806
Comcast Cable Communications
2.245% due 11/30/2006	5,000	4,981
Conseco Finance Securitizations Corp.
7.350% due 10/15/2030	907	922
Countrywide Asset-Backed Certificates
1.220% due 06/25/2021 (a)	2,730	2,732
Countrywide Home Equity Loan Trust
1.360% due 08/15/2025 (a)	277	276
CS First Boston Mortgage Securities Corp.
1.380% due 12/15/2030 (a)	807	808
1.460% due 02/25/2032 (a)	3,077	3,083
1.550% due 08/25/2032 (a)	7,789	7,807
Delta Funding Home Equity Loan Trust
1.530% due 09/15/2029 (a)	327	327
EQCC Home Equity Loan Trust
7.067% due 11/25/2024	1,220	1,238
Financial Asset Securities Corp. AAA Trust
1.240% due 09/25/2033 (a)	9,349	9,235
First Franklin Mortgage Loan Trust Asset-Backed Certificates
1.460% due 09/25/2032 (a)	18,248	18,271
Fremont Home Loan Trust
1.450% due 02/25/2033 (a)	8,165	8,169
GMAC Mortgage Corp. Loan Trust
1.400% due 06/18/2027 (a)	465	465
Green Tree Home Improvement Loan Trust
1.290% due 08/15/2029 (a)	938	938
GSAMP Trust
1.430% due 07/25/2032 (a)	2,962	2,960
HFC Home Equity Loan Asset-Backed Certificates
1.390% due 05/20/2031	867	867
Home Equity Asset Trust
1.530% due 03/25/2033 (a)	6,555	6,567
Home Equity Mortgage Trust
1.510% due 09/25/2033 (a)	1,866	1,865
1.950% due 01/15/2034 (a)(l)	6,750	6,750
Household Mortgage Loan Trust
1.410% due 05/20/2032 (a)	1,530	1,533
Irwin Home Equity Loan Trust
1.620% due 06/25/2028 (a)	7,716	7,614
1.400% due 06/25/2029 (a)	953	952
1.390% due 07/25/2032 (a)	4,039	4,037
Long Beach Mortgage Loan Trust
1.400% due 11/25/2009 (a)	5,479	5,487
1.470% due 03/25/2032	14,886	14,900
1.520% due 03/25/2033 (a)	8,606	8,619
Merrill Lynch Mortgage Investors, Inc.
1.440% due 05/25/2033 (a)	1,626	1,626
1.470% due 11/25/2033 (a)	2,096	2,097
Morgan Stanley Asset-Backed Securities Capital I, Inc.
1.420% due 08/25/2030 (a)	523	515
1.460% due 08/25/2033 (a)	14,021	14,025

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	145

Schedule of Investments (Cont.)

Short-Term Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

Morgan Stanley Dean Witter Capital I, Inc.
1.480% due 07/25/2030 (a)	$5,919	$5,925
1.470% due 10/26/2031 (a)	3,551	3,553
1.440% due 07/25/2032 (a)	1,753	1,752
1.420% due 09/25/2032 (a)	5,896	5,891
New York City Tax Lien
5.590% due 09/10/2014	1,526	1,475
North Carolina State Education Authority
1.500% due 06/01/2009 (a)	3,347	3,346
Ocwen Mortgage Loan Asset Backed Certificates
1.420% due 10/25/2029 (a)	5,348	5,356
Option One Mortgage Loan Trust
1.390% due 06/25/2032 (a)	995	995
1.380% due 08/25/2032 (a)	5,508	5,499
Regions Auto Receivables Trust
1.940% due 11/15/2004	10,954	10,975
Renaissance Home Equity Loan Trust
1.540% due 08/25/2033 (a)	7,493	7,517
Residential Asset Securities Corp.
1.230% due 05/25/2017 (a)	647	648
Salomon Brothers Mortgage Securities VII, Inc.
1.700% due 12/15/2029 (a)	1,946	1,948
1.450% due 12/25/2029 (a)	399	395
1.420% due 03/25/2032 (a)	1,608	1,607
Saxon Asset Securities Trust
1.520% due 12/25/2032 (a)	6,973	6,985
Specialty Underwriting & Residential Finance
1.440% due 01/25/2034 (a)	6,385	6,381
SVO Timeshare Mortgage Corp.
5.470% due 12/20/2006	752	760
Terwin Mortgage Trust
1.690% due 06/25/2033 (a)	10,716	10,749

Total Asset-Backed Securities (Cost $314,419)		314,424

SOVEREIGN ISSUES 1.5%
Republic of Brazil
2.125% due 04/15/2006 (a)	52,051	50,880
10.000% due 01/16/2007	7,360	7,901
11.500% due 03/12/2008	2,600	2,866
2.187% due 04/15/2009 (a)	5,435	4,885
8.000% due 04/15/2014	493	453

Total Sovereign Issues (Cost $62,230)		66,985

FOREIGN CURRENCY-DENOMINATED ISSUES (j)(k) 0.1%
France Telecom S.A.
2.000% due 01/01/2004 EC	1,000	1,179
4.000% due 11/29/2005	2,000	2,353

Total Foreign Currency-Denominated Issues (Cost $3,484)		3,532

CONVERTIBLE BONDS & NOTES 0.3%
Industrials 0.3%
America Online, Inc.
0.000% due 12/06/2019	$19,330	11,928

Total Convertible Bonds & Notes (Cost $11,928)		11,928

SHORT-TERM INSTRUMENTS 55.6%
Commercial Paper 54.7%
Barclays U.S. Funding Corp.
1.040% due 11/19/2003	10,100	10,086
Danske Corp.
1.060% due 12/16/2003	40,000	39,908
1.060% due 12/19/2003	78,800	78,612
Fannie Mae
1.010% due 10/01/2003	$108,000	$108,000
1.050% due 10/01/2003	12,400	12,400
1.010% due 10/08/2003	58,700	58,689
5.150% due 10/15/2003	50,000	49,978
1.030% due 10/22/2003	151,050	150,959
1.055% due 11/05/2003	56,000	55,943
1.065% due 11/05/2003	100,000	99,896
1.070% due 11/12/2003	62,400	62,322
1.075% due 11/12/2003	32,600	32,559
1.010% due 11/18/2003	32,600	32,557
1.065% due 11/19/2003	100	100
1.070% due 11/26/2003	130,000	129,782
1.080% due 12/04/2003	100,000	99,808
1.045% due 12/10/2003	46,100	46,003
1.070% due 12/15/2003	10,100	10,077
1.075% due 12/16/2003	10,500	10,476
1.051% due 12/17/2003	79,300	79,116
1.080% due 02/02/2004	100,000	99,622
1.080% due 02/23/2004	216,800	215,840
1.137% due 03/03/2004	40,800	40,608
1.085% due 03/10/2004	40,000	39,803
1.080% due 03/17/2004	100,000	99,485
1.085% due 03/24/2004	100,000	99,463
Federal Home Loan Bank
1.010% due 10/01/2003	100,000	100,000
1.010% due 10/10/2003	200	200
1.014% due 10/22/2003	90,000	89,947
1.020% due 10/22/2003	27,200	27,184
1.045% due 10/29/2003	60,000	59,951
1.154% due 11/05/2003	50,000	49,944
Freddie Mac
1.135% due 10/29/2003	90,000	89,921
1.100% due 12/01/2003	50,000	49,909
General Electric Capital Corp.
1.090% due 12/09/2003	4,200	4,191
1.060% due 12/18/2003	12,600	12,570
HBOS Treasury Services PLC
1.030% due 10/03/2003	35,000	34,998
1.070% due 12/10/2003	30,000	29,937
Kraft Foods, Inc.
2.080% due 02/26/2004	2,070	2,070
2.080% due 02/27/2004	23,200	23,200
Royal Bank of Scotland PLC
1.020% due 10/16/2003	100	100
UBS Finance, Inc.
1.110% due 10/07/2003	81,000	80,986
Westpac Capital Corp.
1.020% due 11/07/2003	75,000	74,921
1.030% due 11/13/2003	20,000	19,975

		2,512,096

Repurchase Agreement 0.2%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Fannie Mae 1.200% due 08/23/2004 valued at $9,159. Repurchase proceeds are $8,977.)	8,977	8,977

U.S. Treasury Bills 0.7%
1.009% due 12/04/2003- 12/18/2003 (c)(d)(e)	33,915	33,836

Total Short-Term Instruments (Cost $2,554,985)		2,554,909

Total Investments 100.1% (Cost $4,590,824)		$4,600,921
Written Options (g) (0.2%) (Premiums $9,545)		(6,992)
Other Assets and Liabilities (Net) 0.1%		2,053

Net Assets 100.0%		$4,595,982

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security is in default.

(c)	Securities with an aggregate market value of $19,209 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Euribor Purchased Put Options
Strike @ 95.000 (03-2004)—Long	2,981	$(40)
Euribor Purchased Put Options
Strike @ 95.125 (03/2004)—Long	3,979	(55)
Euribor Written Put Options
Strike @ 97.250 (03/2004)—Short	4,895	3,693
Eruibor Written Put Optioins
Strike @ 97.500 (03/2004)—Short	2,181	1,599
Euribor Written Put Options
Strike @ 97.000 (12/2004)—Short	4,098	1,200
Euribor Purchased Put Options
Strike @ 93.750 (12/2004)—Long	1,036	(15)
Euribor Purchased Put Options
Strike @ 94.000 (12/2004)—Long	2,864	(41)
Euribor Written Put Options
Strike @ 97.500 (12/2004)—Short	620	(275)
Euribor Purchased Put Optioins
Strike @ 95.000 (12/2004)—Long	620	(1)
Euribor March Futures (03/2005)—Long	260	(194)
Euribor June Futures (06/2005)—Long	93	(114)
Euribor September Futures (09/2005)—Long	93	(126)
Eurodollar December Futures (12/2004)—Long	300	187
U.S. Treasury 10-Year Note (12/2003)—Long	3,416	19,024
U.S. Treasury 10-Year Note (09/2004)—Short	87	(64)

		$24,778

(d)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(e)	Security, or a portion thereof, has been pledged as collateral for swap and swaption contracts. The aggregate market value for all securities pledged as collateral was $2,496 as of September 30, 2003.

(f)	Principal amount of security is adjusted for inflation.

146	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

(g)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Put—CME Eurodollar March Futures
Strike @ 97.000
Exp. 03/15/2004	2,650	$1,697	$16
Put—CME Eurodollar June Futures
Strike @ 97.000
Exp. 06/14/2004	4,396	4,922	247
Put—CME Eurodollar June Futures
Strike @ 97.250
Exp. 06/14/2004	463	612	32

		$7,231	$295

Type	Notional Amount	Premium	Value

Put—OTC 7-Year Interest Rate Swap
Counterparty : Goldman Sachs & Co.
Strike @ 7.000%* Exp. 01/07/2005	$55,750	$1,225	$357
Call—OTC 7-Year Interest Rate Swap
Counterparty : Goldman Sachs & Co.
Strike @ 5.000%** Exp. 01/07/2005	55,570	1,089	2,714
Call—OTC Norfolk Souther Corp.
7.050% Due 05/01/2037 Strike @ 100.000 Exp. 05/07/2004	20,975	0	2,631
Call—OTC Nuveen California Performance Plus Municipal Fund
7.430% due 10/01/2026 Strike @ 100.000 Exp. 10/01/2006	18,500	0	995
Call 0 OTC AOL Time Warner, Inc.
0.000% due 12/01/2026 Strike @ 63.976 Exp. 12/06/2004	19,330	0	0

		$2,314	$6,697

*	The Fund will pay a floating rate based on 3-month LIBOR.
**	The Fund will receive a floating rate based on 3-month LIBOR.

(h)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation/ (Depreciation)

Receive a fixed rate equal to 0.400% and the Fund will pay to the counterparty at par in the event of default of General Electric Capital Corp. 5.875% due 02/15/2012.
Counterparty: Goldman Sachs & Co. Exp. 06/07/2004	$17,000	$24
Receive a fixed rate equal to 0.410% and the Fund will pay to the counterparty at par in the event of default of General Electric Capital Corp. 5.875% due 02/15/2012.
Counterparty: Goldman Sachs & Co. Exp. 06/07/2004	21,100	32
Receive a fixed rate equal to 0.600% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Goldman Sachs & Co. Exp. 02/01/2004	$7,500	$12
Receive a fixed rate equal to 0.730% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Bear, Stearns & Co., Inc. Exp. 06/02/2005	2,920	11
Receive a fixed rate equal to 0.750% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.375% due 09/15/2016.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/16/2003	510	1
Receive a fixed rate equal to 0.800% and the Fund will pay to the counterparty at par in the event of default of Banque Centrale de Tunisie 7.375% due 04/25/2012.
Counterparty: Citibank N.A., London Exp. 05/03/2004	1,000	0
Receive a fixed rate equal to 1.000% and the Fund will pay to the counterparty at par in the event of default of Republic of Russia 5.000% due 03/31/2030.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 07/01/2004	9,870	6
Receive a fixed rate equal to 1.150% and the Fund will pay to the counterparty at par in the event of default of Banque Centrale de Tunisie 8.250% due 09/19/2027.
Counterparty: Goldman Sachs & Co. Exp. 12/13/2003	700	0
Receive a fixed rate equal to 1.200% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Goldman Sachs & Co. Exp. 06/02/2004	1,000	0
Receive a fixed rate equal to 1.250% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.375% due 09/15/2016.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/22/2005	1,400	15
Receive a fixed rate equal to 1.300% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Goldman Sachs & Co. Exp. 01/02/2005	11,500	131
Receive a fixed rate equal to 1.310% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.500% due 05/15/2026.
Counterparty: Goldman Sachs & Co. Exp. 01/02/2005	5,000	58
Receive a fixed rate equal to 1.400% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Goldman Sachs & Co. Exp. 12/13/2003	$1,000	$0
Receive a fixed rate equal to 1.450% and the Fund will pay to the counterparty at par in the event of default of Republic of Bulgaria 2.813% due 07/28/2011.
Counterparty: Goldman Sachs & Co. Exp. 04/01/2004	19,300	102
Receive a fixed rate equal to 1.650% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 8.875% due 09/30/2027.
Counterparty: Citibank N.A., London Exp. 05/03/2005	1,000	5
Receive a fixed rate equal to 1.700% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 8.250% due 04/22/2008.
Counterparty: Lehman Brothers, Inc. Exp. 06/02/2005	2,000	11
Receive a fixed rate equal to 1.750% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/02/2004	2,000	7
Receive a fixed rate equal to 1.800% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 9.375% due 04/01/2029.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/02/2005	2,000	14
Receive a fixed rate equal to 16.500% and the Fund will pay to the counterparty at par in the event of default of Federative Republic of Brazil 2.563% due 04/15/2006.
Counterparty: Merrill Lynch & Co., Inc. Exp. 01/01/2005	925	157
Receive a fixed rate equal to 2.700% and the Fund will pay to the counterparty at par in the event of default of El Paso Corp. 7.000% due 05/15/2011.
Counterparty: Credit Suisse First Boston Exp. 04/03/2005	5,000	(486)
Receive floating rate based on 3-month LIBOR and pay a fixed rate equal to 4.000%.
Counterparty: Lehman Brothers, Inc. Exp. 12/17/2008	7,900	274
Receive floating rate based on 3-month LIBOR plus 0.470% and pay a fixed rate equal to 7.750%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/01/2005	5,000	(478)
Receive floating rate based on 3-month LIBOR plus 1.150% and pay a fixed rate equal to 7.050%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 05/01/2004	20,975	(569)

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	147

Schedule of Investments (Cont.)

Short-Term Fund

September 30, 2003 (Unaudited)

Receive floating rate based on 3-month LIBOR plus 1.150% and pay a fixed rate equal to 7.430%.
Counterparty: Lehman Brothers, Inc.
Exp. 10/12/2006	$18,500	$(2,104)

$(2,777)

(i)	Short sales open at September 30, 2003 were as follows:

Type	Coupon (%)	Maturity	Par	Value	Proceeds

U.S. Treasury Note	5.500	05/15/2009	$26,500	$29,984	$29,540
U.S. Treasury Note	6.500	02/15/2010	97,370	115,577	112,711
U.S. Treasury Note	5.000	02/15/2011	48,400	53,089	51,808
U.S. Treasury Note	4.250	08/15/2013	165,770	169,986	165,923

				$368,636	$359,982

(j)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)

Buy	EC	6,864	11/2003	$61	$0	$61
Sell		7,041	11/2003	9	0	9
Sell		5,000	10/2003	0	(32)	(32)

				$70	$(32)	$38

(k)	Principal amount denoted in indicated currency:

EC—Euro

(l)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate valued securities is $28,727, which is 0.63% of net assets.

148	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

StocksPLUS Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 6.2%
Banking & Finance 4.4%
CIT Group, Inc.
5.625% due 05/17/2004	$1,900	$1,950
7.125% due 10/15/2004	2,000	2,114
Ford Motor Credit Co.
6.700% due 07/16/2004	3,400	3,517
General Motors Acceptance Corp.
1.830% due 05/17/2004 (a)	5,800	5,803
3.140% due 03/04/2005 (a)	2,600	2,633
Korea Development Bank
6.625% due 11/21/2003	2,500	2,517
National Australia Bank Ltd.
1.755% due 05/19/2010 (a)	11,700	11,745
National Rural Utilities Cooperative Finance Corp.
2.110% due 04/26/2004 (a)	8,000	8,043
Phoenix Quake Wind Ltd.
3.515% due 07/03/2008 (a)	1,100	1,100
Popular North America, Inc.
2.755% due 10/15/2003 (a)	4,700	4,701
Studio RE Ltd.
6.210% due 07/07/2006 (a)	7,300	7,336
Trinom Ltd.
5.060% due 12/18/2004 (a)	1,200	1,207

		52,666

Industrials 0.3%
Air Canada
1.975% due 07/31/2005 (a)(b)	2,273	932
DaimlerChrysler North America Holding Corp.
1.940% due 09/26/2005 (a)	1,100	1,101
Enron Corp.
8.000% due 08/15/2005 (b)	1,100	418
Waste Management, Inc.
7.000% due 10/01/2004	1,000	1,048

		3,499

Utilities 1.5%
Entergy Gulf States, Inc.
2.040% due 06/18/2007 (a)	11,400	11,434
Hydro—Quebec
1.250% due 09/29/2049 (a)	1,200	1,050
Sprint Capital Corp.
5.700% due 11/15/2003	3,800	3,813
7.900% due 03/15/2005	1,500	1,621

		17,918

Total Corporate Bonds & Notes (Cost $75,352)		74,083

MUNICIPAL BONDS & NOTES 0.3%
California 0.3%
Golden State Tobacco Securitization Corp. Revenue Bonds, Series 2003
5.000% due 06/01/2021	3,700	3,636

Total Municipal Bonds & Notes (Cost $3,682)		3,636

U.S. TREASURY OBLIGATIONS 4.6%
Treasury Inflation Protected Securities (h)
3.625% due 01/15/2008 (c)	48,376	54,295
3.875% due 01/15/2009	449	513
3.500% due 01/15/2011	951	1,076

Total U.S. Treasury Obligations (Cost $54,078)		55,884

MORTGAGE-BACKED SECURITIES 24.4%
Collateralized Mortgage Obligations 11.1%
Bank Mart
3.599% due 03/01/2019 (a)(d)(l)	1,907	1,903
Bear Stearns Adjustable Rate Mortgage Trust
6.156% due 12/25/2031 (a)(l)	$1,112	$1,113
6.147% due 01/25/2032 (a)	165	165
6.023% due 06/25/2032 (a)	1,521	1,554
5.377% due 01/25/2033 (a)	2,643	2,675
5.206% due 03/25/2033 (a)	3,344	3,448
Countrywide Alternative Loan Trust
5.875% due 07/25/2032	1,647	1,669
CS First Boston Mortgage Securities Corp.
1.660% due 11/25/2031 (a)	2,162	2,169
1.510% due 02/25/2032 (a)	2,161	2,188
2.003% due 03/25/2032 (a)	7,446	7,397
5.809% due 06/25/2032 (a)	887	901
6.188% due 06/25/2032 (a)	2,028	2,091
6.000% due 01/25/2033	2,698	2,718
Fannie Mae
6.263% due 04/25/2020 (a)	9	9
6.000% due 12/25/2028	1,841	1,868
1.520% due 11/25/2032 (a)	10,135	10,151
5.000% due 04/25/2033	10,589	10,839
Federal Home Loan Bank
6.000% due 08/15/2026	1,429	1,438
First Horizon Asset Securities, Inc.
7.000% due 05/25/2030	518	524
Freddie Mac
5.000% due 12/15/2013	363	363
5.500% due 11/15/2015	1,130	1,158
5.250% due 04/15/2026	993	997
5.700% due 02/15/2031	5,033	5,162
4.500% due 08/15/2031	25,657	25,783
Fund America Investors Corp.
4.075% due 06/25/2023 (a)	44	43
Government National Mortgage Association
1.520% due 09/20/2030 (a)	30	30
GSR Mortgage Loan Trust
5.626% due 04/25/2032 (a)	2,113	2,120
6.000% due 07/25/2032	298	299
Housing Securities, Inc.
1.810% due 07/25/2032 (a)(l)	94	93
Impac CMB Trust
1.520% due 07/25/2033 (a)	10,058	10,069
MASTR Asset Securitization Trust
5.375% due 10/25/2032	831	846
5.500% due 09/25/2033	5,217	5,294
Merrill Lynch Mortgage Investors, Inc.
4.910% due 12/25/2032 (a)(l)	2,531	2,563
PNC Mortgage Securities Corp.
7.375% due 10/25/2030 (a)	178	181
Resecuritization Mortgage Trust
1.277% due 04/26/2021 (a)	31	31
Residential Funding Mortgage Securities I, Inc.
6.500% due 03/25/2032	3,765	3,827
Salomon Brothers Mortgage Securities VII, Inc.
5.158% due 12/25/2030 (a)	3,230	3,267
Structured Asset Mortgage Investments, Inc.
9.356% due 06/25/2029 (a)	3,663	3,889
Structured Asset Securities Corp.
1.410% due 10/25/2027 (a)	3,042	3,040
1.600% due 03/25/2031 (a)	1,625	1,639
4.289% due 09/25/2036 (a)	135	133
Washington Mutual Mortgage Securities Corp.
6.000% due 03/25/2017	939	967
6.010% due 04/25/2031 (a)	647	647
3.268% due 02/27/2034 (a)	5,779	5,850

		133,111

Fannie Mae 7.8%
3.363% due 04/01/2018 (a)	76	77
3.460% due 05/01/2022 (a)	32	32
4.100% due 07/01/2018 (a)	338	343
4.306% due 11/01/2027 (a)	123	125
4.385% due 11/01/2028 (a)	173	176
4.407% due 07/01/2028 (a)	129	131
4.443% due 04/01/2028 (a)	$110	$112
4.444% due 11/01/2028 (a)	147	150
4.856% due 02/01/2027 (a)	17	17
4.917% due 12/01/2036 (a)	5,328	5,459
5.003% due 12/01/2023 (a)	10	10
5.218% due 09/01/2034 (a)	5,818	5,960
5.329% due 04/01/2033 (a)	3,757	3,850
5.609% due 08/01/2029 (a)	111	114
6.000% due 01/01/2016-10/15/2033 (e)	59,215	61,412
6.500% due 09/01/2005-01/01/2033 (e)	2,593	2,691
7.000% due 02/01/2015-03/01/2015 (e)	5,718	6,086
7.500% due 09/01/2015-05/01/2016 (e)	4,659	4,984
8.000% due 03/01/2030-07/01/2031 (e)	1,172	1,267

		92,996

Freddie Mac 2.3%
4.100% due 07/01/2019 (a)	1,327	1,361
4.172% due 12/01/2022 (a)	185	191
4.316% due 06/01/2022 (a)	137	141
6.000% due 03/01/2016-10/15/2033 (e)	23,189	23,972
6.500% due 08/01/2032	1,954	2,041
8.500% due 04/01/2025-06/01/2025 (e)	40	44

		27,750

Government National Mortgage Association 3.2%
4.375% due 02/20/2026-02/20/2028 (a)(e)	1,069	1,096
4.380% due 05/20/2026-04/20/2027 (a)	2,081	2,135
5.375% due 03/20/2026 (a)	938	959
5.625% due 12/20/2022-12/20/2027 (a)(e)	1,607	1,672
5.750% due 07/20/2018-07/20/2027 (a)(e)	7,555	7,725
6.000% due 10/22/2033	23,000	23,891
8.000% due 04/20/2030	1,232	1,322

		38,800

Stripped Mortgage-Backed Securities 0.0%
Fannie Mae (IO)
6.500% due 09/25/2008	28	3
6.500% due 03/25/2023	700	21

		24

Total Mortgage-Backed Securities (Cost $291,741)		292,681

ASSET-BACKED SECURITIES 1.1%
AFC Home Equity Loan Trust
1.270% due 06/25/2028 (a)	2,243	2,234
Ameriquest Mortgage Securities, Inc.
1.430% due 05/25/2032 (a)	1,550	1,552
1.380% due 08/25/2032 (a)	3,197	3,193
Asset-Backed Securities Corp. Long Beach Home Equity Loan Trust
1.360% due 08/21/2030 (a)	488	487
Countrywide Asset-Backed Certificates
1.340% due 05/25/2029 (a)	1,501	1,501
CS First Boston Mortgage Securities Corp.
1.430% due 01/25/2032 (a)	2,713	2,711
Green Tree Financial Corp.
6.970% due 04/01/2031	1,009	1,022
Novastar Home Equity Loan
1.395% due 04/25/2028 (a)	742	741

Total Asset-Backed Securities (Cost $13,475)		13,441

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	149

Schedule of Investments (Cont.)

StocksPLUS Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)		Value (000s)

SOVEREIGN ISSUES 0.6%
Republic of Brazil
2.125% due 04/15/2006 (a)		$3,960	$3,871
10.000% due 01/16/2007		3,000	3,220
2.187% due 04/15/2009 (a)		776	698

Total Sovereign Issues (Cost $7,533)			7,789

FOREIGN CURRENCY- DENOMINATED ISSUES (j)(k) 0.6%
Commonwealth of New Zealand
4.500% due 02/15/2016 (h)	N$	9,750	7,236

Total Foreign Currency-Denominated Issues (Cost $6,653)			7,236

PURCHASED PUT OPTIONS 0.0%
PNC Mortgage Securities Corp. (OTC)
7.310% due 05/25/2040
Strike @ 100.000 Exp. 04/01/2005		$6,200	0

Total Purchased Put Options (Cost $0)			0

CONVERTIBLE BONDS & NOTES 0.1%
Banking & Finance 0.1%
Verizon Global Funding Corp.
0.000% due 05/15/2021		1,700	1,024

Total Convertible Bonds & Notes (Cost $937)			1,024

PREFERRED SECURITY 0.1%

	Shares

DG Funding Trust
3.410% due 12/29/2049 (a)		110	1,155

Total Preferred Security (Cost $1,103)			1,155

SHORT-TERM INSTRUMENTS 66.4%

	Principal Amount (000s)

Certificates of Deposit 2.7%
Wells Fargo Financial, Inc.
1.070% due 10/07/2003		$33,000	33,000

Commercial Paper 58.0%
Anz, Inc.
1.030% due 10/08/2003		27,200	27,195
Barclays U.S. Funding Corp.
1.040% due 11/19/2003		6,200	6,191
Danske Corp.
1.030% due 10/15/2003		21,300	21,291
1.060% due 12/16/2003		10,000	9,977
Fannie Mae
1.050% due 10/01/2003		8,900	8,900
0.985% due 10/08/2003		41,700	41,692
1.000% due 10/15/2003		14,500	14,494
1.025% due 10/22/2003		30,800	30,782
1.045% due 10/29/2003		40,000	39,967
1.055% due 11/05/2003		4,000	3,996
1.067% due 11/05/2003		4,100	4,096
1.070% due 11/12/2003		3,600	3,596
0.985% due 11/19/2003		5,000	4,993
1.055% due 11/19/2003		19,300	19,272
1.075% due 12/03/2003		47,600	47,510
1.110% due 12/11/2003		35,000	34,925
1.080% due 12/15/2003		$12,100	$12,073
1.080% due 02/02/2004		6,500	6,475
1.080% due 02/18/2004		34,800	34,651
1.115% due 02/25/2004		20,000	19,910
1.137% due 03/03/2004		56,500	56,234
1.085% due 03/10/2004		24,500	24,379
1.080% due 03/17/2004		30,000	29,846
Federal Home Loan Bank
1.000% due 10/15/2003		20,000	19,992
1.020% due 10/22/2003		3,500	3,498
1.045% due 10/29/2003		3,000	2,998
1.150% due 10/29/2003		40,000	39,964
Freddie Mac
1.135% due 10/30/2003		40,000	39,963
General Electric Capital Corp.
1.030% due 11/13/2003		2,200	2,197
1.050% due 11/19/2003		7,000	6,990
1.060% due 12/18/2003		15,000	14,965
HBOS Treasury Services PLC
1.070% due 12/10/2003		27,500	27,442
1.105% due 01/23/2004		400	399
Kraft Foods, Inc.
1.940% due 02/27/2004		16,100	16,100
Republic of Italy
1.175% due 10/22/2003		10,700	10,693
Royal Bank of Scotland PLC
1.020% due 10/16/2003		8,400	8,396

			696,042

Repurchase Agreement 1.2%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Freddie Mac 2.550% due 10/29/2004 valued at $14,419. Repurchase Proceeds are $14,135.)		14,135	14,135

U.S. Treasury Bills 4.5%
0.933% due 12/04/2003- 12/18/2003 (c)(e)(f)		54,410	54,297

Total Short-Term Instruments (Cost $797,498)			797,474

Total Investments 104.4% (Cost $1,252,052)			$1,254,403
Written Options (g) (0.0%) (Premiums $382)			(72)
Other Assets and Liabilities (Net) (4.4%)			(53,267)

Net Assets 100.0%			$1,201,064

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security is in default.

(c)	Securities with an aggregate market value of $52,312 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Eurodollar March Futures
(03/2004)—Long	102	$217
Eurodollar September Futures
(09/2004)—Long	66	128
Eurodollar December Futures
(12/2004)—Long	33	48
Eurodollar March Futures
(03/2005)—Long	24	37
Eurodollar June Futures
(06/2005)—Long	23	36
Eurodollar September Futures
(09/2005)—Long	7	1
S & P 500 Index December Futures
(12/2003)—Long	2,565	(5,347)
United Kingdom 90-Day Libor
Futures (12/2003)—Long	6	(7)
United Kingdom 90-Day Libor
Futures (03/2004)—Long	3	(4)
United Kingdom 90-Day Libor
Futures (09/2004)—Long	76	(86)
United Kingdom 90-Day Libor
Futures (12/2004)—Long	70	(71)
U. S. Treasury 5-Year Note
(12/2003)—Long	33	52

		$(4,996)

(d)	Restricted security as of September 30, 2003:

Issuer Description	Acquisition Date	Cost as of September 30, 2003	Market Value as of September 30, 2003	Value as Percentage of Net Assets

Bank Mart	07/07/1995	$1,912	$1,903	0.16%

(e)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(f)	Security, or a portion thereof, has been pledged as collateral for swap and swaption contracts. The aggregate market value for all securities pledged as collateral was $17,723 as of September 30, 2003.

(g)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Put—CME Eurodollar December Futures
Strike @ 98.750
Exp. 12/15/2003	301	$135	$15

150	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Type	Notional Amount	Premium	Value

Call—OTC 7-Year Interest Rate Swap Counterparty: J.P. Morgan Chase & Co.
Strike @ 3.500%**
Exp. 12/17/2003	$10,700	$109	$52
Put—OTC 7-Year Interest Rate Swap Counterparty: Merrill Lynch & Co., Inc.
Strike @ 5.500%*
Exp. 12/17/2003	10,700	138	5

		$247	$57

*	The Fund will pay a floating rate based on 3-month LIBOR.
**	The Fund will receive a floating rate based on 3-month LIBOR.

(h)	Principal amount of security is adjusted for inflation.

(i)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation

Receive a fixed rate equal to 0.610% and the Fund will pay to the counterparty at par in the event of default of General Electric Capital Corp. 6.000% due 06/15/2012.
Counterparty: Merrill Lynch & Co., Inc. Exp. 05/01/2004	$1,400	$4
Receive a fixed rate equal to 0.750% and the Fund will pay to the counterparty at par in the event of default of the United Mexican States 11.375% due 09/15/2016.
Counterparty: Merrill Lynch & Co., Inc. Exp. 12/16/2003	10,000	12
Receive a fixed rate equal to 1.770% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 9.625% due 02/08/2011.
Counterparty: Goldman Sachs & Co. Exp. 11/30/2003	5,000	6
Receive total return on S&P 500 Index and pay floating rate based on 1-month LIBOR plus 0.040%.
Counterparty: Goldman Sachs & Co. Exp. 01/01/2004	376	0
Received total return on S&P 500 Index and pay floating rate based on 1-month LIBOR plus 0.700%
Counterparty: J.P. Morgan Chase & Co. Exp. 04/03/2004	12	0

		$22

(j)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)

Sell	BP	439	10/2003	$0	$(34)	$(34)
Buy	JY	135,824	10/2003	0	0	0
Sell	N$	11,567	10/2003	0	(321)	(321)
Sell		11,567	11/2003	0	(5)	(5)
Buy		11,567	10/2003	7	0	7

				$7	$(360)	$(353)

(k)	Principal amount denoted in indicated currency:

BP—British Pound
JY—Japanese Yen
N$—New Zealand Dollar

(l)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate valued securities is $5,672, which is 0.47% of net assets.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	151

Schedule of Investments

StocksPLUS Short Strategy Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

U.S. TREASURY OBLIGATIONS 78.4%
U.S. Treasury Notes
1.125% due 06/30/2005	$2,100	$2,093

Total U.S. Treasury Obligations (Cost $2,088)		2,093

	# of Contracts
PURCHASED CALL OPTIONS 0.2%
S&P 500 Index Futures (CME)
Strike @ 1300.000 Exp. 06/18/2004	11	5

Total Purchased Call Options (Cost $5)		5

	Principal Amount (000s)
SHORT-TERM INSTRUMENTS 19.8%
Repurchase Agreement 11.9%
State Street Bank
0.800% due 10/01/2003	$319	319

(Dated 09/30/2003. Collateralized by Federal Home Loan Bank 2.125% due 05/15/2006 valued at $328. Repurchase proceeds are $319.)
U.S. Treasury Bill 7.9%
0.932% due 12/11/2003 (a)	210	210

Total Short-Term Instruments (Cost $529)		529

Total Investments 98.4% (Cost $2,622)		$2,627
Other Assets and Liabilities (Net) 1.6%		44

Net Assets 100.0%		$2,671

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Securities with an aggregate market value of $210 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Emini S&P Index (12/2003)—Long	628	$(205)
S&P 500 Index December Futures (12/2003)—Short	136	344

		$139

(b)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/

Buy	JY	230	10/2003	$0	$0	$0
Sell		230	10/2003	0	0	0

				$0	$0	$0

(c)	Principal amount denoted in indicated currency:

JY—Japanese Yen

152	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

StocksPLUS Total Return Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)		Value (000s)

CORPORATE BONDS & NOTES 1.0%
Banking & Finance 0.3%
CIT Group, Inc.
2.430% due 07/30/2004 (a)		$10	$10
2.610% due 01/31/2005 (a)		50	51
General Motors Acceptance Corp.
1.679% due 07/21/2004 (a)		20	20
3.140% due 03/04/2005 (a)		100	101

			182

Industrials 0.2%
DaimlerChrysler North America Holding Corp.
1.940% due 09/26/2005 (a)		40	40
4.750% due 01/15/2008		30	31
Pemex Project Funding Master Trust
7.375% due 12/15/2014		10	11
Time Warner, Inc.
9.125% due 01/15/2013		30	38
Weyerhaeuser Co.
7.950% due 03/15/2025		30	35

			155

Utilities 0.5%
AEP Texas Central Co.
2.380% due 02/15/2005 (a)		5	5
Entergy Gulf States, Inc.
2.040% due 06/18/2007 (a)		300	301
Sprint Capital Corp.
5.700% due 11/15/2003		10	10

			316

Total Corporate Bonds & Notes (Cost $641)			653

MUNICIPAL BONDS & NOTES 0.2%
California 0.2%
California State Revenue Anticipation Notes, Series 2003
2.000% due 06/16/2004		100	100
Golden State Tobacco Securitization Corp. Revenue Bonds, Series 2003
5.000% due 06/01/2021		30	30

			130

New Jersey 0.0%
Tobacco Settlement Financing Corp., Series 2003
4.375% due 06/01/2019		40	37

Total Municipal Bonds & Notes (Cost $171)			167

U.S. TREASURY OBLIGATIONS 6.0%
Treasury Inflation Protected Securities (c)
3.625% due 01/15/2008		91	102
3.875% due 01/15/2009		135	154
3.000% due 07/15/2012		1,432	1,569
1.875% due 07/15/2013		2,003	1,992
3.625% due 04/15/2028		114	137

Total U.S. Treasury Obligations (Cost $3,916)			3,954

MORTGAGE-BACKED SECURITIES 7.4%
Collateralized Mortgage Obligations 4.0%
Bear Stearns Adjustable Rate Mortgage Trust
5.373% due 01/25/2033 (a)		6	6
5.350% due 03/25/2033 (a)		32	33
Countrywide Alternative Loan Trust
4.750% due 01/25/2033		11	11
Countrywide Home Loans, Inc.
5.262% due 05/19/2032 (a)		3	3
CS First Boston Mortgage Securities Corp.
5.718% due 05/25/2032 (a)		15	15
6.000% due 01/25/2033		145	146
Fannie Mae
1.520% due 11/25/2032 (a)		$375	$376
5.000% due 04/25/2033		101	104
Freddie Mac
5.000% due 12/15/2013		15	15
5.625% due 07/15/2028		2	2
6.000% due 01/15/2029		7	7
5.700% due 02/15/2031		71	73
4.500% due 08/15/2031		965	969
GSR Mortgage Loan Trust
6.000% due 03/25/2032		16	16
6.000% due 07/25/2032		3	3
Impac CMB Trust
1.520% due 07/25/2033 (a)		462	463
MASTR Asset Securitization Trust
5.500% due 09/25/2033		92	93
Merrill Lynch Mortgage Investors, Inc.
4.910% due 12/25/2032 (a)(h)		65	66
Morgan Stanley Dean Witter Capital I, Inc.
5.500% due 04/25/2017		11	11
Washington Mutual Mortgage Securities Corp.
6.000% due 03/25/2032		6	6
5.450% due 02/25/2033 (a)		22	23
3.363% due 02/27/2034 (a)		191	193

			2,634

Fannie Mae 2.7%
3.888% due 05/01/2036 (a)		38	39
4.963% due 12/01/2036 (a)		185	190
5.000% due 11/01/2017		500	512
5.250% due 09/01/2034 (a)		233	238
5.355% due 04/01/2033 (a)		137	140
6.000% due 11/01/2032 - 03/01/2033 (b)		573	591
6.500% due 05/01/2032 - 08/01/2032 (b)		33	34
7.000% due 09/01/2013		49	52
8.000% due 12/01/2030		19	21

			1,817

Freddie Mac 0.4%
4.180% due 02/01/2024 (a)		46	47
6.000% due 12/01/2032		89	92
6.500% due 08/01/2032		18	19
8.000% due 01/01/2017		105	115

			273

Government National Mortgage Association 0.3%
4.375% due 03/20/2027 (a)		17	17
6.000% due 10/22/2033		160	166
8.000% due 02/15/2030		7	8

			191

Total Mortgage-Backed Securities (Cost $4,899)			4,915

ASSET-BACKED SECURITIES 0.3%
Ameriquest Mortgage Securities, Inc.
1.430% due 05/25/2032 (a)		17	17
Centex Home Equity Loan Trust
5.770% due 11/25/2027		53	53
CS First Boston Mortgage Securities Corp.
1.430% due 01/25/2032 (a)		134	134

Total Asset-Backed Securities (Cost $205)			204

SOVEREIGN ISSUES 0.1%
Republic of South Africa
7.375% due 04/25/2012		30	34
United Mexican States
6.375% due 01/16/2013		20	21

Total Sovereign Issues (Cost $55)			55

FOREIGN CURRENCY-DENOMINATED ISSUES (f)(g) 0.0%
France Telecom S.A.
2.000% due 01/01/2004	EC	16	$19

Total Foreign Currency-Denominated Issues (Cost $16)			19

	# of Contracts
PURCHASED PUT OPTIONS 0.0%
Eurodollar December Futures (CME)
Strike @ 98.375 Exp. 12/15/2003		3	0
Eurodollar March Futures (CME)
Strike @ 93.750 Exp. 03/15/2004		4	0
S&P 500 Index December Futures (CME)
Strike @ 600.000 Exp. 12/19/2003		35	2

Total Purchased Put Options (Cost $2)			2

	Principal Amount (000s)
SHORT-TERM INSTRUMENTS 64.2%
Certificates of Deposit 3.0%
Wells Fargo Financial, Inc.
1.070% due 10/06/2003		$1,000	1,000
1.060% due 10/23/2003		1,000	1,000

			2,000

Commercial Paper 52.7%
CBA Finance, Inc.
1.050% due 10/07/2003		700	700
Danske Corp.
1.065% due 11/12/2003		1,000	999
Fannie Mae
1.050% due 10/01/2003		1,200	1,200
1.010% due 10/08/2003		2,700	2,699
1.060% due 10/29/2003		2,000	1,998
1.040% due 11/21/2003		2,600	2,596
1.065% due 12/03/2003		1,000	998
1.075% due 12/03/2003		800	798
1.055% due 12/10/2003		1,600	1,597
1.110% due 12/11/2003		200	199
1.070% due 12/15/2003		400	399
1.010% due 12/24/2003		2,000	1,995
1.080% due 02/02/2004		1,000	998
1.080% due 02/18/2004		1,000	996
1.080% due 02/19/2004		1,000	996
1.080% due 02/23/2004		2,800	2,788
1.130% due 02/25/2004		200	199
1.095% due 03/24/2004		2,300	2,288
Federal Home Loan Bank
1.045% due 10/29/2003		4,000	3,997
1.140% due 11/07/2003		100	100
1.047% due 12/10/2003		200	200
General Electric Capital Corp.
1.060% due 12/18/2003		500	499
1.120% due 01/21/2004		1,000	997
HBOS Treasury Services PLC
1.070% due 12/10/2003		1,000	998
1.065% due 12/23/2003		500	499
Kraft Foods, Inc.
2.080% due 02/27/2004		200	199
Royal Bank of Scotland PLC
1.085% due 11/03/2003		1,000	999
Shell Finance
1.100% due 12/12/2003		1,000	998
Westpac Trust Securities Ltd.
1.030% due 01/28/2004		1,000	996

			34,925

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	153

Schedule of Investments (Cont.)

StocksPLUS Total Return Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

Repurchase Agreement 0.6%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Federal Home Loan Bank 1.4000% due 09/17/2004 valued at $426. Repurchase proceeds are $417.)	$417	$417

U.S. Treasury Bills 7.9%
1.007% due 12/04/2003-12/18/2003 (b)(d)	5,240	5,228

Total Short-Term Instruments (Cost $42,571)		42,570

Total Investments 79.2% (Cost $52,476)		$52,539
Written Options (e) (0.0%) (Premiums $2)		(4)
Other Assets and Liabilities (Net) 20.8%		13,767

Net Assets 100.0%		$66,302

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(c)	Principal amount of security is adjusted for inflation.

(d)	Securities with an aggregate market value of $5,228 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Emini S&P 500 Index December Futures
(12/2003)—Long	51	$10
Euribor Purchased Put Options
Strike @ 95.500 (12/2003)—Long	5	0
Euribor Purchased Put Options
Strike @ 96.125 (12/2003)—Long	2	0
Eurodollar March Futures
(03/2004)—Long	2	4
Eurodollar March Futures
(03/2005)—Long	2	1
Eurodollar June Futures
(06/2005)—Long	2	1
Eurodollar September Futures
(09/2005)—Long	2	1
Eurodollar December Futures
(12/2004)—Long	2	1
S&P 500 Index December Futures
(12/2003)—Long	199	(674)
United Kingdom 90-Day LIBOR
Futures (03/2004)—Long	1	0
United Kingdom 90-Day LIBOR
Futures (06/2004)—Long	2	0
United Kingdom 90-Day LIBOR
Futures (09/2004)—Long	1	(1)
United Kingdom 90-Day LIBOR
Futures (12/2004)—Long	3	(3)
United Kingdom 90-Day LIBOR
Purchased Put Options Strike @ 94.000 (03/2004)—Long	5	0
United Kingdom 90-Day LIBOR
Purchased Put Options Strike @ 93.750 (06/2004)—Long	1	$0
United Kingdom 90-Day LIBOR
Purchased Put Options Strike @ 92.500 (09/2004)—Long	6	0
U.S. Treasury 5-Year Note
(12/2003)—Long	12	41
U.S Treasury 10-Year Note
(12/2003)—Long	23	115

		$(504)

(e)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Put—CME Eurodollar December Futures
Strike @ 98.750
Exp. 12/15/2003	2	$1	$0
Call—CBOT U.S. Treasury Note December Futures
Strike @ 114.000
Exp. 11/22/2003	2	1	4

		$2	$4

(f)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)
Sell	BP	37	10/2003	$0	$(3)	$(3)
Sell	EC	27	11/2003	0	0	0
Buy	JY	5,295	10/2003	0	0	0
Sell		5,295	10/2003	0	0	0

				$0	$(3)	$(3)

(g)	Principal amount denoted in indicated currency:

BP—British Pound

EC—Euro

JY—Japanese Yen

(h)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate value of fair valued securities is $66, which is 0.10% of net assets.

154	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

Strategic Balanced Fund

September 30, 2003 (Unaudited)

	Shares	Value (000s)

PIMCO FUNDS (a) 99.8%
StocksPLUS	2,117,158	$19,012
Total Return	1,229,896	13,394

Total Investments 99.8%		$32,406
(Cost $31,170)
Other Assets and Liabilities (Net) 0.2%		67

Net Assets 100.0%		$32,473

Notes to Schedule of Investments:

(a)	Institutional Class shares of each PIMCO Fund.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	155

Schedule of Investments

Total Return Fund II

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 10.8%
Banking& Finance 5.4%
American Express Travel
5.625% due 01/22/2004	$5,000	$5,062
Associates Corp. of North America
5.750% due 11/01/2003	600	602
Bank of America Corp.
6.625% due 08/01/2007	500	564
7.800% due 02/15/2010	400	481
Bank One Corp.
7.625% due 08/01/2005	65	72
Bear Stearns Cos., Inc.
1.420% due 12/01/2003 (a)	17,200	17,210
CIT Group, Inc.
5.625% due 05/17/2004	8,765	8,994
7.125% due 10/15/2004	2,000	2,114
Citicorp
7.125% due 05/15/2006	250	281
Ford Motor Credit Co.
1.390% due 11/24/2003 (a)	5,000	4,999
6.700% due 07/16/2004	90	93
6.750% due 08/15/2008	250	257
General Electric Capital Corp.
6.750% due 03/15/2032	100	113
General Motors Acceptance Corp.
2.088% due 01/20/2004 (a)	24,825	24,846
1.914% due 05/04/2004 (a)	32,700	32,737
7.500% due 07/15/2005	400	430
6.750% due 01/15/2006	135	144
8.000% due 11/01/2031	1,176	1,211
Goldman Sachs Group, Inc.
1.830% due 01/20/2009 (a)	5,000	5,063
Household Finance Corp.
5.875% due 09/25/2004	15,000	15,629
6.750% due 05/15/2011	130	148
J.P. Morgan Chase & Co.
7.625% due 09/15/2004	550	582
Mellon Funding Corp.
5.750% due 11/15/2003	200	201
National Rural Utilities Cooperative Finance Corp.
2.110% due 04/26/2004 (a)	3,000	3,016
NationsBank Corp.
8.625% due 11/15/2003	1,550	1,564
Qwest Capital Funding, Inc.
7.250% due 02/15/2011	2,900	2,595
Travelers Property Casualty Corp.
6.375% due 03/15/2033	500	533
U.S. Trade Funding Corp.
4.260% due 11/15/2014	487	502
Verizon Global Funding Corp.
7.375% due 09/01/2012	45	53
Wells Fargo Bank N.A.
7.550% due 06/21/2010	140	169

		130,265

Industrials 2.5%
AOL Time Warner, Inc.
7.625% due 04/15/2031	2,400	2,738
7.700% due 05/01/2032	9,600	11,063
Continental Airlines, Inc.
7.056% due 03/15/2011	1,600	1,602
Continental Cablevision, Inc.
8.300% due 05/15/2006	695	786
DaimlerChrysler North America Holding Corp.
7.400% due 01/20/2005	400	427
7.200% due 09/01/2009	500	561
Dow Chemical Co.
8.040% due 07/02/2005	2,368	2,480
El Paso Corp.
6.750% due 05/15/2009	16,700	14,028
Ford Motor Co.
7.125% due 11/15/2025	55	50
General Motors Corp.
6.250% due 05/01/2005	$250	$262
8.250% due 07/15/2023	2,200	2,306
GTE California, Inc.
7.650% due 03/15/2007	400	465
Kellogg Co.
7.450% due 04/01/2031	76	93
Kerr-McGee Corp.
1.850% due 06/28/2004 (a)	1,550	1,545
7.875% due 09/15/2031	500	589
Kraft Foods, Inc.
6.500% due 11/01/2031	76	81
Qwest Corp.
8.875% due 03/15/2012	2,200	2,453
Target Corp.
7.000% due 07/15/2031	76	88
Time Warner, Inc.
7.975% due 08/15/2004	3,345	3,513
Transcontinental Gas Pipeline Corp.
6.125% due 01/15/2005	300	304
United Airlines, Inc.
9.190% due 12/24/2013 (b)	7,156	2,290
Walt Disney Co.
7.300% due 02/08/2005	500	537
Waste Management, Inc.
6.875% due 05/15/2009	7,000	7,942
Weyerhaeuser Co.
6.750% due 03/15/2012	2,600	2,897
Williams Cos., Inc.
7.625% due 07/15/2019	1,100	1,029

		60,129

Utilities 2.9%
AEP Texas Central Co.
2.380% due 02/15/2005 (a)	1,600	1,602
AT&T Corp.
7.500% due 04/01/2004	500	515
8.500% due 11/15/2031	11,200	13,307
Carolina Power & Light, Inc.
7.875% due 04/15/2004	400	414
Citizens Communications Co.
9.250% due 05/15/2011	5,200	6,638
GTE South, Inc.
6.125% due 06/15/2007	250	279
MidAmerican Energy Holdings Co.
5.125% due 01/15/2013	65	67
Progress Energy, Inc.
6.550% due 03/01/2004	400	408
Sprint Capital Corp.
5.700% due 11/15/2003	2,325	2,333
6.000% due 01/15/2007	300	323
6.125% due 11/15/2008	3,500	3,783
6.900% due 05/01/2019	4,300	4,421
8.750% due 03/15/2032	16,200	19,317
TXU Corp.
7.000% due 03/15/2013	14,100	15,360

		68,767

Total Corporate Bonds & Notes (Cost $250,776)		259,161

MUNICIPAL BONDS & NOTES 3.0%
California 0.9%
California State Revenue Anticipation Notes, Series 2003
2.000% due 06/16/2004	6,200	6,222
California State Tobacco Securitization Corp. Revenue Bonds, Series 2003-A1
6.250% due 06/01/2033	5,300	4,599
6.625% due 06/01/2040	5,300	4,664
Los Angeles, California Unified School District General Obligation Bonds, (MBIA Insured), Series 2003
5.000% due 01/01/2028	$5,000	$5,073

		20,558

Florida 0.0%
Florida State Board of Education General Obligation Bonds, (FGIC Insured), Series 2002
5.000% due 06/01/2031	500	508
Miami, Florida Rent Revenue Bonds, Series 1989
8.650% due 07/01/2019	195	266

		774

Nevada 0.9%
Clark County, Nevada General Obligation Bonds, (MBIA Insured), Series 2002
5.000% due 06/01/2032	21,800	21,942

New York 0.2%
New York, New York General Obligation Bonds, Series 2003
5.250% due 06/01/2028	5,500	5,574

North Carolina 0.1%
North Carolina State Educational Assistance Authority Revenue Bonds, (GTD Insured), Series 2000
1.440% due 06/01/2009	2,444	2,443

Texas 0.6%
Dallas, Texas Waterworks & Sewer System Revenue Bonds, Series 2003
5.375% due 10/01/2015	6,900	7,789
Lower Colorado River Authority Revenue Bonds, (FSA Insured), Series 2003
5.375% due 05/15/2013	3,500	3,946
University of Texas Revenue Bonds, Series 2003
5.000% due 08/15/2033	1,700	1,709

		13,444

Washington 0.3%
Energy Northwest Washington Electric Revenue Bonds, Series 2003
5.500% due 07/01/2013	3,400	3,858
5.500% due 07/01/2014	2,700	3,066

		6,924

Total Municipal Bonds & Notes (Cost $71,852)		71,659

U.S. GOVERNMENT AGENCIES 0.1%
Fannie Mae
5.125% due 02/13/2004	500	508
Small Business Administration
7.970% due 01/25/2025	1,391	1,517

Total U.S. Government Agencies (Cost $1,980)		2,025

U.S. TREASURY OBLIGATIONS 7.7%
Treasury Inflation Protected Securities (e)
3.375% due 01/15/2007 (c)	16,946	18,646
3.875% due 01/15/2009	32,630	37,285
4.250% due 01/15/2010	3,607	4,235
3.500% due 01/15/2011	16,377	18,537
3.375% due 01/15/2012	2,071	2,331
3.000% due 07/15/2012	32,115	35,186
1.875% due 07/15/2013	3,905	3,885
3.875% due 04/15/2029	51,009	64,263

Total U.S. Treasury Obligations (Cost $177,484)		184,368

156	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

MORTGAGE-BACKED SECURITIES 43.9%
Collateralized Mortgage Obligations 4.9%
Bear Stearns Adjustable Rate Mortgage Trust
6.611% due 11/25/2031 (a)	$1,558	$1,570
6.003% due 02/25/2032 (a)	382	381
6.067% due 02/25/2032 (a)	725	727
6.137% due 08/25/2032 (a)	440	449
5.218% due 04/25/2033 (a)	8,745	9,018
Chase Mortgage Finance Corp.
6.221% due 12/25/2029 (a)	1,015	1,027
COMM Mortgage Trust
6.145% due 05/15/2032	2,433	2,598
CS First Boston Mortgage Securities Corp.
6.248% due 04/25/2032 (a)	906	933
6.181% due 06/25/2032 (a)	13,281	13,696
DLJ Mortgage Acceptance Corp.
11.000% due 08/01/2019	54	60
Fannie Mae
9.000% due 06/25/2018	5	6
9.250% due 07/25/2019	545	617
7.000% due 09/25/2020	12	13
6.000% due 02/25/2029	962	972
6.500% due 01/01/2033	4,322	4,596
Federal Home Loan Bank
5.500% due 03/15/2015	684	698
First Horizon Asset Securities, Inc.
6.750% due 11/25/2031	277	277
Freddie Mac
5.000% due 09/15/2016	1,856	1,936
9.250% due 11/15/2019	9	9
9.000% due 12/15/2020	277	277
7.000% due 07/15/2022	5,684	6,031
7.500% due 01/15/2023	13,391	14,304
6.000% due 10/15/2026	1,900	1,922
8.000% due 06/15/2030	9,719	10,589
6.000% due 09/15/2032	4,141	4,161
GMAC Commercial Mortgage Securities, Inc.
1.480% due 09/11/2006 (a)	3,000	2,945
Guaranteed Mortgage Corp.
9.300% due 07/20/2019	147	147
Indymac Adjustable Rate Mortgage Trust
6.527% due 01/25/2032 (a)	886	903
Merrill Lynch Mortgage Investors, Inc.
1.410% due 01/20/2030 (a)	2,202	2,204
Nationslink Funding Corp.
1.470% due 11/10/2030 (a)	1,021	1,022
6.654% due 11/10/2030	3,000	3,222
Residential Funding Mortgage Securities I, Inc.
7.000% due 11/25/2027	890	889
6.250% due 09/25/2032	210	210
Salomon Brothers Mortgage Securities VII, Inc.
1.490% due 04/25/2029 (a)	544	545
Small Business Administration
7.449% due 08/01/2010	4,413	4,923
Structured Asset Mortgage Investments, Inc.
5.997% due 03/25/2032 (a)	122	125
1.440% due 09/19/2032 (a)	5,841	5,818
Structured Asset Securities Corp.
6.500% due 10/25/2031 (a)	1,265	1,288
6.250% due 01/25/2032	2,757	2,836
6.143% due 02/25/2032 (a)	1,045	1,079
1.400% due 01/25/2033 (a)	2,995	2,990
Washington Mutual Mortgage Securities Corp.
5.188% due 10/25/2032 (a)	5,973	6,068
Wells Fargo Mortgage-Backed Securities Trust
6.431% due 10/25/2031 (a)	1,944	1,951
5.250% due 01/25/2033	123	123

		116,155

Fannie Mae 33.9%
2.849% due 09/01/2040 (a)	12,401	12,590
2.899% due 02/01/2023 (a)	266	271
3.760% due 03/01/2024 (a)	$7	$8
3.781% due 07/01/2020 (a)	259	268
4.348% due 01/01/2024 (a)	206	213
4.366% due 12/01/2023 (a)	167	171
4.500% due 07/01/2017	108	109
4.608% due 04/01/2024 (a)	245	252
5.000% due 12/01/2016-10/20/2018 (d)(i)	458,986	470,652
5.500% due 03/01/2016-05/01/2018 (d)	58,722	60,810
5.936% due 11/01/2011	8,817	9,726
6.000% due 05/01/2009-10/15/2033 (d)	243,524	252,376
6.500% due 07/01/2013-04/01/2032 (d)	1,070	1,118
7.000% due 08/01/2009-04/01/2032 (d)	1,287	1,367
7.500% due 04/01/2008-05/01/2032 (d)	325	347
7.750% due 10/01/2007	10	10
8.000% due 10/01/2005-10/01/2030 (d)	78	83
8.500% due 10/01/2004-04/01/2017 (d)	127	131
9.000% due 06/01/2010-12/01/2017 (d)	62	67
9.500% due 09/01/2009	11	12
10.000% due 11/01/2021	17	19
11.000% due 09/01/2010	70	80
13.750% due 11/01/2011-09/01/2013 (d)	35	39

		810,719

Federal Housing Administration 0.0%
8.954% due 05/01/2019	89	90

Freddie Mac 3.2%
3.567% due 12/01/2022 (a)	1,264	1,309
5.000% due 10/20/2018-12/01/2031 (d)	10,737	10,978
5.500% due 01/01/2018	243	251
6.000% due 02/01/2016-10/15/2033 (d)	54,086	55,941
6.160% due 02/01/2023 (a)	77	79
6.500% due 12/01/2010-08/01/2032 (d)	6,361	6,645
7.000% due 03/01/2007	5	5
7.250% due 03/01/2006	8	8
7.500% due 01/01/2026	89	96
7.826% due 07/01/2030 (a)	498	516
8.000% due 11/01/2025	20	21
8.250% due 05/01/2008	8	9
9.500% due 02/01/2011-02/01/2018 (d)	41	45
10.000% due 06/01/2011-03/01/2021 (d)	37	42

		75,945

Government National Mortgage Association 1.9%
4.375% due 01/20/2024-06/20/2027 (a)(d)	4,403	4,506
4.380% due 02/20/2024 (a)	1,751	1,790
4.500% due 07/15/2030 (a)	537	538
5.000% due 12/20/2029 (a)	4,528	4,640
5.375% due 05/20/2027 (a)	651	669
5.380% due 06/20/2023 (a)	863	884
5.750% due 09/20/2024-08/20/2027 (a)(d)	6,857	7,012
6.000% due 01/15/2024-10/15/2031 (d)	539	561
6.500% due 09/15/2028-10/15/2032 (d)	6,194	6,514
6.650% due 06/15/2040	15,698	17,763
7.500% due 09/15/2014-05/15/2030 (d)	$176	$188
8.000% due 07/15/2010-04/15/2030 (d)	427	464
8.500% due 11/15/2006	17	18
9.000% due 09/15/2008-11/15/2017 (d)	106	116
9.500% due 01/20/2019-12/15/2021 (d)	41	46
10.000% due 09/15/2004	6	6
12.000% due 01/15/2013-06/15/2015 (d)	11	12

		45,727

Total Mortgage-Backed Securities (Cost $1,028,779)		1,048,636

ASSET-BACKED SECURITIES 2.8%
Amortizing Residential Collateral Trust
1.380% due 06/25/2032 (a)	11,602	11,584
Bayview Financial Acquisition Trust
1.510% due 04/25/2031 (a)	1,684	1,680
1.390% due 07/25/2031 (a)	7,243	7,228
Bear Stearns Asset-Backed Securities, Inc.
1.570% due 03/25/2043 (a)	11,579	11,607
Conseco Finance Corp.
7.890% due 07/15/2018	56	56
8.170% due 12/15/2025	10,452	10,869
EMC Mortgage Loan Trust
1.480% due 05/25/2040 (a)	10,493	10,497
Irwin Home Equity Loan Trust
1.400% due 06/25/2029 (a)	2,186	2,184
Morgan Stanley Dean Witter Capital I, Inc.
1.450% due 07/25/2032 (a)	4,908	4,907
Vanderbilt Acquisition Loan Trust
3.280% due 01/07/2013	6,711	6,772

Total Asset-Backed Securities (Cost $66,907)		67,384

CONVERTIBLE BONDS & NOTES 0.1%
Banking & Finance 0.1%
Verizon Global Funding Corp.
0.000% due 05/15/2021	3,800	2,289

Total Convertible Bonds & Notes (Cost $2,121)		2,289

PREFERRED SECURITY 1.7%
	Shares
KBC Bank Fund Trust III
9.860% due 11/29/2049 (a)	12,000,000	15,256
UBS Preferred Funding Trust I
8.622% due 10/29/2049 (a)	19,700,000	24,500

Total Preferred Security (Cost $32,190)		39,756

	Principal Amount (000s)
SHORT-TERM INSTRUMENTS 37.2%
Commercial Paper 34.1%
Fannie Mae
1.010% due 10/15/2003	$29,100	29,089
1.140% due 10/15/2003	10,500	10,495
1.025% due 10/22/2003	40,000	39,976
1.030% due 10/22/2003	50,000	49,970
1.060% due 10/29/2003	50,000	49,959

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	157

Schedule of Investments (Cont.)

Total Return Fund II

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

1.055% due 11/05/2003	$70,000	$69,928
1.075% due 11/12/2003	49,200	49,138
1.010% due 11/17/2003	24,800	24,768
1.010% due 11/18/2003	19,400	19,375
1.055% due 11/19/2003	84,600	84,478
1.040% due 11/21/2003	4,900	4,893
1.075% due 11/26/2003	20,000	19,967
1.055% due 12/03/2003	3,800	3,793
1.070% due 12/03/2003	8,000	7,985
1.075% due 12/03/2003	30,500	30,442
1.080% due 12/09/2003	3,300	3,293
1.047% due 12/10/2003	3,400	3,393
1.055% due 12/10/2003	16,400	16,365
1.080% due 02/02/2004	24,600	24,507
1.080% due 02/19/2004	3,800	3,784
1.080% due 02/23/2004	17,700	17,622
1.115% due 02/25/2004	13,500	13,439
Federal Home Loan Bank
1.010% due 10/08/2003	56,700	56,689
1.010% due 10/10/2003	24,000	23,994
1.020% due 10/22/2003	30,000	29,982
1.135% due 10/31/2003	84,000	83,921
1.065% due 03/19/2004	3,500	3,482
General Electric Capital Corp.
1.070% due 11/06/2003	40,000	39,957

		814,684

Repurchase Agreement 1.7%
State Street Bank
0.800% due 10/01/2003	40,439	40,439

(Dated 09/30/2003. Collateralized by Federal Farm Credit Bank 3.125% due 10/01/2003 valued at $15,753 and Federal Home Loan Bank 2.500% due 12/15/2005 valued at $25,503. Repurchase proceeds are $40,440.)

U.S. Treasury Bills 1.4%
1.010% due 01/25/2001- 12/18/2003 (c)(d)(f)	33,765	33,691

Total Short-Term Instruments (Cost $888,829)		888,814

Total Investments 107.3% (Cost $2,520,919)		$2,564,092
Written Options (g) (0.3%) (Premiums $6,439)		(5,851)
Other Assets and Liabilities (Net) (7.0%)		(167,963)

Net Assets 100.0%		$2,390,278

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Security is in default.

(c)	Securities with an aggregate market value of $42,236 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Eurodollar March Futures
(03/2004)—Long	435	$860
Eurodollar March Futures
(03/2005)—Long	326	456
Eurodollar June Futures
(06/2004)—Long	37	66
Eurodollar June Futures
(06/2005)—Long	326	447
Eurodollar September Futures
(09/2004)—Long	214	425
Eurodollar September Futures
(09/2005)—Long	187	125
Eurodollar December Futures
(12/2004)—Long	455	669
U.S. Treasury 5-Year Note
(12/2003)—Long	1,917	7,031
U.S. Treasury 2-Year Note
(12/2003)—Long	5	4
U.S. Treasury 10-Year Note
(12/2003)—Long	2,994	15,672
U.S. Treasury 30-Year Note
(12/2003)—Short	675	(3,440)

		$22,315

(d)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(e)	Principal amount of security is adjusted for inflation.

(f)	Security, or a portion thereof, has been pledged as collateral for swap and swaption contracts. The aggregate market value for all securities pledged as collateral was $3,244 as of September 30, 2003.

(g)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Call—CME Eurodollar March Futures
Strike @ 98.500 Exp. 03/15/2004	38	$19	$35
Put—CME Eurodollar March Futures
Strike @ 97.250 Exp. 03/15/2004	19	15	0
Put—CME Eurodollar March Futures
Strike @ 97.750 Exp. 03/15/2004	119	71	3
Put—CME Eurodollar June Futures
Strike @ 98.000 Exp. 06/14/2003	592	389	119
Put—CME Eurodollar December Futures
Strike @ 98.000 Exp. 12/15/2003	355	193	2
Call—CBOT U.S. Treasury Note December Futures
Strike @ 114.000 Exp. 11/22/2003	613	406	1,149

		$1,093	$1,308

Type	Notional Amount	Premium	Value

Put—OTC 7-Year Interest Rate Swap
Counterparty: Bank of America, N.A. Strike @ 6.000%* Exp. 10/19/2004	$9,600	$391	$98
Call—OTC 7-Year Interest Rate Swap
Counterparty: Bank of America, N.A. Strike @ 6.000%** Exp. 10/19/2004	9,600	391	940
Call—OTC 7-Year Interest Rate Swap
Counterparty: Bank of America, N.A. Strike @ 5.200%** Exp. 11/02/2004	32,300	1,014	1,922
Put—OTC 7-Year Interest Rate Swap
Counterparty: Bank of America, N.A. Strike @ 6.700%* Exp. 11/02/2004	52,300	1,697	311
Call—OTC 5-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co. Strike @ 3.500%** Exp. 12/15/2003	7,500	79	109
Call—OTC 5-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co. Strike @ 3.500%** Exp. 12/16/2003	22,700	244	331
Put—OTC 7-Year Interest Rate Swap
Counterparty: Goldman Sachs & Co. Strike @ 5.500%* Exp. 12/17/2003	7,400	106	3
Call—OTC 7-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co. Strike @ 3.500%** Exp. 12/17/2003	12,400	114	61
Put—OTC 7-Year Interest Rate Swap
Counterparty: Merrill Lynch & Co., Inc. Strike @ 5.500%* Exp. 12/17/2003	2,500	43	1
Call—OTC 7-Year Interest Rate Swap
Counterparty: Merrill Lynch & Co., Inc. Strike @ 3.500%** Exp. 12/17/2003	2,500	18	12
Call—OTC 10-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co. Strike @ 4.000%** Exp. 03/03/2004	12,300	204	121
Call—OTC 10-Year Interest Rate Swap
Counterparty: Bear Stearns International Ltd. Strike @ 4.000%** Exp. 03/03/2004	11,800	258	116
Call—OTC 5-Year Interest Rate Swap
Counterparty: Goldman Sachs & Co. Strike @ 3.250%** Exp. 03/03/2004	39,700	610	397
Call—OTC 10-Year Interest Rate Swap
Counterparty: Goldman Sachs & Co. Strike @ 4.000%** Exp. 03/03/2004	12,400	177	121

		$5,346	$4,543

*	The Fund will pay a floating rate based on 3-month LIBOR.
**	The Fund will receive a floating rate based on 3-month LIBOR.

158	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

(h)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation

Receive a fixed rate equal to 0.610% and the Fund will pay to the counterparty at par in the event of default of General Electric Capital Corp. 6.000% due 06/15/2012.
Counterparty: Merrill Lynch & Co., Inc. Exp. 05/01/2004	$4,100	$11
Receive a fixed rate equal to 4.000% and pay floating rate based on 3-month LIBOR.
Counterparty: Bank of America, N.A. Exp. 12/17/2008	156,700	3,455
Receive a fixed rate equal to 4.000% and pay floating rate based on 3-month LIBOR.
Counterparty: Goldman Sachs & Co. Exp. 12/17/2008	99,900	1,891

		$5,357

(i)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees.The aggregate value of fair valued securities is $15,626, which is 0.65% of net assets.

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	159

Schedule of Investments

Total Return Fund III

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

CORPORATE BONDS & NOTES 10.8%
Banking& Finance 4.1%
AIG SunAmerica Global Financing VI
6.300% due 05/10/2011	$395	$445
American General Corp.
7.500% due 07/15/2025	50	60
Anthem Insurance Cos., Inc.
9.125% due 04/01/2010	75	95
9.000% due 04/01/2027	150	196
AXA Financial, Inc.
6.500% due 04/01/2008	125	141
Banco Nacional de Comercio Exterior
7.250% due 02/02/2004	400	408
Bank One Corp.
7.625% due 10/15/2026	240	293
Bowater Canada Finance Corp.
7.950% due 11/15/2011	150	155
Cigna Corp.
6.375% due 10/15/2011	90	97
Deutsche Telekom International Finance BV
7.750% due 06/15/2005	900	992
EOP Operating LP
7.500% due 04/19/2029	200	226
Export-Import Bank Korea
7.100% due 03/15/2007	50	56
Farmers Exchange Capital
7.050% due 07/15/2028	595	558
Ford Motor Credit Co.
6.620% due 02/27/2006	1,000	1,050
7.375% due 10/28/2009	165	176
7.250% due 10/25/2011	235	246
Gemstone Investors Ltd.
7.710% due 10/31/2004	1,700	1,687
General Motors Acceptance Corp.
2.751% due 10/16/2003 (a)	4,100	4,102
1.360% due 04/05/2004 (a)	3,200	3,196
1.836% due 05/10/2004 (a)	2,900	2,902
1.830% due 05/17/2004 (a)	10,400	10,406
8.000% due 11/01/2031	800	824
iStar Financial, Inc.
7.000% due 03/15/2008	40	42
Marsh & McLennan Cos., Inc.
6.625% due 06/15/2004	285	295
MBNA Corp.
6.125% due 03/01/2013	245	262
MDC Holdings, Inc.
7.000% due 12/01/2012	25	27
Metropolitan Life Insurance Co.
7.800% due 11/01/2025	250	300
National Rural Utilities Cooperative Finance Corp.
2.110% due 04/26/2004 (a)	1,000	1,005
NationsBank Corp.
8.625% due 11/15/2003	25	25
Nationwide Mutual Insurance Co.
7.500% due 02/15/2024	155	162
8.250% due 12/01/2031	305	365
New England Mutual Life Insurance Co.
7.875% due 02/15/2024	250	298
Pemex Project Funding Master Trust
9.125% due 10/13/2010	65	78
7.375% due 12/15/2014	500	540
8.625% due 02/01/2022	145	162
Phoenix Quake Wind Ltd.
3.515% due 07/03/2008 (a)	600	600
3.515% due 07/03/2008 (a)	600	600
4.565% due 07/03/2008 (a)	300	299
Prime Property Funding II
7.000% due 08/15/2004	75	78
ProLogis
5.500% due 03/01/2013	35	37
Prudential Holdings LLC
7.245% due 12/18/2023	$450	$503
8.695% due 12/18/2023	265	326
Qwest Capital Funding, Inc.
7.250% due 02/15/2011	1,196	1,070
Residential Reinsurance Ltd.
6.270% due 06/01/2004 (a)	4,200	4,225
Studio RE Ltd.
6.210% due 07/07/2006 (a)	5,800	5,829
Trinom Ltd.
5.060% due 12/18/2004 (a)	1,000	1,006
UFJ Finance Aruba AEC
6.750% due 07/15/2013	1,300	1,364
Washington Mutual Bank FA
5.500% due 01/15/2013	110	115
World Financial Properties
6.950% due 09/01/2013	236	264

		48,188

Industrials 3.5%
Abitibi-Consolidated, Inc.
8.850% due 08/01/2030	70	73
AOL Time Warner, Inc.
7.625% due 04/15/2031	255	291
7.700% due 05/01/2032	5,400	6,223
ArvinMeritor, Inc.
8.750% due 03/01/2012	180	189
Belo Corp.
8.000% due 11/01/2008	65	78
Boston Properties, Inc.
6.250% due 01/15/2013	70	76
Cendant Corp.
7.375% due 01/15/2013	115	133
7.125% due 03/15/2015	125	142
Centex Corp.
7.875% due 02/01/2011	80	95
Coastal Corp.
9.625% due 05/15/2012	3,000	2,805
Comcast Cable Communications, Inc.
8.375% due 05/01/2007	115	135
Continental Airlines, Inc.
7.461% due 04/01/2015	50	48
6.900% due 01/02/2018	135	127
6.545% due 02/02/2019	87	85
7.256% due 03/15/2020	562	553
DaimlerChrysler North America Holding Corp.
1.614% due 08/02/2004 (a)	6,000	6,002
8.500% due 01/18/2031	240	281
Dow Chemical Co.
6.000% due 10/01/2012	1,100	1,157
El Paso Corp.
8.050% due 10/15/2030	6,050	4,613
7.800% due 08/01/2031	300	223
7.750% due 01/15/2032	400	298
FMC Corp.
10.250% due 11/01/2009	15	17
Health Net, Inc.
8.375% due 04/15/2011	210	254
Hertz Corp.
7.625% due 08/15/2007	55	60
7.400% due 03/01/2011	40	42
7.625% due 06/01/2012	85	89
Inco Ltd.
7.750% due 05/15/2012	105	124
Kerr-McGee Corp.
5.875% due 09/15/2006	35	38
6.875% due 09/15/2011	55	62
Kraft Foods, Inc.
6.250% due 06/01/2012	20	22
Lenfest Communications, Inc.
7.625% due 02/15/2008	80	92
MeadWestvaco Corp.
6.850% due 04/01/2012	100	113
Mohawk Industries, Inc.
7.200% due 04/15/2012	$70	$80
Phelps Dodge Corp.
8.750% due 06/01/2011	55	67
Qwest Corp.
8.875% due 03/15/2012	1,100	1,226
7.250% due 09/15/2025	3,300	3,019
8.875% due 06/01/2031	300	315
7.250% due 10/15/2035	400	358
Sappi Papier Holding AG
6.750% due 06/15/2012	70	78
Sempra Energy
6.000% due 02/01/2013	65	70
Smithfield Foods, Inc.
8.000% due 10/15/2009	45	49
SR Wind Ltd.
6.386% due 05/18/2005 (a)	2,000	2,010
6.886% due 05/18/2005 (a)	1,000	1,014
TCI Communications, Inc.
7.875% due 02/15/2026	95	113
Tennessee Gas Pipeline Co.
7.000% due 10/15/2028	8,400	7,329
Waste Management, Inc.
7.375% due 05/15/2029	80	92
Weyerhaeuser Co.
6.750% due 03/15/2012	165	184

		40,544

Utilities 3.2%
AEP Texas Central Co.
2.380% due 02/15/2005 (a)	700	701
AT&T Corp.
7.800% due 11/15/2011	1,735	2,009
AT&T Wireless Services, Inc.
8.125% due 05/01/2012	5,000	5,948
Bell Atlantic Pennsylvania, Inc.
7.375% due 07/15/2007	75	87
British Telecom PLC
8.625% due 12/15/2030	50	66
Consolidated Natural Gas Co.
6.250% due 11/01/2011	120	134
Dynegy Holdings, Inc.
8.750% due 02/15/2012	5,000	4,600
El Paso Natural Gas Co.
8.375% due 06/15/2032	1,100	993
Exelon Corp.
6.750% due 05/01/2011	80	91
Florida Power & Light Co.
4.850% due 02/01/2013	25	26
France Telecom S.A.
9.250% due 03/01/2011	5,000	6,118
GTE Corp.
6.940% due 04/15/2028	370	399
Progress Energy, Inc.
6.550% due 03/01/2004	200	204
PSEG Energy Holdings, Inc.
9.125% due 02/10/2004	120	122
8.625% due 02/15/2008	70	72
Sprint Capital Corp.
6.000% due 01/15/2007	4,400	4,739
6.125% due 11/15/2008	2,540	2,746
7.625% due 01/30/2011	900	1,016
8.375% due 03/15/2012	80	95
8.750% due 03/15/2032	3,100	3,696
TXU Corp.
6.375% due 10/01/2004	1,000	1,056
6.375% due 06/15/2006	3,000	3,139

		38,057

Total Corporate Bonds & Notes (Cost $118,735)		126,789

160	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

	Principal Amount (000s)	Value (000s)

MUNICIPAL BONDS & NOTES 3.3%
California 0.2%
California State Revenue Anticipation Notes, Series 2003
2.000% due 06/16/2004	$2,600	$2,609

Illinois 0.4%
Chicago, Illinois General Obligation Bonds, (MBIA Insured), Series 2003
5.000% due 01/01/2034	4,085	4,142

Nevada 0.9%
Clark County, Nevada General Obligation Bonds, (MBIA Insured), Series 2002
5.000% due 06/01/2032	10,000	10,065

New York 0.4%
New York City, New York Municipal Water Finance Authority Revenue Bonds, (FGIC Insured), Series 2003-E
5.000% due 06/15/2034	600	605
New York Transitional Finance Authority Revenue Bonds, Series 2003
5.000% due 02/01/2033	1,800	1,815
New York, New York General Obligation Bonds, Series 2003
5.250% due 06/01/2028	2,500	2,534

		4,954

Texas 1.1%
Dallas, Texas Waterworks & Sewer System Revenue Bonds, Series 2003
5.375% due 10/01/2015	3,100	3,499
Lower Colorado River Authority Revenue Bonds, (FSA Insured), Series 2003
5.000% due 05/15/2024	4,000	4,064
University of Texas Revenue Bonds, Series 2003
5.000% due 08/15/2033	700	704
Wylie, Texas Independent School District General Obligation Bonds, (PSF-GTD Insured), Series 2003
5.000% due 08/15/2027	4,740	4,807

		13,074

Washington 0.3%
Energy Northwest Washington Electric Revenue Bonds, Series 2003
5.500% due 07/01/2013	1,500	1,702
5.500% due 07/01/2014	1,300	1,476

		3,178

Total Municipal Bonds & Notes (Cost $37,859)		38,022

U.S. GOVERNMENT AGENCIES 0.3%
Fannie Mae
4.750% due 06/18/2007	675	690
4.000% due 09/02/2008	1,150	1,182
Federal Home Loan Bank
3.625% due 10/15/2004	495	507
Small Business Administration
5.130% due 09/01/2023 (j)	1,100	1,128

Total U.S. Government Agencies (Cost $3,467)		3,507

U.S. TREASURY OBLIGATIONS 9.0%
Treasury Inflation Protected Securities (c)
3.375% due 01/15/2007 (e)	3,830	4,214
3.875% due 01/15/2009	$24,444	$27,932
4.250% due 01/15/2010	1,640	1,925
3.500% due 01/15/2011	7,819	8,850
3.375% due 01/15/2012	3,728	4,197
3.000% due 07/15/2012	37,740	41,349
1.875% due 07/15/2013	1,702	1,694
3.875% due 04/15/2029	8,390	10,570
U.S. Treasury Notes
3.000% due 01/31/2004	1,300	1,309
5.875% due 02/15/2004	350	356
6.750% due 05/15/2005	900	979
3.500% due 11/15/2006	2,200	2,299

Total U.S. Treasury Obligations (Cost $102,210)		105,674

MORTGAGE-BACKED SECURITIES 32.5%
Collateralized Mortgage Obligations 8.9%
Bank of America Mortgage Securities, Inc.
6.500% due 12/25/2031	109	109
5.796% due 10/20/2032 (a)	2,116	2,164
Bear Stearns Adjustable Rate Mortgage Trust
6.611% due 11/25/2031 (a)	756	761
6.059% due 02/25/2032 (a)	219	219
5.427% due 10/25/2032 (a)	508	524
5.373% due 01/25/2033 (a)	3,374	3,415
5.680% due 01/25/2033 (a)	895	900
Cendant Mortgage Corp.
1.610% due 01/25/2032 (a)(j)	483	479
CS First Boston Mortgage Securities Corp.
6.168% due 12/25/2031	3,190	3,248
DLJ Mortgage Acceptance Corp.
7.580% due 02/12/2006 (a)	1,939	1,955
Fannie Mae
7.000% due 09/25/2021	1,190	1,212
6.000% due 02/25/2029	542	548
Federal Home Loan Bank
5.500% due 03/15/2015	298	303
Freddie Mac
5.000% due 09/15/2016	619	645
7.000% due 02/15/2027	9,356	10,055
6.500% due 05/15/2032	27,257	29,111
4.076% due 08/15/2032 (a)	2,473	2,575
GMAC Commercial Mortgage Securities, Inc.
1.480% due 09/11/2006 (a)	4,000	3,927
Government National Mortgage Association
1.703% due 02/16/2030 (a)	632	638
Indymac Adjustable Rate Mortgage Trust
6.527% due 01/25/2032 (a)	431	440
PNC Mortgage Securities Corp.
6.500% due 12/25/2028	2,540	2,601
Residential Accredit Loans, Inc.
7.250% due 01/25/2026	393	393
6.500% due 12/25/2028	24,000	24,546
Residential Funding Mortgage Securities I, Inc.
5.663% due 09/25/2032 (a)	870	883
6.250% due 09/25/2032	89	89
Resolution Trust Corp.
6.133% due 05/25/2029 (a)(j)	421	412
Sequoia Mortgage Trust
1.410% due 08/20/2032 (a)	3,941	3,963
Small Business Administration
7.449% due 08/01/2010	1,798	2,006
Structured Asset Mortgage Investments, Inc.
6.516% due 06/25/2029 (a)	1,565	1,574
Structured Asset Securities Corp.
6.222% due 02/25/2032 (a)	488	503
Washington Mutual Mortgage Securities Corp.
5.229% due 10/25/2032 (a)	2,818	2,863
Wells Fargo Mortgage-Backed Securities Trust
6.431% due 10/25/2031 (a)	23	23
6.561% due 10/25/2031 (a)	632	634
5.192% due 09/25/2032 (a)	$479	$484
5.250% due 01/25/2033	53	54

		104,256

Fannie Mae 16.5%
4.204% due 03/01/2033 (a)	233	237
5.000% due 10/01/2017 - 09/01/2033 (b)	25,023	25,605
5.500% due 12/01/2016 - 07/01/2033 (b)	32,897	34,005
5.851% due 02/01/2031 (a)	21	22
6.000% due 11/01/2013 - 10/15/2033 (b)	118,770	122,738
6.500% due 01/01/2011 - 10/01/2032 (b)	5,271	5,512
7.000% due 01/01/2018 - 05/01/2032 (b)	2,174	2,302
7.500% due 05/01/2011 - 03/01/2031 (b)	2,228	2,373
8.250% due 07/01/2017	14	15
8.500% due 02/01/2007	11	11
9.000% due 07/01/2005 - 06/01/2025 (b)	5	5
12.500% due 06/01/2015	15	18

		192,843

Federal Housing Administration 1.2%
7.430% due 11/25/2019 - 01/25/2023 (b)	14,057	14,041

		14,041

Freddie Mac 2.8%
3.567% due 12/01/2022 (a)	230	238
3.754% due 04/01/2033 (a)	269	275
5.000% due 10/20/2018	4,000	4,096
5.500% due 11/01/2032	431	440
6.000% due 02/01/2016 - 04/01/2033 (b)	23,155	23,944
6.500% due 05/01/2016 - 08/01/2032 (b)	3,182	3,325
7.000% due 11/01/2011	13	14
7.500% due 07/01/2011	78	83
7.826% due 07/01/2030 (a)	164	170
8.000% due 02/01/2006 - 01/01/2012 (b)	76	82

		32,667

Government National Mortgage Association 3.1%
3.500% due 02/20/2032 (a)	9,284	9,329
4.380% due 06/20/2022 - 01/20/2026 (a) b	2,415	2,470
5.000% due 07/15/2033	2,298	2,305
5.500% due 02/15/2033	1,980	2,032
5.625% due 10/20/2024 - 12/20/2026 (a) b	1,331	1,385
5.750% due 09/20/2023 - 08/20/2027 (a) b	1,337	1,366
6.000% due 01/15/2032	410	426
6.500% due 02/15/2014 - 10/15/2032 (b)	6,193	6,521
7.000% due 01/15/2025 - 02/20/2032 (b)	404	430
7.400% due 12/15/2040	6,929	8,041
7.500% due 09/15/2029 - 11/15/2031 (b)	996	1,067
10.250% due 02/15/2017	566	615
12.750% due 02/20/2015	3	4

		35,991

Stripped Mortgage-Backed Securities 0.0%
Freddie Mac (IO)
6.500% due 04/15/2022	155	2

Total Mortgage-Backed Securities (Cost $374,257)		379,800

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	161

Schedule of Investments (Cont.)

Total Return Fund III

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

ASSET-BACKED SECURITIES 1.1%
ACE Securities Corp.
1.450% due 06/25/2032 (a)	$1,002	$1,002
Amortizing Residential Collateral Trust
1.370% due 09/25/2030 (a)	482	481
Bayview Financial Acquisition Trust
1.510% due 04/25/2031 (a)	886	884
Bear Stearns Asset-Backed Securities, Inc.
1.563% due 07/25/2033 (a)	5,012	5,024
CDC Mortgage Capital Trust
1.400% due 08/25/2032 (a)	2,586	2,585
Citibank Credit Card Issuance Trust
6.900% due 10/15/2007	380	418
6.875% due 11/16/2009	240	277
Household Mortgage Loan Trust
1.640% due 05/20/2032 (a)	1,038	1,040
MBNA Master Credit Card Trust USA
7.350% due 07/16/2007	300	324
5.900% due 08/15/2011	300	335
7.800% due 10/15/2012	200	243

Total Asset-Backed Securities (Cost $12,593)		12,613

SOVEREIGN ISSUES 3.9%
Kingdom of Jordan
6.000% due 12/23/2023	750	697
Republic of Brazil
2.125% due 04/15/2006 (a)	5,549	5,424
2.125% due 04/15/2006 (a)	288	282
11.500% due 03/12/2008	1,400	1,543
2.187% due 04/15/2009 (a)	424	381
2.187% due 04/15/2009 (a)	282	254
11.000% due 01/11/2012	600	618
8.000% due 04/15/2014	3,842	3,530
11.000% due 08/17/2040	6,400	6,048
Republic of Chile
5.500% due 01/15/2013	200	208
Republic of Panama
9.625% due 02/08/2011	4,200	4,819
9.375% due 07/23/2012	1,050	1,191
2.750% due 07/17/2016 (a)	344	292
9.375% due 01/16/2023	3,260	3,521
8.875% due 09/30/2027	900	931
Republic of Peru
9.125% due 02/21/2012	1,800	2,012
5.000% due 03/07/2017	235	216
Republic of South Africa
7.375% due 04/25/2012	500	570
United Mexican States
9.875% due 02/01/2010	400	509
9.875% due 02/01/2010	300	383
8.375% due 01/14/2011	800	952
8.375% due 01/14/2011	330	394
6.375% due 01/16/2013	1,420	1,502
11.375% due 09/15/2016	300	433
8.000% due 09/24/2022	400	442
8.300% due 08/15/2031	7,400	8,421
United Mexican States Value Recovery Right
0.000% due 06/30/2004 (a)	3,750	52
0.000% due 06/30/2005 (a)	3,750	14
0.000% due 06/30/2006 (a)	3,750	5
0.000% due 06/30/2007 (a)	3,750	3

Total Sovereign Issues (Cost $41,835)		45,647

FOREIGN CURRENCY-DENOMINATED ISSUES (h)(i) 1.2%
General Motors Corp.
8.375% due 07/05/2033	EC 100	$121
Halifax Group Euro Finance
7.627% due 12/29/2049	9,700	13,522

Total Foreign Currency-Denominated Issues (Cost $10,116)		13,643

CONVERTIBLE BONDS & NOTES 0.2%
Banking & Finance 0.2%
Verizon Global Funding Corp.
0.000% due 05/15/2021	$3,800	2,289

Total Convertible Bonds & Notes (Cost $2,121)		2,289

SHORT-TERM INSTRUMENTS 39.7%
Commercial Paper 37.1%
Danske Corp.
1.060% due 12/19/2003	1,500	1,496
Fannie Mae
1.050% due 10/01/2003	12,400	12,400
1.100% due 10/01/2003	1,800	1,800
1.010% due 10/08/2003	3,800	3,799
1.100% due 10/08/2003	14,300	14,297
1.010% due 10/15/2003	12,800	12,795
1.140% due 10/15/2003	14,100	14,094
1.025% due 10/22/2003	3,100	3,098
1.060% due 10/29/2003	29,400	29,376
1.010% due 11/17/2003	35,000	34,952
1.075% due 11/26/2003	7,300	7,288
1.080% due 12/03/2003	10,600	10,580
1.080% due 12/09/2003	29,300	29,238
1.110% due 12/11/2003	1,600	1,596
1.060% due 12/15/2003	33,400	33,324
1.080% due 02/02/2004	13,500	13,448
1.080% due 02/18/2004	3,400	3,385
1.080% due 02/23/2004	15,700	15,629
1.130% due 02/25/2004	5,900	5,873
1.137% due 03/03/2004	6,400	6,369
1.085% due 03/10/2004	4,000	3,980
1.075% due 03/17/2004	20,600	20,491
Federal Home Loan Bank
1.045% due 10/29/2003	16,500	16,487
1.140% due 11/17/2003	20,000	19,970
Freddie Mac
1.135% due 10/29/2003	21,800	21,781
General Electric Capital Corp.
1.050% due 11/19/2003	3,000	2,996
1.100% due 12/04/2003	10,000	9,980
1.120% due 01/21/2004	13,000	12,955
HBOS Treasury Services PLC
1.080% due 11/24/2003	1,800	1,797
1.070% due 12/02/2003	7,700	7,685
1.070% due 12/15/2003	5,200	5,188
Royal Bank of Scotland PLC
1.065% due 12/15/2003	19,000	18,957
1.055% due 12/16/2003	500	499
Shell Finance
1.050% due 11/13/2003	7,200	7,191
Westpac Trust Securities NZ Ltd.
1.020% due 10/07/2003	28,800	28,795

		433,589

Repurchase Agreement 1.0%
State Street Bank
0.800% due 10/01/2003 (Dated 09/30/2003. Collateralized by Freddie Mac 2.220% due 08/26/2005 valued at $12,314. Repurchase proceeds are $12,069.)	12,069	$12,069

U.S. Treasury Bills 1.6%
1.011% due 12/04/2003 - 12/18/2003 (b)(d)(e)	$18,875	$18,834

Total Short-Term Instruments (Cost $464,514)		464,492

Total Investments 102.0% (Cost $1,167,707)		$1,192,476
Written Options (f) (0.2%) (Premiums $3,102)		(2,624)
Other Assets and Liabilities (Net) (1.8%)		(20,992)

Net Assets 100.0%		$1,168,860

Notes to Schedule of Investments (amounts in thousands, except number of contracts):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(c)	Principal amount of security is adjusted for inflation.

(d)	Security, or a portion thereof, has been pledged as collateral for swap and/or swaption contracts. The aggregate market value for all securities pledged as collateral was $2,745 as of September 30, 2003.

(e)	Securities with an aggregate market value of $16,881 have been segregated with the custodian to cover margin requirements for the following open futures contracts at September 30, 2003:

Type	# of Contracts	Unrealized Appreciation/ (Depreciation)

Euribor Purchased Put Options
Strike @ 95.500 (12/2003)—Long	158	$(2)
Euribor Written Put Options
Strike @ 97.375 (12/2003)—Short	56	44
Euribor Written Put Options
Strike @ 97.500 (12/2003)—Short	109	81
Euribor Written Put Options
Strike @ 96.500 (12/2003)—Short	59	48
Euribor Written Put Options
Strike @ 97.500 (03/2004)—Short	55	40
Eurodollar December Futures
(12/2003)—Long	274	335
Eurodollar March Futures
(03/2004)—Long	188	372
Eurodollar June Futures
(06/2004)—Long	16	28
Eurodollar September Futures
(09/2004)—Long	87	168
Eurodollar March Futures
(03/2005)—Long	226	258
Eurodollar June Futures
(06/2005)—Long	226	256
Eurodollar September Futures
(09/2005)—Long	165	115
United Kingdom 90-Day LIBOR Futures (03/2004)—Long	25	1
United Kingdom 90-Day LIBOR Futures (06/2004)—Long	37	8

162	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

U.S. Treasury 2-Year Note
(12/2003)—Long	12	$10
U.S. Treasury 5-Year Note
(12/2003)—Short	929	3,323
U.S. Treasury 10-Year Note
(12/2003)—Long	1,154	6,023
U.S. Treasury 30-Year Note
(12/2003)—Short	80	(411)

		$10,697

(f)	Premiums received on written options:

Type	# of Contracts	Premium	Value

Call—CME Eurodollar March Futures
Strike @ 98.500
Exp. 03/15/2004	14	$7	$13
Put—CME Eurodollar March Futures
Strike @ 97.250
Exp. 03/15/2004	7	6	0
Put—CME Eurodollar March Futures
Strike @ 97.750
Exp. 03/15/2004	50	30	1
Put—CME Eurodollar June Futures
Strike @ 98.000
Exp. 06/14/2004	260	171	52
Put—CME Eurodollar December Futures
Strike @ 98.000
Exp. 12/15/2003	150	81	1
Call—CBOT U.S. Treasury Note December Futures
Strike @ 114.000
Exp. 11/22/2003	277	183	520

		$478	$587

Type	Notional Amount	Premium	Value

Put—OTC 7-Year Interest Rate Swap
Counterparty: Bank of America, N.A.
Strike @ 6.000%*
Exp. 10/19/2004	$4,600	$187	$47
Call—OTC 7-Year Interest Rate Swap
Counterparty: Bank of America, N.A.
Strike @ 6.000%**
Exp. 10/19/2004	4,600	187	451
Call—OTC 7-Year Interest Rate Swap
Counterparty: Bank of America, N.A.
Strike @ 5.200%**
Exp. 11/02/2004	15,400	484	916
Put—OTC 7-Year Interest Rate Swap
Counterparty: Bank of America, N.A.
Strike @ 6.700%*
Exp. 11/02/2004	35,400	1,146	211
Call—OTC 5-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co.
Strike @ 3.500%**
Exp. 12/15/2003	2,500	26	36
Call—OTC 5-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co.
Strike @ 3.500%**
Exp. 12/16/2003	7,500	81	109
Put—OTC 7-Year Interest Rate Swap
Counterparty: Goldman Sachs & Co.
Strike @ 5.500%*
Exp. 12/17/2003	$3,200	$46	$1
Call—OTC 7-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co.
Strike @ 3.500%**
Exp. 12/17/2003	5,400	50	26
Put—OTC 7-Year Interest Rate Swap
Counterparty: Merrill Lynch & Co., Inc.
Strike @ 5.500%*
Exp. 12/17/2003	1,100	19	1
Call—OTC 7-Year Interest Rate Swap
Counterparty: Merrill Lynch & Co., Inc.
Strike @ 3.500%** Exp. 12/17/2003	1,100	8	5
Call—OTC 10-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co.
Strike @ 4.000%** Exp. 03/03/2004	5,600	93	55
Call—OTC 10-Year Interest Rate Swap
Counterparty: Bear Stearns International Ltd.
Strike @ 4.000%** Exp. 03/03/2004	3,900	85	38
Call—OTC 5-Year Interest Rate Swap
Counterparty: Goldman Sachs & Co.
Strike @ 3.250%** Exp. 03/03/2004	8,600	132	86
Call—OTC 10-Year Interest Rate Swap
Counterparty: Goldman Sachs & Co.
Strike @ 4.000%** Exp. 03/03/2004	5,600	80	55

		$2,624	$2,037

*	The Fund will pay a floating rate based on 3-month LIBOR.
**	The Fund will receive a floating rate based on 3-month LIBOR.

(g)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount		Unrealized Appreciation/ (Depreciation)

Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 09/01/2005	BP	14,600	$(141)
Receive a fixed rate equal to 4.000% and pay floating rate based on 6-month BP-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 09/01/2005		21,800	(218)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: UBS Warburg LLC Exp. 03/01/2017		1,300	(13)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/01/2017		600	(6)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: Goldman Sachs & Co. Exp. 03/01/2017	BP	3,300	$(15)
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/01/2032		11,700	209
Receive floating rate based on 6-month BP-LIBOR and pay a fixed rate equal to 5.000%.
Counterparty: UBS Warburg LLC Exp. 03/01/2032		600	10
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/01/2017 EC	EC	1,000	18
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: J.P. Morgan Chase & Co. Exp. 03/01/2032		21,200	138
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: Goldman Sachs & Co. Exp. 03/01/2017		7,400	124
Receive a fixed rate equal to 6.000% and pay floating rate based on 6-month EC-LIBOR.
Counterparty: UBS Warburg LLC Exp. 03/01/2032		900	(10)
Receive floating rate based on 6-month JY-LIBOR and pay a fixed rate equal to 1.070%.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/02/2012	JY	150,000	48
Receive a fixed rate equal to 0.510% and the Fund will pay to the counterparty at par in the event of default of Time Warner, Inc. 7.750% due 06/15/2005.
Counterparty: Lehman Brothers, Inc. Exp. 01/02/2005		$5,000	(3)
Receive a fixed rate equal to 0.610% and the Fund will pay to the counterparty at par in the event of default of General Electric Capital Corp. 6.000% due 06/15/2012.
Counterparty: Merrill Lynch & Co., Inc. Exp. 05/01/2004		1,900	5
Receive a fixed rate equal to 1.150% and the Fund will pay to the counterparty at par in the event of default of Banque Centrale de Tunisie 8.250% due 09/19/2027.
Counterparty: Goldman Sachs & Co. Exp. 12/13/2003		5,000	0
Receive a fixed rate equal to 1.650% and the Fund will pay to the counterparty at par in the event of default of Republic of Panama 8.875% due 09/30/2027.
Counterparty: Citibank N.A., London Exp. 05/03/2005		400	2

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	163

Schedule of Investments (Cont.)

Total Return Fund III

September 30, 2003 (Unaudited)

Receive a fixed rate equal to 1.750% and the Fund will pay to the counterparty at par in the event of default of Republic of Peru 9.125% due 02/21/2012.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 06/02/2004	$600	$2
Receive a fixed rate equal to 4.000% and pay floating rate based on 3-month LIBOR.
Counterparty: Bank of America, N.A. Exp. 12/17/2008	33,100	392
Receive a fixed rate equal to 4.000% and pay floating rate based on 3-month LIBOR.
Counterparty: Goldman Sachs & Co. Exp. 12/17/2008	27,500	875

		$1,417

(h)	Foreign forward currency contracts outstanding at September 30, 2003:

Type	Currency	Principal Amount Covered by Contract	Settlement Month	Unrealized Appreciation	Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)

Sell	EC	12,991	11/2003	$0	$(205)	$(205)
Buy	JY	272,614	10/2003	31	0	31

				$31	$(205)	$(174)

(i)	Principal amount denoted in indicated currency:

BP—British Pound

EC—Euro

JY—Japanese Yen

(j)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pur-suant to guidelines established by the Board of Trustees. The aggregate value of fair valued securities is $2,019, which is 0.17% of net assets.

164	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Schedule of Investments

Total Return Mortgage Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

MORTGAGE-BACKED SECURITIES 119.6%
Collateralized Mortgage Obligations 16.1%
Ameriquest Mortgage Securities, Inc.
1.600% due 02/25/2034 (a)	$3,000	$2,969
Bank of America Mortgage Securities, Inc.
5.796% due 10/20/2032 (a)	643	658
Bank of America Structural Security Trust
1.610% due 10/11/2033 (a)	1,000	977
Bank Trust Mortgage
5.700% due 12/01/2023 (g)	478	453
Countrywide Alternative Loan Trust
5.250% due 02/25/2033	1,265	1,272
CS First Boston Mortgage Securities Corp.
1.870% due 11/25/2031 (a)(g)	417	410
6.150% due 02/25/2032	1,096	1,103
1.117% due 03/25/2032 (a)	723	704
1.437% due 03/25/2032 (a)	702	698
2.860% due 03/25/2033 (a)(g)	1,012	995
1.886% due 08/25/2033 (a)	1,646	1,622
Fannie Mae
6.900% due 08/25/2011	67	68
7.750% due 08/25/2022	80	88
2.125% due 04/25/2023 (a)	16	16
6.500% due 09/25/2023	252	276
7.000% due 09/25/2023	13	14
6.500% due 10/25/2023	217	239
1.450% due 02/25/2025 (a)	339	340
1.510% due 04/18/2028 (a)	34	34
6.000% due 08/25/2028	1,892	1,903
1.470% due 11/25/2032 (a)	1,206	1,211
Freddie Mac
6.000% due 06/15/2008	181	186
4.500% due 03/15/2021	12	12
3.500% due 12/15/2022	8	8
6.000% due 07/15/2023	485	485
6.500% due 12/15/2023	56	61
6.500% due 03/15/2024	130	132
8.000% due 06/15/2026	89	99
5.500% due 05/15/2027	161	162
Government National Mortgage Association
6.500% due 12/16/2028	8,858	8,948
1.320% due 02/16/2032 (a)	2,779	2,780
1.370% due 08/16/2032 (a)	4,903	4,909
GSR Mortgage Loan Trust
5.575% due 10/25/2031 (a)	279	280
6.000% due 07/25/2032	161	161
Mellon Residential Funding Corp.
4.214% due 07/25/2029 (a)	124	124
Morgan Stanley Dean Witter Capital I, Inc.
5.500% due 04/25/2017	432	437
Norwest Asset Securities Corp.
6.250% due 01/25/2029	7	7
Prudential Home Mortgage Securities
6.750% due 09/25/2008	144	144
Sequoia Mortgage Trust
1.500% due 10/20/2027 (a)	913	918
1.460% due 05/20/2032 (a)	818	814
1.410% due 08/20/2032 (a)	857	861
Structured Asset Mortgage Investments, Inc.
1.450% due 09/19/2032 (a)	1,348	1,343
Structured Asset Securities Corp.
6.250% due 04/25/2017	1,064	1,080
1.410% due 10/25/2027 (a)	1,294	1,294
1.600% due 03/25/2031 (a)	131	132
1.770% due 08/25/2032 (a)	985	980
1.400% due 01/25/2033 (a)	545	544
Superannuation Members Home Loans Global Fund
1.373% due 06/15/2026 (a)	99	99
Washington Mutual Mortgage Securities Corp.
6.010% due 04/25/2031 (a)	647	647
5.530% due 07/25/2032 (a)	494	508

		44,205

Fannie Mae 64.1%
2.232% due 07/01/2011 (a)	$961	$964
2.284% due 07/01/2011 (a)	2,308	2,320
3.190% due 10/01/2011 (a)	958	955
3.500% due 04/01/2026 (a)	14	14
3.946% due 04/01/2007	1,660	1,628
5.000% due 10/20/2018	44,500	45,599
5.223% due 11/01/2018 (a)	20	21
5.500% due 05/01/2006-10/15/2033 (b)	24,335	24,929
5.750% due 01/01/2021 (a)	69	71
5.892% due 10/01/2028 (a)	22	23
6.000% due 10/15/2033	60,500	62,447
6.271% due 05/01/2023 (a)	63	64
6.500% due 04/01/2028-10/15/2033 (b)	33,542	34,974
6.511% due 08/01/2026 (a)	42	44
7.500% due 06/01/2030-08/01/2031 (b)	1,955	2,086
9.000% due 01/01/2020	55	61

		176,200

Federal Housing Administration 1.5%
7.430% due 06/01/2019-10/25/2022 (b)	4,263	4,257

		4,257

Freddie Mac 22.0%
3.380% due 02/01/2018 (a)	112	114
5.000% due 10/15/2033	39,500	39,500
5.500% due 12/01/2017- 02/01/2018 (b)	10,659	11,036
6.000% due 10/15/2033	9,000	9,301
6.077% due 05/01/2032 (a)	364	372
6.805% due 11/01/2028 (a)	28	29
6.870% due 07/01/2030 (a)	189	191
7.170% due 08/01/2025 (a)	48	51

		60,594

Government National Mortgage Association 14.0%
4.375% due 03/20/2016-03/20/2018 (a)(b)	353	363
5.000% due 10/22/2033	1,000	1,002
5.375% due 02/20/2017-03/20/2027 (a)	47	48
5.500% due 10/22/2033	12,000	12,304
5.625% due 12/20/2021-11/20/2023 (a)(b)	77	80
5.750% due 07/20/2022-08/20/2026 (a)(b)	197	202
6.000% due 11/13/2033 (a)	5,000	5,180
6.500% due 01/15/2029-12/15/2032 (b)	10,345	10,873
7.000% due 05/15/2032	7,800	8,298
7.500% due 05/15/2027-08/15/2027 (b)	20	22

		38,372

Stripped Mortgage-Backed Securities 1.9%
Ameriquest Mortgage Securities, Inc. (IO)
5.000% due 02/25/2006	76,515	5,082
CS First Boston Mortgage Securities Corp. (IO)
7.000% due 08/25/2004	1,308	34
Fannie Mae (IO)
6.500% due 11/25/2022	424	7
Fannie Mae (PO)
0.000% due 07/25/2022	93	80

		5,203

Total Mortgage-Backed Securities (Cost $325,648)		328,831

ASSET-BACKED SECURITIES 16.4%
ACE Securities Corp.
1.692% due 06/25/2032 (a)	$556	$557
Ameriquest Mortgage Securities, Inc.
1.430% due 05/15/2030 (a)	965	966
1.430% due 05/25/2032 (a)	838	839
1.530% due 03/25/2033 (a)	1,680	1,683
Amortizing Residential Collateral Trust
1.470% due 10/25/2031 (a)	370	371
1.410% due 07/25/2032 (a)	1,176	1,174
CDC Mortgage Capital Trust
1.410% due 08/25/2032 (a)	823	822
Centex Home Equity Loan Trust
1.420% due 01/25/2032 (a)	443	443
1.380% due 04/25/2032 (a)	750	751
Chase Funding Loan Acquisition Trust
1.360% due 04/25/2031 (a)	417	417
CIT Group Home Equity Loan Trust
1.210% due 07/20/2018 (a)	2,000	2,001
1.390% due 06/25/2033 (a)	1,193	1,194
Conseco Finance Securitizations Corp.
5.808% due 06/15/2032	360	361
Countrywide Asset-Backed Certificates
1.612% due 05/25/2032 (a)	577	577
Credit-Based Asset Servicing & Securitization LLC
1.430% due 06/25/2032 (a)	613	613
CS First Boston Mortgage Securities Corp.
1.760% due 08/25/2032 (a)	2,238	2,243
EMC Mortgage Loan Trust
1.860% due 08/25/2040 (a)	1,337	1,311
Fannie Mae
1.190% due 08/25/2023 (a)	2,975	2,977
Fremont Home Loan Trust
1.450% due 02/25/2033 (a)	2,330	2,331
Home Equity Asset Trust
1.410% due 11/25/2032 (a)	588	588
Home Equity Mortgage Trust
1.370% due 04/25/2033 (a)	350	350
Household Mortgage Loan Trust
1.640% due 05/20/2032 (a)	547	547
Irwin Home Equity Loan Trust
1.400% due 06/25/2029 (a)	560	560
Long Beach Mortgage Loan Trust
1.440% due 05/25/2032 (a)	2,519	2,523
MLCC Mortgage Investors, Inc.
1.490% due 03/15/2025 (a)	132	132
Morgan Stanley Dean Witter Capital I, Inc.
1.480% due 07/25/2030 (a)	795	796
1.440% due 07/25/2032 (a)	1,169	1,168
1.530% due 11/25/2032 (a)	1,599	1,602
Option One Mortgage Loan Trust
1.450% due 04/25/2030 (a)	12	12
Renaissance Home Equity Loan Trust
1.500% due 12/25/2032 (a)	1,942	1,944
1.560% due 08/25/2033 (a)	2,958	2,967
Residential Asset Mortgage Products, Inc.
1.820% due 04/25/2034 (a)	2,504	2,506
Specialty Underwriting & Residential Finance
1.450% due 01/25/2034 (a)	2,698	2,696
Structured Asset Securities Corp.
1.220% due 04/25/2033 (a)	2,548	2,536
Terwin Mortgage Trust
1.700% due 09/25/2033 (a)	2,715	2,724

Total Asset-Backed Securities (Cost $45,277)		45,282

PURCHASED PUT OPTIONS 0.0%
Fannie Mae (OTC)
6.000% due 10/15/2033
Strike @ 90.859 Exp. 10/08/2003	13,000	0

See accompanying notes I 9.30.03 I PIMCO Funds Semi-Annual Report	165

Schedule of Investments (Cont.)

Total Return Mortgage Fund

September 30, 2003 (Unaudited)

	Principal Amount (000s)	Value (000s)

6.500% due 11/13/2033
Strike @ 95.000
Exp. 11/06/2003	$8,000	$0
6.500% due 11/13/2033
Strike @ 92.000
Exp. 11/06/2003	40,000	0
6.000% due 11/13/2033
Strike @ 83.453
Exp. 11/13/2003	26,000	0
Government National Mortgage Association (OTC)
6.000% due 11/13/2033
Strike @ 90.000
Exp. 11/12/2003	36,000	0

Total Purchased Put Options (Cost $14)		0

SHORT-TERM INSTRUMENTS 39.4%
Certificates of Deposit 2.9%
Wells Fargo Financial, Inc.
1.060% due 10/23/2003	8,000	8,000

Commercial Paper 34.0%
Danske Corp.
1.070% due 12/16/2003	8,000	7,982
Fannie Mae
1.060% due 12/15/2003	3,100	3,093
1.070% due 12/15/2003	11,100	11,075
1.050% due 12/17/2003	12,400	12,371
1.080% due 02/18/2004	8,000	7,966
1.080% due 02/19/2004	8,700	8,662
1.080% due 02/24/2004	2,000	1,991
1.130% due 02/25/2004	1,400	1,394
1.080% due 03/17/2004	6,000	5,969
1.095% due 03/24/2004	3,700	3,680
Federal Home Loan Bank
1.075% due 03/10/2004	8,000	7,961
General Electric Capital Corp.
1.060% due 12/10/2003	8,000	7,983
HBOS Treasury Services PLC
1.080% due 11/20/2003	1,250	1,248
Royal Bank of Scotland PLC
1.085% due 01/20/2004	2,200	2,193
Shell Finance
1.100% due 03/16/2004	6,200	6,168
Westpac Trust Securities NZ Ltd.
1.090% due 12/19/2003	3,800	3,791

		93,527

Repurchase Agreement 2.3%
State Street Bank
0.800% due 10/01/2003	6,350	6,350

(Dated 09/30/2003. Collateralized by Federal Home Loan Bank 3.250% due 08/15/2005 valued at $6,479. Repurchase proceeds are $6,350.)
U.S. Treasury Bill 0.2% (c)
1.010% due 12/18/2003	$490	$489

Total Short-Term Instruments (Cost $108,371)		108,366

Total Investments 175.4% (Cost $479,310)		$482,479
Written Options (d) (0.0%) (Premiums $385)		(158)
Other Assets and Liabilities (Net) (75.4%)		(207,320)

Net Assets 100.0%		$275,001

Notes to Schedule of Investments (amounts in thousands):

(a)	Variable rate security. The rate listed is as of September 30, 2003.

(b)	Securities are grouped by coupon or range of coupons and represent a range of maturities.

(c)	Security, or a portion thereof, has been pledged as collateral for swap and/or swaption contracts. The aggregate market value for all securities pledged as collateral was $250 as of September 30, 2003.

(d)	Premiums received on written options:

Type	Notional Amount	Premium	Value

Put—OTC 10-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co. Strike @ 6.000%* Exp. 03/05/2004	$26,900	$205	$92
Call—OTC 10-Year Interest Rate Swap
Counterparty: J.P. Morgan Chase & Co. Strike @ 3.500%** Exp. 03/05/2004	26,900	180	66

		$385	$158

*	The Fund will pay a floating rate based on 3-month LIBOR.
**	The Fund will receive a floating rate based on 3-month LIBOR.

(e)	Swap agreements outstanding at September 30, 2003:

Type	Notional Amount	Unrealized Appreciation/ (Depreciation)

Receive floating rate based on 3-month LIBOR with 6.940% interest rate cap and pay a fixed amount equal to $119.
Counterparty: Lehman Brothers, Inc. Exp. 07/01/2011	$3,000	$(34)
Receive total return on Lehman Commercial Mortgage-Backed Securities Index and pay a floating rate based on 1-month LIBOR less 0.560%.
Counterparty: Bear Stearns & Co., Inc. Exp. 04/01/2004	5,000	0
The Fund paid initial exchange amount of $900 and receives interest and paydown on FFCA Secured Lending Corp. 8.180% due 09/18/2027.
Counterparty: Morgan Stanley Dean Witter & Co. Exp. 09/01/2027	3,000	0

		$(34)

(f)	Short sales open at September 30, 2003 were as follows:

Coupon Type	(%)	Maturity	Par	Value	Proceeds

Fannie Mae	5.000	10/15/2033	$30,000	$30,010	$29,341
Fannie Mae	5.000	11/13/2033	16,000	15,950	15,905
Fannie Mae	5.500	11/01/2033	5,000	5,084	5,052
Government National Mortgage Association	7.000	10/22/2033	4,000	4,250	4,226
Government National Mortgage Association	5.000	11/19/2033	1,000	999	999

				$56,293	$55,523

(g)	Indicates a fair valued security which has not been valued utilizing an independent quote and which is valued pursuant to guidelines established by the Board of Trustees. The aggregate value of fair valued securities is $1,858, which is 0.68% of net assets.

166	PIMCO Funds Semi-Annual Report I 9.30.03 I See accompanying notes

Notes to Financial Statements

September 30, 2003 (Unaudited)

1. Organization

PIMCO Funds: Pacific Investment Management Series (the “Trust”) was established as a Massachusetts business trust on February 19, 1987. The Trust is registered under the Investment Company Act of 1940 (the “Act”), as amended, as an open-end investment management company. The Trust currently consists of 50 separate investment funds (the “Funds”). The Trust may offer up to eight classes of shares: Institutional, Administrative, Advisor, A, B, C, D and R. The Advisor Class had not commenced operations as of September 30, 2003. Each share class has identical voting rights (except that shareholders of a class have exclusive voting rights regarding any matter relating solely to that class of shares). Information presented in these financial statements pertains to the Institutional and Administrative Classes (the “Institutional Classes”) of the Trust. Certain detailed financial information for the A, B, C, D and R Classes (the “Other Classes”) is provided separately and is available upon request.

2. Significant Accounting Policies

The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

Security Valuation. Portfolio securities and other financial instruments for which market quotations are readily available are stated at market value. Portfolio securities and other financial instruments for which market quotes are not readily available are valued at fair value, as determined in good faith and pursuant to guidelines established by the Board of Trustees, including certain fixed income securities which may be valued with reference to securities whose prices are more readily obtainable. Market value is determined at the close of regular trading (normally, 4:00 p.m., Eastern Time) on the New York Stock Exchange on each day the New York Stock Exchange is open, or if no sales are reported, as is the case for most securities traded over-the-counter, the mean between representative bid and asked quotations obtained from a quotation reporting system or from established market makers. Fixed income securities are normally valued on the basis of quotes obtained from brokers and dealers or pricing services. Certain fixed income securities purchases on a delayed delivery basis are marked to market daily until settlement at the forward settlement value. Short-term investments, which mature in 60 days or less are valued at amortized cost, which approximates market value. Exchange traded options, futures and options on futures are valued at the settlement price determined by the relevant exchange. Prices may be obtained from independent pricing services which use information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. The prices used by the Funds may differ from the value that would be realized if the securities were sold and the differences could be material to the financial statements. The prices of certain portfolio securities or other financial instruments may be determined at a time prior to the close of regular trading on the New York Stock Exchange. Fair valuation may be used if significant events occur after the close of the relevant markets and prior to the close of regular trading on the New York Stock Exchange that materially affect the values of such securities or financial instruments.

Securities Transactions and Investment Income. Securities transactions are recorded as of the trade date. Securities purchased or sold on a when-issued or delayed delivery basis may be settled a month or more after the trade date. Realized gains and losses from securities sold are recorded on the identified cost basis. Dividend income is recorded on the ex-dividend date, except certain dividends from foreign securities where the ex-dividend date may have passed, are recorded as soon as the Fund is informed of the ex-dividend date. Interest income, adjusted for the accretion of discounts and amortization of premiums, is recorded on the accrual basis. Paydown gains and losses on mortgage- and asset-backed securities are recorded as adjustments to interest income in the Statements of Operations.

Dividends and Distributions to Shareholders. Dividends from net investment income, if any, of each Fund, except the All Asset, CommodityRealReturn Strategy, Convertible, European Convertible, StocksPLUS, StocksPLUS Short Strategy, StocksPLUS Total Return and Strategic Balanced Funds, are declared on each day the Trust is open for business and are distributed to shareholders monthly. Dividends from net investment income, if any, of the All Asset, CommodityRealReturn Strategy, Convertible, European Convertible, StocksPLUS, StocksPLUS Short Strategy, StocksPLUS Total Return and Strategic Balanced Funds are declared and distributed to shareholders quarterly. Net realized capital gains earned by a Fund, if any, will be distributed no less frequently than once each year.

Income dividends and capital gain distributions are determined in accordance with income tax regulations which may differ from accounting principles generally accepted in the United States of America. These differences are primarily due to differing treatments for such items as wash sales, foreign currency transactions, net operating losses and capital loss carryforwards.

Distributions classified as a tax basis return of capital, if any, are reflected in the accompanying Statements of Changes in Net Assets and have been reclassified to paid in capital. In addition, other amounts have been reclassified between undistributed net investment income, accumulated undistributed net realized gains or losses and/or paid in capital to more appropriately conform financial accounting to tax characterizations of dividend distributions.

9.30.03 I PIMCO Funds Semi-Annual Report	167

Notes to Financial Statements (Cont.)

September 30, 2003 (Unaudited)

Multiclass Operations. Each class offered by the Trust has equal rights as to assets and voting privileges. Income and non-class specific expenses of each Fund, except the All Asset, CommodityRealReturn Strategy, Convertible, European Convertible, StocksPLUS, StocksPLUS Total Return and Strategic Balanced Funds, are allocated daily to each class of shares based on the relative value of settled shares. Income and non-class specific expenses of the All Asset, CommodityRealReturn Strategy, Convertible, European Convertible, StocksPLUS, StocksPLUS Total Return and Strategic Balanced Funds are allocated daily to each class of shares based on the relative net assets of each class. Realized and unrealized capital gains and losses of each Fund are allocated daily to each class of shares based on the relative net assets of each class.

Delayed Delivery Transactions. Certain Funds may purchase or sell securities on a when-issued or delayed delivery basis. These transactions involve a commitment by the Fund to purchase or sell securities for a predetermined price or yield, with payment and delivery taking place beyond the customary settlement period. When delayed delivery purchases are outstanding, the Fund will designate liquid assets in an amount sufficient to meet the purchase price. When purchasing a security on a delayed delivery basis, the Fund assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. The Fund may dispose of or renegotiate a delayed delivery transaction after it is entered into, and may sell when-issued securities before they are delivered, which may result in a capital gain or loss. When the Fund has sold a security on a delayed delivery basis, the Fund does not participate in future gains and losses with respect to the security. Forward sales commitments are accounted for by the Fund in the same matter as forward currency contracts discussed below.

Federal Income Taxes. Each Fund intends to qualify as a regulated investment company and distribute all of its taxable income and net realized gains, if applicable, to shareholders. Accordingly, no provision for Federal income taxes has been made.

Financing Transactions. Certain Funds may enter into financing transactions consisting of the sale by the Fund of securities, together with a commitment to repurchase similar securities at a future date. The difference between the selling price and the future purchase price is an adjustment to interest income in the Statements of Operations. If the counterparty to whom the Fund sells the security becomes insolvent, a Fund’s right to repurchase the security may be restricted; the value of the security may change over the term of the financing transaction; and the return earned by a Fund with the proceeds of a financing transaction may not exceed transaction costs. The Fund will designate assets determined to be liquid by PIMCO or otherwise cover its obligations under financing transactions. As of September 30, 2003, there were no outstanding financing transactions.

Foreign Currency. The accounting records of the Funds are maintained in U.S. dollars. The market values of foreign securities, currency holdings and other assets and liabilities are translated into U.S. dollars based on the current exchange rates each business day. Fluctuations in the value of these assets and liabilities resulting from changes in exchange rates are recorded as unrealized foreign currency gains or losses. Realized gains or losses and unrealized appreciation (depreciation) on investment securities and income and expenses are translated on the respective dates of such transactions. The effect of changes in foreign currency exchange rates on investments in securities are not segregated in the Statements of Operations from the effects of changes in market prices of those securities, but are included with the net realized and unrealized gain or loss on investment securities.

Forward Currency Transactions. Certain Funds may enter into forward currency contracts and forward cross-currency contracts in connection with settling planned purchases or sales of securities or to hedge the currency exposure associated with some or all of the Fund’s securities. A forward currency contract is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of a forward currency contract fluctuates with changes in forward currency exchange rates. Forward currency contracts are marked to market daily and the change in value is recorded by the Fund as an unrealized gain or loss. Realized gains or losses equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed are recorded upon delivery or receipt of the currency or, if a forward currency contract is offset by entering into another forward currency contract with the same broker, upon settlement of the net gain or loss. These contracts may involve market risk in excess of the unrealized gain or loss reflected in the Fund’s Statement of Assets and Liabilities. In addition, the Fund could be exposed to risk if the counterparties are unable to meet the terms of the contracts or if the value of the currency changes unfavorably to the U.S. dollar.

Futures Contracts. Certain Funds are authorized to enter into futures contracts. A Fund may use futures contracts to manage its exposure to the securities markets or to movements in interest rates and currency values. The primary risks associated with the use of futures contracts are the imperfect correlation between the change in market value of the securities held by a Fund and the prices of futures contracts, the possibility of an illiquid market, and the inability of the counterparty to meet the terms of the contract. Futures contracts are valued based upon their quoted daily

168	PIMCO Funds Semi-Annual Report I 9.30.03

settlement prices. Upon entering into a futures contract, the Funds may be required to deposit with its custodian, in a segregated account in the name of the futures broker, an amount of cash or U.S. Government and Agency Obligations in accordance with the initial margin requirements of the broker or exchange. Futures contracts are marked to market daily and an appropriate payable or receivable for the change in value (“variation margin”) is recorded by the Funds. Gains or losses are recognized but not considered realized until the contracts expire or are closed. Futures contracts involve, to varying degrees, risk of loss in excess of the variation margin disclosed in the Statements of Assets and Liabilities.

Inflation-Indexed Bonds. Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted to the rate of inflation. The interest rate on these bonds is generally fixed at issuance at a rate lower than typical bonds. Over the life of an inflation-indexed bond, however, interest will be paid based on a principal value, which is adjusted for inflation. Any increase in the principal amount of an inflation-indexed bond will be included as interest income in the Statements of Operations, even though investors do not receive their principal until maturity.

Loan Agreements. Certain Funds may invest in direct debt instruments which are interests in amounts owed by a corporate, governmental, or other borrower to lenders or lending syndicates. The Fund’s investments in loans may be in the form of participations in loans or assignments of all or a portion of loans from third parties. A loan is often administered by a bank or other financial institution (the “lender”) that acts as agent for all holders. The agent administers the terms of the loan, as specified in the loan agreement. When investing in a loan participation, the Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the loan agreement and only upon receipt by the lender of payments from the borrower. The Fund generally has no right to enforce compliance with the terms of the loan agreement with the borrower. As a result, the Fund may be subject to the credit risk of both the borrower and the lender that is selling the loan agreement. When the Fund purchases assignments from lenders it acquires direct rights against the borrower on the loan.

Options Contracts. Certain Funds may write call and put options on futures, swaps, securities or currencies it owns or in which it may invest. Writing put options tends to increase the Fund’s exposure to the underlying instrument. Writing call options tends to decrease the Fund’s exposure to the underlying instrument. When the Fund writes a call or put option, an amount equal to the premium received is recorded as a liability and subsequently marked to market to reflect the current value of the option written. Payments received or made, if any, from writing options with premiums to be determined on a future date are reflected as such on the Statements of Assets and Liabilities. Premiums received from writing options which expire are treated as realized gains. Premiums received from writing options which are exercised or closed are added to the proceeds or offset against amounts paid on the underlying future, security or currency transaction to determine the realized gain or loss. The Fund as a writer of an option has no control over whether the underlying future, security or currency may be sold (call) or purchased (put) and as a result bears the market risk of an unfavorable change in the price of the future, security or currency underlying the written option. There is the risk the Fund may not be able to enter into a closing transaction because of an illiquid market.

Certain Funds may also purchase put and call options. Purchasing call options tends to increase the Fund’s exposure to the underlying instrument. Purchasing put options tends to decrease the Fund’s exposure to the underlying instrument. The Fund pays a premium which is included in the Fund’s Statement of Assets and Liabilities as an investment and subsequently marked to market to reflect the current value of the option. Premiums paid for purchasing options which expire are treated as realized losses. The risk associated with purchasing put and call options is limited to the premium paid. Premiums paid for purchasing options which are exercised or closed are added to the amounts paid or offset against the proceeds on the underlying future, security or currency transaction to determine the realized gain or loss.

Repurchase Agreements. Each Fund may engage in repurchase transactions. Under the terms of a typical repurchase agreement, the Fund takes possession of an underlying debt obligation subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed-upon price and time. The market value of the collateral must be equal at all times to the total amount of the repurchase obligations, including interest. Generally, in the event of counterparty default, the Fund has the right to use the collateral to offset losses incurred.

Restricted Securities. Certain Funds are permitted to invest in securities that are subject to legal or contractual restrictions on resale. These securities generally may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expenses, and prompt sale at an acceptable price may be difficult.

Short Sales. Certain Funds have entered into short sales transactions during the fiscal year. A short sale is a transaction in which a Fund sells securities it does not own in anticipation of a decline in the market price of the securities. The Fund is obligated to deliver securities at the market price at the time the short position is closed. Possible losses from short sales may be unlimited, whereas losses from purchases cannot exceed the total amount invested.

9.30.03 I PIMCO Funds Semi-Annual Report	169

Stripped Mortgage-Backed Securities (SMBS). SMBS represent a participation in, or are secured by and payable from, mortgage loans on real property, and may be structured in classes with rights to receive varying proportions of principal and interest. SMBS include interest-only securities (IOs), which receive all of the interest, and principal-only securities (POs), which receive all of the principal. If the underlying mortgage assets experience greater than anticipated payments of principal, a Fund may fail to recoup some or all of its initial investment in these securities. The market value of these securities is highly sensitive to changes in interest rates.

Swap Agreements. Certain Funds may invest in swap agreements. A swap is an agreement to exchange the return generated by one instrument for the return generated by another instrument. The Fund may enter into interest rate, total return, forward swap spread lock and credit default swap agreements to manage its exposure to interest rates and credit risk. Interest rate swap agreements involve the exchange by the Fund with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. Total return swap agreements involve commitments to pay interest in exchange for a market-linked return, both based on notional amounts. To the extent the total return of the security or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty. Forward spread lock swap agreements involve commitments to pay or receive a settlement amount calculated as the difference between the swap spread and a fixed spread, multiplied by the notional amount times the duration of the swap. The swap spread is the difference between the benchmark swap rate (market rate) and the specific Treasury rate. In a credit default swap, one party makes a stream of payments to another party in exchange for the right to receive a specified return in the event of a default by a third party, typically corporate issues or sovereign issues of an emerging country, on its obligation. The Fund may use credit default swaps to provide a measure of protection against defaults of issuers (i.e., to reduce risk where the Fund owns or has exposure to the issuer) or to take an active long or short position with respect to the likelihood of a particular issuer’s default. Swaps are marked to market daily based upon quotations from market makers and vendors and the change in value, if any, is recorded as unrealized gain or loss in the Statements of Operations. Payments received or made at the beginning of the measurement period are reflected as such on the Statements of Assets and Liabilities. A liquidation payment received or made at the termination of the swap is recorded as realized gain or loss in the Statements of Operations. Net periodic payments are included as part of miscellaneous income on the Statements of Operations. Entering into these agreements involves, to varying degrees, elements of credit, market and documentation risk in excess of the amounts recognized on the Statements of Assets and Liabilities. Such risks involve the possibility that there will be no liquid market for these agreements, that the counterparty to the agreements may default on its obligation to perform or disagree as to the meaning of contractual terms in the agreements, and that there may be unfavorable changes in interest rates.

3. Fees, Expenses, and Related Party Transactions

Investment Advisory Fee. Pacific Investment Management Company LLC (PIMCO) is a majority-owned subsidiary partnership of Allianz Dresdner Asset Management of America L.P. (formerly PIMCO Advisors L.P.) and serves as investment adviser (the “Adviser”) to the Trust, pursuant to an investment advisory contract. The Adviser receives a monthly fee from each Fund, except the Strategic Balanced Fund, at an annual rate based on average daily net assets of the Fund. The Advisory Fee is charged at an annual rate of 0.15% for the Money Market Fund; 0.20% for the All Asset(2) and Short Duration Municipal Income Funds; 0.40% for the Convertible, Real Return Asset(1) and StocksPLUS Funds; 0.45% for the Diversified Income and Emerging Markets Bond Funds; 0.49% for the CommodityRealReturn Strategy, StocksPLUS Short Strategy(3) and StocksPLUS Total Return Funds; 0.50% for the European Convertible Fund; and 0.25% for all other Funds.

(1)	Effective October 1, 2002, the investment advisory fee for the Real Return Asset Fund was reduced to an annual rate of 0.40%.

(2)	PIMCO has contractually agreed, for the All Asset Fund’s current fiscal year, to reduce its Advisory Fee to the extent that the Underlying Fund Expenses attributable to Advisory and Administrate Fees exceed 0.60%. PIMCO may recoup these waivers in future period, not exceed three years, provided total expenses, including such Recoupment, do not exceed the annual expense limit.

(3)	Prior to August 20, 2003, the investment advisory fee of the StocksPLUS Short Strategy Fund was 0.40%.

Administration Fee. PIMCO serves as administrator (the “Administrator”), and provides administrative services to the Trust for which it receives a monthly administrative fee based on each share class’ average daily net assets. The Administration Fee for the Institutional Classes is charged at the annual rate of 0.05% for the All Asset and Strategic Balanced Funds; 0.18% for the Low Duration and Total Return Funds; 0.19% for the Short Duration Municipal Income Fund; 0.20% for the Moderate Duration, Money Market, Real Return, Real Return II, Short-Term, and StocksPLUS Short Strategy Funds; 0.22% for the California Intermediate Municipal Bond, California Municipal Bond and New York Municipal Bond Funds; 0.24% for the Municipal Bond Fund; 0.30% for the Diversified Income, Global Bond and Global Bond II Funds; 0.40% for the Emerging Markets Bond Fund; and 0.25% for all other Funds. The Administration Fee for the A, B and C Classes is charged at an annual rate of 0.45% for the All Asset, Foreign Bond, Global Bond II and StocksPLUS Total Return Funds; 0.50% for the CommodityRealReturn Strategy and Diversified Income Funds; 0.55% for the Emerging Markets Bond Fund; and 0.40% for all other Funds(1),(2),(3). The Administration Fee for Class D is charged at the annual rate of 0.25% for the Low Duration, Short-Term and

170	PIMCO Funds Semi-Annual Report I 9.30.03

Total Return Funds; 0.35% for the California Intermediate Municipal Bond, California Municipal Bond, Municipal Bond, New York Municipal Bond and Short Duration Municipal Income Funds; 0.45% for the All Asset, Foreign Bond and StocksPLUS Total Return Funds; 0.50% for the CommodityRealReturn Strategy and Diversified Income Funds; 0.55% for the Emerging Markets Bond Fund; and 0.40% for all other Funds(1). The Administration Fee for Class R is charged at the annual rate of 0.45% for the Foreign Bond Fund; and 0.40% for all other Funds.

(1)	Effective December 1, 2002, the Administrative Fee for the GNMA Fund was reduced by 0.10% to 0.40% per annum.

(2)	Effective January 1, 2003, the Administrative Fee for the California Intermediate Municipal Bond, California Municipal Bond, Money Market, Municipal Bond, New York Municipal Bond, Short Duration Municipal Income and Short-Term Funds was increased by 0.05% to 0.40% per annum.

(3)	Effective November 7, 2002 through September 30, 2003, the Administrative Fee for the Money Market Fund Class B shares was voluntarily waived by 0.35% per annum by the Administrator.

Redemption Fee. The CommodityRealReturn Strategy Fund imposes a fee of 0.25% for the Institutional, Administrative and Class D shares, payable to the Fund, on redemption and exchange orders. The Trust will waive the fee on any redemption or exchange order received directly by the Trust, prior to 1:00 p.m. Eastern Time, from shareholders that hold their shares directly with the Trust.

Redemptions and exchanges by shareholders that are investing through financial service firms that have not agreed to assess the redemption fee against such shareholders will not be subject to the redemption fee. The Trust may eliminate or modify the redemption fee or waivers at any time.

Distribution and Servicing Fees. PIMCO Advisors Distributors LLC (“PAD”), is an indirect wholly-owned subsidiary of Allianz Dresdner Asset Management of America L.P. and serves as the distributor of the Trust’s shares. The Trust is permitted to reimburse PAD on a quarterly basis, out of the Administrative Class assets of each Fund offering Administrative Class shares in an amount up to 0.25% on an annual basis of the average daily net assets of that class, for payments made to financial intermediaries that provide services in connection with the distribution of shares or administration of plans or programs that use Fund shares as their funding medium. Unreimbursed costs may be carried forward for reimbursement for up to twelve months beyond the date in which it is incurred, subject always to the limit that not more than 0.25% of the average daily net assets attributable to an Administrative Class may be expensed. The effective rate paid to PAD was 0.25% during the current fiscal year with no unreimbursed costs to be carried forward as of September 30, 2003.

Pursuant to the Distribution and Servicing Plans adopted by the A, B, C, D and R Classes of the Trust, the Trust compensates PAD or an affiliate with respect to Class D for services provided and expenses incurred in connection with assistance rendered in the sale of shares and services rendered to shareholders and for maintenance of shareholder accounts of the A, B, C, D and R Classes. The Trust paid PAD distribution and servicing fees at an effective rate as set forth below (calculated as a percentage of each Fund’s average daily net assets attributable to each class):

	Allowable Rate
	Distribution Fee (%)	Servicing Fee (%)
Class A
Money Market Fund	—	0.10
All other Funds	—	0.25
Class B
All Funds	0.75	0.25
Class C
Low Duration, Municipal Bond, Real Return and StocksPLUS Funds	0.50	0.25
Short Duration Municipal Income and Short-Term Funds	0.30	0.25
Money Market Fund	—	0.10
All other Funds	0.75	0.25
Class D
All Funds	—	0.25
Class R
All Funds	0.25	0.25

PAD also receives the proceeds of the initial sales charges paid by the shareholders upon the purchase of Class A shares, except for the Money Market Fund, and the contingent deferred sales charges paid by the shareholders upon certain redemptions of A, B and C Class shares. For the period ended September 30, 2003 PAD received $20,956,867 representing commissions (sales charges) and contingent deferred sales charges.

Expenses. The Trust is responsible for the following expenses: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) the costs of borrowing money, including interest expenses; (v) fees and expenses of the Trustees who are not “interested persons” of PIMCO or the Trust, and any counsel retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) organization expenses and (viii) any expenses allocated or allocable to a specific class of shares, which include service fees payable with respect to the Administrative Class shares and may include certain other expenses as permitted by the Trust’s Multiple Class Plan adopted pursuant to Rule 18f-3 under the Act and subject to review and approval by the Trustees. The ratio of expenses to average net assets per share class, as disclosed in the Financial Highlights, may differ from the annual fund operating expenses per share class as disclosed in the

9.30.03 I PIMCO Funds Semi-Annual Report	171

Prospectus for the reasons set forth above. PIMCO has agreed to waive a portion of All Asset, California Intermediate Municipal Bond, California Municipal Bond, CommodityRealReturn Strategy, Convertible, Diversified Income, European Convertible, Investment Grade Corporate Bond, New York Municipal Bond, Real Return Asset, Real Return II, Short Duration Municipal Income, StocksPLUS Short Strategy and StocksPLUS Total Return Funds administrative fees to the extent that the payment of each Fund’s pro rata share of Trustee fees and organizational expenses cause the actual expense ratios to rise above the rates disclosed in the then-current prospectus plus 0.49 basis points as set forth below (calculated as a percentage of each Fund’s average daily net assets attributable to each class):

	Institutional Class	Administrative Class	Class A	Class B	Class C	Class D

All Asset Fund	0.25%	0.25%	0.90%	1.65%	1.65%	0.90%
California Intermediate Municipal Bond Fund	0.47%	0.72%	0.90%	—	—	0.85%
California Municipal Bond Fund	0.47%	0.72%	0.90%	—	—	0.85%
CommodityRealReturn Strategy Fund	0.74%	0.99%	1.24%	1.99%	1.99%	1.24%
Convertible Fund	0.65%	0.90%	—	—	—	—
Diversified Income Fund	0.75%	1.00%	1.20%	1.95%	1.95%	1.20%
European Convertible Fund	0.75%	—	—	—	—	—
Investment Grade Corporate Bond Fund	0.50%	0.75%		—	—	—
New York Municipal Bond Fund	0.47%	—	0.90%	—	—	0.85%
Real Return Asset Fund	0.65%	—	—	—	—	—
Real Return Fund II	0.45%	—	—	—	—	—
Short Duration Municipal Income Fund	0.39%	0.64%	0.85%	—	1.15%	0.80%
StocksPLUS Short Strategy Fund	0.74%	—	—	—	—	—
StocksPLUS Total Return Fund	0.74%	—	1.19%	1.94%	1.94%	1.19%

PIMCO may be reimbursed for these waived amounts in future periods. Each unaffiliated Trustee receives an annual retainer of $60,000, plus $3,000 for each Board of Trustees meeting attended in person and $500 for each meeting attended telephonically, plus reimbursement of related expenses. In addition, each committee chair receives an annual retainer of $1,500. These expenses are allocated on a pro-rata basis to each Fund of the Trust according to its respective net assets.

4. Purchases and Sales of Securities

Purchases and sales of securities (excluding short-term investments) for the period ended September 30, 2003, were as follows (amounts in thousands):

	U.S Government/Agency		All Other
	Purchases	Sales	Purchases	Sales

All Asset Fund	$0	$0	$684,111	$248,380
California Intermediate Municipal Bond Fund	2,547	2,569	88,477	114,290
California Municipal Bond Fund	0	0	12,409	12,366
CommodityRealReturn Strategy Fund	929,604	448,990	8,729	334
Convertible Fund	2,662	2,910	15,439	13,392
Diversified Income Fund	0	0	128,122	28,729
Emerging Markets Bond Fund	0	0	2,542,818	2,417,422
European Convertible Bond Fund	0	72	35,551	6,341
Foreign Bond Fund	5,104,584	5,167,385	1,592,285	1,461,289
Global Bond Fund	2,142,675	2,065,454	500,889	461,883
Global Bond Fund II	364,339	359,037	162,031	139,799
GNMA Fund	4,901,896	4,337,960	0	2,042
High Yield Fund	171,488	156,241	5,058,392	3,840,566
Investment Grade Corporate Bond Fund	0	2,053	26,042	18,658
Long Term U.S. Government Fund	3,575,859	3,471,984	161,986	58,549
Low Duration Fund	17,019,601	14,676,461	382,097	1,606,759
Low Duration Fund II	790,309	631,856	4,005	102,109
Low Duration Fund III	75,533	66,312	845	12,019
Moderate Duration Fund	1,296,727	873,182	74,788	451,051
Municipal Bond Fund	0	0	239,828	248,096
New York Municipal Bond Fund	637	643	19,611	15,370
Real Return Asset Fund	540,900	367,404	4,630	100
Real Return Fund	15,964,546	14,058,452	297,945	174,343
Real Return Fund II	64,368	40,051	450	0
Short Duration Municipal Income Fund	0	0	482,810	418,890
Short-Term Fund	2,081,305	1,728,272	682,405	638,629
StocksPLUS Fund	448,828	1,105,497	72,480	79,674
StocksPLUS Short Strategy Fund	2,981	893	0	0
StocksPLUS Total Return Fund	14,457	7,674	1,809	358
Strategic Balanced Fund	0	0	5,382	7,842
Total Return Fund II	3,092,591	2,467,543	53,606	451,890
Total Return Fund III	657,138	510,165	59,793	158,692
Total Return Mortgage Fund	3,398,979	3,312,040	52,379	10,307

172	PIMCO Funds Semi-Annual Report I 9.30.03

5. Federal Income Tax Matters

At September 30, 2003, the aggregate cost of investments was the same for federal income tax and financial statement purposes. The net unrealized appreciation (depreciation) of investments for federal income tax purposes were as follows (amounts in thousands):

	Aggregate Gross Unrealized Appreciation	Aggregate Gross Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)
All Asset Fund	$11,347	$(286)	$11,061
California Intermediate Municipal Bond Fund	4,987	(1,330)	3,657
California Municipal Bond Fund	570	(210)	360
CommodityRealReturn Strategy Fund	12,654	(16)	12,638
Convertible Fund	865	(1,117)	(252)
Diversified Income Fund	1,739	(89)	1,650
Emerging Markets Bond Fund	34,070	(522)	33,548
European Convertible Fund	1,254	(81)	1,173
Foreign Bond Fund	170,976	(4,033)	166,943
Global Bond Fund	48,861	(1,951)	46,910
Global Bond Fund II	13,146	(537)	12,609
GNMA Fund	5,732	(779)	4,953
High Yield Fund	354,663	(116,255)	238,408
Investment Grade Corporate Bond Fund	849	(320)	529
Long-Term U.S. Government Fund	26,147	(4,201)	21,946
Low Duration Fund	147,147	(75,111)	72,036
Low Duration Fund II	5,977	(1,969)	4,008
Low Duration Fund III	571	(44)	527
Moderate Duration Fund	28,479	(2,033)	26,446
Money Market Fund	0	0	0
Municipal Bond Fund	18,452	(3,978)	14,474
New York Municipal Bond Fund	485	(131)	354
Real Return Asset Fund	7,380	(14)	7,366
Real Return Fund	442,390	(4,244)	438,146
Real Return Fund II	1,804	0	1,804
Short Duration Municipal Income Fund	5,580	(1,059)	4,521
Short-Term Fund	21,784	(11,687)	10,097
StocksPLUS Fund	5,134	(2,783)	2,351
StocksPLUS Short Strategy Fund	5	0	5
StocksPLUS Total Return Fund	81	(18)	63
Strategic Balanced Fund	1,236	0	1,236
Total Return Fund II	52,066	(8,893)	43,173
Total Return III	26,951	(2,182)	24,769
Total Return Mortgage Fund	3,650	(481)	3,169

9.30.03 I PIMCO Funds Semi-Annual Report	173

6. Shares of Beneficial Interest

The Trust may issue an unlimited number of shares of beneficial interest with a $.0001 par value. Changes in shares of beneficial interest were as follows (shares and amounts in thousands):

	All Asset Fund				California Intermediate Municipal Bond Fund				California Municipal Bond Fund
	Six Months Ended 09/30/2003		Period from 07/31/2002 to 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Receipts for shares sold
Institutional Class	33,693	$395,061	15,611	$174,182	777	$7,906	3,770	$38,932	128	$1,296	441	$4,612
Administrative Class	646	7,394	1	10	16	165	714	7,381	0	0	293	3,028
Other Classes	12,540	146,793	0	0	1,326	13,437	6,093	62,909	167	1,709	598	6,198

Issued as reinvestment of distributions
Institutional Class	334	3,966	97	1,056	149	1,507	412	4,250	20	202	45	467
Administrative Class	2	24	0	0	4	43	11	111	0	0	4	39
Other Classes	23	279	0	0	73	740	140	1,442	7	69	14	146

Cost of shares redeemed
Institutional Class	(9,110)	(105,964)	(2,122)	(23,791)	(2,520)	(25,520)	(3,683)	(38,028)	(38)	(384)	(554)	(5,738)
Administrative Class	0	0	0	0	(160)	(1,630)	(534)	(5,529)	0	0	(296)	(3,066)
Other Classes	(595)	(6,825)	0	0	(2,015)	(20,194)	(2,322)	(23,925)	(189)	(1,944)	(244)	(2,538)

Net increase (decrease) resulting from Fund share transactions	37,533	$440,728	13,587	$151,457	(2,350)	$(23,546)	4,601	$47,543	95	$948	301	$3,148

	European Convertible Fund				Foreign Bond Fund				Global Bond Fund
	Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Receipts for shares sold
Institutional Class	3,428	$38,865	49	$482	23,023	$246,530	41,768	$442,284	21,737	$225,217	34,278	$332,780
Administrative Class	0	0	0	0	5,124	54,950	3,001	31,919	2,186	22,764	5,597	53,200
Other Classes	0	0	0	0	26,379	283,074	35,202	373,286	0	0	0	0

Issued as reinvestment of distributions
Institutional Class	12	143	9	930	1,214	12,979	3,748	39,568	615	6,369	1,443	13,603
Administrative Class	0	0	0	0	50	530	163	1,716	51	528	98	924
Other Classes	0	0	0	0	550	5,883	1,617	17,064	0	0	0	0

Cost of shares redeemed
Institutional Class	(878)	(10,034)	(161)	(1,550)	(13,066)	(139,815)	(19,882)	(210,786)	(20,789)	(214,379)	(22,539)	(217,582)
Administrative Class	0	0	0	0	(3,417)	(36,555)	(2,265)	(24,091)	(2,221)	(22,996)	(2,661)	(25,210)
Other Classes	0	0	(1)	(10)	(17,729)	(190,029)	(13,889)	(147,311)	0	0	0	0

Net increase (decrease) resulting from Fund share transactions	2,562	$28,974	(104)	$(985)	22,128	$237,547	49,463	$523,649	1,579	$17,503	16,217	$157,715

174	PIMCO Funds Semi-Annual Report I 9.30.03

	CommodityReal Return Strategy Fund				Convertible Fund				Diversified Income Fund		Emerging Markets Bond Fund
	Six Months Ended 09/30/2003		Period from 06/28/2002 to 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003		Period from 07/31/2003 to 09/30/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Receipts for shares sold
Institutional Class	20,084	$254,581	17,105	$208,023	545	$5,677	231	$2,167	10,401	$106,705	41,318	$445,123	45,907	$426,153
Administrative Class	0	0	1	10	0	0	0	0	0	0	4,406	46,876	5,271	50,418
Other Classes	14,371	182,330	4,129	52,982	0	0	1,037	9,887	533	5,471	42,189	453,357	34,925	327,863

Issued as reinvestment of distributions
Institutional Class	82	1,047	167	1,923	21	227	49	463	27	279	1,006	10,884	2,336	21,324
Administrative Class	0	0	0	0	0	0	0	0	0	0	68	732	144	1,319
Other Classes	27	350	3	33	0	0	34	317	0	6	694	7,494	838	7,680

Cost of shares redeemed
Institutional Class	(3,480)	(42,702)	(9,646)	(124,933)	(437)	(4,592)	(480)	(4,574)	(18)	(185)	(37,560)	(402,164)	(22,377)	(203,056)
Administrative Class	0	0	0	0	0	0	0	0	0	0	(5,905)	(64,106)	(3,475)	(32,834)
Other Classes	(1,709)	(21,477)	(754)	(9,282)	0	0	(3,028)	(29,181)	(2)	(25)	(28,729)	(309,218)	(15,491)	(141,685)

Net increase (decrease) resulting from Fund share transactions	29,375	$374,129	11,005	$128,756	129	$1,312	(2,157)	$(20,921)	10,941	$112,251	17,487	$188,978	48,078	$457,182

	Global Bond Fund II				GNMA Fund				High Yield Fund				Investment Grade Corporate Bond Fund
	Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Receipts for shares sold
Institutional Class	613	$6,173	5,465	$55,470	7,826	$86,383	7,800	$86,115	207,415	$1,926,390	229,900	$1,962,612	2,030	$21,985	7,227	$74,068
Administrative Class	1	10	0	0	0	0	0	0	50,300	467,459	35,376	300,325	0	0	1	10
Other Classes	2,585	26,240	4,632	45,846	4,770	52,650	25,417	281,721	192,704	1,786,124	207,745	1,783,827	0	0	0	0

Issued as reinvestment of distributions
Institutional Class	159	1,607	270	2,643	148	1,626	195	2,157	9,342	87,072	15,342	130,836	56	603	226	2,323
Administrative Class	0	0	0	0	0	0	0	0	2,284	21,295	4,443	37,913	0	0	0	1
Other Classes	45	459	69	684	170	1,866	541	5,965	7,196	67,073	9,601	81,904	0	0	0	0

Cost of shares rede emed
Institutional Class	(1,031)	(10,398)	(1,355)	(13,242)	(5,998)	(66,181)	(2,744)	(30,305)	(168,772)	(1,570,323)	(142,011)	(1,204,928)	(1,430)	(15,511)	(5,856)	(61,362)
Administrative Class	0	0	0	0	0	0	0	0	(28,471)	(265,092)	(60,178)	(512,623)	0	0	0	0
Other Classes	(1,681)	(16,932)	(1,388)	(13,770)	(7,932)	(87,365)	(8,640)	(95,879)	(122,194)	(1,136,085)	(99,978)	(852,118)	0	0	0	0

Net increase (decrease) resulting from Fund share transactions	691	$7,159	7,693	$77,631	(1,016)	$(11,021)	22,569	$249,774	149,804	$1,383,913	200,240	$1,727,748	656	$7,077	1,598	$15,040

9.30.03 I PIMCO Funds Semi-Annual Report	175

6. Shares of Beneficial Interest (Cont.)

The Trust may issue an unlimited number of shares of beneficial interest with a $.0001 par value. Changes in shares of beneficial interest were as follows (shares and amounts in thousands):

	Long-Term U.S. Government Fund				Low Duration Fund				Low Duration Fund II
	Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Receipts for shares sold
Institutional Class	8,726	$97,535	27,555	$303,901	370,058	$3,822,343	514,408	$5,277,110	18,960	$189,376	34,395	$343,069
Administrative Class	6,087	68,774	16,494	182,204	13,209	136,600	22,198	227,757	256	2,563	112	1,128
Other Classes	7,225	80,916	30,186	330,291	186,783	1,930,050	357,859	3,669,526	0	0	0	0

Issued as reinvestment of distributions
Institutional Class	592	6,609	2,638	28,644	9,818	101,301	24,593	251,974	739	7,342	1,961	19,590
Administrative Class	280	3,121	1,036	11,268	391	4,037	1,092	11,189	2	24	4	36
Other Classes	318	3,538	1,586	17,200	3,063	31,606	8,259	84,620	0	0	0	0

Cost of shares redeemed
Institutional Class	(13,434)	(149,955)	(20,692)	(226,405)	(198,221)	(2,045,116)	(246,208)	(2,522,004)	(14,121)	(139,718)	(25,716)	(256,211)
Administrative Class	(6,334)	(69,326)	(8,774)	(96,136)	(8,003)	(82,542)	(10,847)	(111,086)	(260)	(2,605)	(27)	(270)
Other Classes	(10,686)	(117,800)	(23,696)	(258,634)	(133,968)	(1,381,765)	(116,763)	(1,197,197)	0	0	0	0

Net increase (decrease) resulting from Fund share transactions	(7,226)	$(76,588)	26,333	$292,333	243,130	$2,516,514	554,591	$5,691,889	5,575	$56,982	10,729	$107,342

	New York Municipal Bond Fund				Real Return Asset Fund				Real Return Fund
	Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Receipts for shares sold
Institutional Class	31	$338	216	$2,313	13,006	$147,630	5,673	$63,435	91,861	$1,046,648	142,676	$1,578,139
Administrative Class	0	0	0	0	0	0	0	0	29,514	342,659	28,074	309,605
Other Classes	639	6,862	1,129	12,101	0	0	0	0	128,884	1,479,879	374,995	4,159,702

Issued as reinvestment of distributions
Institutional Class	2	22	7	73	266	3,053	175	1,855	3,736	42,993	9,042	99,596
Administrative Class	0	0	0	0	0	0	0	0	694	7,993	1,991	21,858
Other Classes	17	176	27	295	0	0	0	0	5,424	62,484	11,830	130,492

Cost of shares redeemed
Institutional Class	(88)	(945)	(210)	(2,240)	(1,205)	(13,580)	(1,671)	(18,622)	(57,353)	(654,699)	(94,116)	(1,046,132)
Administrative Class	0	0	0	0	0	0	0	0	(7,211)	(82,756)	(31,049)	(345,496)
Other Classes	(280)	(2,997)	(137)	(1,459)	0	0	0	0	(111,962)	(1,277,534)	(140,411)	(1,564,469)

Net increase resulting from Fund Share transactions	321	$3,456	1,032	$11,083	12,067	$137,103	4,177	$46,668	83,587	$967,667	303,032	$3,343,295

176	PIMCO Funds Semi-Annual Report I 9.30.03

	Low Duration Fund III				Moderate Duration Fund				Money Market Fund				Municipal Bond Fund
	Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Receipts for shares sold
Institutional Class	1,925	$19,540	2,959	$30,206	59,254	$625,096	64,839	$668,413	352,084	$352,080	388,622	$388,622	7,911	$80,182	11,249	$115,297
Administrative Class	0	0	0	4	0	0	0	0	64,889	64,889	70,616	70,616	1,768	18,044	5,859	60,022
Other Classes	0	0	0	0	0	0	0	0	516,434	516,434	1,050,017	1,050,017	6,789	69,036	19,530	200,488

Issued as reinvestment of distributions
Institutional Class	78	799	297	3,018	1,767	18,580	5,552	56,970	1,070	1,070	1,633	1,633	184	1,874	277	2,833
Administrative Class	0	0	0	1	0	0	0	0	138	138	333	333	89	914	262	2,683
Other Classes	0	0	0	0	0	0	0	0	471	471	1,854	1,854	213	2,171	425	4,354

Cost of shares redeemed
Institutional Class	(1,974)	(20,154)	(2,590)	(26,265)	(31,813)	(334,915)	(43,139)	(442,902)	(316,894)	(316,894)	(360,923)	(360,923)	(4,268)	(43,409)	(6,776)	(69,635)
Administrative Class	(1)	(3)	0	(5)	0	0	0	0	(78,434)	(78,434)	(66,787)	(66,787)	(6,509)	(66,547)	(3,449)	(35,464)
Other Classes	0	0	0	0	0	0	0	0	(527,321)	(527,321)	(922,970)	(922,970)	(8,087)	(81,897)	(7,567)	(77,449)

Net increase (decrease) resulting from Fund share transactions	28	$182	666	$6,959	29,208	$308,761	27,251	$282,481	12,437	$12,433	162,395	$162,395	(1,910)	$(19,632)	19,810	$203,129

	Real Return Fund II				Short Duration Municipal Income Fund				Short-Term Fund				StocksPLUS Fund
	Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Receipts for shares sold
Institutional Class	2,235	$24,272	150	$1,588	2,582	$26,191	6,557	$66,983	195,051	$1,960,057	192,819	$1,925,237	14,216	$126,330	14,680	$117,741
Administrative Class	0	0	0	30	1,088	11,050	70	711	19,394	195,046	21,284	212,385	37,622	320,133	14,789	118,398
Other Classes	0	0	0	0	18,286	185,528	35,053	357,904	79,368	797,474	141,141	1,408,571	6,007	51,313	13,021	102,870

Issued as reinvestment of distributions
Institutional Class	37	410	122	1,283	70	714	142	1,448	1,686	16,942	3,813	38,058	712	6,597	605	4,772
Administrative Class	0	0	0	0	1	7	0	4	266	2,672	830	8,281	720	6,524	239	1,848
Other Classes	0	0	0	0	173	1,764	219	2,226	764	7,674	2,445	24,399	424	3,810	477	3,658

Cost of shares redeemed
Institutional Class	(16)	(172)	(101)	(1,095)	(2,098)	(21,277)	(2,305)	(23,503)	(115,388)	(1,159,470)	(130,592)	(1,302,537)	(10,619)	(93,205)	(13,137)	(106,319)
Administrative Class	0	0	0	0	(601)	(6,104)	0	0	(5,977)	(60,014)	(25,389)	(252,969)	(7,894)	(67,907)	(6,694)	(51,956)
Other Classes	0	0	0	0	(12,740)	(129,160)	(9,471)	(96,593)	(64,590)	(648,977)	(104,820)	(1,045,137)	(6,298)	(53,254)	(21,890)	(176,162)

Net increase resulting from fund share transactions	2,256	$24,510	171	$1,776	6,761	$68,713	30,265	$309,180	110,574	$1,111,404	101,531	$1,016,288	34,890	$300,341	2,090	$14,850

9.30.03 I PIMCO Funds Semi-Annual Report	177

Notes to Financial Statements (Cont.)

September 30, 2003 (Unaudited)

6. Shares of Beneficial Interest (Cont.)

The Trust may issue an unlimited number of shares of beneficial interest with a $.0001 par value. Changes in shares of beneficial interest were as follows (shares and amounts in thousands):

	StocksPLUS Short Strategy Fund		StocksPLUS Total Return Fund				Strategic Balanced Fund
	Period from 07/23/2003 to 09/30/2003		Six Months Ended 09/30/2003		Period from 06/28/2002 to 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Receipts for shares sold
Institutional Class	263	$2,629	7,898	$85,227	1,326	$12,519	205	$2,137	293	$2,790
Administrative Class	0	0	0	0	0	0	218	2,087	373	3,440
Other Classes	0	0	137	1,510	0	0	0	0	947	8,942

Issued as reinvestment of distributions
Institutional Class	0	2	8	91	4	37	128	1,283	104	959
Administrative Class	0	0	0	0	0	0	24	236	6	54
Other Classes	0	0	0	0	0	0	0	0	56	514

Cost of shares redeemed
Institutional Class	0	0	(2,414)	(25,785)	(870)	(8,087)	(602)	(5,962)	(308)	(2,920)
Administrative Class	0	0	0	0	0	0	(120)	(1,208)	(83)	(771)
Other Classes	0	0	(3)	(38)	0	0	0	0	(3,785)	(34,623)

Net increase resulting from Fund share transactions	263	$2,631	5,626	$61,005	460	$4,469	(147)	$(1,427)	(2,397)	$(21,615)

	Total Return Fund II				Total Return Fund III				Total Return Mortgage Fund
	Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003		Six Months Ended 09/30/2003		Year Ended 03/31/2003
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Receipts for shares sold
Institutional Class	38,518	$400,725	97,816	$1,016,256	27,907	$267,679	28,214	$265,683	1,642	$17,718	7,733	$83,163
Administrative Class	2,286	23,845	7,011	72,989	226	2,186	416	3,950	6	68	549	5,890
Other Classes	0	0	0	0	0	0	0	0	6,179	66,466	22,034	236,892

Issued as reinvestment of distributions
Institutional Class	2,516	26,200	13,778	141,564	1,558	15,014	7,096	66,560	83	888	200	2,139
Administrative Class	165	1,720	904	9,282	7	68	12	113	16	174	43	465
Other Classes	0	0	0	0	0	0	0	0	173	1,852	550	5,892

Cost of shares redeemed
Institutional Class	(35,289)	(367,388)	(76,439)	(792,792)	(11,776)	(114,240)	(24,077)	(227,376)	(2,000)	(21,505)	(3,445)	(37,081)
Administrative Class	(3,643)	(37,943)	(6,009)	(62,223)	(226)	(2,174)	(70)	(662)	(42)	(456)	(23)	(246)
Other Classes	0	0	0	0	0	0	0	0	(8,426)	(90,248)	(7,613)	(82,084)

Net increase (decrease) resulting from Fund share transactions	4,553	$47,159	37,061	$385,076	17,696	$168,533	11,591	$108,268	(2,369)	$(25,043)	20,028	$215,030

178	PIMCO Funds Semi-Annual Report I 9.30.03

7. Transactions in Written Call and Put Options

Transactions in written call and put options were as follows (amounts in thousands):

	California Intermediate Municipal Bond Fund	California Municipal Bond Fund	Commodity- RealReturn Strategy Fund	Foreign Bond Fund	Global Bond Fund	Global Bond Fund II	GNMA Fund
	Premium
Balance at 03/31/2003	$0	$0	$0	$8,159	$3,218	$695	$0
Sales	445	57	88	3,572	926	482	1,069
Closing Buys	(248)	(8)	0	(1,974)	(940)	(182)	(724)
Expirations	(46)	(25)	(88)	(803)	(250)	(126)	0

Balance at 09/30/2003	$151	$24	$0	$8,954	$2,954	$869	$345

	High Yield Fund	Investment Grade Corporate Fund	Long Term U.S. Government Fund	Low Duration Fund	Low Duration Fund II	Low Duration Fund III	Moderate Duration Fund	Municipal Bond Fund
	Premium
Balance at 03/31/2003	$17,926	$26	$3,297	$8,191	$529	$45	$925	$0
Sales	8,621	21	5,517	1,437	153	12	132	1,558
Closing Buys	(6,826)	(36)	(2,559)	(3,195)	(495)	(9)	(572)	(201)
Expirations	(2,580)	0	(1,817)	(449)	(44)	(30)	(485)	(871)

Balance at 09/30/2003	$17,141	$11	$4,438	$5,984	$143	$18	$0	$486

	New York Municipal Bond Fund	Real Return Asset Fund	Real Return Fund	Real Return Fund II	Short Duration Municipal Income Fund	Short-Term Fund
	Premium
Balance at 03/31/2003	$0	$0	$2,603	$0	$0	$12,486
Sales	86	44	6,525	5	1,876	0
Closing Buys	(18)	0	0	0	(823)	(1,053)
Expirations	(46)	(44)	(7,701)	(5)	(79)	(1,888)
Exercised	0	0	0	0	0	0

Balance at 09/30/2003	$22	$0	$1,427	$0	$974	$9,545

	StocksPLUS Fund	StocksPLUS Total Return Fund	Total Return Fund II	Total Return Fund III	Total Return Mortgage Fund
	Premium
Balance at 03/31/2003	$354	$4	$6,655	$3,117	$0
Sales	758	29	4,883	2,372	797
Closing Buys	0	(11)	(668)	(1,117)	(412)
Expirations	(730)	(20)	(4,431)	(1,270)	0
Exercised	0	0	0	0	0

Balance at 09/30/2003	$382	$2	$6,439	$3,102	$385

9.30.03 I PIMCO Funds Semi-Annual Report	179

8. Risk Factors of the Fund

Investing in the Underlying Funds through the All Asset and Strategic Balanced Funds involves certain additional expenses and tax results that would not be present in a direct investment in the Underlying Funds. Under certain circumstances, an Underlying Fund may pay a redemption request by the All Asset and Strategic Balanced Funds wholly or partly by a distribution in kind of securities from its portfolio, instead of cash, in accordance with the rules of the Securities and Exchange Commission. In such cases, the Fund may hold securities distributed by an Underlying Fund until the Adviser determines that it is appropriate to dispose of such securities.

Each of the Underlying Funds may invest in certain specified derivative securities, including: interest rate swaps, caps and floors for hedging purposes; exchange-traded options; over-the-counter options executed with primary dealers, including long calls and puts and covered calls and financial futures and options. Certain of the Underlying Funds may invest in restricted securities; instruments issued by trusts, partnerships or other issuers, including pass-through certificates representing participations in, or debt instruments backed by, the securities owned by such issuers. These Underlying Funds also may engage in securities lending, reverse repurchase agreements and dollar roll transactions. In addition, certain of the Underlying Funds may invest in below-investment grade debt, debt obligations of foreign issuers and stocks of foreign corporations, securities in foreign investment funds or trusts, foreign derivative securities including futures contracts, options, interest rate and currency swap transactions, and various other investment vehicles, each with inherent risks.

The officers and directors of the Trust also serve as officers and directors/trustees of the Underlying Funds. Conflicts may arise as these companies seek to fulfill their fiduciary responsibilities to both the Fund and Underlying Funds.

180	PIMCO Funds Semi-Annual Report I 9.30.03

Trustees and Officers

Brent R. Harris, Chairman and Trustee

R. Wesley Burns, President and Trustee

E. Philip Cannon, Trustee

Vern O. Curtis, Trustee

J. Michael Hagan, Trustee

William J. Popejoy, Trustee

Garlin G. Flynn, Secretary

John P. Hardaway, Treasurer

Investment Adviser and Administrator

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, CA 92660

Distributor

PIMCO Advisors Distributors LLC

840 Newport Center Drive

Newport Beach, CA 92660

Custodian

State Street Bank & Trust Company

801 Pennsylvania

Kansas City, MO 64105

Transfer Agent

Boston Financial Data Services-Midwest (formerly “National Financial Data Services”)

330 W. 9th Street, 5th Floor

Kansas City, MO 64105

Legal Counsel

Dechert LLP

1775 I Street, N.W.

Washington, D.C. 20006

Independent Auditors

PricewaterhouseCoopers LLP

1055 Broadway

Kansas City, MO 64105

This report is submitted for the general information of the shareholders of the PIMCO Funds. It is not authorized for distribution to prospective investors unless accompanied or preceded by an effective prospectus for the PIMCO Funds, which contains information covering its investment policies as well as other pertinent information.

840 Newport Center Drive

Newport Beach, CA 92660

15-21331-03